FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-129844

THE DATE OF THIS FREE WRITING PROSPECTUS IS FEBRUARY 8, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C1
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class X-CP and Class X-W

Approximate Total Principal Balance at Initial Issuance: $3,457,895,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated February 6, 2007. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in March 2007. The table on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C1 certificates. That same table on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2007-C1 certificates.

You should fully consider the risk factors beginning on page 50 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Global Asset Management (US) Inc. and Wachovia Capital Markets, LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, UBS Global Asset Management (US) Inc. is acting as co-lead manager and Wachovia Capital Markets, LLC is acting as co-manager.

UBS GLOBAL ASSET MANAGEMENT	LEHMAN BROTHERS
Co-Lead Manager	Co-Lead Manager

WACHOVIA SECURITIES
Co-Manager

LB-UBS Commercial Mortgage Trust 2007-C1

Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Nebraska
1 property
$9,243,000
0.2% of total
Iowa
4 properties
$40,373,928
1.1% of total
Illinois
13 properties
$88,116,955
2.4% of total
Minnesota
6 properties
$7,797,827
0.2% of total
Wisconsin
11 properties
$19,589,361
0.5% of total
Indiana
19 properties
$36,825,330
1.0% of total
Michigan
9 properties
$25,653,534
0.7% of total
Pennsylvania
12 properties
$46,069,917
1.2% of total
New York
15 properties
$705,756,737
19.0% of total
Washington
12 properties
$38,648,592
1.0% of total
Oregon
1 property
$13,500,000
0.4% of total
Idaho
2 properties
$2,088,853
0.1% of total
Nevada
4 properties
$61,500,000
1.7% of total
California
32 properties
$638,264,867
17.2% of total
Utah
1 property
$20,000,000
0.5% of total
Colorado
5 properties
$16,900,000
0.5% of total
Kansas
1 property
$11,203,000
0.3% of total
Texas
31 properties
$319,439,704
8.6% of total
Missouri
4 properties
$18,741,730
0.5% of total
Mississippi
2 properties
$13,410,000
0.4% of total
Tennessee
5 properties
$24,045,000
0.6% of total
Alabama
2 properties
$26,450,000
0.7% of total
Kentucky
20 properties
$54,539,718
1.5% of total
Ohio
16 properties
$69,741,175
1.9% of total
West Virginia
1 property
$2,112,734
0.1% of total
Massachusetts
2 properties
$365,796,957
9.9% of total
Connecticut
1 property
$20,000,000
0.5% of total
Rhode Island
2 properties
$34,000,000
0.9% of total
New Jersey
1 property
$3,100,000
0.1% of total
Delaware
1 property
$2,373,841
0.1% of total
Maryland
6 properties
$177,027,879
4.8% of total
District of Columbia
3 properties
$402,912,500
10.9% of total
Virginia
4 properties
$102,512,500
2.8% of total
North Carolina
1 property
$4,300,000
0.1% of total
South Carolina
2 properties
$8,021,501
0.2% of total
Georgia
4 properties
$16,405,304
0.4% of total
Florida
19 properties
$266,714,390
7.2% of total
Distribution of Property Types(1)
Hotel 1.3%
Mixed Use 0.6%
Industrial / Warehouse 2.8%
Self Storage 0.4%
Healthcare 3.4%
Multifamily(2) 22.9%
Office 45.7%
Retail 23.0%
>10.0% of Initial Mortgage Pool Balance
5.0 - 10.0% of Initial Mortgage Pool Balance
1.0 - 5.0% of Initial Mortgage Pool Balance
<1.0% of Initial Mortgage Pool Balance

(2) Multifamily Component includes Mobile Home Park properties representing 2.2% of the Initial Mortgage Pool Balance.

State Street Building, Boston, MA

Westfield San Francisco Emporium, San Francisco, CA

International Square, Washington, DC

1745 Broadway, New York, NY

Tishman Speyer DC Portfolio I, Various

Bethany Maryland Portfolio, Various, MD

Extendicare Portfolio, Various

1166 Avenue of the Americas, New York, NY

Bethany Houston Portfolio, Various, TX

Lembi Portfolio, San Francisco, CA

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
Introduction to the Transaction	7
Relevant Parties	12
Summary of Transaction Parties	17
Relevant Dates and Periods	18
Description of the Offered Certificates	20
The Underlying Mortgage Loans and the Mortgaged Real Properties	33
Legal and Investment Considerations	47
RISK FACTORS	50
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	50
The Offered Certificates Have Uncertain Yields to Maturity	50
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	51
The Interests of the Series 2007-C1 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	52
The Interests of the Holders of the Class BMP Certificates May Be in Conflict with the Interests of the Offered Certificateholders	52
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	53
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	54
Risks Associated with Condominium Ownership	55
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	55
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	55
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail, Multifamily and Healthcare	56
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	56
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, California and the District of Columbia and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of—Massachusetts, Texas and Florida	57
Of the 15 Mortgaged Real Properties Located in the State of New York, Four (4) of Those Properties, Representing 15.8% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	57
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	57
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	58
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	58
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	58
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	59
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	60
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	60
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	61
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	61
Tenancies in Common May Hinder Recovery	62
Operating or Master Leases May Hinder Recovery	63
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	63
Lending on Income-Producing Real Properties Entails Environmental Risks	63
Lending on Income-Producing Properties Entails Risks Related to Property Condition	67
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	68
With Respect to six (6) Mortgage Loans (Including Four (4) of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C1 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	69
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	69
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	70
Investors May Want to Consider Prior Bankruptcies	70
Litigation May Adversely Affect Property Performance	71
Risks Related to the Extendicare Portfolio Mortgage Loan	71
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	72
FORWARD-LOOKING STATEMENTS	72
DESCRIPTION OF THE MORTGAGE POOL	73
General	73
The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan	75

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus delivered prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to ‘‘prospectus supplement’’ should be read as references to this offering prospectus.

The Annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Global Asset Management (US) Inc., Wachovia Capital Markets, LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject

Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C1 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C1 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C1 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C1 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C1 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C1 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus.

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(4)(6)	Approx. % Total Credit Support at Initial Issuance(5)(6)		Pass-Through Rate Description	Initial Pass-Through Rate	Weighted Average Life (Years)	Principal Window	Ratings S&P/Fitch
Offered Certificates
A-1	$62,000,000		1.7%	30.000	%(7)	TBD(8)	%	2.73	03/07-11/11	AAA/AAA
A-2	$211,000,000		5.7%	30.000	%(7)	TBD(8)	%	4.78	11/11-01/12	AAA/AAA
A-3	$225,000,000		6.1%	30.000	%(7)	TBD(8)	%	6.88	12/13-01/14	AAA/AAA
A-AB	$95,000,000		2.6%	30.000	%(7)	TBD(8)	%	7.32	01/12-08/16	AAA/AAA
A-4	$1,156,051,000		31.1%	30.000	%(7)	TBD(8)	%	9.84	08/16-01/17	AAA/AAA
A-1A	$850,172,000		22.9%	30.000	%(7)	TBD(8)	%	7.05	03/07-01/17	AAA/AAA
A-M	$371,318,000		10.0%	20.000%		TBD(8)	%	9.88	01/17-01/17	AAA/AAA
A-J	$315,620,000		8.5%	11.500%		TBD(8)	%	9.88	01/17-01/17	AAA/AAA
B	$27,849,000		0.8%	10.750%		TBD(8)	%	9.88	01/17-01/17	AA+/AA+
C	$55,697,000		1.5%	9.250%		TBD(8)	%	9.88	01/17-01/17	AA/AA
D	$37,132,000		1.0%	8.250%		TBD(8)	%	9.88	01/17-01/17	AA−/AA−
E	$18,566,000		0.5%	7.750%		TBD(8)	%	9.88	01/17-01/17	A+/A+
F	$32,490,000		0.9%	6.875%		TBD(8)	%	9.88	01/17-01/17	A/A
X-CP	$1,723,844,500	(3)	N/A	N/A		Variable IO(9)	%(12)	N/A	N/A	AAA/AAA
X-W	$1,856,588,417	(3)	N/A	N/A		Variable IO(9)	%(12)	N/A	N/A	AAA/AAA
Non-Offered Certificates(1)
X-CL	$1,856,588,417	(3)	N/A	N/A		Variable IO(9)	%(12)	N/A	N/A	N/A
G	$32,491,000		0.9%	N/A		TBD(8)	%	N/A	N/A	N/A
H	$41,773,000		1.1%	N/A		TBD(8)	%	N/A	N/A	N/A
J	$41,773,000		1.1%	N/A		TBD(8)	%	N/A	N/A	N/A
K	$51,056,000		1.4%	N/A		TBD(8)	%	N/A	N/A	N/A
L	$9,283,000		0.3%	N/A		Fixed(10)	%	N/A	N/A	N/A
M	$9,283,000		0.3%	N/A		Fixed(10)	%	N/A	N/A	N/A
N	$9,283,000		0.3%	N/A		Fixed(10)	%	N/A	N/A	N/A
P	$4,642,000		0.1%	N/A		Fixed(10)	%	N/A	N/A	N/A
Q	$9,283,000		0.3%	N/A		Fixed(10)	%	N/A	N/A	N/A
S	$9,283,000		0.3%	N/A		Fixed(10)	%	N/A	N/A	N/A
T	$37,131,833		1.0%	N/A		Fixed(10)	%	N/A	N/A	N/A
BMP (2)	$33,457,011		N/A	N/A		Fixed(11)	%	N/A	N/A	N/A

(1)	Not offered by this offering prospectus. The non-offered classes of the series 2007-C1 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC. The series 2007-C1 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.

(2)	The class BMP certificates will represent interests solely in a component of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as the Bethany Maryland Portfolio. The Bethany Maryland Portfolio underlying mortgage loan consists of two loan components that are sometimes referred to in this offering prospectus as the Bethany Maryland Portfolio senior loan component and the Bethany Maryland Portfolio junior loan component. The Bethany Maryland Portfolio junior loan component will be represented by the class BMP certificates. The Bethany Maryland Portfolio senior loan component will be pooled with the other underlying mortgage loans to back the other classes of the series 2007-C1 certificates.

(3)	Notional amount.

(4)	The initial mortgage pool balance will be approximately $3,713,176,835. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, just of the senior loan component) as of February 12, 2007, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

(5)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction —Total Credit Support at Initial Issuance’’ below in this offering prospectus.

(6)	The approximate percentage of initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table above does not take into account the principal balances of (a) the class BMP certificates or (b) the Bethany Maryland Portfolio junior loan component.

(7)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(8)	To be determined. The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, just on the senior loan component thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis; (c) the lesser of (i) a specified fixed pass-through rate and (ii) the rate described in clause (b) above; or (d) the rate described in clause (b) above minus a specified percentage for the subject class. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(9)	The pass-through rates for the class X-CL, X-CP and X-W certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2007-C1 certificates outstanding immediately prior to the related distribution date, except that the class X-CP certificates will cease to accrue interest following the interest accrual period that ends in . See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(10)	In general, the pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, just on the senior loan component thereof) is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C1 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(11)	The annual rate at which interest accrues on the class BMP certificates will be fixed at the rate per annum specified in the table above as the intial pass-through rate for that class. However, as and to the extent described under

‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus, the Bethany Maryland Portfolio underlying mortgage loan permits the related borrower, under certain circumstances, to pay less than the full amount of monthly interest accrued on the junior loan component of that mortgage loan, with the unpaid interest to be added to the principal balance of the junior loan component of that mortgage loan and thereafter itself to accrue interest. As described under ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus, such capitalized interest will be allocated to the class BMP certificates in reduction of the current accrued interest payable thereon, with a corresponding increase in the total principal balance of the class BMP certificates. Accordingly, the pay rate for the class BMP certificates may be variable. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(12)	Approximate.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C1 certificates will be a pooling and servicing agreement to be dated as of February 12, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with two material exceptions) and other assets that back the series 2007-C1 certificates. The underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as the Extendicare Portfolio, which represents 3.4% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Four Times Square, which represents 2.2% of the initial mortgage pool balance, are not being serviced under the series 2007-C1 pooling and servicing agreement. The Extendicare Portfolio underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two (2) other Extendicare Portfolio mortgage loan(s). The Four Times Square underlying mortgage loan is part of a loan combination that also includes three (3) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to a separate servicing agreement that relates solely to that loan combination. The Extendicare Portfolio underlying mortgage loan and the Four Times Square underlying mortgage loan are sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loans.

The parties to the series 2007-C1 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C1 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C1 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C1 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and BMP certificates will be the series 2007-C1 certificates with principal balances and are sometimes referred to as the series 2007-C1 principal balance certificates.

The table on page 7 of this offering prospectus identifies for each class of series 2007-C1 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C1 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of the class BMP certificates, the actual size of the Bethany Maryland Portfolio junior loan component. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2007-C1 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal % of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this offering prospectus; (b) initially equal % of the sum of (i) the lesser of $ and the total principal balance of the class certificates, (ii) the lesser of $ and the total principal balance of the class certificates, and (iii) the total principal balance of the class , , , , , , , , , , and certificates; (c) decline over time; and (d) equal $0 following the distribution date in . The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller.

The total notional amount of the class X-W certificates will equal % of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-W certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The series 2007-C1 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C1 certificates, other than the series 2007-C1 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

Without regard to the class BMP certificates, which are discussed below in this ‘‘—Total Credit Support at Initial Issuance’’ subsection:

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W certificates will be the most senior of the series 2007-C1 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2007-C1 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2007-C1 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP and X-W certificates, through the subordination of other classes of the series 2007-C1 principal balance certificates, exclusive of the class BMP certificates. In the case of each class of the offered certificates, exclusive of the class X-CP and X-W certificates, the credit support shown in the table on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C1 principal balance certificates, other than the class BMP certificates, that are subordinate to the indicated class.

The class BMP certificates represent interests solely in the Bethany Maryland Portfolio junior loan component. Accordingly, the class BMP certificates will provide credit support with respect to losses on, and default-related and other unanticipated expenses related to, the Bethany Maryland Portfolio underlying mortgage loan solely to the extent of the junior loan component of that underlying mortgage loan and any payments (or advances in lieu thereof) and other collections on the Bethany Maryland Portfolio underlying mortgage loan that would otherwise be allocable to the junior loan component thereof. See ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

The series 2007-C1 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C1 certificates.

C. Pass-Through Rate	Each class of the series 2007-C1 certificates, other than the series 2007-C1 REMIC residual certificates, will bear interest. The table on page 7 of this offering prospectus provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2007-C1 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C1 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C1 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C1 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table beginning on page 7 of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges or default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2007-C1 will be the issuing entity for the series 2007-C1 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C1 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2007-C1 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Investments Inc. is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of Lehman Brothers Holdings Inc., UBS Real Estate Investments Inc. and Wachovia Bank, National Association will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2007-C1 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C1 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C1 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Four Times Square Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C1 certificateholders as described under ‘‘Transaction Participants— The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Four Times Square Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants— The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Initial Special Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as the initial special servicer for the mortgage pool, except as otherwise described under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Four Times Square Mortgagee of Record, Master Servicer and Special Servicer’’ below. Midland Loan Services, Inc. is an affiliate of a company that is the external manager of an entity that may be the initial controlling class representative. See ‘‘Transaction Participants—the Servicers—The Initial Special Servicer’’ in this offering prospectus.

Non-Trust Mortgage Loan Noteholders	The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as State Street Building, Westfield San Francisco Emporium, Extendicare Portfolio, Bethany Houston Portfolio, Four Times Square and Bethany Austin Portfolio, respectively, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. Only one of the mortgage loans in any particular loan combination will be transferred to the issuing entity. The remaining mortgage loan(s) in each of those loan combinations will not be included in the trust. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this offering prospectus as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer	The entire Extendicare Portfolio loan combination (including the Extendicare Portfolio underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C1 certificates, will continue to be—serviced and administered pursuant to the series 2006-C7 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C1 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2006-C7 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire Extendicare Portfolio loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2006-C7 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Extendicare Portfolio loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2006-C7 pooling and servicing agreement; and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2006-C7 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Extendicare Portfolio loan combination, subject to resignation or replacement pursuant to the terms of the series 2006-C7 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2006-C7 certificates.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C1 pooling and servicing agreement unless the context clearly indicates otherwise.

Four Times Square Mortgagee of Record, Master Servicer and Special Servicer	The entire Four Times Square loan combination (including the Four Times Square underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C1 certificates, will continue to be—serviced and administered pursuant to the series 2006-4TS trust and servicing agreement relating to the Four Times Square Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-4TS, which provides for servicing arrangements solely in respect of the Four Times Square loan combination. In that regard—

•	LaSalle Bank National Association, a national banking association, is the trustee under the series 2006-4TS trust and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire Four Times Square loan combination pursuant to an assignment out for recordation;

•	Wachovia Bank, National Association is the master servicer under the series 2006-4TS trust and servicing agreement and will, in that capacity, be the initial master servicer for the entire Four Times Square loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2006-4TS trust and servicing agreement; and

•	Wachovia Bank, National Association is the special servicer under the series 2006-4TS trust and servicing agreement and will, in that capacity, be the initial special servicer for the entire Four Times Square loan combination, subject to resignation or replacement pursuant to the terms of the series 2006-4TS trust and servicing agreement, including replacement, without cause, by certain of the certificateholders under the 2006-4TS trust and servicing agreement.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C1 pooling and servicing agreement unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C1 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C1 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C1 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C1 certificateholders will be the holders of a non-offered class of series 2007-C1 certificates.

The Class BMP Representative	The class BMP representative will, in general, be designated by the holders or beneficial owners of certificates representing a majority interest in the class BMP certificates. The class BMP representative will have certain rights and powers under the series 2007-C1 pooling and servicing agreement with respect to the Bethany Maryland Portfolio underlying mortgage loan, as described under ‘‘Risk Factors—The Interests of the Holders of the Class BMP Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	The cut-off date for the mortgage loans that we intend to include in the trust is February 12, 2007. All payments and collections received on each underlying mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about February 27, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in March 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-C1 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

The related mortgage loan seller will supplement, with two (2) days’ additional interest, the 28 days of interest due from the related borrower in March 2007 on each of the underlying mortgage loans that accrue interest on the basis of the actual number of days elapsed during each related loan-level interest accrual period in a year assumed to consist of 360 days (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, on just the senior loan component thereof). For purposes of determining distributions on the series 2007-C1 certificates, each of those supplemental payments should be considered a payment by the related borrower. The aggregate amount of the supplemental payments contributed by the mortgage loan sellers in accordance with the second preceding sentence will be $1,220,350.46.

Rated Final Distribution Date	The rated final distribution dates for the respective classes of the offered certificates with principal balances are as follows:

•	for the class A-1, A-2, A-3 and A-AB certificates, the distribution date in; and

•	for the class A-4, A-1A, A-M, A-J, B, C, D, E and F certificates, the distribution date in.

See ‘‘Ratings’’ in this offering prospectus.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that no borrower prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1
A-2
A-3
A-AB
A-4
A-1A
A-M
A-J
B
C
D
E
F
X-CP
X-W

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL, X-CP and X-W certificates, principal to the following classes of series 2007-C1 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the Bethany Maryland Portfolio junior loan component will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C1 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W classes is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C1 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP and X-W certificates and the series 2007-C1 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

As described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ and ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus, the class BMP certificates will represent a right to receive, out of payments (or advances in lieu thereof) and other collections on the Bethany Maryland Portfolio underlying mortgage loan that are allocated on a subordinated basis to the junior loan component thereof, monthly payments of: (a) interest at the pass-through rate for the class BMP certificates (exclusive of any capitalized interest on the Bethany Maryland Portfolio junior loan component for the applicable collection period allocable to those certificates); and (b) either a pro rata share (generally based on the relative sizes of the senior loan component and junior loan component of the Bethany Maryland Portfolio underlying mortgage loan, without regard to capitalized interest on the junior loan component) of—or, under certain default, casualty or condemnation scenarios, following payment in full of the balance of the Bethany Maryland Portfolio senior loan component, any remaining portion of—any and all payments and other collections of principal of the Bethany Maryland Portfolio underlying mortgage loan received during the applicable collection period.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park; and

•	a loan group 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties.

Loan group 1 will contain a total of 105 underlying mortgage loans that represent 77.1% of the initial mortgage pool balance, and loan group 2 will contain a total of 40 underlying mortgage loans that represent 22.9% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘— Payments—Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2007-C1 certificates—other than the series 2007-C1 REMIC residual certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C1 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C1 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, solely in the case of the class BMP certificates, based upon the actual number of calendar days comprising that interest accrual period in a 360-day year).

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C1 certificates, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X-CP, X-CL and X-W certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C1 certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and/or X-W classes, then payments of interest will be made on those classes of series 2007-C1 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan or to the Bethany Maryland Portfolio junior loan component.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C1 certificates, including the offered certificates, but excluding the class BMP certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that any such resulting interest shortfall that is attributable to a prepayment of the Bethany Maryland Portfolio junior loan component would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the class BMP certificates.

In addition, with respect to the Bethany Maryland Portfolio junior loan component, full monthly payments of accrued interest are not required to be made under certain circumstances. To the extent that any accrued interest is not required to be paid on the Bethany Maryland Portfolio junior loan component in accordance with the loan documents, the amount thereof will be added to the principal balance of such junior loan component and will thereafter itself accrue interest at the interest rate in effect for the Bethany Maryland Portfolio junior loan component. See ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus. On each distribution date, any such capitalized interest amounts applied to the Bethany Maryland Portfolio junior loan component on the related due date will be allocated to reduce the current interest payable on, and to increase the total principal balance of, the class BMP certificates.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP and X-W certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates), in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP and X-W certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP and X-W certificates) is reduced to zero;

•	no payments of principal with respect to loan group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	no payments of principal with respect to loan group 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates on any given distribution date until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group 2;

•	on any given distribution date, beginning with the distribution date in, the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this offering prospectus before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, on the senior loan component thereof only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, on the senior loan component thereof only) that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2007-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2007-C1 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, no amounts collected with respect to the Bethany Maryland Portfolio underlying mortgage loan and otherwise distributable with respect to the class BMP certificates may be applied to reimburse or pay interest on advances, or to pay other unanticipated trust fund expenses, with respect to any underlying mortgage loan other than the Bethany Maryland Portfolio underlying mortgage loan.

On any distribution date, as described under ‘‘Description of the Mortgage Pool —The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ and ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus, the class BMP certificates will represent, with respect to the Bethany Maryland Portfolio underlying mortgage loan, a right to receive either a pro rata share (generally based on the relative sizes of the senior loan component and junior loan component of the Bethany Maryland Portfolio underlying mortgage loan, without regard to capitalized interest on the junior loan component) of—or, under certain default, casualty or condemnation scenarios, following payment in full of the principal balance of the Bethany Maryland Portfolio senior loan component, any remaining portion of—any and all payments and other collections of principal on the Bethany Maryland Portfolio underlying mortgage loan received during the related collection period. See ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

The class X-CL, X-CP and X-W certificates and the series 2007-C1 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ ‘‘—Payments—Priority of Payments’’ and ‘‘—Payments—Payments on the Class BMP Certificates’’ in this offering prospectus.

E.	Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be made among those classes of series 2007-C1 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance (including the Bethany Maryland Portfolio junior loan component) is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C1 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to the Bethany Maryland Portfolio underlying mortgage loan that is allocable to the junior loan component thereof), then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates—Payments— Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates;

•	the holders of the class X-W certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

If any prepayment consideration is collected during any particular collection period with respect to the Bethany Maryland Portfolio underlying mortgage loan, primarily as a result of a default and liquidation, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the senior loan component and the junior loan component on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such component. The portion of any prepayment consideration allocable to the Bethany Maryland Portfolio junior loan component will be distributed to the applicable holders of the class BMP certificates.

Fees and Expenses	The amounts available for distribution on the series 2007-C1 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any serviced loan combination-specific custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Master Servicing Fee/ Applicable Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Extendicare Portfolio underlying mortgage loan and the Four Times Square underlying mortgage loan, an interest strip that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (4)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Special Servicing Fee/ Applicable Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Extendicare Portfolio underlying mortgage loan and the Four Times Square underlying mortgage loan, an amount that, for any one-month period, will equal one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2007-C1 pooling and servicing agreement; except that, in the case of the Four Times Square underlying mortgage loan, the liquidation fee is calculated at a liquidation fee rate of 0.05% and the workout fee is calculated at a workout fee rate of 0.05%.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the non-trust mortgage loans.	Monthly
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (6)	Monthly

Type / Recipient (1)	Amount	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances (7)(9)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance (8)(9)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances (7)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance (8)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C1 pooling and servicing agreement (10)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2007-C1 pooling and servicing agreement. (11)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C1 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate payable under the series 2007-C1 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum. The master servicing fee rate payable under the series 2007-C1 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.08% per annum. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Master Servicing Compensation’’ in this offering prospectus.

(3)	The outside master servicing fee rate for the Extendicare Portfolio underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Extendicare Portfolio underlying mortgage loan will equal 0.25% per annum. The outside master servicing fee rate for the Four Times Square underlying mortgage loan will equal 0.005% per annum and the outside special servicing fee rate for the Four Times Square underlying mortgage loan will equal 0.05% per annum.

(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.25% per annum. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses— Principal Special Servicing Compensation—The Special Servicing Fee’’ in this offering prospectus.

(5)	Allocable between the master servicer and the special servicer as provided in the series 2007-C1 pooling and servicing agreement.

(6)	The trustee fee rate will equal 0.00054% per annum, as described in this offering prospectus under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Trustee Compensation.’’

(7)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(9)	In the case of a loan combination serviced under the series 2007-C1 pooling and servicing agreement, payable out of collections thereon.

(10)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C1 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C1 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C1 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C1 pooling and servicing agreement, or allocable overhead.

(11)	To the extent related to the Extendicare Portfolio loan combination or the Four Times Square loan combination, payable out of collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C1 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the Bethany Maryland Portfolio junior loan component, may fall below the total principal balance of the series 2007-C1 principal balance certificates, exclusive of the class BMP certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C1 certificates on any distribution date, the total principal balances of the following classes of series 2007-C1 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata by total principal balance

Notwithstanding the foregoing, as and to the extent described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus, losses on and/or default related or other unanticipated trust fund expenses with respect to the Bethany Maryland Portfolio underlying mortgage loan—but only insofar as they result in a loss or permanent shortfall of principal with respect to the junior loan component thereof—will first be allocated to reduce the total principal balance of the class BMP certificates, in each case, prior to being allocated to reduce the total principal balance of any class in the foregoing table.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C1 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2007-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the Bethany Maryland Portfolio junior loan component, is less than 1.0% of the initial total principal balance of the series 2007-C1 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C1 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C1 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C1 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C1 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan group 1 will consist of 105 mortgage loans, with an initial loan group 1 balance of $2,863,004,774, representing approximately 77.1% of the initial mortgage pool balance.

Loan group 2 will consist of all of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 40 mortgage loans, with an initial loan group 2 balance of $850,172,061, representing approximately 22.9% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the Bethany Maryland Portfolio junior loan component), references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2 (exclusive of the Bethany Maryland Portfolio junior loan component). We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, the cut-off date principal balance of the senior loan component thereof) on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the senior loan component thereof only.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the senior loan component thereof only.

•	Unless specifically indicated otherwise, all statistical information with respect to the Bethany Maryland Portfolio underlying mortgage loan, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the Bethany Maryland Portfolio senior loan component, as if the Bethany Maryland Portfolio junior loan component is a separate subordinated mortgage loan that is not included in the trust.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated in the following manner:

1.	with respect to each of the State Street Building underlying mortgage loan, the Extendicare Portfolio underlying mortgage loan and the Four

Times Square underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan(s) in the subject loan combination; and

2.	with respect to the Westfield San Francisco Emporium underlying mortgage loan, the Bethany Houston Portfolio underlying mortgage loan, the Four Times Square underlying mortgage loan and the Bethany Austin Portfolio underlying mortgage loan, without regard to the corresponding subordinate non-trust mortgage loan(s) in the subject loan combination.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The State Street Building Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Westfield San Francisco Emporium Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loans’’ and ‘‘—Significant Underlying Mortgage Loans —The Bethany Houston Portfolio Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

•	The series 2007-C1 securitization transaction will include an underlying mortgage loan with an aggregate debt in the amount of $340,000,000 as of the cut-off date, which aggregate debt is (a) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1745 Broadway and (b) evidenced by four (4) separate promissory notes— two (2) in the aggregate current principal amount of $255,000,000 that will be contributed to the securitization by Lehman Brothers Holdings Inc., and two (2) in the aggregate current principal amount of $85,000,000 that will be contributed to the securitization by Wachovia Bank, National Association. Notwithstanding that it is evidenced by four (4) mortgage notes, such aggregate debt is treated in this offering prospectus as a single underlying mortgage loan unless the context indicates otherwise.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this offering prospectus.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Fitch that six (6) of the mortgage loans that we intend to include in the trust, representing 27.6% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Four (4) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

The Bethany Maryland Portfolio Mortgage Loan	The Bethany Maryland Portfolio underlying mortgage loan consists of two loan components that are sometimes referred to in this offering prospectus as the Bethany Maryland Portfolio senior loan component and the Bethany Maryland Portfolio junior loan component. The Bethany Maryland Portfolio junior loan component will be represented by the class BMP certificates. The Bethany Maryland Portfolio senior loan component will be pooled with the other underlying mortgage loans to back the other classes of the series 2007-C1 certificates. In that regard, with respect to the Bethany Maryland Portfolio underlying mortgage loan—

•	the cut-off date principal balance of the senior loan component is $150,400,000,

•	the mortgage interest rate of the senior loan component is (i) 5.7289% per annum through and including the accrual period expiring on December 10, 2008, and (ii) 5.9789% per annum from and after December 11, 2008,

•	the cut-off date principal balance of the junior loan component is $33,457,012, and

•	the mortgage interest rate of the junior loan component is 11.24596% per annum.

Notwithstanding the foregoing, with respect to the Bethany Maryland Portfolio junior loan component, full monthly payments of accrued interest are not required to be made (except to the extent of accrued interest at a rate of 5.00% per annum and certain excess cash flow from the related property); and all unpaid accrued interest on the Bethany Maryland Portfolio junior loan component not required to be paid in accordance with the loan documents will be added to the principal balance of such junior loan component and thereafter will itself accrue interest at the interest rate in effect for the Bethany Maryland Portfolio junior loan component.

See ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

Loan Combinations	Six (6) underlying mortgage loans, representing 27.4% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all: (a) obligations of the same borrower(s); and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Only one mortgage loan in each such loan combination will be included in the trust. Each of the remaining mortgage loan(s) in each such loan combination will not be included in the trust and is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
1. State Street Building	$362,000,000	9.7%	$413,000,000	NAP
2. Westfield San Francisco Emporium	$300,000,000	8.1%	NAP	$135,000,000
3. Extendicare Portfolio	$125,000,000	3.4%	$375,000,000	NAP
4. Bethany Houston Portfolio	$102,280,000	2.8%	NAP	$19,450,000
5. Four Times Square	$82,933,806	2.2%	$516,123,000	$50,000,000
6. Bethany Austin Portfolio	$44,000,000	1.2%	NAP	$10,125,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination; provided that, in the case of the Four Times Square loan combination, prior to the occurrence of a material non-monetary event of default during a period when such loan combination is specially serviced or a monetary event of default, the Four Times Square mortgage loan receives all scheduled monthly principal payments prior to the related pari passu non-trust mortgage loan.

(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination. However, in the case of the Four Times Square loan combination, both prior and subsequent to the occurrence of certain material uncured events of default, no payments of principal will be made with respect to the related subordinate non-trust mortgage loans prior to the date that the total principal balance of the related underlying mortgage loan and the related pari passu non-trust mortgage loan is paid in full.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus.

Except as discussed above under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Four Times Square Mortgagee of Record, Master Servicer and Special Servicer,’’ each of the loan combinations will be serviced under the series 2007-C1 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in

Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from Lehman Brothers Holdings Inc. and/or an affiliate thereof, UBS Real Estate Investment Inc. and Wachovia Bank, National Association and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C1 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances and except as provided in the following sentence, which we identify in the glossary to this offering prospectus, that mortgage lien will be a first priority lien. Notwithstanding the foregoing, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1745 Broadway is secured by (a) a first priority mortgage lien securing $220,000,000 of the total principal balance of that mortgage loan and (b) a second priority mortgage lien securing the remaining $120,000,000 of the total principal balance of that mortgage loan.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, the senior loan component thereof) currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. Except in the case of the Bethany Maryland Portfolio senior loan component, the Bethany Houston Portfolio underlying mortgage loan and the Bethany Austin Portfolio underlying mortgage loan, each of which provides for a one-time step-up in rate, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	one hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 99.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.8% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month.

One hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 97.8% of the initial mortgage pool balance, of which 104 mortgage loans are in loan group 1, representing 97.1% of the initial loan group 1 balance, and 40 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Sixty six (66) of the balloon mortgage loans identified in the prior paragraph, representing 73.0% of the initial mortgage pool balance, of which 37 mortgage loans are in loan group 1, representing 68.0% of the initial loan group 1 balance, and 29 mortgage loans are in loan group 2, representing 89.9% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 53 of the balloon mortgage loans identified in the prior paragraph, representing 18.7% of the initial mortgage pool balance, of which 45 mortgage loans are in loan group 1, representing 22.1% of the initial loan group 1 balance, and eight (8) mortgage loans are in loan group 2, representing 7.3% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

One (1) of the mortgage loans that we intend to include in the trust, representing 2.2% of the initial mortgage pool balance and 2.9% of the initial loan group 1 balance, respectively, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Delinquency/Loss Information	Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to the Bethany Maryland Portfolio junior loan component or with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the Bethany Maryland Portfolio underlying mortgage loan and the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

Any resulting appraisal reduction amount with respect to the Bethany Maryland Portfolio underlying mortgage loan will, in general, be allocated first to the junior loan component and then to the senior loan component, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on the Bethany Maryland Portfolio senior loan component will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this offering prospectus. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A.	Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and each of UBS Real Estate Investments Inc. and Wachovia Bank, National Association will make with respect to each underlying mortgage loan contributed by that mortgage loan seller, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and each of UBS Real Estate Investments Inc. and Wachovia Bank, National Association, in the case of a mortgage loan contributed by that mortgage loan seller, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C1 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we (or one of our affiliates), UBS Real Estate Investments Inc. or Wachovia Bank, National Association, as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, UBS Real Estate Investments Inc. or Wachovia Bank, National Association being notified of the subject missing document or breach and (ii) either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc. or Wachovia Bank, National Association, in the case of an underlying mortgage loan contributed by that mortgage loan seller, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as the case may be, exists.

The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1745 Broadway is evidenced by four (4) mortgage notes, two (2) in the current aggregate principal amount of $255,000,000 that will be contributed to the series 2007-C1 securitization transaction by Lehman Brothers Holdings Inc. and two (2) in the current aggregate principal amount of $85,000,000 that will be contributed to the series 2007-C1 securitization transaction by Wachovia Bank, National Association. For purposes of the discussion in the two preceding paragraphs, the respective portions of that underlying mortgage loan contributed to the series 2007-C1 securitization transaction by Lehman Brothers Holdings Inc. and Wachovia Bank, National Association will be considered two (2) separate mortgage loans. Neither such mortgage loan seller will have any obligation to the trust with respect to the 1745 Broadway mortgage notes contributed to the series 2007-C1 securitization transaction by the other such mortgage loan seller.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C1 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C1 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists,

as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations;’’

•	the class BMP representative will be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of the Bethany Maryland Portfolio underlying mortgage loan, to purchase that underlying mortgage loan from the trust fund, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement— The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class BMP Representative; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Total cut-off date principal balance	$3,713,176,835	$2,863,004,774	$850,172,061
Number of mortgage loans	145	105	40
Number of mortgaged real properties	275	202	73
Maximum cut-off date principal balance	$362,000,000	$362,000,000	$150,400,000
Minimum cut-off date principal balance	$1,225,000	$1,225,000	$1,438,000
Average cut-off date principal balance	$25,608,116	$27,266,712	$21,254,302
Maximum mortgage interest rate	6.6800%	6.6800%	6.5100%
Minimum mortgage interest rate	5.2650%	5.2650%	5.5600%
Weighted average mortgage interest rate	5.9401%	5.9467%	5.9180%
Maximum original term to maturity	180 months	180 months	120 months
Minimum original term to maturity	60 months	60 months	60 months
Weighted average original term to Maturity	107 months	113 months	87 months
Maximum remaining term to maturity	178 months	178 months	120 months
Minimum remaining term to maturity	56 months	56 months	57 months
Weighted average remaining term to Maturity	106 months	112 months	85 months
Weighted average underwritten debt service coverage ratio	1.37x	1.42x	1.20x
Weighted average cut-off date underwritten debt service coverage ratio	1.43x	1.49x	1.22x
Weighted average cut-off date loan-to-value ratio	67.9%	64.7%	79.0%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are each subject to a permitted variance of plus or minus 5%. None of those balances reflects the Bethany Maryland Portfolio junior loan component.

•	Unless specifically indicated otherwise, all statistical information with respect to the Bethany Maryland Portfolio underlying mortgage loan, including principal balances, mortgage interest rate, term to maturity, loan-to-value ratios and debt service coverage ratios, is being presented in this offering prospectus based only on the Bethany Maryland Portfolio senior loan component, as if the Bethany Maryland Portfolio junior loan component is a separate subordinated mortgage loan that is not included in the trust. Taking into account both the senior loan component and the junior loan component of the Bethany Maryland Portfolio underlying mortgage loan, the cut-off date loan-to-value ratio is 103.1% and the underwritten debt service coverage ratio for is 0.89x.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, in respect of the senior loan component thereof only) on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, the cut-off date principal balance of the senior loan component thereof only), divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan (or, in the case of the Bethany Maryland Portfolio underlying mortgage loan, in respect of the senior loan component thereof only) during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated based on the entire subject loan combination, excluding any non-trust mortgage loan in the subject loan combination that is subordinate to the related underlying mortgage loan in such loan combination; and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a loan combination, that would accrue in respect of that underlying mortgage loan and all pari passu non-trust mortgage loans, if any, in the subject loan combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	15	19.0%
California	32	17.2%
District of Columbia	3	10.9%
Massachusetts	2	9.9%
Texas	31	8.6%
Florida	19	7.2%
Maryland	6	4.8%
Virginia	4	2.8%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 29 other states. No more than 2.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	28	45.7%
Retail	77	23.0%
Anchored Retail	61	10.5%
Regional Mall	4	10.4%
Unanchored Retail	12	2.1%
Multifamily(1)	73	22.9%
Healthcare	82	3.4%
Industrial/Warehouse	4	2.8%
Hotel	4	1.3%
Mixed Use	1	0.6%
Self Storage	6	0.4%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 2.2% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	142	88.6%
Leasehold	3	11.4%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 55.5% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

The class X-CP and X-W certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain other classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will be, and the class E and F certificates will not be, mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP and/or X-W certificates, you should be aware that—

•	the yield to maturity on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP and/or X-W certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP and/or X-W certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the related total notional amount of the subject class, with each of those components consisting of: (a) in the case of the class X-CP certificates, %, or a lesser designated portion, of the total principal balance of a specified class of series 2007-C1 principal balance certificates; and (b) in the case of the class X-W certificates, % of the total principal balance of a specified class of series 2007-C1 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-CL and X-W Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C1 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-CL and X-W classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C1 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C1 certificates,

•	the order in which the principal balances of the respective classes of the series 2007-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C1 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Extendicare Portfolio Loan Combination,’’ ‘‘Servicing of the Four Times Square Loan Combination,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X-CP or X-W certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class         ,         ,             ,             ,         ,         ,         ,         ,         ,         ,         ,         ,          or          certificates may result in a reduction in the total notional amount of the class X-CP certificates. In addition, a payment of principal in reduction of the total principal balance of any class of series 2007-C1 principal balance certificates, other than the class BMP certificates, will result in a reduction of the total notional amount of the class X-W certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP and/or X-W certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

Prior to investing in the class X-CP and/or X-W certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP and X-W certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, a federal district court in Illinois in September, 2006 held that, under Illinois law, the subject ‘‘yield maintenance’’ premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty. The decision is currently on appeal to the US Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the related total notional amount of the subject class, with each of those components consisting of: (a) in the case of the class X-CP certificates,     %, or a lesser designation portion, of the total principal balance of a specified class of series 2007-C1 principal balance certificates; and (b) in the case of the class X-W certificates,     % of the total principal balance of a specified class of series 2007-C1 principal balance certificates.

The Interests of the Series 2007-C1 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C1 certificates representing a majority interest in the controlling class of series 2007-C1 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus; and (b) replace the special servicer under the series 2007-C1 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus. Among other things, the series 2007-C1 controlling class representative may direct the special servicer under the series 2007-C1 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the Extendicare Portfolio underlying mortgage loan and the Four Times Square underlying mortgage loan) that the series 2007-C1 controlling class representative may consider advisable, subject to any rights in that regard that the class BMP representative may have with respect to the Bethany Maryland Portfolio underlying mortgage loan or that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C1 controlling class will be a non-offered class of series 2007-C1 certificates. The series 2007-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C1 controlling class representative will exercise its rights and powers on behalf of the series 2007-C1 controlling class certificateholders, and it will not be liable to any other class of series 2007-C1 certificateholders for so doing.

The Interests of the Holders of the Class BMP Certificates May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of certificates representing a majority interest in the class BMP certificates will be entitled to designate a representative having certain rights and powers with respect to the Bethany Maryland Portfolio underlying mortgage loan. Those rights and powers are described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus, and those rights and powers include, without limitation, the right to exercise certain cure rights and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer, all with respect to the Bethany Maryland Portfolio underlying mortgage loan. With respect to the Bethany Maryland Portfolio underlying mortgage loan, for so long as the principal balance of the Bethany Maryland Portfolio junior loan component, net of any appraisal reduction amount and, to the extent not already reflected as a reduction to that principal balance, any realized loss with respect to the Bethany Maryland Portfolio underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such junior loan component, minus (y) principal payments made by the related borrower on the Bethany Maryland Portfolio underlying mortgage loan and allocated to such junior loan component, then the class BMP representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the Bethany Maryland Portfolio underlying mortgage loan, and (ii) replace the special servicer solely with respect to the Bethany Maryland Portfolio underlying mortgage loan.

The class BMP certificates are not offered by this offering prospectus. The holders of those certificates are likely to have interests that conflict with the interests of the holders of the offered certificates. You should expect that the class BMP representative will exercise its rights and powers on behalf of the holders of the class BMP certificates, and the class BMP representative will not be liable to any other class of series 2007-C1 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C1 certificates.

In the case of the Four Times Square underlying mortgage loan, which mortgage loan represents 2.2% of the initial mortgage pool balance and 2.9% of the initial loan group 1 balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower. The related borrower currently maintains such insurance for casualties in excess of $750 million. Such insurance company has been established in New York and therefore is subject to the supervision of the New York State Department of Insurance (the ‘‘NYID’’) and the insurance laws and regulations of the State of New York. The NYID and such laws and regulations are designed to assure the solvency of such captive insurance company. In particular, such captive insurance company is subject to restrictions upon its licensors, delinquency proceedings instituted by the NYID and resulting delays or failures to pay under its policy covering the related mortgaged property and the related borrower will not have access to state guaranty funds in such an event. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	retail;

•	multifamily;

•	healthcare;

•	industrial/warehouse;

•	hotel;

•	mixed use; and

•	self storage.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the

Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1745 Broadway, 1166 Avenue of the Americas and Via Mizner representing 9.2%, 3.0% and 0.6%, respectively, of the initial mortgage pool balance, those mortgaged real properties consist of the borrower’s fee or leasehold interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s). See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1745 Broadway Mortgage Loan—The Mortgaged Property’’ and ‘‘—Significant Underlying Mortgage Loans—The 1166 Avenue of the Americas Mortgage Loan—The Mortgaged Property’’ in this offering prospectus.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 86 mortgaged real properties, securing 58.1% of the initial mortgage pool balance and 75.3% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 49 of those 86 properties, securing 27.2% of the initial mortgage pool balance and 35.3% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

In addition, with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cold Storage Industrial, representing 1.4% of the initial mortgage pool balance and 1.8% of the initial loan group 1 balance, respectively, the primary tenant, Continental Refrigerated Services, a warehouse cold storage facility, occupies 97% of the mortgaged property. The initial monthly rent payable under the lease to Continental Refrigerated Services is greater than the monthly earnings before interest, taxes, depreciation, amortization and rent (‘‘EBITDAR’’) currently generated by the operations of Continental Refrigerated Services at the mortgaged real property. The tenant delivered a letter of credit in the amount of $5,100,000 in favor of the related borrower, which amount is equal to approximately one year of rental payments under the lease and such letter of credit was pledged and delivered to the lender as additional security for the mortgage loan. In addition, a principal of the tenant delivered a guarantee of lease payments up to a maximum of $16,000,000, which guarantee terminates as of the end of any calendar year if no default then exists under the loan documents and either (a) the tenant’s fixed charge coverage ratio (as calculated pursuant to the related loan documents) is greater than 1.85x or (b) there is a corporate sale with respect to the tenant and the resulting assignee of the lease satisfies specific criteria set forth in the related loan documents. There can be no assurance that the amount of the letter of credit will be sufficient, that the guarantee will be enforceable or that the guarantor will have sufficient funds to pay any amounts due under the guarantee.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail and Multifamily

Twenty-eight (28) of the mortgaged real properties, securing 45.7% of the initial mortgage pool balance and 59.2% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Seventy-seven (77) of the mortgaged real properties, securing 23.0% of the initial mortgage pool balance and 29.8% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider 65 of the subject retail properties, securing 20.9% of the initial mortgage pool balance and 27.1% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; and 12 of the subject retail properties, securing 2.1% of the initial mortgage pool balance and 2.7% of the initial loan group 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Seventy-three (73) of the mortgaged real properties, securing 22.9% of the initial mortgage pool balance and 100.0% of the initial loan group 2 balance respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 2.2% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, California and the District of Columbia and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Massachusetts, Texas and Florida.

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	15	19.0%
California	32	17.2%
District of Columbia	3	10.9%
Massachusetts	2	9.9%
Texas	31	8.6%
Florida	19	7.2%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

Of the 15 Mortgaged Real Properties Located in the State of New York, Four (4) of Those Properties, Representing 15.8% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Four (4) of the mortgage loans that we intend to include in the trust, representing 15.8% of the initial mortgage pool balance, all of which are in loan group 1 and represent 20.5% of the initial loan group 1 balance are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

One hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 97.8% of the initial mortgage pool balance, of which 104 mortgage loans are in loan group 1, representing 97.1% of the initial loan group 1 balance, and 40 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon loans. Sixty-six (66) of those balloon loans, representing 73.0% of the initial mortgage pool balance, of which 37 mortgage loans are in loan group 1, representing 68.0% of the initial loan group 1 balance, and 29 mortgage loans are in loan group 2, representing 89.9% of the initial loan group 2 balance, respectively, are interest-only balloon loans. The Bethany Maryland Portfolio underlying mortgage loan permits negative amortization with respect to the junior loan component thereof, and the Bethany Houston Portfolio underlying mortgage loan and the Bethany Austin Portfolio underlying mortgage loan are each part of a separate loan combination that includes one or more non-trust mortgage loans that permit negative amortization. Negative amortization increases the amount of the balloon payment due at maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 40.1% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 55.5% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that four of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 24.6% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Three (3) underlying mortgage loans, representing 11.4% of the initial mortgage pool balance, all of which are in loan group 1, representing 14.8% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors— Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bethany Houston Portfolio, representing 2.8% of the initial mortgage pool balance, and 12.0% of loan group 2 balance, respectively, the tennis courts located in the Sendera Briargrove Apartments, which tennis court parcel is known as ‘‘Tract VIII—Meridian Parcel’’, are potentially not in compliance with applicable subdivision laws.

In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1431 Kingsland Building, representing 0.1% of the initial mortgage pool balance and 0.2%

of the loan group 1 balance, respectively, the area located north of the mortgaged real property is being used by the related borrower for parking and for access to truck docks located on the north side of building, however, that area is not subject to a lease or easement benefiting the mortgaged real property and there can be no assurance that such use by the related borrower will continue to be permitted. The elimination of such use may adversely affect the business operations at the related mortgaged real property.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bethany Houston Portfolio, representing 2.8% of the initial mortgage pool balance, and 12.0% of loan group 2 balance, respectively, at the time of closing, the number of parking spaces at several of the individual properties comprising the mortgage property portfolio was below the number required by Houston’s then current municipal parking ordinances or the parking requirements set forth on recorded plates of the properties. Parking shortages range from ten (10) spaces (with respect to Sendera Westway Apartments) to one hundred eighty (180) spaces (with respect to Sendera Briargrove Apartments). In addition, the tennis courts located in the Sendera Briargrove Apartments, which parcel is known as ‘‘Tract VIII—Meridian Parcel’’, are potentially not in compliance with applicable subdivision laws.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Del Amo Financial Center, representing 1.4% of the initial mortgage pool balance and 1.8% of the loan group 1 balance, respectively, the related borrower granted to the prior owner of the related mortgaged property the right to obtain a reconveyance (without the payment of cash to the related borrower) of a portion of the related mortgaged real property which currently provides approximately 50% of the parking for tenants of the related borrower. The prior owner’s right to obtain such reconveyance is subject to the satisfaction of certain conditions, including, without limitation, the prior owner’s obtaining approval of the subdivision of the reconveyed tract. The prior owner is required to provide a parking structure at its expense on a portion of the related mortgaged real property retained by the related borrower, build a connecting structure for certain remaining parking structures on the related mortgaged real property and provide temporary parking (either off-site or on the parcel reconveyed to the prior owner) to serve the tenants of the related borrower until the parking structure is completed. In the event that the prior owner fails to fulfill its obligations to provide the required parking structure, connecting structure or temporary parking as described in the immediately preceding sentence, such occurrence may adversely affect the related mortgaged real property’s compliance with applicable zoning laws, the value of the related mortgaged real property, the ability of the related borrower to retain existing tenants and attract new tenants and the ability of the related borrower to service and repay the underlying mortgage loan.

In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Shops at Simi Valley Town Center, representing 0.3% of the initial mortgage pool balance, and 0.4% of initial loan group 1 balance, respectively, certificates of occupancy have not been obtained with respect to the individual tenant improvements at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rock Springs, representing 0.2% of the initial mortgage pool balance and 0.8% of the initial loan group 2 respectively, the related mortgaged real property is required to have 359 parking spaces pursuant to a plat approved by the City of Houston. The related survey reflects, however, that there are currently only 346 marked parking spaces at the property.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance. For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 340 W. Ponce De Leon, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, respectively, 24 of the 51 parking spaces required for compliance with zoning are located on a separate property leased by the related borrower pursuant to a non-mortgageable month to month lease. There can be no assurance that such lease will continue and, upon the discontinuance thereof, the related mortgaged real property will no longer comply with zoning requirements relating to parking.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Seventeen (17) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The eight (8) largest of these separate groups represent 13.1%, 8.4%, 5.0%, 2.3%, 2.2% 1.8%, 1.1% and 1.0%, respectively, of the initial mortgage pool balance, See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Six (6) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 27.4% of the initial mortgage pool balance and 30.4% of the initial loan group 1 balance and 17.2% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust —that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

In addition, with respect to each of thirteen (13) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 25.2% of the initial mortgage pool balance (two (2) of which are in loan group 1, representing 17.0% of the initial loan group 1 balance, and eleven (11) of which are in loan group 2, representing 52.7% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans —The International Square Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Bethany Houston Portfolio Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 38 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 16.4% of the initial mortgage pool balance, 16.3% of the initial loan group 1 balance and 16.8% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1166 Avenue of the Americas Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

In addition, with respect to each of three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 16.5% of the initial mortgage pool balance and 21.4% of the initial loan group 1 balance, respectively, the ultimate owners of the related borrowers have a revolving loan in place, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Revolving Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The International Square Mortgage Loan—Revolving Loan’’ and ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan—Revolving Loan’’ in this offering prospectus.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not, or previously may not have been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties. In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Sevilla Apartments, North Street Shopping Center, Inland Valley Terrace Business Center and 1431 Kingsland Building, collectively representing 2.3% of the initial mortgage pool balance, 1.3% of the initial loan group 1 balance and 5.6% of the initial loan group 2 balance, respectively, which underlying mortgage loans each have a cut-off date principal balance in excess of $5,000,000, the related borrower is a recycled special purpose entity. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hilton Garden Inn, representing 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, which underlying mortgage loan has a cut-off date principal balance of $9,420,000, the related borrower is not a special purpose entity.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Via Mizner, representing 0.6% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, respectively, the fee owner of the property is not a single purpose entity. The related borrower (which is a single purpose entity) has taken title to the related mortgaged real property through a Florida land trust. The related borrower is the sole beneficiary of the land trust. The trustee of the land trust, as the fee owner of the mortgaged real property, executed the related mortgage. Both the trustee of the land trust and the related borrower executed the note evidencing the Via Mizner underlying mortgage loan.

In addition, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as GTECH Office Campus—GTECH, GTECH Office Campus—Immunex, Meadows at Lakeway Apartments, Eastern Market Place I, Colony at Lakeway Apartments, Eastern Market Place III, Willow Springs Apartments, Huntcliff Apartments, Raintree Apartments, Eastern Market Place II, Trace at Lakeway Apartments, Place at Lakeway Apartments and OSO Parkway, collectively representing 3.8% of the initial mortgage pool balance, 2.5% of the initial loan group 1 balance and 8.2% of the initial loan group 2 balance, respectively, such loans either individually or in the aggregate with loans to related borrowers were, in each case, more than $25,000,000, but no opinion of counsel regarding non-consolidation was obtained.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgage loans identified on Annex A-1 to this offering prospectus as Bethany Houston Portfolio, Costanza Portfolio, Memphis Multis, Foundation House, Oak Grove Plaza, Visalia Plaza, Shops at Simi Valley Town Center, Hillcrest

Oaks Apartments, Lubbock Square Apartments, River Street Apartments, Bear Pointe Apartments and Apple Tree Storage, respectively, which mortgaged real properties secure mortgage loans that collectively represent 6.6% of the initial mortgage pool balance, 1.5% of the initial loan group 1 balance and 23.7% of the initial loan group 2 balance, are owned by tenant-in-common borrowers. Also, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Oak Grove Plaza, representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance, respectively, the related loan was made to 27 tenant-in-common borrowers. The related loan documents allow the sponsor to transfer its membership interests in 17 of the tenant-in-common borrowers within 180 days of the initial closing date of the loan to new beneficial owners approved by the mortgage lender. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust are subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP or X-W certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of two (2) mortgaged real properties, securing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of 13 mortgaged real properties, securing mortgage loans representing 2.7% of the initial mortgage pool balance, 2.6% of the initial loan group 1 balance and 3.3% of the initial loan group 2 balance, respectively, a related Phase II environmental site assessment—were completed during the 12-month period ending on the cut-off date. Other Phase II environmental site assessments may have been completed with respect to the mortgaged real properties prior to the origination of the related mortgage loans.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties, for example, Citizens Michigan Portfolio 4 and Citizens Illinois Portfolio 2, may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the Commercial National Bank Building comprising one of the properties securing the Tishman Speyer DC Portfolio I underlying mortgage loan, representing 1.6% of the initial mortgage loan pool balance and 2.1% of the initial loan group 1 balance, respectively, the environmental site assessment summary indicates that the environmental consultant recommends obtaining underground storage tank closure documents or performing regulatory file review to evaluate historical underground storage tank closure actions.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Extendicare Portfolio —Ironwood Health & Rehab Center, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the environmental consultant recommended removal of a 100-gallon diesel fuel underground storage tank due to its estimated age and replacement with an aboveground storage tank. No estimated removal costs were provided.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Extendicare Portfolio —Rocksprings Rehab Center, which mortgaged real property secures a mortgage loan representing 0.02% of the initial mortgage pool balance and 0.03% of the initial loan group no. 1 balance, the environmental consultant reported that a 1,000-gallon underground storage tank previously was removed from the subject property without closure documentation. A Phase II environmental site assessment did not identify target compounds in excess of laboratory detection limits. However, the environmental consultant recommends submittal of a closure report to the applicable regulatory authority.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bethany Austin Portfolio, representing 1.2% of the initial mortgage pool balance and 5.2% of the initial loan group 2 balance, regarding the property located at the related mortgaged real property identified as Promontory Point, the Phase I evaluation recommended methane gas testing to assess the potential for methane gas migration due to such property’s proximity to a closed municipal landfill and noted that, because of such property’s proximity to a former industrial facility, representing a potential recognized environmental condition to such property, such property may have been affected by a release from the former industrial facility. The landfill gas assessment report dated January 26, 2007, detected no evidence of methane gas migration but the environmental consultant recommended semi-annual methane gas monitoring for two years. An environmental insurance policy with a coverage limit of $1,000,000.00 will be in place for one year from the date of closing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Eastland Mall, representing 1.2% of the initial mortgage pool balance and 1.5% of the initial loan group 1 balance, respectively, the environmental consultant reported petroleum impact at the on-site Firestone facility. The Phase I environmental site assessment indicates that the mortgage real property received ‘‘no further action’’ status from Ohio Bureau of Underground Storage Tank Regulations for petroleum contamination at the on-site Firestone facility. The Phase I environmental site assessment indicates that residual petroleum in the soil exceeds soil re-use standards and the contaminated soil is required to be properly handled, if disturbed. In addition, the Phase I environmental site assessment indicates that hydraulic lifts are present at the on-site Firestone facility, some of which appeared to contain underground hydraulic reservoirs. The Phase I consultant indicated that, so long as the soils in the area surrounding the hydraulic lifts will not be disturbed, no additional action is recommended.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens Michigan Portfolio 4 and Citizens Illinois Portfolio 2, together securing 0.4% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts which may be used to cover certain potential environmental remediation costs associated with these and other properties. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurrence limit of $1,000,000, covering such mortgaged real properties, along with certain other properties not included in this securitization, was obtained for the benefit of the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the mortgaged real property identified in Annex A-1 to this offering prospectus as North Street Shopping Center, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, respectively, the environmental consultant reported that identified soil and groundwater impact require additional assessment and remediation. Phase II environmental site assessments, performed at the site through November 2006, identified soil and groundwater impact resulting from historical site activities including dry cleaning. The consultant recommended addressing soil and groundwater impact through the Connecticut Voluntary Cleanup Program. Remedial actions are estimated at $120,000 to $242,500. The borrower has escrowed $363,000 to complete the recommended actions. There can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sandy Village, representing 0.5% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, respectively, an amount equal to $100,000 is escrowed between the related borrower and the seller of the mortgaged real property pursuant to an environmental escrow agreement dated as of February 22, 2006 regarding the environmental remediation of the property set forth in the agreement. The environmental escrow agreement indicates that the escrowed funds are to be used to fund the seller’s compliance with all requirements to achieve site closure. The Phase I environmental site assessment indicates that such environmental remediation includes dry cleaning solvent remedial tasks to address solvent impact to soil and groundwater from a former on-site dry cleaner. The Phase I environmental site assessment also indicates that the responsible party for this impact is reported to be the seller. There can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the environmental contamination at the subject property.

With respect to the mortgaged real property identified in Annex A-1 to this prospectus supplement as Oak Grove Plaza, which mortgaged real property secures a mortgage loan, representing 0.4% of the initial mortgage loan pool balance and 0.5% of the initial loan group 1 balance, respectively, the Phase I environmental site assessment identified the presence of volatile organic compounds contaminated groundwater which was the result of an accidental release at the mortgaged real property. The release is currently undergoing remediation by monitored natural attenuation and semi annual monitoring under the direction of the Florida Department of Environmental Protection by the responsible party, Unison Industries Inc, a subsidiary of GE, and the borrower has deposited with mortgage lender a $5,000 escrow in connection with the remediation. There can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Penn Medical, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the environmental consultant reported that a 100-gallon underground storage tank previously was removed from the subject property without closure documentation. A Phase II environmental site assessment did not identify target compounds in excess of laboratory detection limits resulting in no further action.

With respect to the mortgaged real property identified in Annex A-1 to this offering prospectus as Walgreens-Hazelwood, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, respectively, the Phase I consultant reported that the mortgaged real property remains listed as an active leaking underground storage tank. The Phase I indicates that the former owner of the mortgaged real property has taken responsibility for any remediation. There can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Grandview Meadows III, representing 0.1% of the initial mortgage pool balance and 0.6% of the initial loan group 2 balance, respectively, three of five radon samples at the mortgaged real property were above the EPA Guideline. The environmental consultant recommended, and the related borrower agreed to perform long-term testing, which is estimated by the environmental consultant to cost approximately $3,000.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Iliff Crossing Shopping Center, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, respectively, the environmental consultant reported petroleum impact from an adjacent leaking underground storage tank site. The contaminant plume is being accessed and remediated by a responsible party under a corrective action plan approved by the state. There can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Puget Park Shopping Center, representing 0.1% of the initial mortgage pool balance and 0.2% of the loan group 1 balance, respectively, the environmental consultant reported that asbestos was confirmed to be present in vinyl flooring and adhesive in the Sun Cleaners unit and recommended abatement of this damaged material. Phase II investigations in 1997 and 2003 identified dry cleaning solvent impact to soil at the subject site. Independent remedial activities resulted in the Washington Department of Ecology issuing a conditional no further action letter with deed restrictions on July 17, 2006. No further environmental investigation is recommended by the environmental consultant.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Steele Creek Commons, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, respectively, the environmental consultant reported that the subject properties have been enrolled in a state-funded dry cleaner remediation program to address groundwater contamination impacted by on-site dry cleaning operations. Remedial activities will be conducted through these state-funded programs and the consultant recommended the removal and disposal of three drums of soil cuttings and one drum of resin.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Price Chopper-Fulton, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, respectively, the environmental consultant reported that historical data revealed that the site was occupied by a residence, a junk yard, a gas station, freight depot, warehouses and a railroad spur prior to development of the current improvements. Petroleum-impact has been documented. Phase II environmental site assessments, performed in 2006, confirmed the presence of petroleum contamination resulting from historical on-site underground storage tanks. The Phase I reports that remedial actions are the responsibility of a parent company. The Phase I reports indicate that the spill has been reported to NYSDEC pursuant to a remedial option letter. There can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property. In addition, only the related borrower executed the environmental indemnity agreement.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties.

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Bethany Maryland Portfolio	$150,400,000	$17,600,000
Bethany Houston Portfolio	$102,280,000	$11,360,000
Bethany Austin Portfolio	$44,000,000	$6,170,000
Towers at Park Central	$64,000,000	$1,401,188
Meadows at Lakeway Apartments	$15,560,000	$1,375,000
Bethany Blanding Place	$16,700,000	$1,280,900
Sandy Village	$20,000,000	$1,270,000
Colony at Lakeway Apartments	$13,100,000	$1,200,000

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to six (6) Mortgage Loans (Including Four (4) of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C1 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Six (6) mortgage loans that we intend to include in the trust, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and collectively represent 27.4% of the initial mortgage pool balance, 30.4% of the initial loan group 1 balance and 17.2% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C1 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C1 certificateholders for so doing. See ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’, ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, the following two (2) underlying mortgage loans are each being serviced and administered pursuant to a servicing agreement other than 2007-C1 pooling and servicing agreement: (a) the Extendicare Portfolio underlying mortgage loan, which represents 3.4% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7, which is the governing document for the securitization of an Extendicare Portfolio pari passu non-trust mortgage loan; and (b) the Four Times Square underlying mortgage loan, which represents 2.2% of the initial mortgage pool balance, is being serviced pursuant to the trust and servicing agreement relating to the Four Times Square Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-4TS. See ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Combination’’ in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1745 Broadway, International Square, Tishman Speyer DC Portfolio I, 1166 Avenue of the Americas, Cold Storage Industrial, CVS - Vero Beach, Hy-Vee 51st Street, Hy-Vee - Cedar Rapids, Hy-Vee Olathe, Hy-Vee Grand Avenue, Willow Springs Apartments, Hy-Vee - Columbus, Huntcliff Apartments, Citizens Michigan Portfolio 4, Raintree Apartments, Citizens Illinois Portfolio 2, CVS - Chester, Walgreens - Loganville, Walgreens - New Castle, Walgreens - Canton, Walgreens - Parkville, Walgreens - Columbus, Walgreens - Natchez, collectively representing 31.0% of the initial mortgage pool balance, 39.2% of the initial loan group 1 balance and 3.3% the initial loan group 2 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. See ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The International Square Mortgage Loan—The Borrower and the Sponsor,’’ ‘‘—Significant Underlying Mortgage Loans—The 1745 Broadway Mortgage Loan—The Borrower and the Sponsor,’’ ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan—The Borrower and the Sponsor’’ and ‘‘—Significant Underlying Mortgage Loans—The 1166 Avenue of the Americas Mortgage Loan—The Borrower and the Sponsor.’’ Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of three (3) mortgage loans that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, respectively, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

For instance, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as the State Street Building, which mortgage loan represents 9.7% of the initial mortgage pool balance and 12.6% of the initial loan group 1 balance, respectively, according to information from the related borrower, the sole tenant has filed a lawsuit against the borrower asking for damages in excess of $4.2 million for alleged overcharges of certain operating expenses in years prior to the borrower’s acquisition of the related mortgaged real property. There can be no assurance regarding how such lawsuit will be settled or resolved or that such lawsuit will not adversely affect the borrower or the operation of the mortgaged real property.

In addition, with respect to the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as the Lembi Portfolio, which mortgage loans represent 2.3% of the initial mortgage pool balance and 10.1% of the initial loan group 2 balance, respectively, according to information from the related borrowers, entities affiliated with the related borrowers, entities affiliated with the leasing agents and entities affiliated with the sponsor are defendants in certain lawsuits relating to the Lembi Portfolio mortgaged real properties alleging, among other things, unlawful business practices, violations of the San Francisco rent control ordinance, negligence, harassment and intimidation. This litigation may divert the related borrowers’ attention from operating the Lembi Portfolio mortgaged real properties and may adversely affect the ability of the related borrowers to renovate the Lembi Portfolio mortgaged real properties and/or increase revenues with respect thereto. There can be no assurance regarding how such lawsuits will be settled or resolved and such lawsuits could result in monetary damages. In addition, there can be no assurance that the related borrowers will not be named in similar lawsuits in the future. If such litigation were decided adversely to the related borrowers and resulted in the award of monetary damages by the related borrowers to the plaintiffs, such payment may adversely affect the ability of the related borrowers to repay the mortgage loans secured by the Lembi Portfolio mortgaged real properties.

Risks Related to the Extendicare Portfolio Mortgage Loan

The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as the Extendicare Portfolio, representing 3.4% of the initial mortgage pool balance and 4.4% of the initial loan group 1 balance, is secured by liens on the related borrowers’ interests in 82 skilled nursing and/or assisted living facilities. Nursing facilities and assisted living facilities must meet various federal and state requirements that relate, among other things, to personnel qualifications, quality of care and the adequacy of facility buildings, equipment and supplies. Federal and state agencies routinely conduct annual surveys and complaint investigation surveys to confirm compliance with the Medicare and Medicaid requirements. These agencies may issue statements of deficiencies for non-compliance and may provide the facility with an opportunity to correct cited deficiencies by preparing and implementing a ‘‘plan of correction.’’ In the case of nursing facilities, where deficiencies pose a threat of immediate jeopardy to the health, safety or welfare of the residents, upon repeat deficiencies or upon continued substantial noncompliance with requirements, the agency is authorized to take various adverse actions against the nursing facility, including imposing fines (up to $10,000 per day), denial of payments for new admissions, bans on admission of new residents, termination of payments, license revocation, appointment of a receiver, or temporary manager (at the operator’s expense), decertification as a Medicare or Medicaid program participant and closure. Singly or in combination, available sanctions for quality deficiencies can have a material adverse effect on facilities, particularly nursing facilities, results of operations, liquidity and financial position. There are often significant delays in the process for facilities to appeal sanctions and certain sanctions continue for long periods of time. Proceedings to contest sanctions often involve significant legal expense and facility resources, and there can be no assurance that any appeals will be successful.

With respect to the Extendicare Portfolio mortgaged real properties, the Extendicare Portfolio borrower has informed the lender that, as of January 23, 2007, 27 facilities were reported to have received a ‘‘G’’ level deficiency or higher on their most recent survey (Standard and/or Complaint Investigation), which means that if any such mortgaged real property receives a ‘‘G’’ level or higher deficiency on its next survey the government may impose a remedy, such as denial of payments for new admissions, in as little as two days if there is immediate jeopardy or 15 days if there is no immediate jeopardy. Of the 27 ‘‘G’’ or higher level deficiencies, four (4) of the Extendicare Portfolio mortgaged real properties have ‘‘G’’ or higher level deficiencies that had not been cleared by the state. The Extendicare Portfolio borrower has informed the lender that, with respect to each of these four (4) mortgaged real properties, the related operator was in the process of remediating the problem, had submitted a plan of correction to the appropriate agency and was awaiting the agency’s acceptance of the plan. None of the Extendicare Portfolio mortgaged real properties were reported to be the subject of a ‘‘double G’’ determination for the last three years which had not been resolved by submission of an acceptable plan and as a result thereof such properties had no material impairment of reimbursement. None of the Extendicare Portfolio mortgaged real properties were found to have delivered substandard quality of care in their last two consecutive surveys. During this reporting period, the borrower also reported that three (3) facilities had denials of payments for new admissions imposed one (1) time per facility as a result of the last/most recent Standard and/or Complaint Survey and one (1) nursing facility had been reported as being a Special Focus Facility (as that term is defined by the Centers for Medicare and Medicaid Services Special Focus Facility Program which focuses on facilities with a history of poor survey performance).

There can be no assurance that any of the facilities will remain in compliance with applicable requirements and thus not be subject to sanctions, including denials of payments for new admissions, civil monetary penalties and, in extreme cases, termination of licensure and/or participation in federal, state and third-party payor programs.

The Extendicare Portfolio borrower has informed the lender that certain of the nursing facilities have been subject to audits and that some of these audits have been settled, others have been inactive and still others are pending. An adverse determination in any such audits, whether currently asserted or arising in the future, could have an adverse effect on an audited nursing facility. The borrower has also represented to the lender that, from time to time, the nursing facilities are subject to investigations by the state Medicaid Fraud Control Units. However, for any open investigations, the borrower represented to the lender that they are not aware of any findings from these investigations that require disclosure or accrual of fines or penalties. An adverse determination in any proceedings or governmental investigations, whether currently asserted or arising in the future, could have an adverse effect on the nursing facility and the operators.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 145 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,713,176,835 (which excludes, in the case of the Bethany Maryland Portfolio Mortgage Loan, the total initial Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component). However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the mortgage loans backing the series 2007-C1 certificates that are secured by property types other than multifamily and mobile home park. Loan Group 1 will consist of 105 mortgage loans, with an Initial Loan Group 1 Balance of $2,863,004,774 representing approximately 77.1% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all of the mortgage loans backing the series 2007-C1 certificates that are secured by multifamily and mobile home park properties. Loan Group 2 will consist of 40 mortgage loans, with an Initial Loan Group 2 Balance of $850,172,061 (which excludes, in the case of the Bethany Maryland Portfolio Mortgage Loan, the total initial Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component), representing approximately 22.9% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the Bethany Maryland Portfolio Mortgage Loan, of the total initial Allocated Principal Balance of the Junior Component), the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2 (exclusive, in the case of the Bethany Maryland Portfolio Mortgage Loan, of the total initial Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component).

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive, in the case of the Bethany Maryland Portfolio Mortgage Loan, of the initial Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component) is shown on Annex A-1 to this offering prospectus.

Each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Global Asset Management (US) Inc. The Wachovia Mortgage Loan Seller is an affiliate of Wachovia Capital Markets, LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances and subject to the following sentence. Notwithstanding the foregoing, 1745 Broadway Mortgage Loan is secured by (a) a first priority mortgage lien securing $220,000,000 of the total principal balance of that mortgage loan and (b) a second priority mortgage lien securing the remaining $120,000,000 of the total principal balance of that mortgage loan. See ‘‘—Significant Underlying Mortgage Loans—The 1745 Broadway Mortgage Loan—The Mortgaged Property’’ below in this offering prospectus.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Fitch that (six) 6 of the mortgage loans that we intend to include in the trust, collectively representing 27.6% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the Bethany Maryland Portfolio Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the Bethany Maryland Portfolio Senior Component).

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of the Bethany Maryland Portfolio Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the Bethany Maryland Portfolio Senior Component).

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	The series 2007-C1 securitization transaction will include one underlying mortgage loan with an aggregate debt in the amount of $340,000,000 as of the cut-off date, which aggregate debt is (a) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1745 Broadway and (b) evidenced by four (4) separate promissory notes—two (2) in the aggregate current principal amount of $255,000,000 that will be contributed to the securitization by Lehman Brothers Holdings Inc., and two (2) in the aggregate current principal amount of $85,000,000 that will be contributed to the securitization by Wachovia Bank, National Association. Notwithstanding that it is evidenced by four (4) mortgage notes, such aggregate debt is treated in this offering prospectus as a single underlying mortgage loan unless the context indicates otherwise.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan

General.    The Bethany Maryland Portfolio Mortgage Loan consists of two loan components, which we sometimes refer to as the ‘‘Bethany Maryland Portfolio Senior Component’’ or the ‘‘Senior Component’’ and the ‘‘Bethany Maryland Portfolio Junior Component’’ or the ‘‘Junior Component,’’ respectively. The Senior Component and the Junior Component have the following principal balances and mortgage interest rates:

•	the cut-off date principal balance of the Senior Component is $150,400,000;

•	the mortgage interest rate of the Senior Component is (i) 5.7289% per annum through and including the accrual period expiring on December 10, 2008, and (ii) 5.9789% per annum from and after December 11, 2008;

•	the cut-off date principal balance of the Junior Component is $33,457,012; and

•	the mortgage interest rate of the Junior Component is 11.24596%.

Notwithstanding the foregoing, monthly payments of accrued interest on the Bethany Maryland Portfolio Junior Component are only required to be made to the extent of (i) minimum monthly payments of interest at the rate of 5.00% per annum and (ii) additional payments of interest solely to the extent of certain excess cash flow from the Bethany Maryland Portfolio Mortgaged Properties. To the extent that accrued interest on the Bethany Maryland Portfolio Junior Component is not required to be paid on any particular due date in accordance with the loan documents, the amount thereof, which is sometimes referred to herein as a ‘‘Bethany Maryland Portfolio Capitalized Interest Amount,’’ will be added to the principal balance of the Bethany Maryland Portfolio Junior Component and will itself accrue interest at the interest rate in effect for the Bethany Maryland Portfolio Junior Component.

Allocation of Payments.    On or prior to each distribution date, unless there exists a Bethany Maryland Portfolio Payment Application Trigger Event with respect to the Bethany Maryland Portfolio Mortgage Loan, amounts received during the related collection period with respect to the Bethany Maryland Portfolio Mortgage Loan, exclusive of certain related unpaid costs and expenses, and further exclusive of any master servicing fees, servicing advances and servicing expenses payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that mortgage loan under the series 2007-C1 pooling and servicing agreement, will be allocated to the Senior Component and the Junior Component as follows:

•	first, to the Senior Component, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Senior Component, until such time as the principal balance of the Senior Component has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments with respect to the Bethany Maryland Portfolio Mortgage Loan, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the Bethany Maryland Portfolio Mortgage Loan, and (c) upon occurrence of the maturity date, a pro rata share of all principal payments made on or about the maturity date with respect to the Bethany Maryland Portfolio Mortgage Loan, in the case of clause (a) and (c), principal to be attributable to the Senior Component on a pro rata basis in accordance with the outstanding principal balance of such Senior Component relative to the outstanding principal balance of the Bethany Maryland Portfolio Mortgage Loan (exclusive of any Bethany Maryland Portfolio Capitalized Interest Amounts added thereto);

•	third, to the Junior Component, in an amount equal to all accrued and unpaid interest (excluding Default Interest and Bethany Maryland Portfolio Capitalized Interest Amounts) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Junior Component, until such time as the principal balance of the Junior Component (exclusive of any Bethany Maryland Portfolio Capitalized Interest Amounts added thereto) has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments with respect to the Bethany Maryland Portfolio Mortgage Loan, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the Bethany Maryland Portfolio Mortgage Loan, and (c) upon occurrence of the maturity date, a pro rata share of all principal payments made on or after the maturity date with respect to the Bethany Maryland Portolio Mortgage Loan, in the case of clause (a) and (c), principal to be attributable to the Junior Component on a pro rata basis in accordance with the outstanding principal balance of such Junior Component (exclusive of any Bethany Maryland Portfolio Capitalized Interest Amounts added thereto) relative to the outstanding principal balance of the Bethany Maryland Portfolio Mortgage Loan (exclusive of any Bethany Maryland Portfolio Capitalized Interest Amounts added thereto);

•	fifth, to the Senior Component, a pro rata share of any prepayment consideration due with respect to the Bethany Maryland Portfolio Mortgage Loan ( such pro rata share to be based on the relative amount of principal being paid on each of the Senior Component and the Junior Component), to the extent actually paid;

•	sixth, to the Junior Component, a pro rata share of any prepayment consideration due with respect to the Bethany Maryland Portfolio Mortgage Loan ( such pro rata share to be based on the relative amount of principal being paid on each of the Senior Component and the Junior Component), to the extent actually paid;

•	seventh, to the Senior Component, any late payment charges and Default Interest due in respect of the Senior Component in accordance with the related loan documents (after application as provided in the series 2007-C1 pooling and servicing agreement), until all such amounts are paid;

•	eighth, to the Junior Component, any late payment charges and Default Interest due in respect of the Junior Component in accordance with the related loan documents (after application as provided in the series 2007-C1 pooling and servicing agreement), until all such amounts are paid;

•	ninth, to the Junior Component, up to the amount of any cure payments made by the holder of the Junior Component or its designee with respect to the Bethany Maryland Portfolio Mortgage Loan; and

•	tenth, to the Junior Component, up to the amount of any Bethany Maryland Portfolio Capitalized Interest Amount paid by the borrower with respect to the Junior Component in accordance with the related loan documents.

On or prior to each distribution date, if a Bethany Maryland Portfolio Payment Application Trigger Event exists with respect to the Bethany Maryland Portfolio Mortgage Loan, amounts received during the related collection period with respect to the Bethany Maryland Portfolio Mortgage Loan, exclusive of certain related unpaid costs and expenses, and further exclusive of any master servicing fees, servicing advances and servicing expenses payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that mortgage loan under the series 2007-C1 pooling and servicing agreement, will be allocated to the Senior Component and the Junior Component as follows:

•	first, to the Senior Component, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Senior Component, all payments of principal received with respect to the Bethany Maryland Portfolio Mortgage Loan, in an amount equal to the principal balance of the Senior Component, until such principal balance has been reduced to zero;

•	third, to the Junior Component, in an amount equal to all accrued and unpaid interest (excluding Default Interest and Bethany Maryland Portfolio Capitalized Interest Amounts) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Junior Component, all payments of principal received with respect to the Bethany Maryland Portfolio Mortgage Loan and not otherwise allocated to the Senior Component, in an amount equal to the principal balance of the Junior Component (without regard to any Bethany Maryland Portfolio Capitalized Interest Amounts added thereto), until such principal balance has been reduced to zero;

•	fifth, to the Senior Component, a pro rata share of any prepayment consideration due with respect to the Bethany Maryland Portfolio Mortgage Loan ( such pro rata share to be based on the relative amount of principal being paid on each of the Senior Component and the Junior Component), to the extent actually paid;

•	sixth, to the Junior Component, a pro rata share of any prepayment consideration due with respect to the Bethany Maryland Portfolio Mortgage Loan (such pro rata share to be based on the relative amount of principal being paid on each of the Senior Component and the Junior Component), to the extent actually paid;

•	seventh, to the Senior Component, any late payment charges and Default Interest due in respect of the Senior Component in accordance with the loan documents (after application as provided in the series 2007-C1 pooling and servicing agreement), until all such amounts are paid;

•	eighth, to the Junior Component, any late payment charges and Default Interest due in respect of the Junior Component in accordance with the related loan documents (after application as provided in the series 2007-C1 pooling and servicing agreement), until all such amounts are paid;

•	ninth, to the Junior Component, up to the amount of any cure payments made by the holder of the Junior Component with respect to the Bethany Maryland Portfolio Mortgage Loan; and

•	tenth, to the Junior Component, up to the amount of any unpaid Bethany Maryland Portfolio Capitalized Interest Amounts with respect to the Junior Component.

All amounts set forth above in this ‘‘—Allocation of Payments’’ subsection that are allocable to previously unadvanced interest (other than Default Interest) on and principal of the Bethany Maryland Portfolio Senior Component shall be included in Net Available P&I Funds and all amounts set forth above that are allocable to interest (other than Default Interest) on and principal of the Bethany Maryland Portfolio Junior Component shall be included in Class BMP Available P&I Funds.

‘‘Bethany Maryland Portfolio Payment Application Trigger Event’’ means, with respect to the Bethany Maryland Portfolio Mortgage Loan, any of the following events: (i) the existence of a monetary mortgage event of default with respect to the Bethany Maryland Portfolio Mortgage Loan as to which the Class BMP Representative (or a designee of the Class BMP Representative) has not made a cure payment as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class BMP Representative; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus and in accordance with the series 2007-C1 pooling and servicing agreement; or (ii) the existence of a non-monetary mortgage event of default at a time when the Bethany Maryland Portfolio Mortgage Loan is a specially serviced mortgage loan; or (iii) the Bethany Maryland Portfolio Mortgaged Property has become an REO Property.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 22 underlying mortgage loans, collectively representing 23.2% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Tishman Speyer DC Portfolio I	4	5.8%
2.	Bethany Maryland Portfolio	4	4.1%
3.	Extendicare Portfolio	82	3.4%
4.	Bethany Houston Portfolio	8	2.8%
5.	Trophy Properties Portfolio	12	1.3%
6.	Costanza Portfolio	5	1.2%
7.	Bethany Austin Portfolio	4	1.2%

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
Lembi Portfolio	19	2.3%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as GTECH Office Campus – Immunex, representing 0.4% of the Initial Mortgage Pool Balance and 0.6% of the

Initial Loan Group 1 Balance, respectively, is cross-collateralized with the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as GTECH Office Campus – GTECH, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, respectively. Upon exercise of an option to purchase by the tenant under its lease of the property securing the GTECH Office Campus – Immunex mortgage loan, the GTECH Office Campus – Immunex mortgage loan, representing 0.4% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, respectively, must be either defeased in its entirety or, on or after the seventh anniversary of the first monthly payment date of the related mortgage loan, prepaid in full without any prepayment premium and such property will be released from the lien of the mortgage securing the GTECH Office Campus – Immunex mortgage loan and the lien of the mortgage securing GTECH Office Campus – GTECH mortgage loan, causing a termination of any cross-collateralization provisions with respect to those underlying mortgage loans.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior two tables and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	International Square, Tishman Speyer DC Portfolio I	5	13.1
2.	Bethany Maryland Portfolio, Bethany Houston Portfolio, Bethany Austin Portfolio, Bethany Blanding Place	17	8.4
3.	Cold Storage Industrial, CVS Vero Beach, Hy-Vee - 51st, Hy-Vee - Cedar Rapids, Hy-Vee - Olathe, Hy-Vee - Grand Avenue, Hy-Vee - Columbus, Citizens Michigan Portfolio 4, Citizens Illinois Portfolio 2, CVS - Chester, Walgreens - Loganville, Walgreens - New Castle, Walgreens - Canton, Walgreens - Parkville Walgreens - Columbus, Walgreens - Natchez	26	5.0
4.	Del Amo Financial Center, Sheraton LA	2	2.2
5.	Costanza Portfolio, Gypsum Mills	6	1.8
6.	Meadows at Lakeway Apartments, Colony at Lakeway Apartments, Trace at Lakeway Apartments, Place at Lakeway Apartments	4	1.1
7.	Eastern Market Place I, Eastern Market Place II, Eastern Market Place III, OSO Parkway	4	1.0

Partial Releases

Some of the mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus.

Property Substitutions

With respect to the Tishman Speyer DC Portfolio I Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance and 7.6% of the Initial Loan Group 1 Balance, the related borrower may obtain the release of one or more individual properties from the lien of the mortgage loan by substituting therefor one or more office building properties of like kind and quality acquired by the Tishman Speyer DC Portfolio I Borrower, provided that the aggregate loan amount for all individual properties so released may not constitute more than 33% of the original principal balance of the Tishman Speyer DC Portfolio I Mortgage Loan and subject to further conditions, as more fully described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan—Property Substitutions’’ in this offering prospectus.

With respect to the Extendicare Portfolio Mortgage Loan, representing 3.4% of the Initial Mortgage Pool Balance and 4.4% of the Initial Loan Group 1 Balance, the Extendicare Portfolio Borrowers may obtain the release of one or more Extendicare Portfolio Mortgaged Properties from the lien of the mortgage by substituting therefor one or more substitute properties, subject to the satisfaction of certain conditions, as further described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Substitutions’’ in this offering prospectus. In addition, in the event of an ‘‘operating lease default’’ or a ‘‘health care default’’ under the terms of the related loan documents with respect to a particular Extendicare Portfolio Mortgaged Property, such default will not constitute an event of default if the Extendicare Portfolio Borrower effects a substitution of the subject property in accordance with the related loan documents, as further described under ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Other Defeasance/Substitution Provisions’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rite Aid — La Plata, which mortgage loan represents 0.04% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, respectively, the related borrower may obtain a release of the Rite Aid — La Plata mortgaged real property and substitute as collateral for the Rite Aid — La Plata underlying mortgage loan another property acquired by the related borrower upon satisfaction of certain conditions set forth in the related mortgage loan documents, including, without limitation, receipt by the lender of (a) a current appraisal of the substitute property (i) showing an appraised value equal to 125% of the greater of (x) the fair market value of the released property at the time of substitution and (y) the fair market value of the released property at the closing of the underlying mortgage loan and (ii) which supports an aggregate loan to value of no greater than 50% and a loan to acquisition, if applicable, of no greater than 65%; (b) a certificate of the related borrower certifying that after substitution of the substitute property and the release of the mortgaged real property, the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the date of the substitution shall be equal to or greater than 1.50x; (c) if the underlying mortgage loan is part of a securitization, an opinion of counsel acceptable to the rating agencies that the substitution does not constitute a ‘‘significant modification’’ of the underlying mortgage loan under Section 1001 of the Internal Revenue Code of 1986, as amended, or otherwise cause a tax to be imposed on a ‘‘prohibited transaction’’ by any REMIC trust; and (d) a certified copy of the Rite Aid lease affecting the substitute property certified by the related borrower as being true and correct and containing substantially the same terms as the Rite Aid lease with respect to the mortgaged real property (including, without limitation, a base rent no greater than market, which is supported by the appraisal provided in connection with the substitution of property) and the credit rating for the tenant or lease guarantor shall be no less than ‘‘BB+’’ by S&P and tenant and lease guarantor shall not be subject to a bankruptcy or insolvency action.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	one hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 99.2% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month, and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. Notwithstanding the foregoing, with respect to the Bethany Maryland Portfolio Senior Component, the Bethany Houston Portfolio Mortgage Loan and the Bethany Austin Portfolio Mortgage Loan, collectively representing 8.0% of the Initial Mortgage Pool Balance and 34.9% of the Initial Loan Group 2 Balance, the mortgage interest rate of each such mortgage loan or loan component, as the case may be, increases to a specified rate that is higher than the current effective mortgage interest rate for each accrual period commencing approximately December 2008, as indicated in the footnotes to Annex A-1 to this offering prospectus.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust (or, in the case of the Bethany Maryland Portfolio Mortgage Loan, for the Senior Component thereof) is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 5.2650% per annum to 6.6800% per annum, and the weighted average of those mortgage interest rates was 5.9401% per annum.

Except for any Bethany Maryland Portfolio Capitalized Interest Amounts in respect of the Bethany Maryland Portfolio Mortgage Loan, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest. See ‘‘—Significant Underlying Mortgage Loans —The Bethany Maryland Portfolio Mortgage Loan—The Mortgage Loan’’ in this offering prospectus.

Balloon Loans.    One hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 97.8% of the Initial Mortgage Pool Balance, of which 104 mortgage loans are in Loan Group 1, representing 97.1% of the Initial Loan Group 1 Balance, and 40 mortgage loans are in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Sixty six (66) of the Balloon Loans identified in the prior paragraph, representing 73.0% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group 1, representing 68.0% of the Initial Loan Group 1 Balance, and 29 mortgage loans are in Loan Group 2, representing 89.9% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 53 of the Balloon Loans identified in the prior paragraph, representing 18.7% of the Initial Mortgage Pool Balance, of which 45 mortgage loans are in Loan Group 1, representing 22.1% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 7.3% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Fully Amortizing Mortgage Loans.    One (1) of the mortgage loans that we intend to include in the trust, representing 2.2% of the Initial Mortgage Pool Balance, both of which mortgage loans are in Loan Group 1, representing 2.9% of the Initial Loan Group 1 Balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Balloon Loans			All Mortgage Loans
	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Original Term to Maturity (Mos.)
Maximum	180	180	120	180	180	120
Minimum	60	60	60	60	60	60
Weighted Average	107	113	87	107	113	87
Remaining Term to Maturity (Mos.)
Maximum	178	178	120	178	178	120
Minimum	56	56	57	56	56	57
Weighted Average	105	111	85	106	112	85
Original Amortization Term (Mos.)
Maximum	360	360	360	360	360	360
Minimum	240	240	360	119	119	360
Weighted Average	347	345	360	328	325	360
Remaining Amortization Term (Mos.)
Maximum	360	360	360	360	360	360
Minimum	239	239	357	117	117	357
Weighted Average	346	345	359	327	324	359

The calculation of original and remaining amortization terms in the foregoing table (i) does not take into account 66 mortgage loans that we intend to include in the trust, collectively representing 73.0% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group 1, representing 68.0% of the Initial Loan Group 1 Balance, and 29 mortgage loans are in Loan Group 2, representing 89.9% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date, and (ii) with respect to the Bethany Maryland Portfolio Mortgage Loan, takes into account both the Senior Component and the Junior Component. In addition, with respect to 53 other mortgage loans that we intend to include in the trust, representing 18.7% of the Initial Mortgage Pool Balance, of which 45 mortgage loans are in Loan Group 1, representing 22.1% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 7.3% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Club Apartments, the related borrower is required to make additional monthly amortization payments of $26,572.32, solely to the extent available from excess cash flow, on and after the payment date in February 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Woodbridge Apartments, the related borrower is required to make additional monthly amortization payments of $11,670.28, solely to the extent available from excess cash flow, on and after the payment date in February 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as AXA Building, the related borrower is required to make additional monthly amortization payments of $7,451.04, solely to the extent available from excess cash flow, on and after the payment date in February 2012; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Kozy Court-Mobile Manor, the related borrower is required to make additional monthly amortization payments of $5,929.86, solely to the extent available from excess cash flow, on and after the payment date in February 2012.

The underlying mortgage loans identified in the preceding bullets are treated as interest-only mortgage loans for purposes of the foregoing table and therefore the calculation of original and remaining amortization terms in that table does not take those loans into account.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and

Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions	Mortgage Pool	Loan Group 1	Loan Group 2	% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
L, D, O	80	50	30	66.9	63.7	77.6
L, D	36	31	5	11.3	11.4	10.9
L, D or YM(1), O	3	2	1	10.9	12.3	6.4
YM, D or YM, O(1)	16	16	0	7.0	9.1	0
L, YM1%, O	6	5	1	3.0	3.4	1.9
YM1%, O	1	0	1	0.5	0	2.3
L, YM1%	3	1	2	0.3	0.1	1.0

(1)	The prepayment consideration period identified as ‘‘D or YM’’ is, for the purposes of this offering prospectus, treated as a yield maintenace period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YM1%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount;

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 128 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 142 months with respect to the entire mortgage pool, 142 months with respect to Loan Group 1 and 119 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 23 months with respect to the entire mortgage pool, 23 months with respect to Loan Group 1 and 23 months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 91 months with respect to the entire mortgage pool, 96 months with respect to Loan Group 1 and 76 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2007-C1 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open prepayment periods generally begin not more than 12 months prior to stated maturity. Notwithstanding the foregoing, with respect to underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as GTECH Office Campus – GTECH and GTECH Office Campus – Immunex, together representing 0.9% of the Initial Mortgaged Pool Balance and 1.2% of the Initial Loan Group 1 Balance, respectively, the related loan documents provide that the loans may be prepaid without any yield maintenance or other prepayment penalty during the last thirty-four months of the ten-year loan term of such mortgage loans.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Defeasance Loans.    One hundred sixteen (116) of the mortgage loans that we intend to include in the trust, representing 78.2% of the Initial Mortgage Pool Balance, of which 81 mortgage loans are in Loan Group 1, representing 75.2% of the Initial Loan Group 1 Balance, and 35 mortgage loans are in Loan Group 2, representing 88.5% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The State Street Building Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$362,000,000(1)
Loan per Square Foot:	$742(2)
% of Initial Mortgage Pool Balance:	9.7%
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.659% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP (3)
Hyperamortization:	NAP(3)
Maturity Date:	January 11, 2017
Maturity Balance:	$362,000,000
Borrower:	Lincoln Street Property Owner, LLC
Sponsor:	The Fortis Property Group, LLC
Defeasance/Prepayment:	Defeasance permitted the earlier to occur of (x) the second anniversary of the last securitization involving any portion of the State Street Building Loan Combination and (y) the third anniversary of the Closing Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repair Reserve(4)
Ongoing Reserves:	Basic Carrying Costs Reserve (Tax and Insurance)(5)
Lockbox:	Hard(6)
Other Secured Debt:	$413,000,000 State Street Building Non-Trust Loans (1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Boston, Massachusetts
Year Built:	2003
Year Renovated:	NAP(3)
Square Feet:	1,045,106(7)
Occupancy:	100%
Occupancy Date:	December 8, 2006
Ownership Interest:	Fee
Property Management:	Tenant-Managed
U/W NCF:	$51,025,884(8)
U/W NCF DSCR:	1.15x(8)(9)
Cut-off Date U/W NCF DSCR:	1.15x(8)(9)
Appraised Value:	$889,000,000
Appraisal As of Date:	November 20, 2006
Cut-off Date LTV Ratio:	87.2%(10)
Maturity LTV Ratio:	87.2%(10)

(1)	The State Street Building Mortgage Loan is part of the State Street Building Loan Combination that also includes the State Street Building Non-Trust Loans in the aggregate principal amount of $413,000,000.

(2)	Based on a loan amount comprised of the entire State Street Building Loan Combination of $775,000,000. The amount of $775,000,000 is comprised of three pari passu A notes. The Loan per Square Foot based on the $362,000,000 State Street Building Mortgage Loan is $346.

(3)	NAP means not applicable.

(4)	At origination, the State Street Building Borrower deposited $190,000 into an engineering escrow account to pay for required repairs at the State Street Building Mortgaged Property.

(5)	Following the occurrence and during the continuance of an event of default or if State Street Building Borrower fails to deliver proof that all insurance premiums for required insurance policies have been paid in full no later than 15 days prior to the due date for payment of such premiums or if State Street Building Borrower fails to deliver proof that all taxes and other impositions with respect to the State Street Building Mortgaged Property have been paid in full no later than 15 days prior to the date such impositions would be delinquent, then the State Street Building Borrower will make monthly deposits into a basic carrying costs reserve account in an amount equal to (i) one-twelfth of an amount which would be sufficient to pay the taxes and other impositions payable during the following 12 months and (ii) one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of required insurance policies.

(6)	See ‘‘—Lockbox’’ below.

(7)	Square footage is inclusive of 20,108 square feet of storage space, for which there are no associated rental payments, nor is such space included in expense reimbursement calculations.

(8)	The U/W NCF and U/W NCF DSCR include rental payments for the parking garage calculated by averaging rental payments (based on annual increases of $400,000 through 2009 and assuming certain consumer pricing index increases thereafter) over the term of the leases.

(9)	The U/W NCF DSCR was calculated based on U/W NCF and interest-only payments based on a loan amount comprised of the entire State Street Building Loan Combination of $775,000,000.

(10)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the entire State Street Building Loan Combination of $775,000,000.

The Borrower and Sponsor.    The State Street Building Borrower is Lincoln Street Property Owner, LLC, a Delaware limited liability company, which is sponsored by The Fortis Property Group, LLC, the primary principals of which are Joel and Margaret Kestenbaum, Jonathan Landau and Terrence Storey. The Fortis Property Group, LLC has over 20 years of experience as a diversified real estate investment, operating and development company with approximately 3 million square feet of commercial properties and approximately 450 residential units in their portfolio.

The Mortgage Loan.    The State Street Building Mortgage Loan was originated on December 27, 2006 and has a cut-off date balance of $362,000,000. The State Street Building Mortgage Loan is one of three (3) mortgage loans, together referred to as the ‘‘State Street Building Loan Combination,’’ that are all secured by the State Street Building Mortgaged Property. The State Street Building Loan Combination is comprised of: (a) the State Street Building Mortgage Loan; and (b) the State Street Building Non-Trust Loans in the aggregate principal amount of $413,000,000, which will not be included in the trust, and which are, at all times, pari passu in right of payment with the State Street Building Mortgage Loan. All of the mortgage loans in the State Street Building Loan Combination are obligations of the State Street Building Borrower, are secured by the State Street Building Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the State Street Building Mortgage Loan and the State Street Building Non-Trust Loans are governed by the State Street Building Co-Lender Agreement, which is described under ‘‘Loan Combinations—The State Street Building Mortgage Loan— Co-Lender Agreement’’.

The State Street Building Mortgage Loan (as well as each of the State Street Building Non-Trust Loans) is a ten year loan with a stated maturity date of January 11, 2017 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.659% per annum. On the eleventh day of each month, but excluding the stated maturity date, the State Street Building Borrower is required to make interest-only payments on the State Street Building Mortgage Loan. The principal balance of the State Street Building Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The State Street Building Borrower is prohibited from voluntarily prepaying the State Street Building Mortgage Loan, in whole or in part, on or prior to October 11, 2016. At any time subsequent to October 11, 2016, the State Street Building Borrower may prepay the State Street Building Mortgage Loan, in whole, but not in part, as of the last day of any interest accrual period, without payment of any prepayment consideration (except if the State Street Building Mortgage Loan is prepaid on a date other than a payment date, the State Street Building Borrower is required to pay interest through to the next payment date), provided that the State Street Building Borrower simultaneously prepays the State Street Building Non-Trust Loans.

The State Street Building Borrower may defease the State Street Building Loan Combination, in whole or in part, at any time after the earlier to occur of (x) the second anniversary of the last securitization involving any portion of the State Street Building Loan Combination and (y) the third anniversary of the origination of the State Street Building Loan Combination and prior to the calendar month immediately preceding the Maturity Date, as of the last day of an interest accrual period, and by doing so in full obtain the release of the State Street Building Mortgaged Property. A defeasance will be effected by the State Street Building Borrower pledging substitute collateral that consists of direct, non-callable government securities that produce payments which replicate the payment obligations of the State Street Building Borrower under the State Street Building Loan Combination and are sufficient to pay off the State Street Building Loan Combination in part or in its entirety, at the State Street Building Borrower’s election. The State Street Building Borrower’s right to defease any part or the entirety of State Street Building Loan Combination is subject to, among other things, the applicable rating agencies each confirming, in connection with the securitization of any mortgage loan comprising the State Street Building Loan Combination, that such defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan.

The Mortgaged Property.    The State Street Building Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the State Street Building Borrower in the State Street Building Mortgaged Property.

The State Street Building Mortgaged Property is a 36-story Class A office building located in Boston, Massachusetts, with approximately 1,045,106 square feet of net rentable area, which includes 20,108 square feet of storage space for which there are no associated rental payments, nor is such space included in expense reimbursement calculations. The State Street Building Mortgaged Property also includes a 900 space, five level underground parking garage. The building was built in 2003 and serves as State Street Corporation’s corporate headquarters.

The building is 100% leased by SSB Realty, LLC (‘‘SSB’’), under an office lease and a garage lease. Under such leasing arrangement, SSB also acts as the day-to-day property manager of the State Street Building Mortgaged Property. Both the

office lease and the garage lease with SSB have terms that expire on September 30, 2023. The amount of annual fixed rent under the office lease is approximately $63,888,125 throughout the initial 20-year term. The annual fixed rent for the calendar year 2007 under the garage lease is $4,000,000. The annual fixed rent under the garage lease increases to $4,400,000 in 2008 and $4,800,000 in 2009, with annual consumer price index adjustments thereafter. SSB has the right to extend the term of both leases for two (2) additional terms of ten (10) years each. Pursuant to the terms of the office lease, SSB has a right of first offer to purchase the State Street Building Mortgaged Property or the entity owning such property. SSB waived its right of first offer in connection with the State Street Building Borrower’s acquisition of the State Street Building Mortgaged Property, which acquisition was funded in part by the State Street Building Loan Combination. The obligations of SSB under both the office lease and the garage lease are guaranteed by State Street Corporation, which is rated AA– by S&P and AA– by Fitch.

SSB subleases the 14th floor and floors 16 through 20 to Kirkpatrick & Lockhart Nicholson Graham LLP, a law firm. In the fifth lease year, the sub-tenant has the right to lease all or any part of the 15th floor for the remainder of its lease term at rental rates pursuant to the sublease. Following the 10th lease year anniversary, Kirkpatrick & Lockhart Nicholson Graham LLP may terminate its sublease at any time on a full floor basis with payment of a fee. Additionally, SSB subleases 933 square feet of retail space to Liberty Travel, Inc., 560 square feet of retail space to Martin’s News Shops of Boston, Inc. and 1,070 square feet and 12 parking spaces to Select Car Rental, LLC.

Lockbox.    The State Street Building Borrower is required to cause all gross income from the State Street Building Mortgaged Property to be deposited into a lockbox account under the control of the lender. Upon the occurrence of an event of default under the loan agreement, the funds in the lockbox account will be disbursed as follows: (i) tax amounts and insurance amounts to the basic carrying costs tax and insurance account; (ii) monthly debt service, default interest and other amounts due under the State Street Building Loan Combination to the debt service account; (iii) the required replacement installment amount to the recurring replacement account; and (iv) the reletting reserve monthly installment to the reletting account.

Terrorism Coverage.    During any period that TRIA is in effect, if ‘‘acts of terrorism’’ or other similar acts or events are excluded from the State Street Building Borrower’s comprehensive all risk insurance policy (including business interruption, rent loss or similar insurance coverage), the State Street Building Borrower is required to obtain an endorsement to such policy, or a separate policy insuring against all ‘‘certified acts of terrorism’’ as defined by TRIA and ‘‘fire following’’, each in an amount equal to 100% of the actual replacement value (exclusive of the premises, footings and foundations) with a waiver of depreciation. During any period that TRIA is not in effect, if ‘‘acts of terrorism’’ or other similar acts or events or ‘‘fire following’’ are excluded from the State Street Building Borrower’s comprehensive all risk insurance policy or business interruption insurance coverage, the State Street Building Borrower is required to obtain an endorsement to such policy, or a separate policy insuring against all such excluded acts or events, to the extent such policy or endorsement is available in an amount determined by lender but in no event greater than the total insurable value plus the required business interruption coverage amount; provided, however, the State Street Building Borrower will not be required to pay annual premiums in excess of three times the premium in effect as of the origination of the State Street Building Mortgage Loan for the required (i) comprehensive all risk insurance coverage, (ii) general liability insurance coverage and (iii) business interruption insurance coverage.

II. The 1745 Broadway Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$340,000,000
Loan per Square Foot:	$534
% of Initial Mortgage Pool Balance:	9.2%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.680% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2017
Maturity Balance:	$340,000,000
Borrower:	1745 Broadway Associates LLC
Sponsor:	The Witkoff Group LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(2)
Lockbox:	Hard(3)
Other Secured Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office(4)
Location:	New York, New York
Year Built:	2003
Year Renovated:	NAP(1)
Square Feet:	636,598(5)
Occupancy:	100.0%
Occupancy Date:	January 1, 2007
Ownership Interest:	Leasehold
Property Management:	Self Managed(6)
U/W NCF:	$22,877,703(7)
U/W NCF DSCR:	1.17x(8)
Cut-off Date U/W NCF DSCR:	1.17x(8)
Appraised Value:	$525,000,000
Appraisal As of Date:	January 1, 2007
Cut-off Date LTV Ratio:	64.8%
Maturity LTV Ratio:	64.8%

(1)	NAP means not applicable.

(2)	The 1745 Broadway Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, these deposits into the tax and insurance reserve account are not required so long as the Random House lease is in effect and the tenant is directly making payments of taxes and insurance.

(3)	See ‘‘—Lockbox’’ below.

(4)	Office condominium unit within a Class A building known as the 1745 Broadway Building that also includes a retail condominium component and a residential condominium component which are not part of the 1745 Broadway Mortgaged Property.

(5)	Reflects the square footage of the office condominium unit comprising the 1745 Broadway Mortgaged Property. In addition, collateral consists of a 92.5% share of the common elements of the commercial condominium portion of the 1745 Broadway Building. See ‘‘—The Mortgaged Property’’ below.

(6)	The tenant, Random House, Inc., self-manages its space.

(7)	Reflects in-place U/W NCF. U/W NCF is projected to be $28,096,652 based on assumed remeasurement of the square footage of the 1745 Broadway Mortgaged Property by an additional 37,124 square feet and the related additional rent at estimated market rents upon expiration of the Random House lease in 2018 and certain other lease-up assumptions.

(8)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $28,096,652 (described in footnote (7) above) is 1.43x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF(2)	Ratings(3)	Lease Expiration Date
Random House, Inc.	636,598	100.0%	100.0%	$32.19(4)	BBB+/BBB+	6/30/2018(5)
Total	636,598	100.0%	100.0%

(1)	Tenant’s lease is guaranteed by parent company Bertelsmann AG and its subsidiary Bertelsmann, Inc.

(2)	Reflects in-place net base rent.

(3)	Credit ratings are those by S&P and Fitch, respectively, and reflect the ratings of the parent company and lease guarantor Bertelsmann AG.

(4)	Net base rent under long term net lease. Tenant responsible for additional charges including taxes, ground rent and condominium charges.

(5)	The lease provides for 2, 10-year renewal options at 95% of fair market value.

The Borrower and Sponsor.    The 1745 Broadway Borrower is 1745 Broadway Associates LLC, a Delaware limited liability company, which is ultimately controlled by The Witkoff Group LLC. The Witkoff Group LLC is a fully integrated real estate investment firm that owns a diverse portfolio of real estate in select U.S. markets. The Witkoff Group LLC reports that it specializes in identifying and acquiring undervalued properties in key central business district locations as well as assets with strong repositioning potential in newly emerging markets. The Witkoff Group LLC portfolio includes a number of office buildings in Manhattan, such as The Woolworth Building, 866 Third Avenue, 33 Maiden Lane, Ten Hanover Square, and 220 East 42nd Street. Affiliates of two of the mortgage loan sellers are indirect equity holders of the 1745 Broadway Borrower. However, another equity owner has proposed to acquire or arrange for the acquisition from those mortgage loan sellers of their indirect interests in the 1745 Broadway Borrower.

The Mortgage Loan.    The 1745 Broadway Mortgage Loan was originated on December 22, 2006 and has a cut-off date balance of $340,000,000. The 1745 Broadway Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2017. The 1745 Broadway Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.680% per annum. On the eleventh day of each month through but excluding the stated maturity date, the 1745 Broadway Borrower is required to make payments of interest only on the 1745 Broadway Mortgage Loan. The principal balance of the 1745 Broadway Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 1745 Broadway Borrower is prohibited from voluntarily prepaying the 1745 Broadway Mortgage Loan, in whole or in part, prior to October 11, 2016. From and after October 11, 2016, the 1745 Broadway Borrower may prepay the 1745 Broadway Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

The 1745 Broadway Borrower may defease the 1745 Broadway Mortgage Loan in whole only at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the 1745 Broadway Mortgaged Property. A defeasance will be effected by the 1745 Broadway Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i), as amended, that produce payments which replicate the payment obligations of the 1745 Broadway Borrower under the 1745 Broadway Mortgage Loan and are sufficient to pay off the 1745 Broadway Mortgage Loan in its entirety on the stated maturity date. The 1745 Broadway Borrower’s right to defease the entire 1745 Broadway Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency.

The Mortgaged Property.    The 1745 Broadway Mortgage Loan is secured by (i) a first priority mortgage lien (securing $220,000,000 of the total loan amount), and (ii) a second priority lien (securing the remaining $120,000,000 of the total loan amount), on the 1745 Broadway Borrower’s leasehold interest in the 1745 Broadway Mortgaged Property, which consists of an office condominium unit with 636,598 square feet of net rentable area located in the 1745 Broadway Building, a building that was completed in 2003. The 1745 Broadway Mortgaged Property also consists of a 92.5 % ownership interest in common elements of the commercial condominium portion of the 1745 Broadway Building. The 1745 Broadway Building, located between West 55th and West 56th Street on Broadway in Midtown Manhattan, is comprised of three condominium components: (i) the office condominium unit comprised principally of 636,598 square feet of office space on floors 2-25 (which office condominium unit and its related 92.5% interest in the common elements of the commercial condomium elements constitutes the 1745 Broadway Mortgaged Property), (ii) a retail condominium unit with ground floor retail space, a two-level parking garage and storage space, and (iii) 108 residential condominium units on floors 27-50. The commercial retail condominium unit and the residential condominium units are not part of the collateral for the 1745 Broadway Mortgage Loan. Since its completion in 2003, the 1745 Broadway Mortgaged Property has been 100% occupied by Random House, Inc. (‘‘Random House’’) pursuant to a long-term net lease that expires June 30, 2018. Headquartered at 1745 Broadway, Random House reports that it is the world’s largest English-language general trade book publisher.

See ‘‘Risk Factors—The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property’’ and ‘‘—Risks Associated with Condominium Ownership’’ above in this offering prospectus.

Lockbox.    The 1745 Broadway Borrower is required to cause all tenants to deposit rents directly into a lockbox account. All funds in the lockbox account will be swept daily by the lockbox bank into the cash management account. Provided no event of default on the 1745 Broadway Mortgage Loan shall have occurred and be continuing, the cash management bank will apply the funds in the cash management account in the following order of priority: first, to monthly escrow payments of taxes and insurance premiums, second, to debt service payments, third, to pay the lender for any other amounts due under the loan documents and fourth, the balance, if any, to the 1745 Broadway Borrower. All funds on deposit in the cash management account following the occurrence and continuance of an event of default may be applied by lender in such priority as lender shall determine in its sole discretion.

The Random House Lease.    Pursuant to a lease agreement dated as of June 30, 2003 (the ‘‘Random House Lease’’), Random House leases 100% of the 1745 Broadway Mortgaged Property from the 1745 Broadway Borrower. The Random House Lease is for an initial 15-year term expiring on June 30, 2018. Random House has the right to extend the Random House Lease for two, 10 year terms, each at 95% of the then fair market rent. Pursuant to the Random House Lease, Random House pays a monthly net base rent with contractual escalations during the term of the lease, and is responsible for additional charges relating to the 1745 Broadway Mortgaged Property including payment of real estate taxes, ground rent and condominium charges. Random House has no termination rights under the Random House Lease other than in connection with a casualty or condemnation. The Random House Lease is guaranteed by parent company Bertelsmann AG (which is rated BBB+/BBB+ by S&P and Fitch, respectively) and affiliated entity Bertelsmann, Inc.

First Right of Refusal.    Random House has a first right of refusal during the initial term of the Random House Lease and during the option terms (if exercised) with respect to the entire 1745 Broadway Mortgaged Property. If the 1745 Broadway Borrower desires to sell the 1745 Broadway Mortgaged Property, whether in an asset transaction or, in substance, as a transfer of ownership interests, directly or indirectly, pertaining to same, the 1745 Broadway Borrower shall give Random House notice offering to sell the 1745 Broadway Mortgaged Property to Random House at the purchase price and on the terms and conditions contained in a contract of sale delivered with the notice. Within 15 days after such notice from the 1745 Broadway Borrower to Random House, Random House shall elect, by notice to the 1745 Broadway Borrower, to either (i) purchase the 1745 Broadway Mortgaged Property on the terms contained in the contract or (ii) refuse to purchase the 1745 Broadway Mortgaged Property. If the 1745 Broadway Borrower does not consummate the proposed transfer to the 3rd party purchaser in accordance with the aforementioned within 6 months after the date of Random House’s refusal or deemed refusal to purchase, and if a sale of the 1745 Broadway Mortgaged Property is desired by the 1745 Broadway Borrower after such period, Borrower must again offer the 1745 Broadway Mortgaged Property to Random House. If the 1745 Broadway Borrower desires to consummate a transaction in which the purchase price is not substantially the same as the offered price given in the prior notice to Random House, the 1745 Broadway Borrower shall, prior to such consummation of such transaction, give Random House the option to elect to purchase or refuse to purchase. Pursuant to Section 44.03(a) of the Random House Lease, Random House’s right of first refusal shall not apply to the transfer of the 1745 Broadway Mortgaged Property at a foreclosure sale or by transfer or assignment in lieu of foreclosure (but shall survive such foreclosure or transfer or assignment).

Terrorism Coverage.    The 1745 Broadway Borrower is required, in accordance with the related loan documents, to maintain terrorism insurance, subject to a cap on the annual premium of $1,000,000.

Leasehold.    The 1745 Broadway Mortgaged Property is a leasehold interest pursuant to that certain agreement of lease dated as of December 14, 1999 between AMSI Investors, Sheila Engel and 1741 Broadway Associates LP, collectively as lessor, and Bertelsmann 56th Street Commercial, LLC, as lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the ‘‘1745 Broadway Ground Lease’’). The term of the 1745 Broadway Ground Lease will expire on March 31, 2098. The 1745 Broadway Ground Lease provides for ten, 5-year renewal options at fair market value, but no less than 85% of the ground rent last in effect. The 1745 Broadway Ground Lease provides for contractual escalations of the annual ground rent payments during the term of the lease. The ground rent payment for year 2007 is $2,135,947. The 1745 Broadway Borrower is responsible for 100% of the ground rent payments.

Condominium.    The 1745 Broadway Mortgaged Property’s leasehold interest is in a commercial condominium within the 1745 Broadway Building comprised of the office condominium unit and the retail condominium unit pursuant to a certain Declaration of The Random House Condominium dated June 14, 2002.

III. Westfield San Francisco Emporium Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$300,000,000(1)
Loan per Square Foot:	$310(2)
% of Initial Mortgage Pool Balance:	8.1%
Shadow Rating (S&P/Fitch):	BBB−/ BBB+
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.046% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	January 11, 2017
Maturity Balance:	$300,000,000
Borrower:	Emporium Mall LLC
Sponsor:	Westfield America Limited Partnership and Forest City Enterprises, Inc.
Defeasance/Prepayment:	Defeasance permitted beginning two years after securitization. Prepayment with penalty permitted beginning two years after Issue Date. Prepayment without penalty permitted six months prior to scheduled maturity date.
Up-Front Reserves:	NAP(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement and Rollover Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	$135,000,000 Subordinate Non-Trust Loan(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	San Francisco, CA
Year Built:	Early 1900’s; 2006
Year Renovated:	NAP(4)
Gross Square Feet:	966,442(8)
Collateral Square Feet:	609,200(8)
Overall Occupancy:	98.1%(9)
In-Line Occupancy:	98.0%(9)
Occupancy Date:	November 21, 2006
Ownership Interest:	Fee
Property Management:	Westfield, LLC, an affiliate of the Borrower
In-Line Sales PSF:	NAP(10)
In-Line Cost of Occupancy	NAP(10)
U/W NCF:	$30,120,744(11)
U/W NCF DSCR:	1.64x(12)
Cut-off Date U/W NCF DSCR:	1.64x(12)
Appraised Value:	$622,000,000(13)
Appraisal As of Date:	October 27, 2006
Cut-off Date LTV Ratio:	48.2%(14)
Maturity LTV Ratio:	48.2%(14)

(1)	The Westfield San Francisco Emporium Mortgage Loan is part of the Westfield San Francisco Emporium Loan Combination that also includes the Westfield San Francisco Emporium Non-Trust Loans in the aggregate cut-off date principal amount of $135,000,000 (represented by the Westfield San Francisco Emporium Note B-1 Non-Trust Loan and the Westfield San Francisco Emporium Note B-2 Non-Trust Loan).

(2)	Based solely on a loan amount comprised of the Westfield San Franscisco Emporium Mortgage Loan and gross square feet of the entire mall including any anchor or in-line tenant space not part of the collateral.

(3)	The weighted average mortgage interest rate for the Westfield San Francisco Emporium Non-Trust Loans is 5.80433%.

(4)	NAP means not applicable.

(5)	Upon an event of default, the Westfield San Francisco Emporium Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to 105% of one-twelfth of the estimated annual real estate taxes and an amount equal to one-twelfth of the estimated annual insurance premiums payable during the following twelve months with respect to the Westfield San Francisco Emporium Mortgaged Property. In lieu of making monthly deposits, guarantor may provide one or more letters of credit for the amount that would have been held in the reserve for the next twelve (12) month period had Westfield San Francisco Emporium Borrower been making the required monthly deposits.

(6)	Upon an event of default, the Westfield San Francisco Emporium Borrower is required to make monthly deposits into a replacement and rollover reserve account in the amount of one-twelfth of the product of $1.20 and the gross rentable square feet of the in-line tenant space at the Westfield San Francisco Emporium Mortgaged Property of 315,291 square feet as provided in the related loan documents. In lieu of making monthly deposits, guarantor may provide one of more letters of credit for the amount that would have been held in the reserve for the next twelve (12) month period had Westfield San Francisco Emporium Borrower been making the required monthly deposits.

(7)	See ‘‘—Lockbox’’ below.

(8)	Gross square feet reflects total square feet including any anchor or in-line tenant space not part of the collateral. Collateral square feet comprising the Westfield San Francisco Emporium Mortgaged Property consists of 609,200 square feet comprised of 363,101 square feet of retail space, which includes a 52,636 square foot 9-screen cinema, and 246,099 square feet of office space.

(9)	Overall occupancy and in-line occupancy reflect square footage leased including leases out-for-signature and certain other lease-up assumptions. Excluding out-for-signature leases and certain other lease-up assumptions, overall occupancy is 91.9% and in-line occupancy is 91.6%.

(10)	Not applicable due to the Westfield San Francisco Emporium Mortgaged Property opening in September 2006.

(11)	Reflects in-place U/W NCF. Projected U/W NCF is projected to be $33,234,246 based on assumed execution of leases out-for-signature and lease-up of vacant office space to 95% occupancy and certain other lease-up assumptions.

(12)	Based on in-place U/W NCF and calculated based on the annual interest only payments for the Westfield San Francisco Emporium Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.14x. The U/W DSCR based on the projected U/W NCF of $33,234,246 (described in footnote (11) above) is 1.81x for the Westfield San Francisco Emporium Mortgage Loan only. The U/W NCF DSCR based on that projected U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.26x.

(13)	Aggregate of as-is appraised value of $550,000,000 for the retail portion and $72,000,000 for the office portion of the Westfield San Francisco Emporium Mortgaged Property. The stabilized value for the office portion as of February 1, 2008 is $90,000,000 resulting in an aggregate stabilized value of $640,000,000.

(14)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Westfield San Francisco Emporium Mortgage Loan and do not take into account the Westfield San Francisco Emporium Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Westfield San Francisco Emporium Loan Combination are both 69.9%. The Cut-off Date LTV of the Westfield San Francisco Emporium Mortgage Loan based on the stabilized appraised value (described in footnote (13) above), without regard to the Westfield San Francisco Emporium Non-Trust Loans, is 46.9%. The Cut-Off Date LTV of the entire Westfield San Francisco Emporium Loan Combination based on that stabilized appraised value is 68.0%.

Major Retail and In-Line Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues(3)	Rent PSF(4)	Ratings(5)	Lease Expiration Date
Bloomingdale’s(6)	352,416	36.5%	0.3%	$0.25	BBB/BBB+	10/29/2021
Century Theaters	52,636	5.4	4.0	$24.00	B/NR	9/30/2016
Bristol Farms	28,780	3.0	3.1	$33.33	BB−/BB−	1/31/2017
Borders.	20,000	2.1	2.7	$42.00	NR	1/31/2017
H&M.	14,479	1.5	2.2	$47.50	NR	1/31/2017
Ruehl.	11,087	1.1	2.5	$70.00	NR	1/31/2017
Adidas	11,049	1.1	2.3	$65.00	NR	1/31/2022
Total	490,447	50.7%	17.1%

(1)	The seven major retail and in-line tenants are ranked by approximate square feet of the retail portion of the Westfield San Francisco Emporium Mortgaged Property.

(2)	The percentages of total square feet are based on the entire Westfield San Francisco Emporium aggregating 966,442 square feet, comprised of 720,343 square feet of retail space and 246,099 square feet of office space at the Westfield San Francisco Emporium Mortgaged Property.

(3)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the entire Westfield San Francisco Emporium Mortgaged Property.

(4)	Reflects in-place base rent.

(5)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(6)	Bloomingdale’s owns its store which is not part of the collateral.

Major Office Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues (3)	Rent PSF (4)	Ratings(5)	Lease Expiration Date
San Francisco State University	107,125	11.1%	10.5%	$30.50	NR	12/31/2021
Microsoft.	76,614	7.9	7.6	$33.00	NR	12/31/2014(6)
Burke Williams Spa	15,841	1.6	2.2	$43.00	NR	1/31/2022
Total	199,580	20.7%	20.2%

(1)	The three major office tenants are ranked by approximate total square feet of the Westfield San Francisco Emporium Mortgaged Property.

(2)	The percentages of total square feet are based on the entire Westfield San Francisco Emporium aggregating 966,442 square feet comprised of 720,343 square feet of retail space and 246,099 square feet of office space at the Westfield San Francisco Emporium Mortgaged Property.

(3)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the entire property.

(4)	Reflects in-place base rent.

(5)	Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(6)	The lease for 5,000 square feet of the 76,614 square feet is out for signature.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	465	0.0	0.0%	244,999	0.8	0.8%
2011	100	0.0	0.1%	65,000	0.2	1.0%
2012(3)	52,699	5.5	5.5%	1,429,532	4.6	5.6%
2013(4)	250	0.0	5.5%	70,000	0.2	5.8%
2014(5)	76,614	7.9	13.5%	2,363,262	7.6	13.3%
2015	588	0.1	13.5%	86,201	0.3	13.6%
2016	86,040	8.9	22.4%	4,676,622	15.0	28.6%
2017 and beyond(6) (7)	731,137	75.7	98.1%	22,329,226	71.4	100.0%
Vacant	18,549	1.9	100.0%	0	—	100.0%
Total	966,442	100.0%		$31,264,842	100.0%

(1)	The percentages of total square feet are based on the total square feet of the Westfield San Francisco Emporium Mortgaged Property.

(2)	Based on in-place underwritten base rental revenues of the Westfield San Francisco Emporium Mortgaged Property.

(3)	Includes 34,191 square feet of currently vacant office space which is assumed to be leased for a term of five years commencing in July 2007 and expiring in July 2012.

(4)	Includes a lease for 150 square feet which is out for signature but not yet executed.

(5)	Includes a lease for 5,000 square feet which is out for signature but not yet executed.

(6)	Includes leases for 14,863 square feet which is out for signature but not yet executed.

(7)	Includes Bloomingdale’s (352,416 square feet) and Global Gourmet (4,826 square feet) which are not part of the collateral.

The Borrower and Sponsor.    The Westfield San Francisco Emporium Borrower is Emporium Mall LLC, a Delaware limited liability company, that is 100% indirectly owned and controlled by Westfield America Limited Partnership, a subsidiary of the Westfield Group, and Forest City Enterprises, Inc. The Westfield Group is the largest retail property group in the world by equity market capitalization and the sixth largest entity listed on the Australian Stock Exchange. Operating on a global platform, the Westfield Group is an internally managed shopping centre group, undertaking ownership, development, design, construction, funds and asset management, property management, leasing and marketing employing in excess of 4,400 staff worldwide. The Westfield Group reports that it has interests in an investment portfolio of 121 shopping centres valued in excess of $44.2 billion located in Australia, the United States, New Zealand and the United Kingdom. Forest City Enterprises, Inc. is a publicly traded national real estate company listed on the New York Stock Exchange under the symbol FCEA. Headquartered in Cleveland, Ohio, Forest City Enterpreises, Inc. reports that it is is principally engaged in the ownership, development and management of commercial and residential real estate throughout the United States.

The Mortgage Loan.    The Westfield San Francisco Emporium Mortgage Loan is part of the Westfield San Francisco Emporium Loan Combination which is comprised of (i) the Westfield San Francisco Emporium Mortgage Loan and (ii) the Westfield San Francisco Emporium Non-Trust Loans in the aggregate principal amount of $135,000,000 (represented by the Westfield San Francisco Emporium Note B-1 Non-Trust Loan and the Westfield San Francisco Emporium Note B-2 Non-Trust Loan). All of the mortgage loans which comprise the Westfield San Francisco Emporium Loan Combination are secured by the Westfield San Francisco Emporium Mortgaged Property. The Westfield San Francisco Emporium Non-Trust Loans, which will not be included in the trust, are, subsequent to an event of default on the Westfield San Francisco Emporium Loan Combination, subordinate in right of payment to the Westfield San Francisco Emporium Mortgage Loan (with the Westfield San Francisco Emporium Non-Trust Loans being pari passu in right of payment with each other). All of the mortgage loans in the Westfield San Francisco Emporium Loan Combination are obligations of the Westfield San Francisco Emporium Borrower and are cross-defaulted with each other. The respective rights of the holders of the Westfield San Francisco Emporium Mortgage Loan and the Westfield San Francisco Emporium Non-Trust Loans will be governed by the Westfield San Francisco Emporium Co-Lender Agreement. See ‘‘Loan Combinations — The Westfield San Francisco Emporium Loan Combination.’’

The Westfield San Francisco Emporium Mortgage Loan was originated on December 28, 2006 and has a cut-off date principal balance of $300,000,000. The Westfield San Francisco Emporium Mortgage Loan is a ten-year loan with a stated

maturity date of January 11, 2017. The Westfield San Francisco Emporium Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.046% per annum. The Westfield San Francisco Emporium Non-Trust Loans accrue interest on an Actual/360 Basis at a weighted average fixed interest rate, in the absence of default, of 5.80433% per annum. On the eleventh day of each month to but not including the stated maturity date, the Westfield San Francisco Emporium Borrower is required to make interest-only payments on the Westfield San Francisco Emporium Loan Combination. The principal balance of the Westfield San Francisco Emporium Loan Combination, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Westfield San Francisco Emporium Borrower is prohibited from voluntarily prepaying the Westfield San Francisco Emporium Mortgage Loan, in whole or in part, prior to July 11, 2016. From and after July 11, 2016, the Westfield San Francisco Emporium Borrower may prepay the Westfield San Francisco Emporium Mortgage Loan, in whole only, without payment of any prepayment fee or penalty. The Westfield San Francisco Emporium Borrower may prepay the Westfield San Francisco Emporium Mortgage Loan, in whole only, on any date following the second anniversary of the Issue Date, provided such prepayment is accompanied by the yield maintenance premium.

The Westfield San Francisco Emporium Borrower may defease the Westfield San Francisco Emporium Mortgage Loan, on any date following the second anniversary of the Issue Date, and by doing so obtain the release of the Westfield San Francisco Emporium Mortgaged Property. A defeasance will be effected by the Westfield San Francisco Emporium Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Westfield San Francisco Emporium Borrower under the Westfield San Francisco Emporium Mortgage Loan and are sufficient to pay off the Westfield San Francisco Emporium Mortgage Loan in its entirety on the stated maturity date. The Westfield San Francisco Emporium Borrower’s right to defease the entire Westfield San Francisco Emporium Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency and is further conditioned on the Westfield San Francisco Emporium Non-Trust Mortgage Loan being simultaneously prepaid in whole.

The Mortgaged Property.    The Westfield San Francisco Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests in the Westfield San Francisco Emporium Mortgaged Property, a Class A retail property situated on Market and Fifth Streets in San Francisco, California. The Westfield San Francisco Emporium Mortgaged Property is the newly developed portion of the 1,454,974 square foot Westfield San Francisco Centre, an existing mall anchored by a five-level 312,000 square foot Nordstrom department store which is not part of the loan collateral.

The Westfield San Francisco Emporium Mortgaged Property consists of a fully renovated landmark building dating back to the early 1900s known as the Emporium and upon completion of a major renovation, restoration and expansion opened in September 2006. The Westfield San Francisco Emporium Mortgaged Property contains an aggregate of 966,442 square feet of space comprised of 720,343 square feet of retail and entertainment space anchored by a 352,416 square foot five-level flagship Bloomingdale’s, a 9-screen stadium seating Century Theaters cinema, a supermarket known as Bristol Farms, a food court, and a 246,099 square foot Class A office space. Bloomingdale’s owns its store which is not part of the collateral. The 363,101 square feet of retail space, including a cinema, is leased to multiple tenants including Bristol Farms leasing 28,780 square feet (3.0% of total space) through January 31, 2017, Borders leasing 20,000 square feet (2.1% of the total space) through January 31, 2017, and H&M leasing 14,479 square feet (1.5% of the total space) through January 31, 2017. The office component consists of 246,099 square feet. Office tenants include San Francisco State Univeristy leasing 107,125 square feet (11.1% of the total space) through December 31, 2021, Microsoft leasing 76,614 square feet (7.9% of the total space) through December 31, 2014, and Burke Williams Spa leasing 15,841 square feet (1.6% of the total space) through January 31, 2022. As of November 21, 2006, in-line occupancy at the Westfield San Francisco Emporium Mortgaged Property was 98.0% and overall occupancy, based on square footage leased including leases out-for-signature, was 98.1%.

Lockbox.     The Westfield San Francisco Emporium Borrower is required to cause all tenants to deposit rents directly into a lockbox account held by Bank of America, N.A. Provided no event of default occurs, all funds deposited into the lockbox account will be released daily to the Westfield San Francisco Emporium Borrower. During the occurrence and continuance of an event of default, all funds deposited into the lockbox account will be swept daily into a cash management account held by Wachovia Bank, National Association and the funds will applied in the following order of priority: first, to monthly escrow payments of taxes and insurance premiums, second, to Wachovia Bank, National Association for cash management fees, third, to debt service payment, fourth, to the Westfield San Francisco Emporium Borrower for approved operating expenses, fifth, to monthly escrow payments of replacement and rollover reserve, and lastly, the excess to lender to apply funds to any obligations in any such order of priority as lender determines in its sole discretion.

Terrorism Coverage.    The Westfield San Francisco Emporium Borrower is required to maintain coverage for acts of terrorism but is not required to maintain coverage in excess of the coverage available for an annual premium of $300,000.

Guaranty of Payment.    In order to cover the difference, as determined at the time of closing, between the underwritten net cash flow and the stabilized underwritten net cash flow of the Westfield San Francisco Emporium Mortgaged Property, the Westfield San Francisco Emporium Borrower was required to post a cash flow letter of credit in the amount of $15,803,651 and Westfield America Limited Partnership provided a cash flow guaranty in the amount of $15,803,651. As new leases are entered into, which new leases (a) have a term of not less than four (4) years (except with respect to specialty leases and kiosk leases providing for rental income in excess of the current projected specialty leasing and kiosk income in the amount of $1,849,722 per annum as reflected in the 2007 operating budget, which specialty or kiosk leases shall have a term of not less than one (1) year) and (b) provide for the obligation to commence paying the base within one hundred eighty (180) days of the date of the related new lease, upon written request for reduction, the amount of the cash flow letter of credit and cash flow guaranty will be reduced on a pro rata basis in an amount corresponding to the increased, underwritten net cash flow generated by the new leases calculated in accordance with the lender’s underwriting methodology.

Guaranty of Tenant Obligations.    At closing, Westfield America Limited Partnership provided a guaranty for the payment and performance of the Westfield San Francisco Emporium Borrower’s obligations to fund tenant improvement allowances, in the amount of up to $27,671,534.

IV. The International Square Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$270,000,000
Loan per Square Foot:	$263
% of Initial Mortgage Pool Balance:	7.3%
Shadow Rating (S&P/Fitch):	BBB−/BBB−
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.372% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2017
Maturity Balance:	$270,000,000
Borrower:	International Square, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2) Suite 400 Reserve(3) Leasing Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	$103,438,715 Aggregate Mezzanine Debt(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Washington, D.C.
Year Built:	1977, 1979, 1982
Year Renovated:	2007
Square Feet:	1,027,338
Occupancy:	86.3%
Occupancy Date:	August 31, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$26,684,203(9)
U/W NCF DSCR:	1.53x(10)
Cut-off Date U/W NCF DSCR:	1.53x(10)
Appraised Value:	$668,000,000
Appraisal As of Date:	October 1, 2006
Cut-off Date LTV Ratio:	40.4%
Maturity LTV Ratio:	40.4%

(1)	NAP means not applicable.

(2)	At closing, the International Square Borrower deposited $3,378,556 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements and leasing commissions.

(3)	At closing, the International Square Borrower deposited $3,403,375 into the Suite 400 reserve account for rent payments attributable to certain vacated space. On the payment date occurring in February 2007, lender will transfer $184,111 from the Suite 400 reserve account to the lockbox account and on each monthly payment date from and after March 2007 up to and including January 11, 2009, lender will transfer $139,968 from the Suite 400 reserve account to the lockbox account.

(4)	At closing, the International Square Borrower deposited $1,200,000 into a leasing reserve account to pay for tenant improvements and allowances, leasing commissions and other related costs of leasing. In addition, all lease termination payments in excess of $500,000 shall be deposited into the leasing reserve account.

(5)	The International Square Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the International Square Borrower provides evidence of a blanket insurance policy covering the International Square Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.

(6)	The International Square Borrower is required to make monthly deposits into a replacement reserve account in the amount of $14,442, provided however, replacement reserves are not required so long as funds are available under credit facility of affiliated entity.

(7)	See ‘‘—Lockbox’’ below.

(8)	Represents mezzanine loans in the aggregate principal amount, as of the cut-off date, of $103,438,715. See ‘‘—Mezzanine Financing’’ below.

(9)	Reflects in-place U/W NCF. U/W NCF is projected to be $34,029,167 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of building square footage by approximately 127,988 square feet upon building remeasurement and certain other lease-up assumptions.

(10)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $34,029,167 (described in footnote (9) above) is 1.95x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Dickstein Shapiro Morin & Oshi	393,325	38.3%	41.8%	$41.01	NR	6/30/2021
Merrill Lynch, Pierce, Fenner	73,859	7.2	7.8	$40.68	AA−/AA−	12/31/2008
Smith Group Midatlantic, Inc.	51,878	5.0	4.6	$34.13	NR	6/30/2012(5)
Milbank, Tweed, Hadley & McCloy	47,084	4.6	5.3	$43.34	NR	8/31/2012
Robins, Kaplan, Miller & Cires	41,626	4.1	4.5	$42.75	NR	1/31/2022
Total	607,772	59.2%	64.0%

(1)	Ranked by approximate square feet.

(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Smith Group Midatlantic, Inc’s. lease expiration includes 50,990 square feet expiring June 30, 2012 and 888 square feet leased on at month-to-month basis.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	35,919	3.5%	3.5%	$1,401,198	3.6%	3.6%
2008(3)	93,624	9.1	12.6%	6,417,306	16.4	19.9%
2009	75,147	7.3	19.9%	2,995,661	7.6	27.6%
2010	23,171	2.3	22.2%	1,084,861	2.8	30.4%
2011(3)	35,957	3.5	25.7%	1,558,448	4.0	34.3%
2012	103,758	10.1	35.8%	4,412,713	11.3	45.6%
2013	35,053	3.4	39.2%	1,402,715	3.6	49.2%
2014	21,614	2.1	41.3%	857,884	2.2	51.4%
2015	2,614	0.3	41.5%	119,474	0.3	51.7%
2016	22,843	2.2	43.8%	1,017,494	2.6	54.3%
2017 and beyond	436,643	42.5	86.3%	17,934,416	45.7	100.0%
Vacant(4)	140,995	13.7	100.0%	0	—
Total	1,027,338	100.0%		$39,202,170	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

(3)	Includes base revenues attributable to vacated space formerly leased by CarrAmerica Realty Corporation (further described in footnote (4) below).

(4)	Includes 67,713 square feet vacated by CarrAmerica Realty Corporation, however, a reserve in the amount of $3,403,375 has been established for rent payments on this space through and including January 11, 2009.

The Borrower and Sponsor.    The International Square Borrower is International Square, L.P., a Delaware limited partnership, which is sponsored by Tishman Speyer Real Estate Venture VI, L.P., an investment fund of Tishman Speyer. Tishman Speyer was founded in 1978 by Robert Tishman. Tishman Speyer operates from its headquarters in Manhattan and from seventeen other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed-use, retail, residential and entertainment centers, as well as mid and low-rise office buildings. An affiliate of the mortgage loan seller is an indirect equity holder in the International Square Borrower.

The Mortgage Loan.    The International Square Mortgage Loan was originated on December 27, 2006 and has a cut-off date balance of $270,000,000. The International Square Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2017. The International Square Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.372% per annum. On the eleventh day of each month through but excluding the stated maturity date, the International Square Borrower is required to make interest-only payments on the International Square Mortgage Loan. The principal balance of the International Square Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The International Square Borrower is prohibited from voluntarily prepaying the International Square Mortgage Loan, in whole or in part, prior to July 11, 2016. From and after July 11, 2016, the International Square Borrower may prepay the International Square Mortgage Loan, in whole but not in part, without payment of any prepayment consideration, provided that each mezzanine borrower, under its respective International Square Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays the related International Square Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject International Square Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the International Square Mortgage Loan prepaid bears to the principal amount of the International Square Mortgage Loan outstanding immediately prior to such prepayment.

The International Square Borrower may defease the International Square Mortgage Loan in whole only at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the International Square Mortgaged Property. A defeasance will be effected by the International Square Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the International Square Borrower under the International Square Mortgage Loan and are sufficient to pay off the International Square Mortgage Loan in its entirety on July 11, 2016. The International Square Borrower’s right to defease the entire International Square Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency. As a condition to the defeasance of the entire International Square Mortgage Loan, the borrower under each International Square Mezzanine Loan must simultaneously prepay its related International Square Mezzanine Loan.

The Mortgaged Property.    The International Square Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the International Square Borrower in the International Square Mortgaged Property, a Class A office complex comprised of three 12-story office buildings located in Wasington, D.C. Built in 1977, 1979 and 1982, and renovated in 2007, the International Square Mortgaged Property contains 1,027,338 square feet of net rentable area. The International Square Mortgaged Property is leased to a diverse mix of tenants including, Dickstein Shapiro Morin & Oshi with 393,325 square feet (38.3% of total space), Merrill Lynch, Pierce, Fenner (which is rated AA−/AA− by S&P and Fitch, respectively) with 73,859 square feet (7.2% of total space), Smith Group Midatlantic, Inc. with 51,878 square feet (5.0% of total space), Millbank, Tweed, Hadley & McCloy with 47,084 square feet (4.6% of total space) and Robins, Kaplan, Miller & Cires with 41,626 square feet (4.1% of total space). As of August 31, 2006, based on square footage leased, occupancy at the International Square Mortgaged Property was 86.3%. Based on historical financial information provided by the International Square Borrower, the net operating income for the International Square Mortgaged Property was $24,683,028 for fiscal year 2005, and $15,946,070 for the interim period January 2006 through July 2006.

Lockbox.    The International Square Borrower is required to deposit (or cause to be deposited) all rents and other income from the International Square Property into a segregated lockbox account controlled by, and pledged to, lender. All funds on deposit in such lockbox account are required to be allocated on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (e) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (f) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (g) provided no event of default exists, to the holder of the International Square Mezzanine A Loan (as defined below) in an amount equal to the monthly debt service due under the International Square Mezzanine A Loan; (h) provided no event of default exists and no event of default exists under the International Square Mezzanine A Loan, to the holder of the International Square Mezzanine B Loan (as defined below) in an amount equal to the monthly debt service due under the International Square Mezzanine B Loan; (i) provided no event of default exists, upon the occurrence of an event of default under the International Square Mezzanine A Loan or the International Square Mezzanine B Loan or the failure of a debt service coverage ratio test under the International Square Mezzanine A Loan or the International Square Mezzanine B Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by mortgage lender for disbursement to the International Square Borrower; and (j) provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above shall be disbursed (A), to the holder of the International Square Mezzanine A Loan if the mortgage lender has received notice that an event of default exists under the International Square Mezzanine A Loan, (B) provided mortgage lender has not received notice that an event of default exists under the International Square Mezzanine A Loan, to the holder of the International Square Mezzanine B

Loan if the mortgage lender has received notice that an event of default exists under the International Square Mezzanine B Loan or (C) to the International Square Borrower if the mortgage lender has not received notice that an event of default exists under the International Square Mezzanine A Loan or the International Square Mezzanine B Loan.

Terrorism Coverage.    The International Square Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war with coverage amounts of not less than an amount equal to the full insurable value of the International Square Property (the ‘‘Terrorism Insurance Required Amount’’) and the business interruption/rent loss insurance required under the International Square Loan Documents may not contain an exclusion from coverage under such policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). Notwithstanding the foregoing sentence, the International Square Borrower is not obligated to expend more than (i) $121,110 if the International Square Property is controlled by certain individuals affiliated with Tishman Speyer and the International Square Borrower maintains the insurance for the International Square Mortgaged Property under a blanket policy maintained by the property manager or an entity controlled by one or more designated individuals affiliated with Tishman Speyer or (ii) $201,850 if either (A) the International Square Mortgaged Property is not controlled by certain individuals affiliated with Tishman Speyer or (B) the insurance for the International Square Mortgaged Property is maintained under a stand alone policy, in any fiscal year on insurance premiums for terrorism insurance, as adjusted to reflect any increase during the preceding year in the consumer price index (the ‘‘Terrorism Insurance Cap’’) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the International Square Borrower shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap. For so long as the terrorism insurance is part of the International Square Borrower’s all risk insurance, such terrorism insurance shall be subject to a limit of not less than $500,000,000 per occurrence. If such terrorism insurance is maintained under a stand alone policy, the amount of terrorism insurance limits shall be not less than the greater of (x) the outstanding principal balance of the Loan or (y) the replacement cost of the International Square Mortgaged Property, subject to the Terrorism Insurance Cap.

Mezzanine Financing.

International Square Mezzanine Loans.    The ‘‘International Square Mezzanine A Loan’’ was made on December 27, 2006 by an affiliate of the related mortgage loan seller and has a cut-off date principal balance of $68,438,715. The ‘‘International Square Mezzanine B Loan’’ was made on December 27, 2006 by City and County of San Francisco Employees’ Retirement System and has a cut-off date principal balance of $35,000,000. The International Square Mezzanine A Loan accrues interest at a fixed rate per annum and matures on January 11, 2017. The International Square Mezzanine A Loan and the International Square Mezzanine B Loan are together referred to as the ‘‘International Square Mezzanine Loans.’’ The International Square Mezzanine A Loan is secured by the pledge by the International Square Mezzanine A Loan borrower of 100% of the equity interests in (a) the International Square Borrower and (b) the general partner of the International Square Borrower. The International Square Mezzanine B Loan accrues interest at a fixed rate per annum and matures on January 11, 2017. The International Square Mezzanine B Loan is secured by the pledge by the International Square Mezzanine B Loan borrower of 100% of the equity interests in (a) the International Square Mezzanine A Loan borrower and (b) the general partner of the International Square Mezzanine A Loan borrower.

The International Square Mezzanine Loan borrowers are each prohibited from voluntarily prepaying their respective International Square Mezzanine Loans, in whole or in part, prior to the expiration of two years following the Issue Date. From and after the expiration of two years following the Issue Date, the International Square Mezzanine Loan borrowers may prepay their respective International Square Mezzanine Loans in whole, but not in part, provided (a) if such prepayment occurs prior to July 11, 2016, the applicable International Square Mezzanine Loan borrower must pay a prepayment premium in an amount equal to the greater of (x) one percent (1%) of the principal balance of the applicable International Square Mezzanine Loan being prepaid and (y) a yield maintenance treasury make whole premium based on the corresponding Treasury yield for the remaining scheduled interest payments required under the applicable International Square Mezzanine Loan and (b) the other International Square Mezzanine Loan borrower simultaneously prepays the other International Square Mezzanine Loan in whole. From and after July 11, 2016, the International Square Mezzanine Loan borrowers may prepay their respective International Square Mezzanine Loan in whole or in part without payment of any prepayment consideration, provided (a) the International Square Borrower simultaneously prepays the International Square Mortgage Loan by a dollar amount which bears the same relation to the principal amount of the International Square Mortgage Loan outstanding immediately prior to such prepayment as the amount of the applicable International Square Mezzanine Loan being prepaid bears to the principal amount of such International Square Mezzanine Loan outstanding immediately prior to such prepayment and (b) the other International Square Mezzanine Loan borrower simultaneously prepays the other International Square Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of such International Square Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the International

Square Mezzanine Loan being prepaid bears to the principal amount of such International Square Mezzanine Loan outstanding immediately prior to such prepayment.

Mezzanine Intercreditor Agreements.    The mortgage lender has entered into certain intercreditor agreements (collectively, the ‘‘Intercreditor Agreements’’) with the lenders under the International Square Mezzanine A Loan and the International Square Mezzanine B Loan and with the administrative agent (the ‘‘Credit Facility Agent’’) for the Credit Facility Lenders (as defined under ‘‘—Credit Facility’’ below), that set forth the relative priorities between the International Square Mortgage Loan, the International Square Mezzanine A Loan, the International Square Mezzanine B Loan and the Credit Facility Loans (as defined under ‘‘—Credit Facility’’ below). The Intercreditor Agreements provide that, among other things:

•	Each of the International Square Mezzanine A Loan, the International Square Mezzanine B Loan and the Credit Facility Loans are generally subordinate to the International Square Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the International Square Mortgage Loan, subject to the terms of the Intercreditor Agreements, the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender and Credit Facility Agent may accept payments due and payable from time to time under the loan documents evidencing or securing the International Square Mezzanine A Loan, International Square Mezzanine B Loan and Credit Facility Loans, as applicable, and prepayments of the International Square Mezzanine A Loan, International Square Mezzanine B Loan and Credit Facility Loans, as applicable, made in accordance with loan documents evidencing or securing the International Square Mezzanine A Loan, International Square Mezzanine B Loan or Credit Facility Loans, as applicable.

•	Pursuant to the terms of the Intercreditor Agreements the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender and Credit Facility Agent may not exercise any rights it may have under the International Square Mezzanine A Loan, International Square Mezzanine B Loan or Credit Facility Loan documents, as applicable, with respect to a foreclosure or other realization upon the collateral for the International Square Mezzanine A Loan, International Square Mezzanine B Loan or Credit Facility Loans, as applicable, without obtaining confirmation from the applicable rating agencies that such realization will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such rating agency to any of the series 2007-C1 certificates then outstanding unless (i) the transferee of title to such collateral meets certain standards set forth in the Intercreditor Agreements, (ii) the International Square Mortgaged Property is managed by a manager meeting certain standards set forth in the Intercreditor Agreements and (iii) a cash management system meeting the requirements of the Intercreditor Agreements is in place.

•	Upon an ‘‘event of default’’ under the International Square Mezzanine A Loan or the International Square Mezzanine B Loan, the International Square Mezzanine A Loan lender or the International Square Mezzanine B Loan lender, as applicable, will have the right, subject to the terms of the Intercreditor Agreements, to select a replacement manager for the International Square Mortgaged Property. The Intercreditor Agreements do not provide for the replacement of the manager for the International Square Mortgaged Property by the Credit Facility Agent.

•	Each of the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender and Credit Facility Agent has the right to receive notice of any event of default under the International Square Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the later of receipt of such notice or the expiration of the International Square Borrower’s cure periods under the International Square Mortgage Loan documents; provided that none of the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender or Credit Facility Agent will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender or Credit Facility Agent undertaking such cure, as applicable, has commenced and is continuing to diligently pursue its rights against the collateral for the International Square Mezzanine A Loan, International Square Mezzanine B Loan or Credit Facility Loans, as applicable. In addition, if the default is of a non-monetary nature, each of the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender and Credit Facility Agent will have the same amount of time as International Square Borrower’s cure period to cure such non-monetary default plus 10 business days; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for the International Square Mezzanine A Loan,

International Square Mezzanine B Loan or Credit Facility Loans, as applicable) then, subject to certain conditions, the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender or Credit Facility Agent that is undertaking such cure, as applicable, will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the International Square Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the International Square Mortgage Loan has been commenced, or if the International Square Mortgage Loan is a ‘‘specially serviced mortgage loan,’’ then, subject to the terms of the Intercreditor Agreement, the International Square Mezzanine A Loan lender, International Square Mezzanine B Loan lender and Credit Facility Agent will each have the right to purchase the International Square Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, prepayment premiums or fees, late charges or default interest), any protective advances made by the mortgagee and any interest on any advances.

•	The loan documents evidencing and securing the International Square Mezzanine A Loan and the International Square Mezzanine B Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the mortgage lender’s consent, including, without limitation, a material increase in any monetary obligations of the International Square Mezzanine A Loan borrowers or the International Square Mezzanine B Loan borrowers, as applicable. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the International Square Mezzanine A Loan or the International Square Mezzanine B Loan, as applicable, the International Square Mezzanine A Loan lender or the International Square Mezzanine B Loan lender, as applicable, will be permitted, subject to the satisfaction of certain conditions, to amend or modify the International Square Mezzanine A Loan and the International Square Mezzanine B Loan, as applicable, in connection with a work-out or other surrender, compromise, release, renewal or modification of the International Square Mezzanine A Loan or the International Square Mezzanine B Loan, as applicable.

Credit Facility.    Pursuant to the terms of that certain credit agreement, dated as of December 27, 2006 (the ‘‘Credit Facility Agreement’’) among certain indirect owners of the International Square Borrower and of other borrowers affiliated with the International Square Borrower (collectively, the ‘‘Credit Facility Borrowers’’), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the ‘‘Credit Facility Lenders’’) and an affiliate of the related mortgage loan seller, as administrative agent for the Credit Facility Lenders and others, the Credit Facility Lenders have made available to the Credit Facility Borrowers a term loan in the principal amount of $370,000,000 with incremental term loans in a maximum aggregate principal amount of $200,000,000 and revolving credit loans, letters of credit and swing line loans in the maximum principal amount of $200,000,000 (collectively, the ‘‘Credit Facility Loans’’).

The Credit Facility Loans are secured by, among other things, pledges made by certain of the Credit Facility Borrowers and certain of their subsidiaries of equity interests in various affiliates of the International Square Borrower. Such pledges include pledges of 100% of the equity interests in the International Square Mezzanine B Loan borrower and its general partner. The balance of the equity interests securing the Credit Facility Loans relate to the owners of other properties owned by affiliates of the International Square Borrower (one of which is the Tishman Speyer DC Portfolio I Borrower). A default by any Credit Facility Borrower will constitute a default under the Credit Facility Loans and a default by the owners of such other properties owned by affiliates of the International Square Borrower under any mortgage loan encumbering such other properties owned by the affiliates of the International Square Borrower will constitute a default under the Credit Facility Loans.

V. The Tishman Speyer DC Portfolio I Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$217,000,000
Loan per Square Foot:	$231
% of Initial Mortgage Pool Balance:	5.8%
Shadow Rating (S&P/Fitch):	BBB−/BBB−
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.435% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2014
Maturity Balance:	$217,000,000
Borrowers:	Commonwealth Tower, L.P., 700 14th Street, L.P., TransPotomac V Plaza, L.P. and 1201 F Street, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted, six months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2)
Leasing Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Replacement Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	$88,534,465 Aggregate Mezzanine Debt(7)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location:	Various(8)
Year Built:	1917, 1971, 1982, 2000
Year Renovated:	1989, 1995
Square Feet:	940,079(9)
Occupancy:	84.1%(10)
Occupancy Date:	August 31, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
UW NCF:	$22,634,862(11)
U/W NCF DSCR:	1.60x(12)
Cut-off Date U/W NCF DSCR:	1.60x(12)
Appraised Value:	$560,000,000(13)
Appraisal As of Date:	October 1, 2006
Cut-off Date LTV Ratio:	38.8%
Maturity LTV Ratio:	38.8%

(1)	NAP means not applicable.

(2)	At closing, the Tishman Speyer DC Portfolio I Borrowers deposited $1,741,983 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements and leasing commissions at the Tishman Speyer DC Portfolio I Mortgaged Properties.

(3)	At closing, the Tishman Speyer DC Portfolio I Borrowers deposited $3,100,000 into a leasing reserve account to pay for tenant improvements and allowances, leasing commissions and other related costs of leasing. In addition, all lease termination payments in excess of $500,000 shall be deposited into the leasing reserve account.

(4)	The Tishman Speyer DC Portfolio I Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Tishman Speyer DC Portfolio I Borrowers provide evidence of a blanket insurance policy covering the Tishman Speyer DC Portfolio I Mortgaged Properties, as approved by the lender, the monthly insurance escrow payments will not be required.

(5)	The Tishman Speyer DC Portfolio I Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to the product obtained by multiplying one-twelfth of (x) $0.15 per square foot by (y) an initial aggregate of 940,079 square feet for the Tishman Speyer DC Portfolio I Mortgaged Properties, provided however, replacement reserves are not required so long as funds are available under credit facility of affiliated entity.

(6)	See ‘‘—Lockbox’’ below.

(7)	Represents mezzanine loans in the aggregate principal amount, as of the cut-off date, of $88,534,465. See ‘‘—Mezzanine Financing’’ below.

(8)	The four buildings are located in Arlington, Virginia, Alexandria, Virginia and Washington, D.C.

(9)	Total square footage is comprised of the 360,049 square foot Commonwealth Tower, 246,883 square foot 1201 F Street Building, 224,492 square foot Commercial National Bank Building and the 108,655 square foot TransPotomac Plaza V.

(10)	Weighted average as of August 31, 2006 based on allocated loan amounts and individual property occupancy.

(11)	Reflects in-place U/W NCF. U/W NCF is projected to be $26,661,357 based on assumed mark-to-market rent adjustments applied to below-market tenant leases and certain other lease-up assumptions.

(12)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $26,661,357 (described in footnote (11) above) is 1.88x.

(13)	Aggregate for the four Tishman Speyer DC Portfolio I Mortgaged Properties.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
American Chemistry Council	Commonwealth Tower	146,546	15.6%	17.1%	$33.15	12/31/2010
Skadden, Arps, Slate, Meagher	Commerical National Bank Building	138,525	14.7	21.3	$43.17	10/31/2013
CRA International	1201 F Street	48,799	5.2	6.4	$36.47	10/31/2010
Cadwalader, Wickersham & Taft	1201 F Street	47,682	5.1	6.4	$37.73	4/30/2010
AAHP/HIAA(4)	1201 F Street	40,960	4.4	5.4	$36.90	1/31/2011
Total		422,512	45.0%	56.6%

(1)	Ranked by approximate square feet.

(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	The full name of this tenant is American Association of Health Plans/Health Insurance Association of America.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	91,465	9.7%	9.7%	$2,944,934	10.3%	10.3%
2008	87,888	9.3	19.1%	3,186,866	11.2	21.5%
2009	11,803	1.3	20.3%	420,105	1.5	22.9%
2010	345,202	36.7	57.1%	12,155,471	42.6	65.5%
2011	54,715	5.8	62.9%	2,089,918	7.3	72.8%
2012	16,311	1.7	64.6%	631,574	2.2	75.0%
2013	146,500	15.6	80.2%	6,400,461	22.4	97.4%
2014	6,274	0.7	80.9%	187,153	0.7	98.1%
2015	0	0.0	80.9%	0	0.0	98.1%
2016	14,399	1.5	82.4%	544,870	1.9	100.0%
2017 and beyond	0	0.0	82.4%	0	0.0	100.0%
Vacant	165,522	17.6	100.0%	0	—
Total	940,079	100.0%		$28,561,352	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Tishman Speyer DC Portfolio I Borrowers are Commonwealth Tower, L.P., 700 14th Street, L.P., TransPotomac V Plaza, L.P. and 1201 F Street, L.P., each a Delaware limited partnership, which are sponsored by Tishman Speyer Real Estate Venutre VI, L.P., an investment fund of Tishman Speyer. Tishman Speyer was founded in 1978 by Robert Tishman. Tishman Speyer operates from its headquarters in Manhattan and from seventeen other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed-use, retail, residential and entertainment centers, as well as mid and low rise office buildings. An affiliate of the mortgage loan seller is an indirect equity holder in the Tishman Speyer DC Portfolio I Borrowers.

The Mortgage Loan.    The Tishman Speyer DC Portfolio I Mortgage Loan was originated on December 27, 2006 and has a cut-off date balance of $217,000,000. The Tishman Speyer DC Portfolio I Mortgage Loan is a seven-year loan with a stated maturity date of January 11, 2014. The Tishman Speyer DC Portfolio I Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.435% per annum. On the eleventh day of each month through but excluding the stated maturity date, the Tishman Speyer DC Portfolio I Borrowers are required to make interest-only payments on the Tishman Speyer DC Portfolio I Mortgage Loan. The principal balance of the Tishman Speyer DC Portfolio I Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Tishman Speyer DC Portfolio I Borrowers are prohibited from voluntarily prepaying the Tishman Speyer DC Portfolio I Mortgage Loan, in whole or in part, prior to July 11, 2013. From and after July 11, 2013, the Tishman Speyer DC

Portfolio I Borrowers may prepay the Tishman Speyer DC Portfolio I Mortgage Loan, in whole, but not in part (other than in connection with the release of an Individual Property as defined under ‘‘—Property Substitutions’’ below), without payment of any prepayment consideration, provided that each mezzanine borrower under its respective Tishman Speyer DC Portfolio I Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays its related Tishman Speyer DC Portfolio I Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject Tishman Speyer DC Portfolio I Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the Tishman Speyer DC Portfolio I Mortgage Loan prepaid bears to the principal amount of the Tishman Speyer DC Portfolio I Mortgage Loan outstanding immediately prior to such prepayment.

The Tishman Speyer DC Portfolio I Borrowers may defease the Tishman Speyer DC Portfolio I Mortgage Loan in whole at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the Tishman Speyer DC Portfolio I Mortgaged Properties. A defeasance will be effected by the Tishman Speyer DC Portfolio I Borrowers’ pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the Tishman Speyer DC Portfolio I Borrowers under the Tishman Speyer DC Portfolio I Mortgage Loan and are sufficient to pay off the Tishman Speyer DC Portfolio I Mortgage Loan in its entirety on July 11, 2013. The Tishman Speyer DC Portfolio I Borrowers’ right to defease the entire Tishman Speyer DC Portfolio I Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency. As a condition to the defeasance of the entire Tishman Speyer DC Portfolio I Mortgage Loan, the borrower under each Tishman Speyer DC Portfolio I Mezzanine Loan must simultaneously prepay its related Tishman Speyer DC Portfolio I Mezzanine Loan.

The Tishman Speyer DC Portfolio I Borrowers may defease the Tishman Speyer DC Portfolio I Mortgage Loan in part at any time after the expiration of two years following the Issue Date, in connection with the release an ‘‘Individual Property’’ (as defined in the related loan documents) from the lien of the Tishman Speyer DC Portfolio I Mortgage Loan and the release of the applicable Tishman Speyer DC Portfolio I Borrowers from their obligations under the Tishman Speyer DC Portfolio I Mortgage Loan. The amount of the Tishman Speyer DC Portfolio I Mortgage Loan to be partially defeased shall equal or exceed the release price for the applicable Individual Property as set forth in the Tishman Speyer DC Portfolio I loan documents. A defeasance will be effected by the Tishman Speyer DC Portfolio I Borrowers’ pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the Tishman Speyer DC Portfolio I Borrowers under the portion of the Tishman Speyer DC Portfolio I Mortgage Loan so defeased and are sufficient to pay off such portion of the Tishman Speyer DC Portfolio I Mortgage Loan in its entirety on July 11, 2013. The Tishman Speyer DC Portfolio I Borrowers’ right to partially defease the entire Tishman Speyer DC Portfolio I Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency. As a condition to the partial defeasance of the Tishman Speyer DC Portfolio I Mortgage Loan, the borrower under each Tishman Speyer DC Portfolio I Mezzanine Loan must simultaneously partially prepay its related Tishman Speyer DC Portfolio I Mezzanine Loan in an amount equal to the release price for such mezzanine loan as set forth in the applicable mezzanine loan documents. In addition to the foregoing, as a condition to the release of an Individual Property from the lien of the Tishman Speyer DC Portfolio I Mortgage Loan and the release of the applicable Tishman Speyer DC Portfolio I Borrowers from their obligations under the Tishman Speyer DC Portfolio I Mortgage Loan, the Tishman Speyer DC Portfolio I Mortgage Loan must meet a DSCR test set forth in the Tishman Speyer DC Portfolio I Mortgage Loan documents and the borrower under each Tishman Speyer DC Portfolio I Mezzanine Loan must satisfy the requirements for the release of such Individual Property as set forth in the applicable mezzanine loan documents.

Property Substitutions.    The Tishman Speyer DC Portfolio I Borrowers may also obtain the release of one or more Individual Properties from the lien of the Tishman Speyer DC Portfolio I Mortgage Loan by substituting therefor one or more office building properties of like kind and quality acquired by the Tishman Speyer DC Portfolio I Borrowers or an affiliate thereof; provided, however, that the Tishman Speyer DC Portfolio I Borrowers may not obtain such release and substitution if and to the extent that the allocated loan amount for the Individual Property so released, as set forth in the Tishman Speyer DC Portfolio I loan documents (taking into account any Individual Properties previously released and substituted), constitute more than 33% of the original principal balance of the Tishman Speyer DC Portfolio I Mortgage Loan. The Tishman Speyer DC Portfolio I Borrowers’ right to obtain such release and substitution is subject to, among other things, (i) the applicable rating agencies each confirming that such release and substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency, (ii) the receipt by the lender of a satisfactory appraisal for the substitute property showing an appraised value for the substitute property equal to or greater than the appraised value of the released property, (iii) the satisfaction certain debt service coverage tests and loan-to-value ratio tests, (iv) the receipt by lender of satisfactory environmental and property engineering reports for the substitute property and (v) the receipt by lender of satisfactory title insurance for the substitute property. As a condition to the release and substitution of an Individual Property the borrower under each Tishman Speyer DC Portfolio I Mezzanine Loan must simultaneously comply with the requirements for such release and substitution set forth in the mezzanine loan documents for its related Tishman Speyer DC Portfolio I Mezzanine Loan.

The Mortgaged Properties.    The Tishman Speyer DC Portfolio I Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the Tishman Speyer DC Portfolio I Borrowers in the Tishman Speyer DC Portfolio I Mortgaged Properties. The Tishman Speyer DC Portfolio I Mortgaged Properties consist of four class A office buildings with aggregate of 940,079 square feet located in Arlington, Virginia, Alexandria, Virginia and Washington, D.C. The four properties are comprised of the 360,049 square foot Commonwealth Tower which was built in 1971 and renovated in 1995, the 246,883 square foot 1201 F Street Building which was built in 2000, the 224,492 square foot Commercial National Bank Building which was built in 1917 and renovated in 1989 and the 108,655 square foot TransPotomac Plaza V which was built in 1982. The Tishman Speyer DC Portfolio I Mortgaged Properties are occupied by a diverse mix of companies and industries including, American Chemistry Council with 146,546 square feet (15.6% of total space), Skadden, Arps, Slate, Meagher with 138,525 square feet (14.7% of total space), CRA International with 48,799 square feet (5.2% of total space), Cadwalader, Wickersham & Taft with 47,682 square feet (5.1% of total space) and AAHP/HIAA with 40,960 square feet (4.4% of total space). As of August 31, 2006, the weighted average occupancy of the Tishman Speyer DC Portfolio I Mortgaged Properties, based on allocated loan amount, was 84.1%. Based on historical financial information provided by the Tishman Speyer DC Portfolio I Borrowers, the aggregate net operating income for the Tishman Speyer DC Portfolio I Mortgaged Properties was $26,009,404 for fiscal year 2005, and $16,059,236 for the interim period January 2006 through July 2006.

Tishman Speyer DC Portfolio I Mortgaged Properties
Property(1)	Location	Year Built/Renovated(2)	Approximate Square Feet	Occupancy(3)	Appraised Value	Allocated Loan Amount
1201 F Street	Washington, D.C.	2000/NAP	246,883	91.2%	$188,000,000	$72,850,000
Commonwealth Tower	Arlington, VA	1971/1995	360,049	70.3	180,000,000	69,750,000
Commerical National Bank Building	Washington, D.C.	1917/1989	224,492	91.8	155,000,000	60,062,500
TransPotomac Plaza V	Alexandria, VA	1982/NAP	108,655	83.1	37,000,000	14,337,500
Total/Weighted Average(4)			940,079	84.1%	$560,000,000	$217,000,000

(1)	The properties are ranked by allocated loan amounts for the Tishman Speyer DC Portfolio I Mortgage Loan.

(2)	NAP means not applicable.

(3)	Occupancy for each building, based on square footage leased, as of August 31, 2006.

(4)	Weighted average occupancy based on allocated loan amounts.

Lockbox.    The Tishman Speyer DC Portfolio I Borrowers are required to deposit (or cause to be deposited) all rents and other income from the Tishman Speyer DC Portfolio I Properties into a segregated lockbox account controlled by, and pledged to, the mortgage lender. All funds on deposit in such lockbox account are required to be allocated on each Business Day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (e) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (f) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (g) provided no event of default exists, to the holder of the Tishman Speyer DC Portfolio I Mezzanine A Loan (as defined below) in an amount equal to the monthly debt service due under the Tishman Speyer DC Portfolio I Mezzanine A Loan; (h) provided no event of default exists and no event of default exists under the Tishman Speyer DC Portfolio I Mezzanine A Loan, to the holder of the Tishman Speyer DC Portfolio I Mezzanine B Loan (as defined below) in an amount equal to the monthly debt service due under the Tishman Speyer DC Portfolio I B Loan; (i) provided no event of default exists, upon the occurrence of an event of default under the Mezzanine A Loan or the Tishman Speyer DC Portfolio I Mezzanine B Loan or the failure of a debt service coverage ratio test under the Tishman Speyer DC Portfolio I Mezzanine

A Loan or the Tishman Speyer DC Portfolio I Mezzanine B Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by the mortgage lender for disbursement to the Tishman Speyer DC Portfolio I Borrowers; and (j) provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above shall be disbursed (A), to the holder of the Tishman Speyer DC Portfolio I Mezzanine A Loan if the mortgage lender has received notice that an event of default exists under the Tishman Speyer DC Portfolio I Mezzanine A Loan, (B) provided the mortgage has not received notice that an event of default exists under the Tishman Speyer DC Portfolio I Mezzanine A Loan, to the holder of the Tishman Speyer DC Portfolio I Mezzanine B Loan if the Lender has received notice that an event of default exists under the Tishman Speyer DC Portfolio I Mezzanine B Loan or (C) to the Tishman Speyer DC Portfolio I Borrowers if the mortgage has not received notice that an event of default exists under the Tishman Speyer DC Portfolio I Mezzanine A Loan or the Tishman Speyer DC Portfolio I Mezzanine B Loan.

Terrorism Coverage.    The Tishman Speyer DC Portfolio I Borrowers are required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war with coverage amounts of not less than an amount equal to the full insurable value of the Tishman Speyer DC Portfolio I Properties (the ‘‘Terrorism Insurance Required Amount’’) and the business interruption/rent loss insurance required under the Tishman Speyer DC Portfolio I Loan Documents may not contain an exclusion from coverage under such policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). Notwithstanding the foregoing sentence, the Tishman Speyer DC Portfolio I Borrowers are not obligated to expend more than (i) $114,294 if the Tishman Speyer DC Portfolio I Properties are controlled by certain individuals affiliated with Tishman Speyer and the Tishman Speyer DC Portfolio I Borrowers maintain the insurance for the Tishman Speyer DC Portfolio I Properties under a blanket policy maintained by the property manager or an entity controlled by one or more designated individuals affiliated with Tishman Speyer or (ii) $190,490 if either (A) the Tishman Speyer DC Portfolio I Properties are not controlled by certain individuals affiliated with Tishman Speyer or (B) the insurance for the Tishman Speyer DC Portfolio I Properties are maintained under a stand alone policy, in any fiscal year on insurance premiums for terrorism insurance, as adjusted to reflect any increase during the preceding year in the consumer price index (the ‘‘Terrorism Insurance Cap’’) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the Tishman Speyer DC Portfolio I Borrowers shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap. For so long as the terrorism insurance is part of the Tishman Speyer DC Portfolio I Borrowers’ all risk insurance, such terrorism insurance shall be subject to a limit of not less than $500,000,000 per occurrence. If such terrorism insurance is maintained under a stand alone policy, the amount of terrorism insurance limits shall be not less than the greater of (x) the outstanding principal balance of the Loan or (y) the replacement cost of the Tishman Speyer DC Portfolio I Properties, subject to the Terrorism Insurance Cap.

Mezzanine Financing.

Tishman Speyer DC Portfolio I Mezzanine Loans.    The ‘‘Tishman Speyer DC Portfolio I Mezzanine A Loan’’ and the ‘‘Tishman Speyer DC Portfolio I Mezzanine B Loan’’ were made on December 27, 2006 by an affiliate of the related mortgage loan seller and have an aggregate cut-off date principal balance of $88,534,465. The Tishman Speyer DC Portfolio I Mezzanine A Loan and the Tishman Speyer DC Portfolio I Mezzanine B Loan are together referred to herein as the ‘‘Tishman Speyer DC Portfolio I Mezzanine Loans.’’ The Tishman Speyer DC Portfolio I Mezzanine A Loan accrues interest at a fixed rate per annum and matures on January 11, 2014. The Tishman Speyer DC Portfolio I Mezzanine A Loan is secured by the pledge by each Tishman Speyer DC Portfolio I Mezzanine A Loan borrower of 100% of the equity interests in (a) the applicable Tishman Speyer DC Portfolio I Borrowers and (b) the applicable general partner of each Tishman Speyer DC Portfolio I Borrowers. The Tishman Speyer DC Portfolio I Mezzanine B Loan accrues interest at a fixed rate per annum and matures on January 11, 2014. The Tishman Speyer DC Portfolio I Mezzanine B Loan is secured by the pledge by each Tishman Speyer DC Portfolio I Mezzanine B Loan borrower of 100% of the equity interests in (a) the applicable Tishman Speyer DC Portfolio I Mezzanine A Loan borrower and (b) the applicable general partner of each Tishman Speyer DC Portfolio I Mezzanine A loan borrower. The Tishman Speyer DC Portfolio I Mezzanine A Loan and the Tishman Speyer DC Portfolio I Mezzanine B Loan may, at the option of the mezzanine lenders, be consolidated into a single mezzanine loan or further divided into additional mezzanine loans.

The Tishman Speyer DC Portfolio I Mezzanine Loan borrowers are each prohibited from voluntarily prepaying their respective Tishman Speyer DC Portfolio I Mezzanine Loan, in whole or in part, prior to the expiration of two years following the Issue Date. From and after the expiration of two years following the Issue Date, the Tishman Speyer DC Portfolio I Mezzanine Loan borrowers may prepay their respective Tishman Speyer DC Portfolio I Mezzanine Loan in whole, but not in part, provided (a) if such prepayment occurs prior to July 11, 2013, the applicable Tishman Speyer DC Portfolio I Mezzanine Loan borrowers must pay a prepayment premium in an amount equal to the greater of (x) one percent (1%) of the principal balance of the applicable Tishman Speyer DC Portfolio I Mezzanine Loan being prepaid and (y) a yield maintenance treasury make whole premium based on the corresponding Treasury yield for the remaining scheduled interest payments required under the applicable Tishman Speyer DC Portfolio I Mezzanine Loan and (b) the other Tishman Speyer DC Portfolio I Mezzanine Loan borrowers simultaneously prepay the other Tishman Speyer DC Portfolio I Mezzanine Loan in whole. From and after July 11, 2013, the Tishman Speyer DC Portfolio I Mezzanine Loan borrowers may prepay their respective Tishman Speyer DC Portfolio I Mezzanine Loan in whole or in part without payment of any prepayment consideration, provided (a) the Tishman Speyer DC Portfolio I Borrowers simultaneously prepay the Tishman Speyer DC Portfolio I Mortgage Loan by a dollar amount which bears the same relation to the principal amount of the Tishman Speyer DC Portfolio I Mortgage Loan outstanding immediately prior to such prepayment as the amount of the applicable Tishman Speyer DC Portfolio I Mezzanine Loan being prepaid bears to the principal amount of such Tishman Speyer DC Portfolio I Mezzanine Loan outstanding immediately prior to such prepayment and (b) the other Tishman Speyer DC Portfolio I Mezzanine Loan borrower simultaneously prepays the other Tishman Speyer DC Portfolio I Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of such Tishman Speyer DC Portfolio I Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the Tishman Speyer DC Portfolio I Mezzanine Loan being prepaid bears to the principal amount of such Tishman Speyer DC Portfolio I Mezzanine Loan outstanding immediately prior to such prepayment.

Mezzanine Intercreditor Agreements.    The mortgage lender has entered into certain intercreditor agreements (collectively, the ‘‘Intercreditor Agreements’’) with the lenders under the Tishman Speyer DC Portfolio I Mezzanine A Loan and the Tishman Speyer DC Portfolio I Mezzanine B Loan and with the administrative agent (the ‘‘Credit Facility Agent’’) for the Credit Facility Lenders (as defined below), that set forth the relative priorities between the Tishman Speyer DC Portfolio I Mortgage Loan, the Tishman Speyer DC Portfolio I Mezzanine A Loan, the Tishman Speyer DC Portfolio I Mezzanine B Loan and the Credit Facility Loans. The Intercreditor Agreements provide that, among other things:

•	Each of the Tishman Speyer DC Portfolio I Mezzanine A Loan, the Tishman Speyer DC Portfolio I Mezzanine B Loan and the Credit Facility Loans are generally subordinate to the Tishman Speyer DC Portfolio I Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Tishman Speyer DC Portfolio I Mortgage Loan, subject to the terms of the Intercreditor Agreements, the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender and Credit Facility Agent may accept payments due and payable from time to time under the loan documents evidencing or securing the Tishman Speyer DC Portfolio I Mezzanine A Loan, Tishman Speyer DC Portfolio I Mezzanine B Loan and Credit Facility Loans, as applicable, and prepayments of the Tishman Speyer DC Portfolio I Mezzanine A Loan, Tishman Speyer DC Portfolio I Mezzanine B Loan and Credit Facility Loans, as applicable, made in accordance with loan documents evidencing or securing the Tishman Speyer DC Portfolio I Mezzanine A Loan, the Tishman Speyer DC Portfolio I Mezzanine B Loan or Credit Facility Loans, as applicable.

•	Pursuant to the terms of the Intercreditor Agreements the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender and Credit Facility Agent may not exercise any rights it may have under the Tishman Speyer DC Portfolio I Mezzanine A Loan, Tishman Speyer DC Portfolio I Mezzanine B Loan or Credit Facility Loan documents, as applicable, with respect to a foreclosure or other realization upon the collateral for the Tishman Speyer DC Portfolio I Mezzanine A Loan, Tishman Speyer DC Portfolio I Mezzanine B Loan or Credit Facility Loans, as applicable, without obtaining confirmation from the applicable rating agencies that such realization will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such rating agency to any of the series 2007-C1 certificates then outstanding unless (i) the transferee of title to such collateral meets certain standards set forth in the Intercreditor Agreements, (ii) the Tishman Speyer DC Portfolio I Mortgaged Properties is managed by a manager meeting certain standards set forth in the Intercreditor Agreements and (iii) a cash management system meeting the requirements of the Intercreditor Agreements is in place.

•	Upon an ‘‘event of default’’ under the Tishman Speyer DC Portfolio I Mezzanine A Loan or the Tishman Speyer DC Portfolio I Mezzanine B Loan, the Tishman Speyer DC Portfolio I Mezzanine A Loan lender or the Tishman Speyer DC Portfolio I Mezzanine B Loan lender, as applicable, will have the right, subject to the terms of the Intercreditor Agreements, to select a replacement manager for the Tishman Speyer DC Portfolio I Mortgaged Properties. The Intercreditor Agreements do not provide for the replacement of the manager for the Tishman Speyer DC Portfolio I Mortgaged Properties by the Credit Facility Agent.

•	Each of the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender and Credit Facility Agent has the right to receive notice of any event of default under the Tishman Speyer DC Portfolio I Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the later of receipt of such notice or the expiration of the Mortgage Borrower’s cure periods under the Tishman Speyer DC Portfolio I Mortgage Loan documents; provided that none of the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender or Credit Facility Agent will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender or Credit Facility Agent undertaking such cure, as applicable, has commenced and is continuing to diligently pursue its rights against the collateral for the Tishman Speyer DC Portfolio I Mezzanine A Loan, Tishman Speyer DC Portfolio I Mezzanine B Loan or Credit Facility Loans, as applicable. In addition, if the default is of a non-monetary nature, each of the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender and Credit Facility Agent will have the same amount of time as the Tishman Speyer DC Portfolio I Borrowers’ cure period to cure such non-monetary default plus 10 business days; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for the Tishman Speyer DC Portfolio I Mezzanine A Loan, Tishman Speyer DC Portfolio I Mezzanine B Loan or Credit Facility Loans, as applicable) then, subject to certain conditions, the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender or Credit Facility Agent that is undertaking such cure, as applicable, will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the Tishman Speyer DC Portfolio I Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Tishman Speyer DC Portfolio I Mortgage Loan has been commenced, or if the Tishman Speyer DC Portfolio I Mortgage Loan is a specially serviced mortgage loan, then, subject to the terms of the Intercreditor Agreement, the Tishman Speyer DC Portfolio I Mezzanine A Loan lender, Tishman Speyer DC Portfolio I Mezzanine B Loan lender and Credit Facility Agent will each have the right to purchase the Tishman Speyer DC Portfolio I Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, prepayment premiums or fees, late charges or default interest), any protective advances made by the mortgagee and any interest on any advances.

•	The loan documents evidencing and securing the Tishman Speyer DC Portfolio I Mezzanine A Loan and the Tishman Speyer DC Portfolio I Mezzanine B Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the Tishman Speyer DC Portfolio I Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the Tishman Speyer DC Portfolio I Mezzanine A Loan borrowers or the Tishman Speyer DC Portfolio I Mezzanine B Loan borrowers, as applicable. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Tishman Speyer DC Portfolio I Mezzanine A Loan or the Tishman Speyer DC Portfolio I Mezzanine B Loan, as applicable, the Tishman Speyer DC Portfolio I Mezzanine A Loan lender or the Tishman Speyer DC Portfolio I Mezzanine B Loan lender, as applicable, will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Tishman Speyer DC Portfolio I Mezzanine A Loan and the Tishman Speyer DC Portfolio I Mezzanine B Loan, as applicable, in connection with a work-out or other surrender, compromise, release, renewal or modification of the Tishman Speyer DC Portfolio I Mezzanine A Loan or the Tishman Speyer DC Portfolio I Mezzanine B Loan, as applicable.

Credit Facility.    Pursuant to the terms of that certain Credit Agreement, dated as of December 27, 2006 (the ‘‘Credit Facility Agreement’’) among certain indirect owners of the Tishman Speyer DC Portfolio I Borrowers and of other borrowers affiliated with the Tishman Speyer DC Portfolio I Borrowers (collectively, the ‘‘Credit Facility Borrowers’’), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the ‘‘Credit Facility Lenders’’) and an affiliate of the related mortgage loan seller, as administrative agent for the Credit Facility Lenders and others, the Credit Facility Lenders have made available to the Credit Facility Borrowers a term loan in the principal amount of $370,000,000 with incremental term loans in a maximum aggregate principal amount of $200,000,000 and revolving credit loans, letters of credit and swing line loans in the maximum principal amount of $200,000,000 (collectively, the ‘‘Credit Facility Loans’’).

The Credit Facility Loans are secured by, among other things, pledges made by certain of the Credit Facility Borrowers and certain of their subsidiaries of equity interests in various affiliates of the Tishman Speyer DC Portfolio I Borrowers. Such pledges include pledges of 100% of the equity interests in each of the Tishman Speyer DC Portfolio I Mezzanine B Loan borrowers and their respective general partners. The balance of the equity interests securing the Credit Facility Loans relate to the owners of other properties owned by affiliates of the Tishman Speyer DC Portfolio I Borrowers (one of which is the International Square Borrower). A default by any Credit Facility Borrower will constitute a default under the Credit Facility Loans and a default by the owners of such other properties owned by affiliates of the Tishman Speyer DC Portfolio I Borrowers under any mortgage loan encumbering such other properties owned by the affiliates of the Tishman Speyer DC Portfolio I Borrowers will constitute a default under the Credit Facility Loans.

VI. The Bethany Maryland Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$150,400,000(1)
Loan per Unit:	$94,770(2)
% of Initial Mortgage Pool Balance:	4.1%
Shadow Rating (S&P/Fitch):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.7289% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	January 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	December 11, 2011
Maturity Balance:	$150,400,000
Borrowers:	Bethany Willow Lake, LLC, et al(5)
Sponsor:	Bethany Holdings Group, LLC
Prepayment/Defeasance:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(6)
Renovation Reserve(7)
Interest Reserve(8)
Working Capital Reserve(9)
Ongoing Reserves:	Tax and Insurance Reserve(10)
Replacement Reserve(11)
Lockbox:	Soft(12)
Other Secured Debt:	$1,500,000 Mezzanine Loan(13)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(14)
Property Type:	Multifamily
Location:	Maryland(14)
Year Built:	1962-1972
Year Renovated:	NAP (3)
Number of Units:	1,587(14)
Occupancy:	88.3%(15)
Occupancy Date:	December 1, 2006
Ownership Interest:	Fee
Property Management:	The Bethany Management Group, LLC, an affiliate of the borrower
U/W NCF:	$9,256,664(16)
U/W NCF DSCR:	1.06x(17)
Cut-off Date U/W NCF DSCR:	1.06x(17)
Aggregate Appraised Value:	$178,300,000(18)
Appraisal As of Date:	November 10, 2006(18)
Aggregate Cut-off Date LTV Ratio:	84.4%(19)
Aggregate Maturity LTV Ratio:	84.4%(19)

(1)	The Bethany Maryland Portfolio Mortgage Loan is comprised of two loan components referred to herein as the ‘‘Bethany Maryland Portfolio Senior Component’’ or the ‘‘Senior Component’’ (with a cut-off date principal balance of $150,400,000) and the ‘‘Bethany Maryland Portfolio Junior Component’’ or the ‘‘Junior Component’’ (with a cut-off date principal balance of $33,457,012, which includes capitalized interest of $357,012). The cut-off date principal balance in the table above is based solely on the Bethany Maryland Portfolio Senior Component. The Bethany Maryland Portfolio Mortgage Loan, including the Senior Component and the Junior Component, has a cut-off date principal balance of $183,857,012.

(2)	Based on the Bethany Maryland Portfolio Senior Component only.

(3)	NAP means not applicable.

(4)	The Bethany Maryland Portfolio Senior Component accrues interest at a rate of 5.7289% per annum through and including the accrual period expiring on December 10, 2008. From and after December 11, 2008, the interest rate on the Bethany Maryland Portfolio Senior Component is 5.9789% per annum. The interest rate on the Bethany Maryland Portfolio Junior Component is 11.24596%, provided however, the Bethany Maryland Portfolio Borrower is only obligated to pay accrued interest to the extent net cash flow is available for such purpose, subject to a minimum current pay rate of 5.00% and unpaid interest will be added to the principal balance of the Junior Component. See ‘‘—The Mortgage Loan’’ below.

(5)	The three other Bethany Maryland Borrowers are Bethany Quail Hollow, LLC, Bethany Seneca Bay, LLC, and Bethany Woodhill, LLC.

(6)	At closing, the Bethany Maryland Portfolio Borrowers deposited $500,000 into a required repairs reserve account to pay for the costs of certain scheduled repairs. In addition, a $673,000 portion of the renovation reserve described in footnote (7) below shall be made available solely for completion of those certain scheduled repairs (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.

(7)	The Bethany Maryland Portfolio Borrowers deposited $15,140,000 into a renovation reserve account to be used to pay for the costs of certain renovations to the Bethany Maryland Portfolio Mortgaged Properties. Disbursements from the renovation reserve account in excess of $6,000,000 are conditioned upon the satisfaction of a debt yield of 7% and disbursements in excess of $10,160,000 are conditioned upon satisfaction of a debt yield of 7.25%. The debt yield is determined by dividing the annualized net operating income of the Bethany Maryland Portfolio Mortgaged Properties for the most recent three calendar months (subject to certain adjustments as provided in the related loan documents) by the outstanding principal amount of the Bethany Maryland Portfolio Senior Component. Furthermore, a $673,000 portion of the renovation reserve shall be made available solely for completion of the certain scheduled repairs described in footnote (6) above (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.

(8)	The Bethany Maryland Portfolio Borrowers deposited $3,700,000 into an interest reserve account to be used to the extent necessary to pay the 5.00% minimum current pay rate on the Bethany Maryland Portfolio Junior Component.

(9)	The Bethany Maryland Portfolio Borrowers deposited $1,960,000 into a working capital reserve to be used for working capital costs designated by the Bethany Maryland Portfolio Borrowers.

(10)	The Bethany Maryland Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Bethany Maryland Portfolio Mortgaged Properties, provided, however, no insurance reserve deposits are required if lender approves a blanket or umbrella policy maintained by theBethany Maryland Portfolio Borrowers.

(11)	Commencing on December 11, 2008 and each monthly payment date thereafter, the Bethany Maryland Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in the amount of $33,062.50.

(12)	See ‘‘—Lockbox’’ below.

(13)	See ‘‘—Mezzanine Financing’’ below.

(14)	The Bethany Maryland Portfolio Mortgaged Properties consist of four garden-style apartment complexes located in Maryland with an aggregate of 1,587 residential units. See ‘‘—Mortgaged Properties’’ below.

(15)	Weighted average occupancy of the Bethany Maryland Portfolio Mortgaged Properties based on the number of units at each such property.

(16)	Reflects aggregate in-place U/W NCF of the Bethany Maryland Portfolio Mortgaged Properties. Projected U/W NCF is $10,332,061 based on assumed market vacancy of 5.5% rather than in-place vacancy of 11.7%.

(17)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the Bethany Maryland Portfolio Senior Component only. The aggregate in-place U/W DSCR taking into account the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would be 0.89x, based on the assumption that the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at 5.00% on the Bethany Maryland Portfolio Junior Component. The U/W DSCR based on the projected U/W NCF of $10,332,061 (described in footnote (16) above), calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the Bethany Maryland Portfolio Senior Component only is 1.18x. The U/W DSCR based on that projected U/W NCF, calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the entire Bethany Maryland Portfolio Mortgage Loan would be 0.99x, based on the assumption that the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at 5.00% on the Bethany Maryland Portfolio Junior Component.

(18)	Reflects aggregate as-is appraised value of the four Bethany Maryland Portfolio Mortgaged Properties. Willow Lake, Quail Hollow, and Woodhill were appraised as of November 10, 2006. Seneca Bay was appraised as of November 6, 2006. The aggregate stabilized appraised value of the four Bethany Maryland Portfolio Mortgaged Properties (as of November 1, 2009 for the Willow Lake, Quail Hollow Lake and Woodhill properties and as of July 1, 2008 for the Seneca Bay property) is $208,100,000.

(19)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Bethany Maryland Portfolio Senior Component only. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is appraised value of the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would each be 103.1%. Based on the aggregate stabilized value set forth in footnote (18) above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the Bethany Maryland Portfolio Senior Component only are each 72.3%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would each be 88.4%. The Maturity LTV Ratios with respect to the entire Bethany Maryland Portfolio Mortgage Loan set forth above in this footnote do not include any additional potential Bethany Maryland Portfolio Capitalized Interest Amounts. The Maturity LTV Ratios of the entire Bethany Maryland Portfolio Mortgage Loan, assuming the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at the rate of 5.00% per annum on the Junior Component, would be 109.8% (based on the aggregate as-is appraised value) and 94.1% (based on the aggregage stabilized appraised value).

The Bethany Maryland Portfolio Mortgaged Properties
Property(1)	Location	Approximate Number of Units	Occupancy(2)	Appraised Value(3)
Willow Lake	Laurel, MD	456	84.0%	$55,700,000
Quail Hollow	Glen Burnie, MD	336	92.3	42,200,000
Woodhill	Glen Burnie, MD	334	85.9	40,900,000
Seneca Bay	Middle River, MD	461	91.5	39,500,000
Total/Weighted Average(4)		1,587	88.3%	$178,300,000

(1)	Ranked by appraised value.

(2)	Occupancy for each property is as of December 1, 2006.

(3)	Represents as-is appraised values as of November 10, 2006 for Willow Lake, Quail Hollow and Woodhill, and as of November 6, 2006 for Seneca Bay. The stabilized appraised values are, as of November 1, 2009, $67,700,000 for Willow Lake, $48,800,000 for Quail Hollow, and $48,000,000 for Woodhill and, as of July 1, 2008, $43,600,000 for Seneca Bay. The aggregate stabilized value for the Bethany Maryland Portfolio Mortgaged Properties is $208,100,000.

(4)	Weighted average occupancy is weighted based on the number of units at each property.

The Borrowers and Sponsor.    The Bethany Maryland Portfolio Borrowers are Bethany Willow Lake LLC, Bethany Quail Hollow LLC, Bethany Seneca Bay LLC, and Bethany Woodhill LLC, all Delaware limited liability companies. Each of the Bethany Maryland Portfolio Borrowers is wholly-owned by a separate Delaware limited liability company (each, a ‘‘Bethany Maryland Portfolio Owner’’) that is also the owner of the related individual Bethany Maryland Portfolio Mortgaged Property. Each Bethany Maryland Portfolio Owner has guaranteed payment of the Bethany Maryland Portfolio Mortgage Loan and has secured its payment guaranty with, among other things, a first deed of trust lien in favor of the lender on its respective Bethany Maryland Portfolio Mortgaged Property. Except as otherwise expressly set forth herein, all references herein to the Bethany Maryland Portfolio Borrowers shall include the Bethany Maryland Portfolio Owners. The sponsor of the Bethany Maryland Portfolio Borrowers is Bethany Holdings Group, LLC, an Irvine, California based full service real estate and investment company, specializing in multifamily properties. Bethany Holdings Group, LLC reports it has multi-family operations which currently aggregate more than $600 million in assets with over 10,000 apartments nationwide.

The Mortgage Loan.    The Bethany Maryland Portfolio Mortgage Loan was originated on December 8, 2006 and has an aggregate cut-off date principal balance of $183,857,012. The Bethany Maryland Portfolio Mortgage Loan is comprised of two loan components: (i) the ‘‘Bethany Maryland Portfolio Senior Component’’ or the ‘‘Senior Component,’’ with a cut-off date principal balance of $150,400,000 and (ii) the ‘‘Bethany Maryland Portfolio Junior Component’’ or the ‘‘Junior Component,’’ with a cut-off date principal balance of $33,457,012 (which includes capitalized interests of $357,012). The Class BMP Certificates will be entitled to receive collections of principal and interest on the Bethany Maryland Portfolio Junior Component, and the holders of the offered certificates and certain non-offered classes of the series 2007-C1 certificates will be entitled to receive collections of principal and interest on the Bethany Maryland Portfolio Senior Component. See ‘‘—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ above in this offering prospectus.

The Bethany Maryland Portfolio Mortgage Loan is a five year loan with a stated maturity date of December 11, 2011. The Bethany Maryland Portfolio Senior Component accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of (i) 5.7289% per annum through and including the accrual period expiring on December 10, 2008, and (ii) 5.9789% per annum from and after December 11, 2008. The Bethany Maryland Portfolio Junior Component accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 11.24596%. On the eleventh day of each month to but excluding the stated maturity date, the Bethany Maryland Portfolio Borrowers are required to make interest-only payments on the Bethany Maryland Portfolio Mortgage Loan solely to the extent cash flow is available for such purpose in accordance with the priorities set forth in ‘‘—Lockbox,’’ below, provided that, regardless of whether sums are available in the lockbox account, the Bethany Maryland Portfolio Borrowers must pay a minimum interest payment on the Bethany Maryland Portfolio Junior Component at a rate of 5.00% per annum. Any accrued interest on the Bethany Maryland Portfolio Junior Component that is not paid on a monthly payment date in accordance with the loan documents (the ‘‘Bethany Maryland Portfolio Capitalized Interest Amount’’) shall be added to the principal balance of the Bethany Maryland Portfolio Junior Component and shall bear interest at the rate of 11.24596% per annum. The principal balance of the Bethany Maryland Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Bethany Maryland Portfolio Borrowers are prohibited from voluntarily prepaying the Bethany Maryland Portfolio Mortgage Loan, in whole or in part, prior to September 11, 2011. From and after September 11, 2011, the Bethany Maryland Portfolio Borrowers may prepay the Bethany Maryland Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Bethany Maryland Portfolio Borrowers may defease the Bethany Maryland Portfolio Mortgage Loan in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the Bethany Maryland Portfolio Mortgaged Properties. A defeasance will be effected by the Bethany Maryland Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America or, if approved by the applicable rating agencies, other ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Bethany Maryland Portfolio Borrowers under the Bethany Maryland Portfolio Mortgage Loan and are sufficient to pay off the Bethany Maryland Portfolio Mortgage Loan in its entirety. The Bethany Maryland Portfolio Borrowers’ right to defease the entire Bethany Maryland Portfolio Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency.

The Mortgaged Properties.    The Bethany Maryland Portfolio Mortgaged Properties are comprised of four, garden-style apartment complexes comprised of an aggregate of 55, three-story buildings situated on approximately 103 landscaped acres with on-site parking and located in Laurel, Glen Burnie, and Middle River, Maryland. The Bethany Maryland Portfolio Mortgaged Properties, with an aggregate of 1,587 units, were constructed between 1962 and 1972. Amenities at the complexes include swimming pools, fitness centers, and playgrounds. As of December 1, 2006, the weighted average occupancy of the Bethany Maryland Portfolio Mortgaged Properties was 88.3%.

Mix of Residential Units at the Bethany Maryland Portfolio Mortgaged Properties
Property(1)	Location	Year Built	Approximate Number of Units	One Bedroom		Two Bedroom	Three Bedroom
Willow Lake	Laurel, MD	1962	456	177	(2)	248	31
Quail Hollow	Glen Burnie, MD	1972	336	198		137	1
Woodhill	Glen Burnie, MD	1968	334	151		183	0
Seneca Bay	Middle River, MD	1968/1969	461	211		250	0
Total			1,587	737		818	32

(1)	Ranked by appraised value

(2)	Includes 14 efficiency units.

Lockbox.    The Bethany Maryland Portfolio Borrowers are required to deposit all income from the Bethany Maryland Portfolio Mortgaged Properties into a segregated lockbox account that has been pledged to the holder of the Bethany Maryland Portfolio Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Bethany Maryland Portfolio Property Account’’) that has also been pledged to the holder of the Bethany Maryland Portfolio Mortgage Loan. Provided no event of default shall exist with respect to the Bethany Maryland Portfolio Mortgage Loan, all amounts in the Bethany Maryland Portfolio Property Account will be applied on each payment date in the following order of priority: (i) first, to payment of the Bethany Maryland Portfolio Borrower’s monthly real estate tax reserve obligation, (ii) second, to the payment of the Bethany Maryland Portfolio Borrower’s monthly insurance premium reserve obligation (if any), (iii) third, commencing in December 2008, to the payment of the Bethany Maryland Portfolio Borrower’s monthly replacement reserve obligation, (iv) fourth, to the payment of interest on the Bethany Maryland Portfolio Senior Component, (v) fifth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Maryland Portfolio Senior Component, (vi) sixth, funds sufficient to pay budgeted operating expenses and certain non-budgeted ‘‘extraordinary’’ expenses of the Bethany Maryland Portfolio Mortgaged Properties shall be paid to the Bethany Maryland Portfolio Borrowers, (vii) seventh, to the payment of interest on the Bethany Maryland Portfolio Junior Component, (viii) eighth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Maryland Portfolio Junior Component, (ix) ninth, to the payment of the fees and expenses of the bank maintaining the Bethany Maryland Portfolio Property Account, (x) tenth, to the payment of capitalized interest with respect to the Bethany Maryland Portfolio Junior Component, until the amount of such capitalized interest has been reduced to zero, (xi) eleventh, to the payment of accrued and unpaid interest and capitalized interest with respect to the Bethany Maryland Portfolio Mezzanine Loan, (xii) twelfth, if the mortgage lender has been notified of a default with respect to the Bethany Maryland Portfolio Mezzanine Loan by the mezzanine lender, all remaining proceeds shall be paid to the mezzanine lender; otherwise, all remaining proceeds shall be paid to the Bethany Maryland Portfolio Borrowers.

Terrorism Coverage.    The Bethany Maryland Portfolio Borrowers are required to maintain insurance against acts of terrorism or similar acts of sabotage covering 100% or the replacement value of the Bethany Maryland Portfolio Mortgaged Properties, if such insurance is commercially available, and provided such insurance is available at a cost not in excess of $197,320. If the cost of such insurance is greater than $197,320, the Bethany Maryland Portfolio Borrowers are required to obtain the maximum coverage available for acts of terrorism at a cost of $197,320. While the Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’) is in effect, ‘‘terrorism’’ shall have the meaning ascribed thereto in TRIA.

Guarantees:    The following limited payment guaranties were executed and delivered, by the sponsors and certain affiliated third parties in connection with the Maryland Portfolio Mortgage Loan: (i) a guaranty of payment of principal in the maximum amount of $3,700,000 (minus amounts in the interest reserve account that have been applied to the reduction of the principal balance of the Bethany Maryland Portfolio Mortgage Loan) and (ii) with respect to the Bethany Maryland Portfolio Junior Component, a guaranty of payment in the maximum amount of $1,200,000 and a guaranty of payment of interest (including capitalized interest). The guarantors do not have a net worth or liquidity requirement. Further, there can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

Mezzanine Financing.    The owner of 100% of the equity interests in the Bethany Maryland Portfolio Borrowers (collectively, the ‘‘Bethany Maryland Portfolio Mezzanine Borrower’’) have incurred mezzanine financing (the ‘‘Bethany Maryland Portfolio Mezzanine Loan’’) in the initial principal amount of $1,500,000, which accrues interest at a fixed rate per annum. The Bethany Maryland Portfolio Mezzanine Loan is secured by a pledge of 100% of the ownership interests of the Bethany Maryland Portfolio Mezzanine Borrower in the Bethany Maryland Portfolio Borrowers (the ‘‘Bethany Maryland Portfolio Mezzanine Collateral’’). As of the date of this offering prospectus, the holder of the Bethany Maryland Portfolio

Mezzanine Loan is an affiliate of the related mortgage loan seller. The Bethany Maryland Portfolio Mezzanine Loan matures on December 10, 2011. On the eleventh day of each month, the Bethany Maryland Portfolio Member is required to pay the lesser of (i) accrued interest on the Bethany Maryland Portfolio Mezzanine Loan and (ii) all remaining amounts in the lock box account described under ‘‘Lockbox,’’ above. All accrued interest not paid on any monthly payment date shall be added to the principal amount of the Bethany Maryland Portfolio Mezzanine Loan. The principal balance of Bethany Maryland Portfolio Mezzanine Loan, plus all and accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Bethany Maryland Portfolio Mezzanine Borrower may prepay the Bethany Maryland Portfolio Mezzanine Loan at any time, provided that the Bethany Maryland Portfolio Borrowers are simultaneously defeasing or prepaying the Bethany Maryland Portfolio Mortgage Loan. Any such prepayment made prior to September 11, 2011 must be accompanied by a prepayment consideration equal to the greater of 1% of the principal amount prepaid and a yield maintenance premium set forth in the related loan documents. The sponsors and certain affiliated third parties have executed limited payment guaranties with respect to payments on the Bethany Maryland Portfolio Mezzanine Loan.

The holder of the Bethany Maryland Portfolio Mortgage Loan entered into an intercreditor agreement (the ‘‘Bethany Maryland Portfolio Intercreditor Agreement’’), that sets forth the relative priorities between the Bethany Maryland Portfolio Mortgage Loan and the Bethany Maryland Portfolio Mezzanine Loan. The Bethany Maryland Portfolio Intercreditor Agreement provides that, among other things:

•	The mezzanine lender generally may not foreclose on the Bethany Maryland Portfolio Mezzanine Collateral without the consent of the mortgage lender.

•	The Bethany Maryland Portfolio Mezzanine Loan is generally subordinate to the Bethany Maryland Portfolio Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Bethany Maryland Portfolio Mortgage Loan, the mezzanine lender may accept payments due and payable from time to time under the related mezzanine loan documents.

•	The loan documents evidencing and securing the Bethany Maryland Portfolio Mezzanine Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the Bethany Maryland Portfolio Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of Bethany Maryland Portfolio Mezzanine Loan borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Bethany Maryland Portfolio Mezzanine Loan, the applicable Bethany Maryland Portfolio Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable Bethany Maryland Portfolio Mezzanine Loan in a manner that, among other things, increases the interest rate thereunder.

VII. The Extendicare Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$125,000,000(1)
Loan per Bed:	$58,879(2)
% of Initial Mortgage Pool Balance:	3.4%
Shadow Rating (S&P/Fitch):	AAA/AAA
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.6525% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2006
Amortization Term:	25 years(3)
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	November 11, 2011
Maturity Balance:	$121,068,645
Borrowers:	Various(5)
Sponsor:	Extendicare Health Services, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment with penalty permitted at any time. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Ground Rent Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7) Replacement Reserve(8) Ground Rent Reserve(9)
Lockbox:	Hard(10)
Other Secured Debt:	$375,000,000 Pari Passu Non-Trust Loans(1) Revolving Loan(11)

Mortgage Property Information
Single Asset/Portfolio:	Portfolio(12)
Property Type:	Skilled Nursing and Assisted Living(12)
Location:	10 states(12)
Year Built:	1948-2000
Year Renovated:	1980-2006
Number of Beds:	8,492
Occupancy:	93.9%(13)
Occupancy Date:	June 30, 2006(13)
Ownership Interest:	Fee(14)
Property Management:	Self Managed(15)
U/W NCF:	$111,783,127(16)
U/W NCF DSCR:	2.72x(17)
Cut-off Date U/W NCF DSCR:	3.31x(18)
Aggregate Appraised Value:	$785,120,000(19)
Appraisal As of Date:	August 31, 2006(19)
Aggregate Cut-off Date LTV Ratio:	63.7%(20)
Aggregate Maturity LTV Ratio:	61.7%(20)

(1)	The Extendicare Portfolio Mortgage Loan is part of the Extendicare Portfolio Loan Combination that also includes the Extendicare Portfolio Pari Passu Non-Trust Loans in the aggregate principal amount of $375,000,000.

(2)	Based on a loan amount comprised of the entire Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of three pari passu A notes.

(3)	Payments of interest only are required through and including the payment date in November 2009.

(4)	NAP means not applicable.

(5)	See ‘‘—The Borrowers and Sponsor’’ below.

(6)	At origination, the Extendicare Portfolio Borrowers deposited $3,000 into a ground rent reserve account for one month of ground lease base rent payments.

(7)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio Borrowers have delivered to the lender a guaranty of such obligation from Guarantor (as defined below), and (c) the Extendicare Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

(8)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.

(9)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a ground rent reserve account in an amount equal to the ground rent that will be payable under each ground lease for the month in which such payment occurs. Notwithstanding the foregoing, the Extendicare Portfolio Borrowers will not be required to make monthly ground rent reserve deposits provided the Extendicare Portfolio Borrowers deliver, throughout the term of the Extendicare Portfolio Mortgage Loan, evidence reasonably satisfactory to the lender that all ground rent required to be paid by the Extendicare Portfolio Borrowers pursuant to any ground lease has timely been paid by the Extendicare Portfolio Borrowers. As long as the Extendicare

Portfolio Borrowers are not required to make monthly deposits of the ground rent monthly deposit, the initial ground rent deposit will, other than during the continuance of an event of default, be held in the ground rent reserve account and will not be disbursed for the payment of ground rent.

(10)	See ‘‘—Lockbox’’ below.

(11)	See ‘‘—Revolving Loan’’ below.

(12)	Portfolio of 80 skilled nursing facilities and 2 skilled nursing and assisted living facilities located in Kentucky, Pennsylvania, Wisconsin, Indiana, Washington, Ohio, Minnesota, Delaware, West Virginia and Idaho.

(13)	Weighted average as of June 30, 2006, based on allocated loan amounts and individual property occupancy.

(14)	One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing & Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about October 23, 2045. See ‘‘—Ground Lease’’ below. Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health & Rehab Center and River’s Bend Health & Rehab are fee interests in commercial condominium units.

(15)	The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio Borrowers. See ‘‘—Operators’’ below.

(16)	U/W NCF is the aggregate for the 82 Extendicare Mortgaged Properties.

(17)	Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

(18)	Based on U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

(19)	Aggregate for the 82 Extendicare Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

(20)	The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

The Borrowers and Sponsor.    The 22 Extendicare Portfolio Borrowers are: AAT RE 1 LLC, Abington Crest RE 1 LP, Beaver Valley RE 1 LP, Belair Health RE 1 LP, Columbus RE 1 LLC, Dayton RE 1 LLC, Dresher Hill RE 1 LP, Elkins Crest RE 1 LP, Fairlawn RE 1 LLC, FLT RE 1 LLC, Homes RE 1 LLC, IHR RE 1 LLC, Kaufman RE 1 LLC, London RE 1 LLC, MP RE 1 LLC, New Castle RE 1 LLC, NHF RE 1 LLC, Slate Belt RE 1 LP, Spruce Manor RE 1 LP, Tremont Health RE 1 LP, Valley Manor RE 1 LP, West RE 1 LLC. The sponsor of the Extendicare Portfolio Borrowers is Extendicare Health Services, Inc., the U.S. subsidiary of Extendicare REIT (formerly known as Extendicare Inc.). Extendicare, a Canadian-based company founded in 1968, is a major provider of long-term care and related services in North America. On November 10, 2006, the publicly traded Extendicare Inc. completed its reorganization plans by spinning off to shareholders its assisted living housing subsidiary, Assisted Living Concepts, Inc., as a separately traded entity listed on the New York Stock Exchange, and by converting itself to a Canadian real estate investment trust (‘‘REIT’’). The Extendicare REIT units are listed on the Toronto Stock Exchange under the symbol EXE.UN. Following this reorganization, Extendicare REIT reports that through its subsidiaries (including its U.S.-based Extendicare Health Services, Inc. subsidiary), it operates 235 nursing and assisted living facilities in North America, with capacity for over 26,800 residents and employs approximately 34,000 people in North America.

The Mortgage Loan.    The Extendicare Portfolio Mortgage Loan was originated on October 16, 2006 and has a cut-off date balance of $125,000,000. The Extendicare Portfolio Mortgage Loan is one of three (3) mortgage loans, together referred to as the ‘‘Extendicare Portfolio Loan Combination,’’ that are all secured by the Extendicare Portfolio Mortgaged Property. The Extendicare Portfolio Loan Combination is comprised of: (a) the Extendicare Portfolio Mortgage Loan; and (b) two Extendicare Portfolio Non-Trust Loans in the principal amounts of $250,000,000 and $125,000,000, which will not be included in the trust, and which are, at all times, pari passu in right of payment with the Extendicare Portfolio Mortgage Loan. All three of the mortgage loans in the Extendicare Portfolio Loan Combination are obligations of the Extendicare Portfolio Borrowers, are secured by the Extendicare Portfolio Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans will be governed by the Extendicare Portfolio Co-Lender Agreement. See ‘‘Loan Combinations—The Extendicare Portfolio Loan Combination.’’

The Extendicare Portfolio Mortgage Loan (as well as the Extendicare Portfolio Non-Trust Loans) is a five-year loan with a stated maturity date of November 11, 2011 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.6525% per annum. On the eleventh day of each month through and including the payment date in November 2009, the Extendicare Portfolio Borrowers are required to make payments of interest-only on the Extendicare Portfolio Mortgage Loan (as well as the Extendicare Portfolio Non-Trust Loans). On the eleventh day of each month from and including December 11, 2009, up to but excluding the stated maturity date, the Extendicare Portfolio Borrowers are required to make constant monthly debt service payments aggregating $3,423,836.08 on the Extendicare Portfolio Loan

Combination (based on a 25-year amortization schedule). The outstanding principal balance of the Extendicare Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Extendicare Portfolio Borrowers are permitted at any time to voluntarily prepay in whole (but not in part) the Extendicare Portfolio Loan Combination, provided such prepayment is accompanied by a payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and after August 11, 2011, the Extendicare Portfolio Borrowers may prepay the Extendicare Portfolio Loan Combination, in whole or in part, without payment of any prepayment consideration.

The Extendicare Portfolio Borrowers may defease the Extendicare Portfolio Loan Combination in whole at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio Loan Combination, and by doing so obtain the release of the Extendicare Portfolio Mortgaged Properties. A defeasance will be effected by the Extendicare Portfolio Borrowers’ pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the Extendicare Portfolio Borrowers under the Extendicare Portfolio Loan Combination and are sufficient to pay off the Extendicare Portfolio Loan Combination in its entirety on August 11, 2011. The Extendicare Portfolio Borrowers’ right to defease the entire Extendicare Portfolio Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 Certificates by such rating agency.

The Extendicare Portfolio Borrowers may also partially defease the Extendicare Portfolio Loan Combination at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio Loan Combination, and by doing so obtain the release of an individual Extendicare Portfolio Mortgaged Property (each such individual property, a ‘‘Release Property’’) from the lien of the related mortgage, upon the satisfaction of the following conditions, among others: (a) payment of a defeasance amount (the ‘‘Defeasance Amount’’) that is equal to or exceeds 110-120% (depending on the aggregate amount of the allocated loan amounts of all released Extendicare Portfolio Properties) of the allocated loan amount for the applicable Release Property; (b) after giving effect to such release, the DSCR for the Extendicare Portfolio Mortgaged Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i)the DSCR on the date of origination and (ii)the DSCR for all of the then remaining Extendicare Portfolio Mortgaged Properties (including the proposed Release Property and taking into account the debt represented by the defeasance collateral in question) for the twelve full calendar months immediately preceding the release of the Release Property; provided, that the Extendicare Portfolio Borrowers will be permitted to increase the principal amount of the debt evidenced by the subject defeased note and accordingly the Defeasance Amount in order to satisfy this DSCR test; and (c) the proposed Release Property must be conveyed to a person other than the Extendicare Portfolio Borrowers or if the Extendicare Portfolio Borrower which owns the proposed Release Property does not own any other Extendicare Portfolio Mortgaged Properties, then such Extendicare Portfolio Borrower may at its option continue to own such proposed Release Property and such Extendicare Portfolio Borrower will be released from obligations under the Extendicare Portfolio Mortgage Loan documents accruing thereafter.

The Mortgaged Properties.    The Extendicare Portfolio Mortgage Loan is secured by first priority mortgage liens on the fee simple and, in the case of one property, leasehold interest of the Extendicare Portfolio Borrowers in the Extendicare Portfolio Mortgaged Properties. The Extendicare Portfolio Mortgaged Properties consist of 80 skilled nursing facilities and two skilled nursing and assisted living facilities containing approximately 8,492 beds. These facilities are located in ten states across the country, as noted in the chart below. Skilled nursing facilities, in addition to room, board, housekeeping and laundry, provide long-term professional nursing care and therapies, assistance with activities of daily living, and, in some cases, shorter-term subacute rehabilitative care, to the frail, elderly, convalescent, chronically ill and others who require such care. Skilled nursing facilities are eligible to become certified in the Medicare and Medicaid programs. Assisted living facilities provide room, board, housekeeping, laundry and assistance with normal daily living activities, which is not necessarily provided by a professional nurse. An assisted living facility is designed to provide services to an established number of persons who may or may not be ambulatory or who may need minimal assistance with bathing, personal grooming or table service. An assisted living facility provides personal need services and supervision of residents’ activities, but does not offer any type of direct medical management unless it participates in a specialized state program, in which case it may provide some health care services.

The Extendicare Portfolio Mortgage Loan by Property Type
Property Type	Number of Mortgaged Properties	Allocated Loan Amount(1)	Percentage of Mortgage Loan Balance
Skilled Nursing Facilities	80	$487,371,357	97.5%
Skilled Nursing Facilities & Assisted Living Facilities	2	$12,628,643	2.5%
Total	82	$500,000,000	100.0%

(1)	Reflects aggregate allocated loan amount of the entire Extendicare Loan Combination.

The Extendicare Portfolio Mortgage Loan by State(1)
Location	Number of Properties	Approximate Number of Beds	Year Built	Weighted Average Occupancy(2)	Appraised Value	Allocated Loan Amount(3)
Kentucky	19	1,638	1963-2000	92.8%	$154,550,000	$98,424,445
Pennsylvania	9	1,257	1963-1984	98.3	154,080,000	98,125,127
Wisconsin	11	992	1948-1997	91.9	123,040,000	78,357,449
Indiana	14	1,418	1958-1988	90.4	99,750,000	63,525,321
Washington	10	1,089	1965-1985	94.0	99,290,000	63,232,372
Ohio	11	1,218	1965-1998	94.7	83,980,000	53,482,270
Minnesota	4	446	1949-1971	94.1	29,130,000	18,551,304
Delaware	1	120	1990	94.5	14,910,000	9,495,364
West Virginia	1	120	1985	98.0	13,270,000	8,450,937
Idaho	2	194	1967-1973	91.7	13,120,000	8,355,411
Total/Weighted Average	82	8,492		93.9%	$785,120,000	$500,000,000

(1)	Ranked by the aggregate allocated loan amount per state for the entire Extendicare Loan Combination.

(2)	Weighted average occupancy for each state based on average occupancy per property in the specified state as of June 30, 2006.

(3)	Based on the entire amount of the Extendicare Portfolio Loan Combination.

Lockbox.    The Extendicare Portfolio Borrowers are required to deliver to the Master Tenant (defined below) the master tenant rent direction letter directing the Master Tenant to deposit all rent payable under the Master Lease (as defined below) directly into a cash management account. The Extendicare Portfolio Borrowers have established such cash management account and various mortgage sub-accounts (collectively, the ‘‘Lockbox Accounts’’) with Wachovia Bank National Association as eligible accounts for the benefit of the lender, each of which Accounts is under the sole dominion and control of the lender. The Extendicare Portfolio Borrowers have granted to the lender a first priority security interest in the Lockbox Accounts and all deposits at any time contained therein and the proceeds thereof. The lender has the sole right to make withdrawals from the Lockbox Accounts and all costs and expenses for establishing and maintaining the Lockbox Accounts will be paid by the Extendicare Portfolio Borrowers. All funds on deposit in the Lockbox Accounts are to be applied as follows: (a) funds sufficient to pay the monthly tax and insurance amount for such payment date, if any, will be transferred to the tax and insurance reserve sub-account; (b) during any time that the monthly ground rent reserve amount is required to be deposited pursuant to the Extendicare Portfolio Mortgage Loan documents, funds sufficient to pay the monthly ground rent reserve amount for such payment date will be transferred to the ground rent reserve sub-account; (c) funds sufficient to pay the monthly debt service payment amount for such payment date will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio Mortgage Loan documents; (d) funds sufficient to pay the monthly replacement reserve amount for such payment date will be transferred to the replacement reserve sub-account; (e) funds sufficient to pay any interest accruing at the default rate and late payment charges, if any, will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio Mortgage Loan documents; (f) to the extent of excess cash flow, as described below, funds sufficient to pay the deposits, if any, required to be made by the Extendicare Portfolio Borrowers in the event that the test described below under ‘‘—Excess Cash Flow’’ is not met will be transferred to an account designated by the lender; and (g) all amounts remaining in the Lockbox Accounts after deposits for the foregoing will be transferred by wire transfer to the Extendicare Portfolio Mortgage Borrower’s agent. All funds on deposit in the Lockbox Accounts during the continuance of an event of default may be applied by the lender in such order and priority as the lender shall determine.

Terrorism Coverage.    The Extendicare Portfolio Borrowers are required to maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required in connection with the commercial property and business income insurance set forth in the Extendicare Portfolio

Mortgage Loan documents at all times during the term of the Extendicare Portfolio Mortgage Loan as long as such coverage is available in the commercial market at a premium no greater than $600,000 per annum; provided that if the foregoing required terrorism coverages cost more than $600,000 per annum, the Extendicare Portfolio Borrowers will only be required to obtain such coverage which is available for a premium of $600,000 per annum.

Guarantees.    Extendicare Health Services, Inc. (the ‘‘Guarantor’’) has executed a guaranty in favor of the lender in lieu of the Extendicare Portfolio Borrowers making monthly escrow deposits relating to taxes, pursuant to which the Guarantor guaranties the payment and performance of the Extendicare Portfolio Borrowers’ obligations to pay taxes (the ‘‘Guaranteed Obligations’’), excluding any taxes accruing after the time that the Extendicare Portfolio Borrowers again become obligated pursuant to the applicable Extendicare Portfolio Mortgage Loan documents to make monthly deposits into the tax and insurance reserve account. The Guaranteed Obligations include any initial deposit of tax and insurance reserve funds attributable to taxes in accordance with the Extendicare Portfolio Mortgage Loan documents required by the lender in connection with such commencement of monthly deposits of tax and insurance reserve funds. The Guarantor has executed and delivered to the lender an insurance payment guaranty pursuant to which Guarantor guaranties to reimburse the lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with any failure on the part of a specified insurer to pay in full any claim or claims that are due to and owing to a claimant pursuant to the professional liability and/or general liability insurance coverage provided by a specified insurer to the Extendicare Portfolio Borrowers, up to and including the full $10,000,000 of aggregate coverage.

Ground Lease.    The Extendicare Portfolio Borrower is the ground lessee of that certain individual property commonly known as the Arbors at Dayton Nursing and Subacute Center. Under the terms of the ground lease, the Extendicare Portfolio Borrower is obligated to pay to ground lessor the amount of $3,720 per month. The lease expires 50 years from the commencement date thereof (the commencement date being on or about October 23, 1995).

Insurance.    Pursuant to the related loan documents, the Extendicare Portfolio Borrowers are required to procure and maintain commercial general liability insurance and professional liability insurance against claims for personal injury, bodily injury, death or property damages occurring upon, in or about the related mortgaged real properties, on the ‘‘claims made’’ form with a combined limit of not less than $100,000,000 in the annual aggregate and $100,000,000 per occurrence or professional incident. Such amounts will be subject to a self-insured retention of not more than $2,000,000 per each occurrence or professional incident. Such amounts will continue at not less than the specified limit until required to be changed by lender in writing by reason of changed economic conditions making such protection inadequate; and will cover at least the following hazards: (i) premises, operations and professional services; (ii) products and completed operations; (iii) liabilities arising out of the activities of independent contractors; (iv) blanket contractual liability; and (v) contractual liability covering the indemnities contained in the related mortgages to the extent the same is available. Notwithstanding the foregoing, as long as the insurance payment guaranty, described under ‘‘—Guarantees’’ above, given in connection with the mortgages remains in full force and effect, the Extendicare Portfolio Borrower shall be deemed to satisfy the above requirements if such borrower obtains and maintains (i) professional liability and general liability coverage from a specified insurer as a captive insurer insuring not more than $10,000,000 of aggregate exposure under such professional liability and general liability coverage, which coverage shall be in excess of the self-insured retention described above and (ii) additional insurance or reinsurance in a coverage amount not less than $90,000,000 pursuant to policies that satisfy the conditions and applicable provisions including, without limitation, the ratings requirements set forth in the related mortgages.

Operators.    Each individual Extendicare Portfolio Mortgaged Property is master leased by the applicable Extendicare Portfolio Borrower that is the fee or, in the case of one such Extendicare Portfolio Mortgaged Property, leasehold owner of such property to Extendicare Master Tenant 1 LLC, as master tenant (the ‘‘Master Tenant’’) pursuant to a master lease (the ‘‘Master Lease’’). The Master Tenant sub-leases, pursuant to an individual sub-lease (an ‘‘Operating Lease’’), each Extendicare Portfolio Mortgaged Property demised to it pursuant to the Master Lease to a sub-tenant (a ‘‘Healthcare Operator’’). The Master Tenant is a special purpose entity which is an affiliate of each of the Extendicare Portfolio Borrowers. Each Healthcare Operator is a limited special purpose entity as required under the Extendicare Portfolio Mortgage Loan documents. The Operating Leases are cross-defaulted. In addition, the Healthcare Operators, along with certain other related entities, are permitted to incur and have incurred certain additional intercompany debt.

Master Lease.    The Master Lease with respect to the Extendicare Portfolio Loan Combination is a lease of the land, buildings and fixtures of the entire Extendicare Portfolio Mortgaged Property. The leased premises under the Master Lease may only be used as an Extendicare Portfolio Mortgaged Property. The Master Lease is subject and subordinate to the Extendicare Portfolio Loan Combination. The Master Lease has a term of 10 years, expiring October 16, 2016, subject to two (2) options to extend the term of the Master Lease each for an additional 10 year period.

The annual base rent due under the Master Lease (the ‘‘Master Lease Base Rent’’) for the first year of the lease term is $35,410,703, payable in advance in equal consecutive monthly installments on the first day of each month. Thereafter, the Master Lease Base Rent for each consecutive lease year will be the annual base rent due with respect to the immediately prior lease year multiplied by an escalation percentage which will be an amount per annum equal to a fraction, the numerator of which will be the Consumer Price Index on the first day of the applicable lease year and the denominator of which will be the Consumer Price Index on the first day of the preceding lease year. If, during any period during the initial term and the first renewal term, the Master Lease Base Rent is not equal to or greater than the product of one hundred and five percent (105.0%) and the regularly scheduled payments of interest and principal (excluding any balloon payments of principal that are due and payable at maturity, any accelerated payments, and any default interest) required by the applicable Extendicare Portfolio Mortgage Loan documents (‘‘Fee Mortgage Debt Service’’), the Master Lease Base Rent for such period will also, in addition to the annual increases set forth above, be increased by an amount equal to the Fee Mortgage Debt Service for such period minus the Master Lease Base Rent for such period. Based on the first year annual base rent due under the Master Lease, the DSCR as of the Cut-off date is 1.05x. The Master Tenant is also required to pay and discharge, as supplementary rent or additional rent, all other amounts, liabilities and obligations of any nature relating to the leased premises, including, without limitation, all impositions, those arising under any applicable laws, requirements, easements or other similar agreements and all interest and penalties that may accrue thereon in the event of the Master Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which the Extendicare Portfolio Borrowers may incur by reason of the Master Tenant’s failure to comply with the terms of the Master Lease.

The Master Lease Base Rent and all other sums payable under the Master Lease will be payable in all events without regard to the performance or non-performance, by either party, of any other provisions of the Master Lease. The Master Tenant is obligated to pay the Master Lease Base Rent to the Extendicare Portfolio Borrowers, free from any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever other than expressly set forth in the Master Lease. The Master Tenant is required to pay all costs, expenses and charges of every kind and nature relating to the leased premises from and after the date of the Master Lease, including, without limitation, all taxes, costs and improvements, maintenance, repairs, alterations, additions, replacements and insurance and other impositions except debt service on the Extendicare Portfolio Mortgage Loan or any other indebtedness of the Extendicare Portfolio Borrowers which becomes due and payable or accrues during the term of the Master Lease.

Operating Leases.    The Operating Leases have terms substantially similar to the terms of the Master Lease described above, with changes made based on the type and number of Extendicare Portfolio Mortgage Properties and the specific situations with respect thereto and with respect to the related tenant.

Substitutions.    At any time prior to the date which is three (3) months prior to the maturity date, the Extendicare Portfolio Borrowers may obtain the release of one or more Extendicare Portfolio Mortgaged Properties from the lien of the mortgage thereon and the release of the Extendicare Portfolio Borrowers’ obligations under the Extendicare Portfolio Mortgage Loan documents with respect to such Extendicare Portfolio Mortgaged Properties (other than those expressly stated to survive) (each such Extendicare Portfolio Mortgaged Property, a ‘‘Substituted Property’’), by substituting therefor one or more properties (such properties, individually and collectively as the context requires, a ‘‘Substitute Property’’), provided that, among other things, (a) after giving effect to the proposed substitution, no event of default shall be continuing; (b) the allocated loan amount of the Substituted Property, when taken together with the allocated loan amounts of all other Substituted Properties substituted pursuant to the Extendicare Portfolio Mortgage Loan documents, does not exceed $100,000,000 in the aggregate; (c) the Substitute Property is not located in Arkansas, Mississippi, Florida or Texas (unless the applicable Substituted Property is located in the same such state as the Substitute Property); (d) the Substitute Property has not suffered a casualty or condemnation which has not been fully restored; (e) either (i) the Substituted Property must be conveyed or (ii) the ownership interests in the new Borrower owning such Substituted Property must be transferred, in either case, to a person other than an Extendicare Portfolio Borrower, the Master Tenant or an Operator; (f) the appraised value of the Substitute Property and the ‘‘leased fee value’’ as shown in the related appraisal is equal to or exceeds the appraised value of the Substituted Property and the ‘‘leased fee value’’ immediately prior to the substitution; (g) after giving effect to the proposed substitution, the DSCR for the Extendicare Portfolio Mortgage Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i) the DSCR for the twelve full calendar months immediately preceding origination and (ii) the DSCR for all of the then remaining Extendicare Portfolio Mortgage Properties (including the Substituted Property) for the twelve full calendar months ending on the last day of the month immediately preceding the substitution of the Substituted Property; (h) the Extendicare Portfolio Borrower must have obtained and delivered to the lender prior written confirmation from the applicable rating agencies that the substitution will not cause a downgrade, withdrawal or qualification of the then-current ratings of the any certificates backed by the

Extendicare Portfolio Loan Combination; (i) the operator of the facility located on the Substitute Property must be a qualified operator which must possess or must have applied for and obtained all material health care licenses necessary to operate the facility located on the Substitute Property; (j) the facility located on the Substitute Property must be operated as a skilled nursing facility and/or an assisted living facility; (k) an operating lease meeting criteria set forth in the loan agreement is entered into with respect to the Substitute Property, (l) the new Borrower will agree to assume and be bound by the Extendicare Portfolio Mortgage Loan documents and have executed a mortgage with respect to the Substitute Property; (m) the lender receives such evidence that the Substitute Property, the facility thereon and the operations thereof are in compliance with all health care requirements as would be acceptable to a reasonably prudent lender; (n) the lender receives valid certificates of insurance evidencing coverage with respect to the Substitute Property as required in the Extendicare Portfolio Mortgage Loan documents; (o) the lender receives certain third party reports with respect to the zoning, structural and environmental conditions of the Substitute Property; and (p) the applicable Extendicare portfolio Borrower pays all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the substitution.

Other Defeasance/Substitution Provisions.    Certain ‘‘operating lease defaults’’ and/or ‘‘health care defaults’’ relating to individual Extendicare Portfolio Mortgaged Properties (a ‘‘Limited Cure Default’’) will not, in each instance, constitute an event of default under the Extendicare Portfolio Mortgage Loan documents in the event that the Extendicare Portfolio Borrowers either (A) obtain the release of the applicable Extendicare Portfolio Mortgaged Property from the lien of the mortgage thereon by partial defeasance as described under ‘‘—the Mortgage Loan’’ above or (B) effect a substitution of such applicable Extendicare Portfolio Mortgaged Property in accordance with the Extendicare Portfolio Mortgage Loan documents as described under ‘‘—Substitutions’’ above within sixty (60) days (which time period will be extended for such time as is reasonably necessary for the related Extendicare Portfolio Borrower in the exercise of due diligence to obtain such release, such additional period not to exceed thirty (30) days) of such Limited Cure Default. The release amount for each such Extendicare Portfolio Mortgaged Property must be equal to one hundred twenty five percent (125%) of the allocated loan amount for such property (the ‘‘Limited Cure Release Amount’’). If the defeasance lockout date has not occurred, the related Extendicare Portfolio Borrower must deposit the Limited Cure Release Amount with the lender to be held by the lender as additional collateral for the Extendicare Portfolio Mortgage Loan and the related Extendicare Portfolio Borrower must effect such Limited Cure Release within ten (10) business days after the occurrence of the defeasance lockout date. In no event will the Extendicare Portfolio Borrowers be entitled to more than six (6) limited cure releases during the term of the Extendicare Portfolio Mortgage Loan.

With respect to any casualty or condemnation at any individual Extendicare Portfolio Mortgaged Property, in the event the lender does not make the net proceeds available to the Extendicare Portfolio Borrowers for restoration in accordance with the terms of the Extendicare Portfolio Mortgage Loan documents, the Extendicare Portfolio Borrowers may partially defease the Extendicare Portfolio Mortgage Loan and obtain the release of such Extendicare Portfolio Mortgaged Property from the lien of the mortgage thereon in accordance with the Extendicare Portfolio Mortgage Loan documents, except that the release amount for such individual Property must be equal to the allocated loan amount for such Extendicare Portfolio Mortgaged Property.

Revolver Loan.    An affiliate of the related mortgage loan seller, as agent (‘‘Agent’’) for itself and other lenders from time to time (the ‘‘Revolving Loan Lenders’’), entered into an amended and restated credit agreement (the ‘‘Revolving Loan’’) with Extendicare Health Services, Inc. in the maximum principal amount of $120,000,000. The Revolving Loan is guaranteed by Extendicare Holdings Inc. The Revolving Loan is not secured by the Extendicare Portfolio Mortgage Properties or the direct interests of the Extendicare Mortgage Portfolio Borrowers. The Revolving Loan is secured by, among other things, a pledge of the direct and indirect equity interests in the Operators of the Extendicare Portfolio Mortgaged Properties and a pledge of the indirect equity of the Extendicare Portfolio Borrowers and the Master Tenant. The Revolving Loan Lenders have entered into an intercreditor agreement (the ‘‘Extendicare Intercreditor’’) with the mortgage lender. In the Extendicare Intercreditor, the Revolving Loan Lenders and the lender each acknowledge that such lender does not have any interest in the collateral securing the Revolving Loan or the Extendicare Portfolio Loan Combination, as applicable, and agree that they will not advocate, induce or cause any third party to (x) make, initiate or challenge the validity, priority or effectiveness of any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the other lenders or (y) in any way interfere with the lien of the other lender on its collateral or its rights of collection with respect thereto. Additionally, the Revolving Loan Lender’s ability to foreclose on the equity interests in the Extendicare Portfolio Borrowers, the Master Tenant and Healthcare Operators is subject to, among other things: (a) the monthly payment amount continuing to be paid to the lender at all times during any enforcement action pursuant to the Extendicare Intercreditor; (b) there having been no material impairment of the value, use or operation of the Extendicare Portfolio Mortgaged Properties taken as a whole; (c) all non-monetary defaults under the Extendicare Portfolio Mortgage Loan documents which are susceptible of cure by any party other than the Extendicare Portfolio Borrowers having been remedied and cured (or proposed remedies and cures have been commenced and are being diligently pursued to the reasonable satisfaction of the lender); (d) the mortgage lender having not commenced an enforcement action; (e) any new borrower being directly or indirectly owned and controlled by a qualified transferee and being a ‘‘special purpose entity’’ meeting applicable criteria of the applicable rating agencies; and (f) Revolving Loan Lender must have received: (i) a rating agency confirmation with respect to such Agent enforcement action and (ii) an additional insolvency opinion and an additional true lease opinion acceptable to the rating agencies). Further, after any foreclosure by the Agent of the pledge of indirect equity interest in the Extendicare Portfolio Borrowers, the Agent or such new borrower, as applicable, will be obligated to commence and diligently pursue to completion the cure of any remaining defaults under the Extendicare Portfolio Mortgage Loan documents which are susceptible of cure by any party other than the original borrower.

Consolidated Leverage Ratio.    At all times during the term of the Extendicare Portfolio Mortgage Loan, Extendicare Health Services Inc. and its subsidiaries, in the aggregate, are required to maintain, as of the last day of each fiscal quarter, a ratio (the ‘‘Consolidated Leverage Ratio’’) of the principal amount of Consolidated Total Debt (as defined below) to consolidated EBITDA for such period that is not in excess of 5.50 to 1.0; provided that after any permitted transfer of the direct or indirect interests in a ‘‘restricted party’’ (as defined under the related loan agreement) that results in a change of control of Extendicare Health Services Inc., Extendicare Health Services Inc. and its subsidiaries in the aggregate are required to maintain a Consolidated Leverage Ratio as of the last day of each fiscal quarter that is not in excess of 7.1 to 1.0. For the purposes of determining the Consolidated Leverage Ratio, ‘‘Consolidated Total Debt’’ includes all indebtedness of Extendicare Health Services Inc. and its subsidiaries (which includes the Extendicare Portfolio Borrower) determined on a consolidated basis (including, without limitation, the Extendicare Portfolio Mortgage Loan, the Revolving Loan, debt for borrowed money and all forms of corporate debt), minus certain Extendicare REIT notes and intercompany loans.

Excess Cash Flow Reserve.    If at the end of any calendar quarter the lease DSCR (based on the Master Lease base rent as set forth under ‘‘—Master Lease’’ above) is not at least 1.05x, the related Extendicare Portfolio Borrowers will be required to deposit all excess cash flow into an account designated by lender. Such funds will be additional collateral for the Extendicare Portfolio Mortgage Loan, which funds may be withdrawn by the lender during the continuance of an event of default and applied by the lender in such order and priority as the lender may determine. Any such funds escrowed will be returned to the related the Extendicare Portfolio Borrowers if such lease debt service coverage ratio becomes at least 1.05x for two consecutive determination dates.

VIII. The 1166 Avenue of the Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$110,000,000
Loan per Square Foot:	$588
% of Initial Mortgage Pool Balance:	3.0%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.568% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2017
Maturity Balance:	$110,000,000
Borrower:	1166 EJM LLC
Sponsor:	Edward J. Minskoff Equities, Inc.
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Free Rent Reserve(2) Unfunded Tenant Obligations Reserve(3)
Ongoing Reserves:	Tax Reserve(4) Insurance Reserve(4) Rollover Reserve(5) Replacement Reserve(6) Condominium Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	Permitted Mezzanine Financing(9)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1974
Year Renovated:	2003
Square Feet:	187,106(10)
Occupancy:	100.0%
Occupancy Date:	December 5, 2006
Ownership Interest:	Fee
Property Management:	Edward J. Minskoff Equities, Inc., an affiliate of the borrower
U/W NCF:	$6,617,930(11)
U/W NCF DSCR:	1.07x(12)
Cut-off Date U/W NCF DSCR:	1.07x(12)
Appraised Value:	$145,000,000
Appraisal As of Date:	December 1, 2006
Cut-off Date LTV Ratio:	75.9%
Maturity LTV Ratio:	75.9%

(1)	NAP means not applicable.

(2)	At origination, the 1166 Avenue of the Americas Borrower deposited $3,503,594 into a free rent reserve account.

(3)	At origination, the 1166 Avenue of the Americas Borrower deposited $6,648,710 into an unfunded tenant obligations reserve.

(4)	At origination, the 1166 Avenue of the Americas Borrower deposited $316,645.98 into a tax and insurance reserve account. The 1166 Avenue of the Americas Borrower is required to make monthly deposits into tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the 1166 Avenue of the Americas Mortgaged Property.

(5)	At such time as the existing leases at the 1166 Avenue of the Americas Mortgaged Property enter their renewal periods or an existing tenant notifies the 1166 Avenue of the Americas Borrower of its intention not to renew its lease, the 1166 Avenue of the Americas Borrower shall deposit $1,029,800 in June 2016 for the Christian & Timbers lease, $3,040,000 in January 2016 for the D.E. Shaw lease, and/or $930,200 in November 2015 for the Sprint Communications lease, as applicable, into a rollover reserve. In lieu of a cash reserve, the 1166 Avenue of the Americas Borrower may provide a letter of credit or a guaranty from the sponsor.

(6)	At origination, the 1166 Avenue of the Americas Borrower deposited $332,580 into a replacement reserve account. The 1166 Ave of the Americas Borrower is required to make monthly deposits into a replacements reserve account in an amount equal to $3,898 per month.

(7)	In the event that condominium charges for the 1166 Avenue of the Americas Building Condominium are billed by the condominium board less frequently than monthly, then the 1166 Avenue of the Americas Borrower is required to make monthly deposits into a condominium assessment reserve account in an amount equal to one-twelfth of the estimated annual condominium assessment charge.

(8)	See ‘‘—Lockbox’’ below

(9)	See ‘‘—Permitted Mezzanine Financing’’ below.

(10)	Reflects the square footage of the multiple condominium unit comprising the 1166 Avenue of the Americas Mortgaged Property. In addition, collateral consists of a corresponding 11.086% share of the common elements of the 1166 Avenue of the Americas Building Condominum which contains approximately 1,725,828 square feet. See ‘‘—The Mortgaged Property’’ below.

(11)	Reflects in place U/W NCF. Projected U/W NCF is $7,028,345 based on assumed mark-to market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions.

(12)	Calculated based on in-place U/W NCF. The U/W DSCR based on the projected U/W NCF of $7,028,345 (described in footnote (11) above) is 1.13x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
D.E. Shaw & Company.	112,270	60.0%	60.8%	$61.00	NR	3/30/2017(5)
Sprint Communications	37,418	20.0	18.6	$56.00	BBB+/BBB	1/31/2017(6)
Christian & Timbers	37,418	20.0	20.6	$62.00	NR	8/31/2017
Total	187,106	100.0%	100.0%

(1)	Ranked by approximate total square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	The D.E. Shaw & Company lease provides for a one-time right to terminate the lease effective 3/30/2011 upon 18 months notice, accompanied by a payment of a lease termination fee.

(6)	The Sprint Communications lease provides for one five-year renewal option at fair market value.

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	0	0.0	0.0%	0	0.0	0.0%
2011	0	0.0	0.0%	0	0.0	0.0%
2012	0	0.0	0.0%	0	0.0	0.0%
2013	0	0.0	0.0%	0	0.0	0.0%
2014	0	0.0	0.0%	0	0.0	0.0%
2015	0	0.0	0.0%	0	0.0	0.0%
2016	0	0.0	0.0%	0	0.0	0.0%
2017 and beyond	187,106	100.0	100.0%	11,263,794	100.0	100.0%
Vacant	0	0.0	100.0%	0	0.0	100.0%
Total	187,106	100.0%		$11,263,794	100.0%

(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The 1166 Avenue of the Americas Borrower is 1166 EJM LLC, a Delaware limited liability company, which is sponsored by Edward J. Minskoff Equities, Inc. (‘‘Minskoff Equities’’). Minskoff Equities is a privately held real estate firm founded by Edward J. Minskoff. Minskoff Equities owns, develops and manages commercial office buildings in major urban centers and is involved, directly or indirectly, in the design/development, management, leasing and financing of its projects. Minskoff Equities reports that it owns, leases and manages 4 million square feet including such properties as 590 Madison, 237 Park Avenue and 1325 Avenue of the Americas. An affiliate of the mortgage loan seller is an indirect equity holder in the 1166 Avenue of the Americas Borrower.

The Mortgage Loan.    The 1166 Avenue of the Americas Mortgage Loan was originated on December 14, 2006 and has a cut-off date balance of $110,000,000. The 1166 Avenue of the Americas Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2017 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.568% per annum. On the eleventh day of each month to, but excluding, the stated maturity date, the 1166 Avenue of the Americas Borrower is required to make interest-only payments on the 1166 Avenue of the Americas Mortgage Loan. The principal balance of the 1166 Avenue of the Americas Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 1166 Avenue of the Americas Borrower is prohibited from voluntarily prepaying the 1166 Avenue of the Americas Mortgage Loan, in whole or in part, prior to October 11, 2016. From and after October 11, 2016, the 1166 Avenue of the Americas Borrower may prepay the 1166 Avenue of the Americas Mortgage Loan, in whole, without payment of any prepayment consideration.

The 1166 Avenue of the Americas Borrower may defease the 1166 Avenue of the Americas Mortgage Loan in whole only, at any time after the earlier of (i) December 14, 2009 or (ii) the expiration of two years following the Issue Date and by doing so obtain the release of the 1166 Avenue of the Americas Mortgaged Property. A defeasance will be effected by the 1166 Avenue of the Americas Borrower’s pledging substitute collateral that consists of direct, non-callable obligations or securities of the United States Government, or an agency or instrumentality thereof, that produce payments which replicate the payment obligations of the 1166 Avenue of the Americas Borrower under the 1166 Avenue of the Americas Mortgage Loan and are sufficient to pay off the 1166 Avenue of the Americas Mortgage Loan in its entirety on October 11, 2016. The 1166 Avenue of the Americas Borrower’s right to defease the entire 1166 Avenue of the Americas Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency.

The Mortgaged Property.    The 1166 Avenue of the Americas Mortgage Loan is secured by a first priority lien on the fee simple interest of the 1166 Avenue of the Americas Borrower in the 1166 Avenue of the Americas Mortgaged Property, which consists of five commercial condominium units that constitute a portion of the Class A condominium office building known as 1166 Avenue of the Americas (the ‘‘1166 Avenue of the Americas Building Condominium’’). The 1166 Avenue of the Americas Building Condominium is a 45-story class A office property located in Midtown Manhattan on the easterly blockfront of Avenue of the Americas between 45th and 46th Streets. The building, developed in 1974 and renovated in 2003, has been sub-divided into multiple commercial condominium units, including the 1166 Avenue of the Americas Mortgaged Property, and contains an aggregate of 1,725,828 square feet of net rentable area and related percentage shares of the common areas of the building. The 1166 Avenue of the Americas Mortgaged Property consists of the five condominium units on floors 2-6 with a total of 187,106 square feet of net rentable area and a corresponding 11.086% share of the common elements. The 1166 Avenue of the Americas Mortgaged Property is leased under long term leases to three tenants comprised of D.E. Shaw & Co. with 112,270 square feet (60.0% of total subject space), Sprint Communications (which is rated BBB+/BBB by S&P and Fitch, respectively) with 37,418 square feet (20.0% of total subject space), and Christian & Timbers with 37,418 square feet (20.0% of total subject space). As of December 5, 2006, based on square footage leased, occupancy at the 1166 Avenue of the Americas Mortgaged Property was 100.0%.

The other commercial condominium units comprising the 1166 Avenue of the Americas Building Condominum which are not part of the 1166 Avenue of the Americas Mortgaged Property are separately owned by Marsh & McLennan Companies, Inc. and by affiliated entities of the 1166 Avenue of the Americas Borrower.

See ‘‘Risk Factors—Risks Associated with Condominium Ownership’’ above in this offering prospectus.

Lockbox.    The 1166 Avenue of the Americas Borrower is required to cause all rents to be deposited directly into a lockbox account maintained with Wachovia Bank, National Association (the ‘‘1166 Avenue of the Americas Lockbox Bank’’). The 1166 Avenue of the Americas Lockbox Bank is required to disburse on each business day all funds in the lockbox account in excess of $5,000 to a cash management account maintained by Wachovia Bank, National Association (the ‘‘1166 Avenue of the Americas Cash Management Bank’’), and the 1166 Avenue of the America Cash Management Bank is required to deposit such funds into the following accounts pursuant to a cash management agreement: (i) tax and insurance reserve account, (ii) if applicable, condominium assessment reserve account, (iii) monthly debt service payment account, (iv) replacement reserve account, (v) in payment of any other amounts due under the loan documents, and (vi) provided there is no event of default any remaining funds will be promptly returned to the 1166 Avenue of the Americas Borrower.

Terrorism Coverage.    The 1166 Avenue of the Americas Borrower is required, in accordance with the related loan documents, if commercially available, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the 1166 Avenue of the Americas Borrower does not exceed $500,000 per year. If the cost of such insurance is greater than $500,000, the 1166 Avenue of the Americas Borrowers are required to obtain the maximum coverage available for acts of terrorism as may be obtained for $500,000.

Principal Guaranty.    Edward J. Minskoff, personally (the ‘‘1166 Avenue of the Americas Guarantor’’) has executed a limited payment guaranty in favor of the mortgagee guaranteeing the obligations of the 1166 Avenue of the Americas Borrower to pay principal, interest, and all other charges due under the related loan documents. The 1166 Avenue of the Americas Guarantor’s maximum aggregate liability under the limited payment guaranty is $22,000,000 (the ‘‘Guaranty Cap’’) plus any enforcement costs incurred by the mortgagee. The Guaranty Cap will be incrementally reduced upon increase of the debt service coverage ratio, in accordance with the terms and provisions of the related loan documents. The 1166 Avenue of the Americas Guarantor will be released from the obligations under the limited payment guaranty at such time as the debt service coverage ratio is equal to or greater than 1.32x for two consecutive calendar quarters. There can be no assurance that the 1166 Avenue of the Americas Guarantor will have the creditworthiness or financial ability to make any payments due under the foregoing guaranty. The 1166 Avenue of the Americas Guarantor is required to maintain a net worth of $150,000,00 and a minimum liquidity of $30,000,000. However, the 1166 Avenue of the Americas Borrower is not required to provide a replacement guarantor in the event such net worth or liquidity requirements are not met.

Permitted Mezzanine Financing.    Upon at least 30 days notice, provided no event of default exists under the loan documents, the sole member of the 1166 Avenue of the Americas Borrower is permitted to incur mezzanine financing provided certain conditions in the loan documents are satisfied, including but not limited to: (i) the mezzanine lender shall be a ‘‘qualified mezzanine lender’’ (as defined in the loan agreement), (ii) the debt service coverage ratio after the mezzanine financing will not be less than 1.00x, (iii) rating agency confirmation has been delivered, (iv) the collateral for the mezzanine financing shall include only pledges of the equity interests in the 1166 Avenue of the Americas Borrower and any accounts established under a separate mezzanine cash management arrangement, (v) the mezzanine financing shall be subordinate in all respects to the 1166 Avenue of the Americas Mortgage Loan, (vi) the mezzanine lender shall enter into an intercreditor agreement with the mortgagee in form and substance reasonably acceptable to the mortgagee and meeting then current rating agency criteria, (vii) the mezzanine financing shall not be cross-defaulted or cross-collateralized with any other properties or loans, (viii) the mezzanine financing shall be self liquidating, shall be fully amortized over its term, and shall be coterminous with or mature prior to the 1166 Avenue of the Americas Mortgage Loan, and (ix) the mezzanine borrower and any other pledgors shall be structured as not to adversely affect the bankruptcy remote nature of the 1166 Avenue of the Americas Borrower and shall comply with rating agency criteria.

IX. The Bethany Houston Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$102,280,000(1)
Loan per Unit:	$41,935(2)
% of Initial Mortgage
Pool Balance:	2.8%
Shadow Rating (S&P/Fitch):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.0165% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	January 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	December 11, 2011
Maturity Balance:	$102,280,000
Borrowers:	KT Terraza-TX1, LLC, et al(5)
Sponsor:	Bethany Holdings Group, LLC
Prepayment/Defeasance:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(6) Renovation Reserve(7) Working Capital Reserve(8)
Ongoing Reserves:	Tax and Insurance Reserve(9) Replacement Reserve(10)
Lockbox:	Soft(11)

Other Secured Debt::	$19,823,258 aggregate Subordinated Non-Trust Loans(1)
Approximately $7,750,000 Mezzanine Debt(12)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(13)
Property Type:	Multifamily
Location:	Houston and Stafford, Texas(13)
Year Built:	1969-1997
Year Renovated:	2003
Number of Units:	2,439(13)
Occupancy:	87.3%(14)
Occupancy Date:	December 1, 2006
Ownership Interest:	Fee
Property Management:	The Bethany Management Group, LLC, an affiliate of the borrower
U/W NCF:	$7,740,683(15)
U/W NCF DSCR:	1.24x(15)
Cut-off Date U/W NCF DSCR:	1.24x(15)
Aggregate Appraised Value:	$117,800,000(16)
Appraisal As of Date:	November 21, 2006(16)
Aggregate Cut-off Date
LTV Ratio:	86.8%(17)
Aggregate Maturity LTV Ratio:	86.8%(17)

(1)	The Bethany Houston Portfolio Mortgage Loan is part of the Bethany Houston Portfolio Loan Combination that also includes the Bethany Houston Portfolio Non-Trust Loans, which consist of: (i) the Bethany Houston Portfolio Note B Non-Trust Loan in the cut-off date principal amount of $18,447,351(which includes capitalized interest of $347,351) and (ii) the Bethany Houston Portfolio Note C Non-Trust Loan in the cut-off date principal amount of $1,375,907 (which includes capitalized interest of $25,907). The entire Bethany Houston Portfolio Loan Combination, including the Bethany Houston Portfolio Non-Trust Loans, has a cut-off date principal balance of $122,103,258.

(2)	Based solely on a loan amount comprised of the Bethany Houston Portfolio Mortgage Loan.

(3)	NAP means not applicable.

(4)	The Bethany Houston Portfolio Mortgage Loan accrues interest at a rate of 6.0165% per annum, through and including the accrual period expiring on December 10, 2008, and with respect to each accrual period thereafter, 6.2665% per annum. The Bethany Houston Portfolio Note B Non-Trust Loan accrues interest at a rate of 11.09% per annum and the Bethany Houston Portfolio Note C Non-Trust Loan accrues interest at a rate of 11.09% per annum. Notwithstanding the foregoing, the Bethany Maryland Portfolio Borrowers are not required to make full payments of interest on the Bethany Maryland Portfolio Non-Trust Loans, except to the extent described under ‘‘—the Mortgage Loan’’ below, and all accrued interest not required to be paid in accordance with the loan documents will be added to the principal balance of the related Non-Trust Loan and will itself accrue interest at the interest rate in effect for such Non-Trust Loan.

(5)	KT Terraza-TX1, LLC, is the Bethany Houston Portfolio Borrower with the largest percentage interest. The other Bethany Houston Portfolio Borrowers are FJLC-TX1, LLC and Bethany Lonestar Apartments, LLC. The Bethany Houston Portfolio Borrowers own the Bethany Houston Portfolio Mortgaged Properties as tenants in common.

(6)	At closing the Bethany Houston Portfolio Borrowers deposited $900,000 into a required repairs reserve to pay for the costs of certain scheduled repairs. In addition, a $1,175,503 portion of the renovation reserve described in footnote (7) below shall be made available solely for completion of the certain scheduled repairs (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.

(7)	The Bethany Houston Portfolio Borrowers deposited $9,590,000 into a renovation reserve to be used to pay for the costs of certain renovations to the Bethany Houston Portfolio Mortgaged Properties. Furthermore, a $1,175,503 portion of the renovation reserve shall be made available solely for completion of the certain scheduled repairs described in footnote (6) above (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.

(8)	The Bethany Houston Portfolio Borrowers deposited $870,000 in a working capital reserve to be used for working capital costs designated by the Bethany Houston Portfolio Borrowers.

(9)	The Bethany Houston Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Bethany

Houston Portfolio Mortgaged Properties, provided, however, no insurance reserve deposits are required if lender approves a blanket or umbrella policy maintained by the Bethany Houston Portfolio Borrowers.

(10)	The Bethany Houston Portfolio Borrowers are required to make monthly deposits into a replacement reserve from and after December 11, 2008 equal to $50,813.

(11)	See ‘‘—Lockbox’’ below.

(12)	Estimated amount which is unfunded as of the cut-off date. Includes potential advances of up to $6,000,000 plus an advance in an amount sufficient to prepay the Bethany Houston Portfolio Note C Non-Trust Loan (including capitalized interest amounts) . See ‘‘—Mezzanine Financing’’ below.

(13)	The Bethany Houston Portfolio Mortgaged Properties consist of eight garden-style apartment complexes located in Texas with an aggregate of 2,439 residential units. See ‘‘—Mortgaged Properties’’ below.

(14)	Weighted average occupancy of the Bethany Houston Portfolio Mortgaged Properties based on the number of units at each property.

(15)	Based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Houston Portfolio Mortgage Loan only. The U/W DSCR based on U/W NCF for the entire Bethany Houston Portfolio Loan Combination is 1.03x, based on the intitial rate of 6.0165% per annum for the Bethany Houston Portfolio Mortgage Loan and the assumption that, with respect to the Bethany Houston Portfolio Note B Non-Trust Loan, the Bethany Houston Portfolio Borrowers make only a minimum monthly payment of interest at 7.00% per annum and, with respect to the Bethany Houston Portfolio Note C Non-Trust Loan, the Bethany Houston Portfolio Borrowers do not make any payments of accrued interest.

(16)	Reflects aggregate as-is appraised value of the eight Bethany Houston Mortgaged Properties Sendera Park, Sendera Memorial, Sendera Westway and Wyndhman Oaks were appraised as of November 21, 2006. Sendera Champion, Sendera Briargrove, Sendera Sugar Ridge and Sendera Woodbridge were appraised as of November 27, 2006. The aggregate stabilized appraised value of the eight Bethany Houston Mortgaged Properties (as of November 21, 2009 for Sendera Park, Sendera Memorial, Sendera Westway and Wyndham Oaks and as of November 27, 2009 for Sendera Champion, Sendera Briargrove, Sendera Sugar Ridge, and Sendera Woodbridge) is $146,750,000.

(17)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Bethany Houston Portfolio Mortgage Loan and do not take into account the Bethany Houston Portfolio Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is appraised value of the entire Bethany Houston Portfolio Loan Combination (including the Bethany Houston Portfolio Non-Trust Loans) would each be 103.7%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Houston Portfolio Mortgage Loan only would each be 69.7%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Houston Portfolio Loan Combination would each be 83.2%. The Maturity LTV Ratio with respect to the entire Bethany Houston Portfolio Loan Combination set forth above in this footnote does not include any additional potential capitalized interest amounts. The Maturity LTV Ratio of the entire Bethany Houston Portfolio Loan Combination, assuming the Bethany Houston Portfolio Borrowers make only the required minimum monthly payment of interest as described under ‘‘—The Mortgage Loan’’ below, would be 108.5% (based on the aggregate as-is value) and 87.1% (based on the aggregate stabilized value.)

The Bethany Houston Portfolio Mortgaged Properties
Property(1)	Location	Approximate Number of Units	Occupancy(2)	Appraised Value(3)
Sendera Briargrove	Houston, TX	643	82.4%	$24,900,000
Sendera Westway	Houston, TX	316	91.5	17,300,000
Sendera Sugar Ridge	Stafford, TX	250	90.0	16,900,000
Wyndham Oaks	Houston, TX	279	91.0	16,350,000
Sendera Woodbridge	Houston, TX	384	85.7	15,000,000
Sendera at Champion Forest	Houston, TX	198	88.9	10,350,000
Sendera Memorial	Houston, TX	200	92.5	9,350,000
Sendera Park	Houston, TX	169	83.4	7,650,000
Total/Weighted Average(4)		2,439	87.3%	$117,800,000

(1)	Ranked by appraised value.

(2)	Occupancy for each property is as of December 1, 2006.

(3)	Represents ‘‘as is’’ appraised values as of November 21, 2006 or November 27, 2006. The stabilized appraised values for the Bethany Houston Portfolio Mortgaged Properties as of November 2009 are $31,550,000 for Sendera Briargrove, $21,750,000 for Sendera Westway, $19,800,000 for Sendera Sugar Ridge and $20,650,000 for Wyndham Oaks, $17,950,000 for Sendera Woodbridge, $11,950,000 for Sendera at Champion Forest, $11,950,000 for Sendera Memorial and $11,150,000 for Sendera Park for an aggregate stabilized value for the Bethany Houston Portfolio Mortgaged Properties of $146,750,000.

(4)	Weighted average occupancy is weighted based on the number of units at each property.

The Borrowers and Sponsor.    The Bethany Houston Portfolio Borrowers are Bethany Lonestar Apartments, LLC, FJLC-TX1, LLC, and KT Terraza—TX1, LLC, each a Delaware limited liability company and a tenant-in-common. The sponsor of the Bethany Houston Portfolio Mortgage Loan is Bethany Holdings Group, LLC, an Irvine, California based full service real estate and investment company, specializing in multifamily properties. Bethany Holdings Group reports that it has multi-family operations which currently encompasses more than $600 million in assets, with over 10,000 apartments nationwide.

The Mortgage Loan.    The Bethany Houston Portfolio Mortgage Loan was originated on December 7, 2006 and has a cut-off Date principal balance of $102,280,000. The Bethany Houston Portfolio Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the ‘‘Bethany Houston Portfolio Loan Combination,’’ all of which are obligations of the Bethany Houston Portfolio Borrowers, are secured by the Bethany Houston Portfolio Mortgaged Properties, and are cross-defaulted with each other. The Bethany Houston Portfolio Loan Combination is comprised of (a) the Bethany Houston

Portfolio Mortgage Loan; (b) the ‘‘Bethany Houston Portfolio B Note Non-Trust Loan,’’ which has a cut-off Date principal balance of $18,447,351 (which includes capitalized interest of $347,351) and which will not be included in the trust; and (c) the ‘‘Bethany Houston Portfolio C Note Non-Trust Loan,’’ which has a cut-off Date principal balance of $1,375,907 (which includes capitalized interest of $25,907) and which will not be included in the trust. The Bethany Houston Portfolio B Note Non-Trust Loan and the Bethany Houston Portfolio C Note Non-Trust Loan, which are collectively referred to as the ‘‘Bethany Houston Portfolio Non-Trust Loans,’’ are generally subordinate in right of payment to the Bethany Houston Portfolio Mortgage Loan, and the Bethany Houston Portfolio C Note Non-Trust Loan is generally subordinate in right of payment to the Bethany Houston Portfolio B Note Non-Trust Loan. The respective rights of the holders of the Bethany Houston Portfolio Mortgage Loan, the Bethany Houston Portfolio B Note Non-Trust Loan and the Bethany Houston Portfolio C Note Non-Trust Loan will be governed by a co-lender agreement, as further described under ‘‘—Loan Combinations’’ in this offering prospectus.

The Bethany Houston Portfolio Mortgage Loan is a five year loan with a stated maturity date of December 11, 2011 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.0165% per annum through and including the accrual period expiring on December 10, 2008, and with respect to each accrual period thereafter, 6.2665% per annum. On the eleventh day of each month to but excluding the stated maturity date, the Bethany Houston Portfolio Borrowers are required to make interest-only payments on the Bethany Houston Portfolio Mortgage Loan. The principal balance of the Bethany Houston Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Bethany Houston Portfolio Borrowers are prohibited from voluntarily prepaying the Bethany Houston Portfolio Mortgage Loan, in whole or in part, prior to September 11, 2011. From and after September 11, 2011, the Bethany Houston Portfolio Borrower may prepay the Bethany Houston Portfolio Mortgage Loan, in whole, without payment of any prepayment consideration, provided that the Bethany Houston Portfolio Borrower simultaneously prepays the Bethany Houston Portfolio Non-Trust Loans.

The Bethany Houston Portfolio Borrowers may defease the Bethany Houston Portfolio Mortgage Loan in whole only at any time following the date occurring two years from the Issue Date, and by doing so obtain the release of the Bethany Houston Portfolio Mortgaged Properties. A defeasance will be effected by the Bethany Houston Portfolio Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America or, if approved by the applicable rating agencies, other ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Bethany Houston Portfolio Borrowers under the Bethany Houston Portfolio Mortgage Loan and are sufficient to pay off the Bethany Houston Portfolio Mortgage Loan in its entirety. The Bethany Houston Portfolio Borrower’s right to defease the entire Bethany Houston Portfolio Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency. As a condition precedent to the defeasance of the entire Bethany Houston Portfolio Mortgage Loan, the Bethany Houston Portfolio Borrowers must also simultaneously defease the entire Bethany Houston Portfolio B Note Non-Trust Loan and, to the extent it is still outstanding, prepay the entire Bethany Houston Portfolio C Note Non-Trust Loan.

The Bethany Houston Note B Non-Trust Loan is a five-year loan with a stated maturity date of December 11, 2011 that accrues interest on an Actual/360 basis at an interest rate, in the absence of default, of 11.09% per annum. On the eleventh day of each month up to but excluding the stated maturity date, the Bethany Houston Portfolio Borrowers are required to pay accrued interest on the Bethany Houston Portfolio B Note Non-Trust Loan solely to the extent cash flow is available for such purpose in accordance with the priorities set forth in ‘‘—Lockbox,’’ below, provided that, regardless of whether sums are available in the lockbox account, from and after the monthly payment date occurring in July 2007, the Bethany Houston Portfolio Borrowers must pay a minimum interest payment on the Bethany Houston Portfolio Note B Non-Trust Loan at a rate of 6.00% per annum, and from and after the monthly payment date occurring in December 2007, the Bethany Houston Portfolio Borrowers must pay a minimum interest payment on the Bethany Houston Portfolio Note B Non-Trust Loan at a rate of 7.00% per annum. Any accrued interest on the Bethany Houston Portfolio Note B Non-Trust Loan that is not paid on a monthly payment date shall be added to the principal balance of the Bethany Houston Portfolio Note B Non-Trust Loan and shall bear interest at the rate of 11.09% per annum. The principal balance of the Bethany Houston Portfolio Note B Non-Trust Loan, plus all accrued and unpaid interest, will be due on the stated maturity date. The Bethany Houston Portfolio Note B Non-Trust Loan may be prepaid or defeased on substantially the same terms as the Bethany Houston Portfolio Mortgage Loan.

The Bethany Houston Note C Non-Trust Loan is a five-year loan with a stated maturity date of December 11, 2011 that accrues interest on an Actual/360 basis at an interest rate, in the absence of default, of 11.09% per annum. On the eleventh day of each month up to but excluding the state maturity date, the Bethany Houston Portfolio Borrowers are required to pay accrued interest on the Bethany Houston Portfolio C Note Non-Trust Loan to the extent cash flow is available for such purpose in accordance with the priorities set forth in ‘‘—Lockbox,’’ below. Any accrued interest on the Bethany Houston Portfolio Note C Non-Trust Loan that is not paid on a monthly payment date shall be added to the principal balance of the Bethany Houston Portfolio Note C Non-Trust Loan and shall bear interest at the rate of 11.09% per annum. The principal balance of the Bethany Houston Portfolio Note C Non-Trust Loan, plus all accrued and unpaid interest, will be due on the stated maturity date. The Bethany Houston Portfolio Note C Non-Trust Loan may be prepaid in whole at any time without penalty.

The Mortgaged Properties.    The Bethany Houston Portfolio Mortgaged Properties are comprised of eight, garden-style apartment complexes comprised of an aggregate of 146, two and three-story buildings situated on approximately 91 landscaped acres with on-site parking and located in Houston and Stafford, Texas. The Bethany Houston Portfolio Mortgaged Properties, with an aggregate of 2,439 units, were constructed between 1969 and 1997 and renovated in 2003. Amenities at the complexes include swimming pools, fitness centers, tennis courts and playgrounds. As of December 1, 2006, the weighted average occupancy of the Bethany Houston Portfolio Mortgaged Properties was 87.3%.

Certain of the Bethany Houston Portfolio Mortgaged Properties are not in compliance with certain municipal zoning regulations with respect to required parking spaces, as described under ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990.’’

Mix of Residential Units at the Bethany Houston Portfolio Mortgaged Properties
Property(1)	Location	Year Built	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom	Four Bedroom
Sendera Briargrove	Houston, TX	1972	643	450	190	3	—
Sendera Westway	Houston, TX	1971	316	45	179	64	28
Sendera Sugar Ridge	Stafford, TX	1985, 1997	250	—	250	—	—
Wyndham Oaks	Houston, TX	1977	279	143	136	—	—
Sendera Woodbridge	Houston, TX	1984	384	240	120	24	—
Sendera at Champion Forest	Houston, TX	1971	198	118	40	40	—
Sendera Memorial	Houston, TX	1969	200	44	140	16	—
Sendera Park	Houston, TX	1970	169	12	113	44	—
Total			2,439	1,052	1,168	191	28

(1)	Ranked by appraised value.

Lockbox.    The Bethany Houston Portfolio Borrower is required to deposit all income from the Bethany Houston Portfolio Mortgaged Properties into a segregated lockbox account that has been pledged to the holder of the Bethany Houston Portfolio Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Bethany Houston Portfolio Property Account’’) that has also been pledged to the holder of the Bethany Houston Portfolio Mortgage Loan. Provided no event of default shall exist with respect to the Bethany Houston Portfolio Mortgage Loan, all amounts in the Bethany Houston Portfolio Property Account will be applied on each payment date in the following order of priority: (i) first, to payment of the Bethany Houston Portfolio Borrower’s monthly real estate tax reserve obligation, (ii) second, to the payment of the Bethany Houston Portfolio Borrower’s monthly insurance premium reserve obligation (if any), (iii) third, commencing in December 2008, to the payment of the Bethany Houston Portfolio Borrower’s monthly replacement reserve obligation, (iv) fourth, to the payment of interest on the Bethany Houston Portfolio Mortgage Loan, (v) fifth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Houston Portfolio Mortgage Loan, (vi) sixth, funds sufficient to pay budgeted operating expenses and certain non-budgeted expenses of the Bethany Houston Portfolio Mortgaged Properties shall be paid to the Bethany Houston Portfolio Borrowers, (vii) seventh, to the payment of interest required to be paid on the Bethany Houston Portfolio B Note Non-Trust Mortgage Loan, (viii) eighth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Houston Portfolio B Note Non-Trust Mortgage Loan, (ix) ninth, to the payment of interest required to be paid with respect to the Bethany Houston Portfolio Note C Non-Trust Loan, (x) tenth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Houston Portfolio C Note Non-Trust Mortgage Loan, (xi) eleventh, to the payment of the fees and expenses of the bank maintaining the Bethany

Houston Portfolio Property Account, (xii) twelfth, to the payment of interest with respect to the Bethany Houston Portfolio Mezzanine Loan and, if necessary, replenishment of a $67,500 debt service reserve with respect to the Mezzanine Loan, (xiii) thirteenth, to the payment of any capitalized interest with respect to the Bethany Houston Portfolio B Note Non-Trust Mortgage Loan, (xiv) fourteenth, to the payment of any capitalized interest with respect to the Bethany Houston Portfolio C Note Non-Trust Mortgage Loan, and (xv) fifteenth, if the mortgage lender has been notified of a default with respect to the Bethany Houston Portfolio Mezzanine Loan by the mezzanine lender, all remaining proceeds shall be paid to the mezzanine lender; otherwise, all remaining proceeds shall be paid to the Bethany Houston Portfolio Borrowers.

Terrorism Coverage.    The Bethany Houston Portfolio Borrowers are required to maintain insurance against acts of terrorism or similar acts of sabotage covering 100% or the replacement value of the Bethany Houston Portfolio Mortgaged Properties, if such insurance is commercially available, and provided such insurance is available at a cost not in excess of $174,600. If the cost of such insurance is greater than $174,600, the Bethany Houston Portfolio Borrowers are required to obtain the maximum coverage available for acts of terrorism at a cost of $174,600. While the Federal Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’) is in effect, ‘‘terrorism’’ shall have the meaning ascribed thereto in TRIA.

Mezzanine Financing:    The direct equity holders in Bethany Houston Portfolio Borrowers have available mezzanine financing in the principal amount of up to $7,750,000 which amount includes potential advances up to $6,000,000 plus an advance amount sufficient to prepay the Bethany Houston Portfolio Note C Non-Trust Loan, including capitalized interest amounts (the ‘‘Bethany Houston Portfolio Mezzanine Loan’’). The Bethany Houston Portfolio Mezzanine Loan accrues interest at an adjustable rate per annum. The Bethany Houston Portfolio Mezzanine Loan is secured by a pledge of 100% of the ownership interests of the Bethany Houston Portfolio mezzanine borrowers in the Bethany Houston Portfolio Borrowers. As of the cut-off date, the holder of the Bethany Houston Portfolio Mezzanine Loan is an affiliate of the related mortgage loan seller. The Bethany Houston Portfolio Mezzanine Loan matures on December 11, 2011. Currently, there is no principal amount outstanding with respect to the Bethany Houston Portfolio Mezzanine Loan. Proceeds of the Bethany Houston Portfolio Mezzanine Loan are to be advanced from time to time to (i) prepay the Bethany Houston Portfolio Note C Non-Trust Loan and (ii) after funds in the renovation reserve with respect to the mortgage loan have been depleted, pay for certain budgeted renovation costs. Disbursements from the Bethany Houston Portfolio Mezzanine Loan are conditioned upon the satisfaction of a ‘‘debt yield’’ test of 7.25%. ‘‘Debt yield’’ shall be determined by dividing the annualized net operating income of the Bethany Houston Portfolio Mortgaged Properties for the most recent three calendar months (subject to certain adjustments) by the outstanding principal amount of the Bethany Houston Portfolio Mortgage, the Bethany Houston Portfolio Non-Trust Loans and the Bethany Houston Portfolio Mezzanine Loan immediately after such disbursement. The principal balance of the Bethany Houston Portfolio Mezzanine Loan, plus all and accrued and unpaid interest thereon, is due and payable on its stated maturity date. There is no obligation on the part of the original holder of the Bethany Houston Portfolio Mezzanine Loan to make any advances under the Bethany Houston Portfolio Mezzanine Loan. Subsequent to a transfer of the Bethany Houston Portfolio Mezzanine Loan to a new holder, advances thereunder will be required to be made by such new holder in accordance with the terms of the Bethany Houston Portfolio Mezzanine Loan.

The mezzanine borrowers may prepay the Bethany Houston Portfolio Mezzanine Loan at any time, provided that the Bethany Houston Portfolio Borrower is simultaneously defeasing or prepaying the Bethany Houston Portfolio Mortgage Loan and the Bethany Houston Portfolio Non-Trust Loans. Any repayment of the Bethany Houston Portfolio Mezzanine Loan must be accompanied by the payment of certain exit fees specified in the related loan documents.

The holder of the Bethany Houston Portfolio Mortgage Loan has entered into an intercreditor agreement (the ‘‘Bethany Houston Portfolio Intercreditor Agreement’’), that sets forth the relative priorities between the Bethany Houston Portfolio Mortgage Loan and the Bethany Houston Portfolio Mezzanine Loan. The Bethany Houston Portfolio Intercreditor Agreement provides that, among other things:

•	The mezzanine lender may not foreclose on the mezzanine collateral unless certain conditions are satisfied, including that any transferee, if not the mezzanine lender, must generally be an institutional investor that meets specified tests as of the date of transfer.

•	The Bethany Houston Portfolio Mezzanine Loan is generally subordinate to the Bethany Houston Portfolio Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Bethany Houston Portfolio Mortgage Loan, the mezzanine lender may accept payments of amounts under the Bethany Houston Portfolio Mezzanine Loan.

•	Upon an ‘‘event of default’’ under the Bethany Houston Portfolio Mezzanine Loan, the default by the then-current property manager under the terms of its management agreement or the then-current property manager becoming a debtor in bankruptcy or insolvent, the mezzanine lender will have the right, subject to the terms of the Bethany Houston Portfolio Intercreditor Agreement, to select a replacement manager for the Bethany Houston Portfolio Mortgaged Property, which replacement manager must be a professional property management company having at least five years experience in the management of properties with similar uses to the mortgaged property.

•	The mezzanine lender has the right pursuant to the Bethany Houston Portfolio Intercreditor Agreement to receive notice of certain events of default under the Bethany Houston Portfolio Mortgage Loan and the right to cure any monetary default within a period ending five business days after the later of receipt of such notice or expiration of the Bethany Houston Portfolio Borrower’s cure period; provided, however, that the mezzanine lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the mezzanine collateral. In addition, if the default is of a non-monetary nature, the mezzanine lender will have the same period of time as the Bethany Houston Portfolio Borrower to cure such non-monetary default under the Bethany Houston Portfolio Mortgage Loan document; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the mezzanine lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

•	If the Bethany Houston Portfolio Mortgage Loan has been accelerated, or an event of default exists under the Bethany Houston Portfolio Mortgage Loan, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Bethany Houston Portfolio Mortgage Loan has been commenced, then the mezzanine lender has the right to purchase the Bethany Houston Portfolio Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of prepayment penalties or yield maintenance charges), any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of interest on the Bethany Houston Portfolio Mortgage Loan and/or on any protective advances, all costs and expenses (including legal fees and expenses) actually incurred by the mortgage lender in enforcing the terms of the Bethany Houston Portfolio Mortgage Loan documents and all fees and expenses payable to the special servicer pursuant to the series 2007-C1 pooling and servicing agreement.

•	The loan documents evidencing and securing the Bethany Houston Portfolio Mortgage Loan generally may be modified without the mezzanine lender’s consent, except that certain provisions may not be modified without the Bethany Houston Portfolio Mezzanine Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of Bethany Houston Portfolio Mortgage Loan borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Bethany Houston Portfolio Mortgage Loan, the Bethany Houston Portfolio Mortgage Loan lender will be permitted to amend or modify the Bethany Houston Portfolio Mortgage Loan in a manner that, among other things, increases the interest rate thereunder.

•	The loan documents evidencing and securing the Bethany Houston Portfolio Mezzanine Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the Bethany Houston Portfolio Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of Bethany Houston Portfolio Mezzanine Loan borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Bethany Houston Portfolio Mezzanine Loan, the Bethany Houston Portfolio Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Bethany Houston Portfolio Mezzanine Loan in a manner that, among other things, increases the interest rate thereunder.

X. The Lembi Portfolio Mortgage Loan

Loan Information
Cut-off Date Balance:	$85,600,000(1)
Loan per Unit:	$244,406(2)
% of Initial Mortgage Pool Balance:	2.3%
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.510% per annum
Interest Calculation:	Actual/360
First Payment Date:	January 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	December 11, 2011
Maturity/ARD Balance:	$85,600,000
Borrowers:	Trophy Properties B10 DE, LLC, Prime Apartment Properties B10 DE, LLC, RMSV Bay Citi Properties B10 DE, LLC, 737 Pine B10 DE, LLC and 2238 Hyde B10 DE, LLC
Sponsors:	Frank E. Lembi, Olga Lembi Residual Trust, Walter R. Lembi, The Walter and Linda Lembi Family Trust, David M. Raynal, David M. Raynal Revocable Trust, Ralph Dayan, RMSV Equities, LLC, Billie Z. Salevouris and The Billie Salevouris Revocable Trust
Prepayment/Defeasance:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted 90 days prior to Maturity Date.
Up-Front Reserves:	Tax and Insurance Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) CapEx Reserve(6) Operating Expense Account(7)
Lockbox:	Soft (8)
Mezzanine Debt:	$23,600,000

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Multifamily with Commercial
Location:	San Francisco, California(9)
Year Built:	Various
Year Renovated:	Various
Units:	446 units(10)
Weighted Average Occupancy:	97.0%(11)
Occupancy Date:	November 21, 2006
Ownership Interest:	Fee
Property Management:	Self-managed by Borrowers
U/W NCF:	$6,774,039
U/W NCF DSCR:	1.20x(2)
Aggregate Appraised Value:	$139,200,000(12)
Appraisal As of Date:	November 10, 2006
Aggregate Cut-off Date LTV Ratio:	61.8%(2)
Maturity/ARD LTV Ratio:	61.8%(2)

(1)	The Lembi Portfolio consists of five cross-collateralized and cross-defaulted mortgage loans: Trophy Properties Portfolio ($49,400,000, twelve properties), Prime Apartment Properties Portfolio ($13,600,000, four properties), 325 9th Avenue ($1,600,000, one property), 737 Pine Street ($10,200,000, one property), and 2238 Hyde Street ($10,800,000, one property).

(2)	Calculated as a weighted average based on allocated loan balance and includes commercial units.

(3)	NAP means not applicable.

(4)	At origination, the Lembi Portfolio Borrower deposited $209,273.81 with respect to taxes and $37,535.33 with respect to insurance into a tax and insurance escrow account.

(5)	The Lembi Portfolio Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of estimated annual real estate taxes and insurance premiums.

(6)	The Lembi Portfolio Borrower is required to make monthly escrow deposits into a capital expenditures account in the amount of $7,433.33 for costs relating to capital improvements at the Lembi Portfolio Mortgaged Properties.

(7)	During a Lembi Portfolio Sweep Period, the Lembi Portfolio Borrower is required to make monthly escrow deposits into the operating expense account in the amount set forth in the approved annual budget for the following month for payment of approved operating expenses for such month (together with any additional funds for extraordinary expenses requested by the Lembi Portfolio Borrower and approved by lender).

(8)	See ‘‘—Lockbox’’ below.

(9)	All of the Lembi Portfolio Mortgaged Properties are located in the City and County of San Francisco.

(10)	Includes four commercial units.

(11)	Weighted Average Occupancy is the average occupancy, weighted based on the allocated loan amounts, of each of the Lembi Portfolio Mortgaged Properties as of the trailing 12 months ending November 21, 2006 and includes commercial units.

(12)	Aggregate of the appraised values for the 19 Lembi Portfolio Mortgaged Properties.

The Borrowers and Sponsors.    The Lembi Portfolio Borrower, collectively, consists of Trophy Properties B10 DE, LLC, Prime Apartment Properties B10 DE, LLC, RMSV Bay Citi Properties B10 DE, LLC, 737 Pine B10 DE, LLC, and 2238 Hyde B10 DE, LLC, each of which is a single-purpose Delaware limited liability company. The Lembi Portfolio Borrower is owned and sponsored by one or more of the following individuals and/or trusts: Frank E. Lembi (an individual); Frank E. Lembi (as Trustee for the Olga Lembi Residual Trust, created under the provisions of Part Three of the Lembi Family Revocable Trust dated February 17, 1984); Walter R. Lembi (an individual); Walter R. Lembi (as Trustee for the Walter and Linda Lembi Family Trust dated June 30, 2004); David M. Raynal (an individual); David M. Raynal (as Trustee for the David M. Raynal Revocable Trust dated May 9, 2002); Ralph Dayan (an individual); RMSV Equities, LLC; Billie Z. Salevouris (an individual); and Billie Z. Salevouris (as Trustee for the Billie Salevouris Revocable Trust dated August 23, 1983, as restated on May 24, 2002). A non-consolidation opinion with respect to the Lembi Portfolio Borrower and the related sponsors was not obtained at origination of the Lembi Portfolio Mortgage Loan as the Lembi Portfolio Mortgage Loan is fully recourse to the principals until certain conditions as set forth in the loan documents are satisfied.

The Mortgage Loan.    The Lembi Portfolio Mortgage Loan is comprised of five (5) mortgage loans referenced on Annex A-1 as Trophy Properties Portfolio, Prime Apartment Properties Portfolio, 2238 Hyde Street, 737 Pine Street and 325 9th Avenue, all of which are collectively defined herein as the ‘‘Lembi Portfolio Mortgage Loan’’. The Lembi Portfolio Mortgage Loan was originated on December 8, 2006 and has a cut-off date principal balance of $85,600,000. The Lembi Portfolio Mortgage Loan is a five-year balloon loan with a stated maturity date of December 11, 2011. The Lembi Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at a fixed rate, in the absence of a default, of 6.510% per annum. On the eleventh day of each month during the term of the Lembi Portfolio Mortgage Loan, the Lembi Portfolio Borrower is required to make payments of interest only calculated on the outstanding principal balance of the Lembi Portfolio Mortgage Loan. The principal balance of the Lembi Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated Maturity Date.

The Lembi Portfolio Borrower is prohibited from voluntarily prepaying the Lembi Portfolio Mortgage Loan, in whole or in part, prior to the date that is 90 days prior to the stated maturity date. From and after such date, the Lembi Portfolio Borrower may prepay the Lembi Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

Except as provided in the following paragraph, the Lembi Portfolio Borrower may defease each of the mortgage loans comprising the Lembi Portfolio Mortgage Loan in whole only at a single time, provided no event of default then exists, at any time (i) after the date that is two years following the initial issuance of the series 2007-C1 certificates and (ii) prior to September 11, 2011, and by doing so obtain the release of all the Lembi Portfolio Mortgaged Properties. A defeasance will be effected by the Lembi Portfolio Borrower pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Lembi Portfolio Borrower under the Lembi Portfolio Mortgage Loan and that are sufficient to pay off the Lembi Portfolio Mortgage Loan in its entirety on the scheduled maturity date of December 11, 2011.

The Lembi Portfolio Borrower may also defease a portion of the Lembi Portfolio Mortgage Loan in order to effect the release of one or more of the Lembi Portfolio Mortgaged Properties, provided no event of default then exists, at any time after the date that is two years following the initial issuance of the series 2007-C1 certificates and prior to September 11, 2011, and by doing so obtain the release of the applicable Lembi Portfolio Mortgaged Property. A partial defeasance will be effected by the applicable Lembi Portfolio Borrower pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments (including the repayment of principal on the scheduled maturity date of December 11, 2011) which replicate the payment obligations of the applicable Lembi Portfolio Borrower under the Lembi Portfolio Mortgage Loan with respect to a portion of the loan equal to 125% of the allocated loan amount for the Lembi Portfolio Mortgaged Property being released.

The Lembi Portfolio Borrower’s right to defease the Lembi Portfolio Mortgage Loan, or to effect a partial defeasance as described above, is subject to, among other things, each rating agency then rating series 2007-C1 certificates confirming that such defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C1 certificates by such rating agency. In addition, the Lembi Portfolio Borrower may only effect a partial defeasance of the Lembi Portfolio Mortgage Loan and the release of the applicable Lembi Portfolio Mortgaged Properties as described above if (i) the aggregate debt service coverage ratio of all of the Lembi Portfolio Mortgaged Properties after such release is at least equal to the greater of (a) the debt service coverage ratio of the Lembi Portfolio Mortgaged Properties on the date of origination of the Lembi Portfolio Mortgage Loan or (b) the debt service coverage ratio of the Lembi Portfolio Mortgaged Properties immediately prior to such release, each as determined pursuant to the related loan documents, and (ii) the loan-to-value ratio of the then remaining Lembi Portfolio Mortgaged Properties immediately following the release shall be no greater than the lesser of (a) the loan-to-value ratio for all of the Lembi Portfolio Mortgaged Properties inclusive of the applicable Lembi Portfolio Mortgaged Properties immediately preceding such release and (b) the loan-to-value ratio for all of the Lembi Portfolio Mortgaged Properties inclusive of the applicable Lembi Portfolio Mortgaged Properties as of the Closing Date.

The Mortgaged Properties.    The Lembi Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 19 Lembi Portfolio Mortgaged Properties, all of which are located in the City and County of San Francisco, California. In the aggregate, the Lembi Portfolio Mortgaged Properties contain 442 multi-family apartments and four commercial units. As of November 21, 2006, the weighted average occupancy for the Lembi Portfolio Mortgaged Properties was 97.0%, weighted based on allocated loan amounts. The unit mix of the Lembi Portfolio Mortgaged Properties is as follows:

The Lembi Portfolio Mortgaged Properties
Unit Type	Number of Units	Average Rate
Studio	184	$1,229
One Bedroom	190	$1,774
Two Bedroom	67	$2,756
Three Bedroom	1	$1,404
Commercial Units	4	$4,525

Lockbox.    The Lembi Portfolio Borrower is required to deposit all gross revenue from the Lembi Portfolio Mortgaged Properties to a clearing account established and maintained by the Lembi Portfolio Borrower at a local bank selected by the Lembi Portfolio Borrower and reasonably approved by the lender, which clearing account is pledged to the lender. Funds on deposit in the clearing account are required to be swept by the bank on a daily basis into the Lembi Portfolio Borrower’s operating account, except that during any Lembi Portfolio Sweep Period, funds are required to be swept on a daily basis into a deposit account controlled by the lender at the deposit bank, from which funds will be applied, at the option of lender, (i) to the payment of the Lembi Portfolio Borrower’s monthly tax reserve obligation, (ii) to the payment of the Lembi Portfolio Borrower’s monthly insurance premium reserve obligation, (iii) to the payment of debt service, (iv) to the payment of the Lembi Portfolio Borrower’s monthly capital expenditure reserve obligation, (v) to the payment of late payment charges and default interest, if any, (vi) to the payment of the Lembi Portfolio Borrower’s monthly operating expense reserve obligation and (vii) if no event of default has occurred or is continuing, to make payments to the mezzanine lender. A ‘‘Lembi Portfolio Sweep Period’’ means the period commencing upon delivery of a written notice by the lender to the clearing bank of the occurrence of (a) an event of default under the Lembi Portfolio Mortgage Loan, (b) an event of default under the Lembi Portfolio Mezzanine Loan (as defined below), (c) an event of default under any management agreement or (d) the debt service coverage ratio for the preceding twelve month period falling below 1.10x, and ending upon delivery of written notice by the lender to the clearing bank to cease sweeping funds.

Terrorism Coverage.    The Lembi Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that the Lembi Portfolio Borrower will not be required to pay any insurance premiums with respect to terrorism insurance coverage in excess of three times the cost for all other insurance coverage required under the applicable loan documents.

Mezzanine Financing.    The Lembi Portfolio Mezzanine Borrower, collectively, consists of: Trophy Properties B10 Mezz DE, LLC, Prime Apartment Properties B10 Mezz DE, LLC, RMSV Bay Citi Properties B10 Mezz DE, LLC, 737 Pine B10 Mezz DE, LLC, and 2238 Hyde B10 Mezz DE, LLC, each of which is a single-purpose Delaware limited liability company and is the sole member of one of the five entities which collectively constitute the Lembi Portfolio Borrower. At closing, the Lembi Portfolio Mezzanine Borrower obtained mezzanine financing in the amounts of $13,900,000, $3,800,000, $500,000, $2,700,000 and $2,700,000, respectively, for an aggregate mezzanine financing amount of $23,600,000 (collectively, the ‘‘Lembi Portfolio Mezzanine Loan’’). The Lembi Portfolio Mezzanine Loan matures on December 11, 2011 and interest accrues at a fixed rate per annum equal to 12%. The Lembi Portfolio Mezzanine Loan is secured by pledges of 100% of the interest in the Lembi Portfolio Mezzanine Borrower. Provided no Event of Default as defined under the related loan documents shall have occurred and be continuing, the Lembi Portfolio Mezzanine Borrower may prepay the Loan in whole upon the satisfaction of the requirements set forth in the related loan documents. The Lembi Portfolio Mezzanine Loan is cross-collateralized and subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C1 certificates has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

Repayment Guaranty.    As of the closing of the loan, the Lembi Portfolio Mortgage Loan was fully guaranteed as to payment and will continue to be so guaranteed as to payment until such time (if ever) as the Lembi Portfolio Mortgage Loan and the Lembi Portfolio Mezzanine Loan have achieved, in the aggregate, a debt service coverage ratio equal to or greater than 1.20x, based upon the trailing 12 -month underwritten net cash flow (as determined by lender) for the Lembi Portfolio Mortgaged Properties, a 30-year amortization schedule (notwithstanding that the loan documents for both the senior and mezzanine loans provide for interest only payments), and the actual interest rates provided in the loan documents for both the senior and mezzanine loans, at which time the payment guaranty will terminate and the Lembi Portfolio Mortgage Loan will become nonrecourse, except for standard springing recourse events and nonrecourse carveouts, liability for which shall continue to be guaranteed by the sponsors, as described in the related loan documents. The aggregate mezzanine financing amount of $23,600,000 is guaranteed throughout the term of such loan.

Loan Combinations

General.    The mortgage pool will include six (6) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination(1)			Related Pari Passu Non-Trust Loan(s)(1) (2)		Related Subordinate Non-Trust Loan(s)(1) (3)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
1.State Street Building	$362,000,000	9.7%	$387,500,000 $25,500,000	Wachovia (or affiliates thereof) or UBS Mortgage Loan Seller(6)	NAP	NAP	1.15x	87.2%
2.Westfield San Francisco Emporium (4)	$300,000,000	8.1%	NAP	NAP	$95,000,000 $40,000,000	Our Affiliate(7)	1.14x	69.9%
3.Extendicare Portfolio	$125,000,000	3.4%	$250,000,000 $125,000,000	Series 2006-C7 Securitization Our Affiliate(6)	NAP	NAP	2.72x	63.7%
4. Bethany Houston Portfolio(4) (5)	$102,280,000	2.8%	NAP	NAP	$18,100,000 $1,350,000	Our Affiliate(7)	1.03x	103.7%
5. Four Times Square(4)	$82,933,806	2.2%	$516,123,000	Series 2006-4TS Securitization	$25,900,000 $24,100,000	Series 2006-4TS Securitization	1.78x	39.4%
6. Bethany Austin Portfolio(4) (5)	$44,000,000	1.2%	NAP	NAP	$9,625,000 $500,000	Our Affiliate(7)	0.97x	105.4%

(1)	See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(2)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination; provided that, in the case of the Four Times Square Loan Combination, prior to a material non-monetary event of default during a period when the Four Times Square Loan Combination is specially serviced or a monetary event of default, the Four Times Square Mortgage Loan receives all scheduled monthly principal payments prior to the related Pari Passu Non-Trust Loan.

(3)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the underlying mortgage loan and any Pari Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan, any Pari Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan in the subject Loan Combination. However, in the case of the Four Times Square Loan Combination, both prior and subsequent to the occurrence of certain material uncured events of default, no payments of principal will be made with respect to the related Subordinate Non-Trust Loans prior to the date that the total principal balance of the Four Times Square Mortgage Loan and the related Pari Passu Non-Trust Loan is paid in full.

(4)	The subject Loan Combination is an A/B Loan Combination.

(5)	With respect to each of the Bethany Houston Portfolio Non-Trust Loans and the Bethany Austin Portfolio Non-Trust Loans, the related borrower is not required to make full monthly payments of accrued interest and all accrued interest not paid in accordance with the related loan documents is to be added to the principal balance of the subject Non-Trust Loan. The cut-off date principal balances of such Non-Trust Loans, including capitalized interest through the cut-off date, is: (i) with respect to the Bethany Houston Portfolio Note B Non-Trust Loan, (ii) $1,375,907, with respect to the Bethany Houston Portfolio Note C Non-Trust Loan, (iii) $9,660,159, with respect to the Bethany Austin Portfolio Note B Non-Trust Loan, and (iv) $504,840, with respect to the Bethany Austin Portfolio Note C Non-Trust Loan.

(6)	Expected to be included in a separate commercial mortgage securitization.

(7)	May be transferred to a third-party institutional investor.

Set forth below is a brief description of the co-lender arrangement regarding the six (6) underlying mortgage loans that are each part of a Loan Combination.

The State Street Loan Combination.    The State Street Building Mortgage Loan is part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the State Street Building Mortgaged Property, identified in this offering prospectus as the State Street Building Mortgage Loan and the State Street Building Non-Trust Loans. See ‘‘—Significant Underlying Mortgage Loans—The State Street Building Mortgage Loan’’ above for a more detailed description of the State Street Building Mortgage Loan. See also ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the State Street Building Non-Trust Loan Noteholders. The State Street Building Non-Trust Loans will be serviced, along with the State Street Building Mortgage Loan, under the series 2007-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust Loan was a mortgage loan in the trust; provided, however, that neither the trustee nor the master servicer shall be required to make P&I advances with respect to any such Non-Trust Loan.

Intercreditor Agreement.    The State Street Intercreditor and Servicing Agreement, dated December 27, 2006, between the two holders of the mortgage loans comprising the State Street Building Loan Combination, generally provides that:

•	Consultation Rights. Subject to certain limitations, the series 2007-C1 master servicer or the series 2007-C1 special servicer will be required to consult with the State Street Non-Trust Loan Noteholders for a period of ten business days (or such shorter period as such servicer deems prudent in accordance with the servicing standard) with respect to certain specified servicing actions regarding the State Street Building Loan Combination, including those involving foreclosure or material modification of the State Street Building Loan Combination.

Priority of Payments.    Pursuant to the State Street Intercreditor and Servicing Agreement, all amounts received with respect to the State Street Building Loan Combination will generally be allocated among the three (3) mortgage loans comprising the State Street Loan Building Combination on a pro rata and pari passu basis.

The Westfield San Francisco Emporium Loan Combination.    The Westfield San Francisco Emporium Mortgage Loan is part of a Loan Combination comprised of three (3) mortgage loans that are all secured by Westfield San Francisco Emporium Mortgaged Property, identified in this offering prospectus as the Westfield San Francisco Emporium Mortgage Loan and the Westfield San Francisco Emporium Non-Trust Loans. See ‘‘—Significant Underlying Mortgage Loans—The Westfield San Francisco Emporium Mortgage Loan’’ above for a more detailed description of the Westfield San Francisco Emporium Mortgage Loan. See also ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the Westfield San Francisco Emporium Non-Trust Loan Noteholders. The Westfield San Francisco Emporium Non-Trust Loans will be serviced, along with the Westfield San Francisco Emporium Mortgage Loan, under the series 2007-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if each Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to any such Non-Trust Loan).

Co-Lender Agreement.    The holders of the Westfield San Francisco Emporium Mortgage Loan and the Westfield San Francisco Emporium Non-Trust Loans are bound by the terms and provisions of the Westfield San Francisco Emporium Co-Lender Agreement, dated in February 2007. The Westfield San Francisco Emporium Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Westfield San Francisco Emporium Loan Combination will have the ability to advise and direct the series 2007-C1 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Westfield San Francisco Emporium Loan Combination, including those involving foreclosure or material modification of the Westfield San Francisco Emporium Loan Combination (see ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Westfield San Francisco Emporium Co-Lender

Agreement. As of any date of determination, the Loan Combination Controlling Party for the Westfield San Francisco Emporium Loan Combination will be: (1) either (A) the Non-Trust Loan Noteholder(s) holding 100% of the aggregate unpaid principal balance of the Westfield San Francisco Emporium Non-Trust Loans (acting jointly and unanimously) or their designee, in the case of certain servicing actions specified in the related Co-Lender Agreement, or (B) the Non-Trust Loan Noteholder(s) holding greater than 50% of the aggregate unpaid principal balance of the Westfield San Francisco Emporium Non-Trust Loans or their designee, in the case of certain other servicing actions specified in the related Co-Lender Agreement, in each case only if and for so long as the aggregate unpaid principal balance of the Westfield San Francisco Emporium Non-Trust Loans (net of any existing Appraisal Reduction Amount with respect to the Westfield San Francisco Emporium Loan Combination) is equal to or greater than 25% of an amount equal to (i) the aggregate original principal balance of Westfield San Francisco Emporium Non-Trust Loans, less (ii) any principal payments made by the Westfield San Francisco Emporium Borrower and received on and allocated to the Westfield San Francisco Emporium Non-Trust Loans, and (2) otherwise, the holder of the Westfield San Francisco Emporium Mortgage Loan or its designee (which designee, in accordance with the series 2007-C1 pooling and servicing agreement, will be the series 2007-C1 controlling class representative).

•	Purchase Option. If and for so long as the Westfield San Francisco Emporium Mortgage Loan is specially serviced and, further, upon the date when a scheduled payment on the Westfield San Francisco Emporium Loan Combination becomes and remains at least 60 days delinquent, either Westfield San Francisco Emporium Non-Trust Loan Noteholder will have the option to purchase the Westfield San Francisco Emporium Mortgage Loan at a price generally equal to the unpaid principal balance of the Westfield San Francisco Emporium Mortgage Loan, together with all accrued and unpaid interest on the Westfield San Francisco Emporium Mortgage Loan (other than default interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. Either Westfield San Francisco Emporium Non-Trust Loan Noteholder (or its designee) has, or all Westfield San Francisco Emporium Non-Trust Noteholders on a pro rata and pari passu basis have, an assignable right to cure (i) a monetary default or a (ii) a non-monetary default susceptible of cure by the payment of money, in each case, within 10 business days of the later of (a) receipt by the Westfield San Francisco Emporium Non-Trust Loan Noteholders of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (A) three consecutive cure events are permitted, (B) eight cure events are permitted during the term of the Westfield San Francisco Emporium Loan Combination and (C) four cure events, whether or not consecutive, are permitted in any twelve-month period.

•	Replacement of Special Servicer. The Westfield San Francisco Emporium Non-Trust Loan Noteholders (for so long as they are the related Loan Combination Controlling Party) may replace the Special Servicer with respect to the Westfield San Francisco Emporium Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.    Pursuant to the Westfield San Francisco Emporium Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Westfield San Francisco Emporium Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Westfield San Francisco Emporium Mortgage Loan that have not been cured by either of the Westfield San Francisco Emporium Non-Trust Loan Noteholders (or by a designee of either of the Westfield San Francisco Emporium Non-Trust Loan Noteholders) or (b) certain non-monetary events of default with respect to the Westfield San Francisco Emporium Mortgage Loan at a time when the Westfield San Francisco Emporium Mortgage Loan is being specially serviced, collections on the Westfield San Francisco Emporium Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Westfield San Francisco Emporium Mortgage Loan and the Westfield San Francisco Emporium Non-Trust Loans generally in the following manner:

•	first, to the Westfield San Francisco Emporium Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Westfield San Francisco Emporium Mortgage Loan, in an amount equal to (a) all scheduled principal payments attributable to the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, (c) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, and (d) on the maturity date, all principal payments attributable to the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Westfield San Francisco Emporium Mortgage Loan under the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Westfield San Francisco Emporium Loan Combination;

•	third, to any Westfield San Francisco Emporium Non-Trust Loan Noteholder or Noteholders that have made a cure payment with respect to the Westfield San Francisco Emporium Loan Combination, on a pro rata and pari passu basis based on the relative amount of such cure payments made by each such noteholder, in the case of each such noteholder, up to the amount of any such cure payment by such noteholder with respect to the Westfield San Francisco Emporium Loan Combination pursuant to the Westfield San Francisco Emporium Co-Lender Agreement;

•	fourth, on a pari passu basis, (a) to the Westfield San Francisco Emporium Note B-1 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof and (b) to the Westfield San Francisco Emporium Note B-2 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof, in each case net of related master servicing fees, until all such interest is paid in full;

•	fifth, to the Westfield San Francisco Emporium Non-Trust Loans, on a pro rata and pari passu basis, in an amount equal to (a) all scheduled principal payments attributable to the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, (c) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, and (d) on the maturity date, all principal payments attributable to the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Westfield San Francisco Emporium Non-Trust Loans under the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loans relative to the outstanding principal balance of the Westfield San Francisco Emporium Loan Combination;

•	sixth, to the Westfield San Francisco Emporium Mortgage Loan, any prepayment consideration attributable to the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, to the extent actually paid;

•	seventh, on a pari passu basis, to the Westfield San Francisco Emporium Non-Trust Loans, any prepayment consideration attributable to the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, to the extent actually paid;

•	eighth, to the Westfield San Francisco Emporium Mortgage Loan, any late payment charges and Default Interest due in respect of the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, on a pari passu basis, to the Westfield San Francisco Emporium Non-Trust Loans, any late payment charges and Default Interest due in respect of the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid; and

•	tenth, for such remaining purposes as are provided in the Westfield San Francisco Emporium Co-Lender Agreement.

Pursuant to the Westfield San Francisco Emporium Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the Westfield San Francisco Emporium Mortgage Loan that have not been cured by either of the Westfield San Francisco Emporium Non-Trust Loan Noteholders (or by a designee of either of the Westfield San Francisco Emporium Non-Trust Loan Noteholders) or (b) certain non-monetary events of default with respect to the Westfield San Francisco Emporium Mortgage Loan at a time when the Westfield San Francisco Emporium Mortgage Loan is being specially serviced, collections on the Westfield San Francisco Emporium Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Westfield San Francisco Emporium Mortgage Loan and the Westfield San Francisco Emporium Non-Trust Loans generally in the following manner:

•	first, to the Westfield San Francisco Emporium Mortgage Loan, in an amount equal to the accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Westfield San Francisco Emporium Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to any Westfield San Francisco Emporium Non-Trust Loan Noteholder or Noteholders that have made a cure payment with respect to the Westfield San Francisco Emporium Loan Combination, on a pro rata and pari passu basis based on the relative amount of such cure payments made by each such noteholder, in the case of each such noteholder, up to the amount of any such cure payment by such noteholder with respect to the Westfield San Francisco Emporium Loan Combination pursuant to the Westfield San Francisco Emporium Co-Lender Agreement;

•	fourth, on a pari passu basis, (a) to the Westfield San Francisco Emporium Note B-1 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof and (a) to the Westfield San Francisco Emporium Note B-2 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof, in each case net of related master servicing fees, until all such interest is paid in full;

•	fifth, to the Westfield San Francisco Emporium Non-Trust Loans, on a pro rata and pari passu basis, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Westfield San Francisco Emporium Mortgage Loan, any prepayment consideration attributable to the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, to the extent actually paid;

•	seventh, on a pari passu basis, to the Westfield San Francisco Emporium Non-Trust Loans, any prepayment consideration attributable to the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable, to the extent actually paid;

•	eighth, to the Westfield San Francisco Emporium Mortgage Loan, any late payment charges and Default Interest due in respect of the Westfield San Francisco Emporium Mortgage Loan in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, on a pari passu basis, to the Westfield San Francisco Emporium Non-Trust Loans, any late payment charges and Default Interest due in respect of the Westfield San Francisco Emporium Non-Trust Loans in accordance with the related loan documents or the Westfield San Francisco Emporium Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid; and

•	tenth, for such remaining purposes as are provided in the Westfield San Francisco Emporium Co-Lender Agreement.

The Extendicare Portfolio Loan Combination.    The Extendicare Portfolio Mortgage Loan is part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the Extendicare Portfolio Mortgaged Properties, identified in this offering prospectus as the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans. The Extendicare Portfolio Mortgage Loan will be serviced, along with the Extendicare Portfolio Non-Trust Loans, under the series 2006-C7 pooling and servicing agreement, which is the governing document for the securitization transaction involving the Extendicare Portfolio Note A-1 Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The

Extendicare Portfolio Mortgage Loan’’ above for a more detailed description of the Extendicare Portfolio Mortgage Loan. See also ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the Extendicare Portfolio Non-Trust Loan Noteholders.

Co-Lender Agreement.    The Extendicare Portfolio Co-Lender Agreement, dated as of November 13, 2006, between the two holders of the mortgage loans comprising the Extendicare Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-C7 master servicer and/or the 2006-C7 special servicer with respect to certain specified servicing actions regarding the Extendicare Portfolio Loan Combination, including those involving foreclosure or material modification of the Extendicare Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Extendicare Portfolio Loan Combination will be the holder of the Extendicare Portfolio Mortgage Loan and the holders of the Extendicare Portfolio Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Extendicare Portfolio Mortgage Loan will be, in accordance with the series 2007-C1 pooling and servicing agreement, the series 2007-C1 controlling class representative); provided that, in the event that the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C7 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the, and the decision of such series 2006-C7 special servicer or master servicer, as applicable, will be binding on all such parties.

Priority of Payments.    Pursuant to the Extendicare Portfolio Co-Lender Agreement, all amounts received with respect to the Extendicare Portfolio Loan Combination will generally be allocated between the three (3) mortgage loans comprising the Extendicare Portfolio Loan Combination on a pro rata and pari passu basis.

The Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combinations.    Each of the Bethany Houston Portfolio Mortgage Loan and the Bethany Austin Portfolio Mortgage Loan is part of a Loan Combination comprising three (3) mortgage loans that are all secured by the related mortgaged real properties. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination. The two (2) Non-Trust Loans (a Note B Non-Trust Loan and a Note C Non-Trust Loan) in each of these two Loan Combinations (a) are subordinate in right of payment to the related underlying mortgage loan (with the related Note C Non-Trust Loan being subordinate in right of payment to the related Note B Non-Trust Loan) and (b) will be serviced, along with the related underlying mortgage loan, under the series 2007-C1 pooling and servicing agreement by the master servicer and the special servicer (subject to the rights of certain parties to replace the special servicer with respect to a specific Loan Combination as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus), generally as if each such Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee shall not be required to make P&I advances with respect to any such Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination are bound by the terms and provisions of the related Co-Lender Agreement, executed in February 2007. Each of those two Co-Lender Agreements generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination will have the ability to advise and direct the series 2007-C1 master servicer and/or special servicer with respect to certain specified servicing actions regarding the related Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loans (see ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the related Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination will, in each case, be (A) the related Note B Non-Trust Loan Noteholder, if and for so long as the unpaid principal balance of such Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject Loan

Combination that is allocable to such Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such Note B Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2007-C1 pooling and servicing agreement, will be the series 2007-C1 controlling class representative).

•	Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on the subject Loan Combination, as applicable, becomes at least 60 days delinquent, the related Note B Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the related underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. With respect to each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination, the related Note B Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the related Note B Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (A) nine such cure events are permitted during the term of the related Loan Combination, (B) three consecutive such cure events are permitted and (C) six such cure events are permitted in any twelve-month period.

•	Posted Collateral. The related Note B Non-Trust Loan Noteholder (or its designee) will be permitted to post collateral to offset any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to the related Note B Non-Trust Loan, thereby retaining Loan Combination Controlling Party status.

Priority of Payments.    With respect to each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination, pursuant to the related Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the related Note B Non-Trust Loan Noteholder (or its designee) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loans generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, until the unpaid principal balance of the related underlying mortgage loan has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the subject Loan Combination, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the subject Loan Combination and attributable to the related underlying mortgage loan in accordance with the related loan agreement, and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the subject Loan Combination, in the case of clause (a) and (c) above principal to be attributable to the related underlying mortgage loan on a pro rata basis in accordance with the outstanding principal balance of such underlying mortgage loan relative to the outstanding principal balance of the related Loan Combination (exclusive of interest added to that principal balance in accordance with the related loan agreement);

•	third, to the related Note B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest and unpaid interest added to the principal balance thereof in accordance with the related loan agreement) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Note B Non-Trust Loan, until the unpaid principal balance of the subject Note B Non-Trust Loan (exclusive of interest added to that principal balance in accordance with the related loan agreement) has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the subject Loan Combination, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the subject Loan Combination and attributable to the related Note B Non-Trust Loan in accordance with the related loan agreement, and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the subject Loan Combination, in the case of clause (a) and (c) above principal to be attributable to the related Note B Non-Trust Loan on a pro rata basis in accordance with the outstanding principal balance of such Note B Non-Trust Loan (exclusive of unpaid interest added to that principal balance in accordance with the related loan agreement) relative to the outstanding principal balance of the related Loan Combination (exclusive of unpaid interest added to that principal balance in accordance with the related loan agreement);

•	fifth, to the related Note C Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest and unpaid interest added to the principal balance thereof in accordance with the related loan agreement) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	sixth, to the related Note C Non-Trust Loan, until the unpaid principal balance of the subject Note C Non-Trust Loan (exclusive of unpaid interest added to that principal balance in accordance with the related loan agreement) has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the subject Loan Combination, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the subject Loan Combination and attributable to the related Note C Non-Trust Loan in accordance with the related loan agreement, and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the subject Loan Combination, in the case of clause (a) and (c) above principal to be attributable to the related Note C Non-Trust Loan on a pro rata basis in accordance with the outstanding principal balance of such Note C Non-Trust Loan (exclusive of unpaid interest added to that principal balance in accordance with the related loan agreement) relative to the outstanding principal balance of the related Loan Combination (exclusive of unpaid interest added to that principal balance in accordance with the related loan agreement);

•	seventh, to the related underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the related Note B Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	tenth, to the related Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	eleventh, to the related Note C Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	twelfth, to the related Note C Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Note C Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	thirteenth, to the related Note B Non-Trust Loan, up to the amount of any cure payments made by the related Non-B Non-Trust Loan Noteholder with respect to the related Loan Combination;

•	fourteenth, to the related Note B Non-Trust Loan, up to the amount of the capitalized interest paid by the related borrower with respect to the related Note B Non-Trust Loan in accordance with the related loan documents;

•	fifteenth, to the related Note C Non-Trust Loan, up to the amount of the capitalized interest paid by the related borrower with respect to the related Note C Non-Trust Loan in accordance with the related loan documents; and

•	sixteenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

With respect to each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination, pursuant to the related Co-Lender Agreement, during the existence of: (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default as to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loans generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the related Note B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest and interest added to the principal balance thereof in accordance with the related loan agreement) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Note B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the related Note C Non-Trust Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest and interest added to the principal balance thereof in accordance with the related loan agreement) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	sixth, to the related Note C Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	seventh, to the related underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	eighth, to the related Note B Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	ninth, to the related Note C Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	tenth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	eleventh, to the related Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid in full;

•	twelfth, to the related Note C Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Note C Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid in full;

•	thirteenth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

•	fourteenth, to the related Note B Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Note B Non-Trust Loan;

•	fifteenth, to the related Note B Non-Trust Loan, up to the amount of any cure payments made by the related Note B Non-Trust Loan with respect to the related Loan Combination;

•	sixteenth, to the related Note C Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Note C Non-Trust Loan; and

•	seventeenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

The Four Times Square Loan Combination.    The Four Times Square Mortgage Loan is part of the Four Times Square Loan Combination, which is comprised of four mortgage loans secured by the Four Times Square Mortgaged Property. The Four Times Square Note A-2 Non-Trust Loan, the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan are together referred to as the Four Times Square Non-Trust Loans. See ‘‘Servicing of Four Times Square Loan Combination’’ in this offering prospectus and ‘‘—Co-Lender Agreement’’ below for a more detailed description of certain rights of the Four Times Square Non-Trust Loan Noteholders. The Four Times Square Loan Combination is serviced and administered pursuant to the series 2006-4TS trust and servicing agreement (the governing document for the securitization of the Four Times Square Note A-2 Non-Trust Loan, Four Time Square Note B Non-Trust Loan and Four Times Square Note C Non-Trust Loan and the issuance of the series 2006-4TS certificates) by and among Dillon Read Asset Securitization Corp., as depositor, Wachovia Bank, National Association, as servicer and as special servicer, and LaSalle Bank National Association, as trustee. The series 2006-4TS trust and servicing agreement provides for servicing arrangements that are similar but not identical to those under the series 2007-C1 pooling and servicing agreement. Certain provisions of the series 2006-4TS trust and servicing agreement are more fully described under ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

Co-Lender Agreement.    The holders of the mortgage loans comprising the Four Times Square Loan Combination are bound by the terms and provisions of the Four Times Square Co-Lender Agreement, dated as of December 18, 2006, which generally includes the following provisions, among others:

•	Consent Rights. The related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-4TS master servicer and/or the series 2006-4TS special servicer with respect to certain specified servicing actions under the series 2006-4TS trust and servicing agreement regarding the Four Times Square Loan Combination, including those involving foreclosure or material modification of the Four Times Square Loan Combination. As of any date of determination, the related Loan Combination Controlling Party will be one or more certain holders of the certificates issued by the trust holding the Four Times Square Non-Trust Loans. Notwithstanding the foregoing, if the related Loan Combination Controlling Party has not, within the requisite time period, consented with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-4TS special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series 2006-4TS servicing standards, and the decision of such series 2006-4TS special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under ‘‘Servicing of Four Times Square Loan Combination’’ in this offering prospectus.

Priority of Payments.    Pursuant to the Four Times Square Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Four Times Square Loan Combination in accordance with the related loan documents, prior to the occurrence of a monetary default or a non-monetary default at a time when the Four Times Square Loan Combination is specially serviced (a ‘‘Four Times Square Payment Application Trigger Event’’), all amounts received on the Four Times Square Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

(i)	first, pro rata, to the payment of accrued and unpaid interest on the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan;

(ii)	second, to the Four Times Square Mortgage Loan, in reduction of its outstanding principal balance until reduced to zero;

(iii)	third, to the Four Times Square Note A-2 Non-Trust Loan, in reduction of its outstanding principal balance until reduced to zero;

(iv)	fourth, to the Four Times Square Note B Non-Trust Loan, in reduction of its outstanding principal balance until reduced to zero; and

(v)	fifth, to the Four Times Square Note C Non-Trust Loan, in reduction of its outstanding principal balances until reduced to zero.

Pursuant to the terms of the Four Times Square Co-Lender Agreement, following the occurrence of a Four Times Square Payment Application Trigger Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the Four Times Square Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

(i)	first, to the payment of accrued and unpaid interest, pro rata, on the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan;

(ii)	second, to the extent of any principal collections received in respect of the Four Times Square Loan Combination (after allocating all loan collections to interest on the Four Times Square Mortgage Loan, the Four Times Square Note A-2 Non-Trust Loan, the Four Times Square Note B Non-Trust Loan, and the Four Times Square Note C Non-Trust Loan) in reduction of the outstanding principal balances of the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, pro rata, until each is reduced to zero;

(iii)	third, to the payment of accrued and unpaid interest on the Four Times Square Note B Non-Trust Loan;

(iv)	fourth, to the extent of any principal collections received in respect of the Four Times Square Loan Combination remaining after application pursuant to clause (ii), to the reduction of the outstanding principal balance of the Four Times Square Note B Non-Trust Loan, until it is reduced to zero;

(v)	fifth, to the payment of accrued and unpaid interest, on the Four Times Square Note C Non-Trust Loan;

(vi)	sixth, to the reduction of the outstanding principal balance of the Four Times Square Note C Non-Trust Loan, until it is reduced to zero;

(vii)	seventh, to the payment to (a) the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, (b) the Four Times Square Note B Non-Trust Loan and (c) the Four Times Square Note C Non-Trust Loan, in that order, any prepayment consideration then due and payable under the related loan documents;

(viii)	eighth, pro rata to the payment of all penalty charges due with respect to the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan to be applied as provided in the series 2006-4TS trust and servicing agreement;

(ix)	ninth, to the payment of all penalty charges due with respect to the Four Times Square Note B Non-Trust Loan to be applied as provided in the series 2006-4TS trust and servicing agreement;

(x)	tenth, to the payment of all penalty charges due with respect to the Four Times Square Note C Non-Trust Loan to be applied as provided in the series 2006-4TS trust and servicing agreement;

(xi)	eleventh, to the extent of any remaining amounts, to the Four Times Square Mortgage Loan and the Four Times Square Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

Pursuant to the terms of the Four Times Square Co-Lender Agreement, upon a final recovery determination, all amounts received with respect to Four Times Square Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

(i)	first, to the payment of accrued and unpaid interest on the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan;

(ii)	second, to the reduction of the outstanding principal balances of the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

(iii)	third, to the payment of accrued and unpaid interest on the Four Times Square Note B Non-Trust Loan;

(iv)	fourth, to the reduction of the outstanding principal balance of the Four Times Square Note B Non-Trust Loan, until it is reduced to zero;

(v)	fifth, to the payment of accrued and unpaid interest on the Four Times Square Note C Non-Trust Loan;

(vi)	sixth, to the reduction of the outstanding principal balance of the Four Times Square Note C Non-Trust Loan, until it is reduced to zero;

(vii)	seventh, to the payment to (a) the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, (b) the Four Times Square Note B Non-Trust Loan and (c) the Four Times Square Note C Non-Trust Loan, in that order, any prepayment consideration then due and payable under the related loan documents;

(viii)	eighth, pro rata to the payment of all penalty charges due with respect to the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan to be applied as provided in the series 2006-4TS trust and servicing agreement;

(ix)	ninth, to the payment of all penalty charges due with respect to the Four Times Square Note B Non-Trust Loan to be applied as provided in the series 2006-4TS trust and servicing agreement;

(x)	tenth, to the payment of all penalty charges due with respect to the Four Times Square Note C Non-Trust Loan to be applied as provided in the series 2006-4TS trust and servicing agreement;

(xi)	eleventh, to the extent of any remaining amounts, to the Four Times Square Mortgage Loan and the Four Times Square Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

In the event that the Four Times Square Loan Combination is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as clauses (i) through (xi) in the preceding paragraph.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Eastland Mall, representing 1.2% of the Initial Mortgage Pool Balance and 1.5% of the Initial Loan Group 1 Balance, respectively, there is one vacant anchor space at the subject mall. However, that anchor space is not part of the collateral for the Eastland Mall underlying mortgage loan.

•	Eighty-six (86) of the mortgaged real properties, securing 58.1% of the Initial Mortgage Pool Balance and 75.3% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Forty-nine (49) of the mortgaged real properties, securing 27.2% of the Initial Mortgage Pool Balance and 35.3% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sevilla Apartments, representing 1.3% of the Initial Mortgage Pool Balance and 5.6% of the Initial Loan Group 2 Balance, respectively, the related mortgaged real property provides 103 affordable housing restricted rent units that were placed when the complex was developed as a concession from the city for certain development and density issues. The affordable housing units offer restricted rents to residents whose gross income does not exceed 80% of the median income in Riverside County. The affordable housing restrictions shall terminate in May 2014.

•	One (1) of the mortgaged real properties, securing 0.1% of the Initial Mortgage Pool Balance, and 0.5% of the Initial Loan Group 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Ridgewood Apartments, representing 0.1% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 2 Balance, respectively, the related mortgaged real property has a tenant concentration of 3% students and 25% state employees or government affiliates. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	Certain of the mortgaged real properties, including the mortgaged real property identified on Annex A-1 to this offering prospectus as Foundation House, representing 0.5% of the Initial Mortgage Pool Balance and 2.1% of the Initial Loan Group 2 Balance, respectively, may be subject to age restrictions limiting occupancy to persons of a certain age or above.

•	Four (4) of the mortgaged real properties, Sevilla Apartments, Bethany Austin Portfolio – Broadmoor Apartments, Bethany Houston Portfolio – Sendera Park Apartments and River Street Apartments, securing 1.8% of the Initial Mortgage Pool Balance, and 8.0% of the Initial Loan Group 2 Balance, are each a multifamily rental property that, receives rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Leasehold Mortgages.    Three (3) of the mortgage loans that we intend to include in the trust, representing 11.4% of the Initial Mortgage Pool Balance, and 14.8% of the Initial Loan Group 1 Balance, respectively, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Shops at Simi Valley Town Center, representing 0.3% of the Initial Mortgage Pool Balance, and 0.4% of the Initial Loan Group 1 Balance, respectively, the related borrower’s predecessor/seller has the right to repurchase the mortgaged real property pursuant to that certain First Amendment to Assumption and Development Agreement Parcel 8 dated as of October 6, 2006 in the event that business operations at the property fail to commence on at least 50% of the floor area of the buildings or business operations thereafter discontinue in more than 50% of the floor area of the buildings for a period of 18 consecutive months. The purchase price can not be less than the ‘‘fair market value’’ of the related mortgaged real property, and can in no event be less than $14,000,000.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as GTECH Office Campus—Immunex, representing 0.4% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, respectively, the sole tenant has a purchase option under its lease. The purchase price required to be paid is the ‘‘fair market price’’ (based on appraisals) as more particularly described in the lease. Upon exercise of the option to purchase by such tenant, the related borrower may obtain a release of the mortgaged real property from the lien of the related mortgage (which mortgage also secures the GTECH Office Campus—GTECH underlying mortgage loan) by either defeasing the entire GTECH Office Campus—Immunex mortgage loan or, to the extent that such option is exercised after the seventh anniversary of the first monthly payment date of the related mortgage loan, prepay the related loan in full without any prepayment premium.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as the State Street Building, representing 9.7% of the Initial Mortgage Pool Balance and 12.6% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first offer to purchase the related mortgaged property or any entity owning such property.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Walgreens-Hazelwood, Walgreens-Lombard and Walgreens-Lansing, Walgreens-Indian Head Park and Walgreens-Union, collectively representing 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and mortgagor grants to the tenant a right of first refusal to purchase the mortgaged real property, provided, however, such right of first refusal shall not apply to a foreclosure, deed in lieu of foreclosure or other enforcement action under the mortgage, but generally will be applicable to subsequent transfers of the mortgaged real property.

In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Catskill Commons, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, respectively, the ground tenant of 38.4% of the mortgaged real property has a right of first offer to purchase said portion of the mortgaged real property, provided, however, such right of first offer shall not apply to a foreclosure, deed in lieu of foreclosure or other enforcement action under the Mortgage, but generally will be applicable to subsequent transfers of the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1251 N. Highway 287, representing 0.1% of the Initial Mortgage Pool Balance, and 0.1% of Loan Group 1, the lease between the related borrower and the sole tenant at the mortgaged real property gives the tenant a right of first offer and a right of first refusal to purchase the mortgaged real property, provided however, such right of first offer and right of first refusal shall not apply to a foreclosure, deed in lieu of foreclosure or other enforcement action under the Mortgage, but generally will be applicable to subsequent transfers of the mortgaged real property.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors —Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus, ‘‘—Significant Underlying Mortgage Loans —The State Street Building Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Westfield San Francisco Emporium Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Bethany Houston Portfolio Mortgage Loan’’ and ‘‘Description of the Mortgage Pool— Loan Combinations’’ above.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the International Square Mortgage Loan, which mortgage loan represents 7.3% of the Initial Mortgage Pool Balance and 9.4% of the Initial Loan Group 1 Balance, respectively, there is mezzanine financing in the form of two mezzanine loans in the aggregate maximum principal amount of $103,438,715, as further described under ‘‘—Significant Underlying Mortgage Loans—The International Square Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Tishman Speyer DC Portfolio I Mortgage Loan, which mortgage loan represents 5.8% of the Initial Mortgage Pool Balance and 7.6% of the Initial Loan Group 1 Balance, respectively, there is mezzanine financing in the form of two mezzanine loans, in the aggregate maximum principal amount of $88,534,465 as further described under ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Bethany Maryland Portfolio Mortgage Loan, which mortgage loan represents 4.1% of the Initial Mortgage Pool Balance and 17.7% of the Initial Loan Group 2 Balance, respectively, there is mezzanine financing secured by a pledge of 100% of the ownership interests in the related borrower in the aggregate amount of $1,500,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Bethany Houston Portfolio Mortgage Loan, which mortgage loan represents 2.8% of the Initial Mortgage Pool Balance and 12.0% of the Initial Loan Group 2 Balance, respectively, there is mezzanine financing secured by a pledge of 100% of the ownership interests in the related borrower in the aggregate amount of approximately $7,750,000 (of which zero has been advanced as of the cut-off date), as further described under ‘‘—Significant Underlying Mortgage Loans—The Bethany Houston Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Lembi Portfolio—Trophy Properties Portfolio loan, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 5.8% of the Initial Loan Group 2 Balance, respectively, there is one mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $13,900,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain purchase and cure rights with respect to the mortgage loan.

With respect to the Bethany Austin Portfolio Mortgage Loan, representing 1.2% of the Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group 2 Balance, respectively, there is mezzanine financing secured by a pledge of 100% of the direct and indirect equity interest in the related borrower in the amount of approximately $4,650,000 (of which zero has been advanced as of the cut-off date). The mezzanine loan can be made in one or more advances in amounts necessary to (i) pay or reimburse the related borrower for actual approved costs of renovations after completion thereof and (ii) prepay the Bethany Austin Portfolio Note C Non-Trust Loan. The related mezzanine loan agreement sets forth the requirements for the advancement of such amounts under the mezzanine loan, which requirements include, among other things, (a) that the first advance be made within 30 months of the closing date of the mezzanine loan, and the related mezzanine borrower shall not be entitled to any advance after the date that is 42 months from the closing date of the mezzanine loan, and (b) all funds deposited in the renovation reserve fund established under the senior mortgage loan agreement shall have been disbursed for the benefit of the related mortgage borrower. The related mezzanine intercreditor agreement provides that: (i) the mezzanine lender is restricted in its ability to transfer its loan; (ii) so long as no event of default has occurred and is continuing under the mortgage loan, the mezzanine lender may accept payments under the mezzanine loan; (iii) the mezzanine lender has the right to select a replacement manager of the property having certain qualifications under certain circumstances, including, the occurrence of an event of default under the mezzanine loan, a default of the existing manager under its management agreement or if the existing manager becomes a debtor in bankruptcy or insolvent; (iv) the mortgage lender is restricted from modifying the mortgage loan in specified ways without the consent of the mezzanine lender; (v) the mezzanine loan documents can be modified in specified ways without the consent of mortgage lender and (vi) the mezzanine lender has certain cure and purchase rights with respect to the mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Augusta Apartments, representing 0.8% of the Initial Mortgage Pool Balance and 3.5% of Initial Loan Group 2 Balance, respectively, there is an existing senior mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $5,060,738. The related mezzanine intercreditor agreement provides that (i) the mezzanine lender is restricted in its ability to transfer its loan, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the mortgage lender is restricted from modifying the mortgage loan in specified ways without the consent of the mezzanine lender, (iv) the mezzanine loan documents can be modified in specified ways without the consent of the mortgage lender and (v) the mezzanine lender has certain cure and purchase rights with respect to the mortgage loan. In addition, with respect to the Augusta Apartments mortgage loan, there is a junior mezzanine loan secured by a pledge of indirect 7.25% non-controlling equity interests in the mezzanine borrower in the aggregate amount of $1,947,818, made by the mortgage lender in its capacity as junior mezzanine lender. There is no intercreditor agreement between the junior mezzanine lender and either the mortgage lender or the senior mezzanine lender.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Verona Woods, representing 0.5% of the Initial Mortgage Pool Balance and 2.3% of the Initial Loan Group 2 Balance, respectively, there is an existing mezzanine loan secured by a pledge of 100% of equity interests in the related borrower in the aggregate maximum principal amount of $8,200,000, of which $1,592,000 has not yet been advanced. That $1,592,000 of the mezzanine loan will be advanced post closing to pay or reimburse for capital improvements at the property. The related mezzanine intercreditor agreement provides that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender may not foreclose on the mezzanine loan without rating agency confirmation (except if (a) transfer of title to mezzanine loan collateral is to a transferee having certain specified qualifications, (b) the related property is managed by a property manager having certain specified qualifications and (c) hard cash management and adequate reserves will be implemented under the related mortgage loan that do not significantly modify the related mortgage loan) and (iii) the mezzanine lender’s rights to payment under the mezzanine loan are subordinated to the mortgage lender’s rights to payment under the related mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bethany Blanding Place, representing 0.4% of the Initial Mortgage Pool Balance and 2.0% of the Initial Loan Group 2 Balance, respectively, as of the date of this prospectus, there is an existing senior mezzanine loan in the amount of $3,150,000 secured by a pledge of 100% of the equity interests in the related mortgage borrower and a junior mezzanine loan in the amount of $1,650,000 secured by a pledge of 100% of the equity interests in the senior mezzanine borrower. It is anticipated that the amounts of the senior mezzanine loan and junior mezzanine loan will be restructured so that the amount of the senior mezzanine loan shall be increased to approximately $4,300,000 and the amount of the junior mezzanine loan shall be decreased to $500,000. It is also anticipated that that the senior mezzanine loan shall be sold to Rait Partnership, L.P. There is no assurance that the transaction described in the two preceding sentences will be consummated. The mezzanine intercreditor agreement to be entered into between the mortgage lender and the mezzanine lenders will provide that: (i) the mezzanine lenders will be restricted in their ability to transfer their respective loans; (ii) the mezzanine lenders have the right to select a replacement manager of the property having certain qualifications under certain circumstances, including, the occurrence of an event of default under the related mezzanine loan, a default of the existing manager under its management agreement or if the existing manager becomes a debtor in bankruptcy or insolvent; (iii) the mortgage lender is restricted from modifying the mortgage loan in specified ways without the consent of the senior mezzanine lender; (iv) the mezzanine loan documents can be modified in specified ways without the consent of mortgage lender and (v) the mezzanine lenders have certain cure and purchase rights with respect to the mortgage loan. If the restructuring of the senior mezzanine loan and junior mezzanine loan referred to above occurs, the junior mezzanine lender will agree not to foreclose on its collateral without consent of the mortgage lender and senior mezzanine lender. However, the junior mezzanine lender will be permitted to pursue remedies against third party guarantors of the junior mezzanine loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lembi Portfolio—Prime Apartment Properties Portfolio, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 2 Balance, respectively, there is one mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $3,800,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain purchase and cure rights with respect to the mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lembi Portfolio—2238 Hyde Street, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group 2 Balance, respectively, there is one mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $2,700,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain purchase and cure rights with respect to the mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property indentified on Annex A-1 to this offering prospectus as Lembi Portfolio—737 Pine Street, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 1.2% of the Initial Loan Group 2 Balance, respectively, there is one mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $2,700,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain purchase and cure rights with respect to the mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lembi Portfolio—325 9th Avenue, which mortgage loan represents 0.04% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 2 Balance, respectively, there is one mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $500,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—Mezzanine Financing’’ in this offering prospectus. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain purchase and cure rights with respect to the mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 16.4% of the Initial Mortgage Pool Balance, 16.3% of the Initial Loan Group 1 Balance, and 16.8% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
1166 Avenue of the Americas (1)	$110,000,000	NA	1.00x
Four Times Square	$82,933,806	65.0%	1.25x
Cold Storage Industrial	$51,655,093	90.0%	1.10x
Sevilla Apartments	$48,000,000	90.0%	1.05x
CVS – Vero Beach	$29,750,000	90.0%	1.00x
Hunting Oaks Apartments	$25,000,000	85.0%	1.05x
GTECH Office Campus – GTECH	$18,025,000	85.0%	1.15x
GTECH Office Campus – Immunex	$15,975,000	85.0%	1.15x
Meadows at Lakeway Apartments	$15,560,000	85.0%	1.15x
Oak Grove Plaza	$14,750,000	90.0%	1.10x
Colony at Lakeway Apartments	$13,100,000	85.0%	1.15x

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Hy-Vee – 51st Street	$12,085,000	90.0%	1.00x
Hy-Vee – Cedar Rapids	$11,622,000	90.0%	1.00x
Hy-Vee – Olathe	$11,203,000	90.0%	1.00x
Hy-Vee – Grand Avenue	$10,375,000	90.0%	1.00x
Willow Springs Apartments	$9,550,000	90.0%	1.15x
Hy-Vee – Columbus	$9,243,000	90.0%	1.00x
Huntcliff Apartments	$9,150,000	90.0%	1.15x
Citizens Michigan Portfolio 4	$9,053,534	95.0%	1.00x
Raintree Apartments	$9,000,000	90.0%	1.15x
Brandon Parkway	$7,700,000	85.0%	1.07x
Citizens Illinois Portfolio 2	$7,586,669	95.0%	1.00x
Trace at Lakeway Apartments	$7,520,000	85.0%	1.15x
Geist Center	$7,484,000	85.0%	1.15x
CVS – Chester	$6,029,000	90.0%	1.00x
Place at Lakeway Apartments	$5,800,000	85.0%	1.15x
Walgreens – Loganville	$5,610,000	90.0%	1.00x
Iliff Crossing Shopping Center	$5,250,000	85.0%	1.15x
1431 Kingsland Building	$5,193,388	90.0%	1.15x
Walgreens – New Castle	$4,780,000	90.0%	1.00x
Walgreens – Canton	$4,428,500	90.0%	1.00x
Steele Creek Commons	$4,300,000	85.0%	1.15x
Walgreens – Parkville	$4,274,000	90.0%	1.00x
Walgreens – Columbus	$4,250,000	90.0%	1.00x
Walgreens – Natchez	$3,910,000	90.0%	1.00x
West Bay Village	$3,800,000	85.0%	1.15x
Tradewinds Plaza	$3,150,000	85.0%	1.15x
Rite Aid-La Plaza	$1,627,879	85.0%	1.20x

(1)	See ‘‘—Significant Underlying Mortgage Loans—The 1166 Avenue of the Americas Mortgage Loan—Permitted Mezzanine Financing’’ above in this offering prospectus.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

With respect to the Extendicare Portfolio Mortgage Loan, representing 3.4% of the Initial Mortgage Pool Balance and 4.4% of the Initial Loan Group 1 Balance, the ultimate owner of the related borrower has a revolving loan in place in the maximum principal amount of $120,000,000, secured by a pledge of the direct and indirect equity in the operators of the related mortgaged real properties and the indirect equity in the related borrower and the related master tenant, as further described under ‘‘Description of the Mortgage Pool — Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Revolving Loan’’ below in this offering prospectus.

In addition, with respect to each of the International Square Mortgage Loan, representing 7.3% of the Initial Mortgage Pool Balance and 9.4% of the Initial Loan Group 1 Balance, and the Tishman Speyer DC Portfolio I Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance and 7.6% of the Initial Loan Group 1 Balance, the ultimate common owner of the related borrowers has term loan and incremental term loan commitments and a revolving credit facility in place in the aggregate maximum principal amount of $770,000,000, secured by a pledge of the direct and indirect equity in the operators of the related mortgaged real properties and the indirect equity in the related borrowers, as further described under

‘‘—Significant Underlying Mortgage Loans—The International Square Mortgage Loan—Revolving Loan’’ and ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan—Revolving Loan’’ below in this offering prospectus.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this offering prospectus. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust. For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Shops at Simi Valley Town Center, representing 0.3% of the Initial Mortgage Pool Balance, and 0.4% of Initial Loan Group 1 Balance, respectively, certificates of occupancy have not been obtained with respect to the individual tenant improvements at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rock Springs, representing 0.2% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 2 Balance respectively, the related mortgaged real property is required to have 359 parking spaces pursuant to a plat approved by the City of Houston. The related survey reflects, however, that there are currently only 346 marked parking spaces at the property.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance. For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 340 W. Ponce De Leon, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, respectively, 24 of the 51 parking spaces required for compliance with zoning are located on a separate property leased by the related borrower pursuant to a non-mortgageable month to month lease. There can be no assurance that such lease will continue and, upon the discontuance thereof, the related mortgaged real property will no longer comply with zoning requirements relating to parking.

Lockboxes.One hundred thirty-five (135) mortgage loans that we intend to include in the trust, representing approximately 98.6% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	34	58.5%
Springing Soft	81	24.1%
Soft	11	12.5%
Springing Hard	9	3.5%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

2.	a failure to meet a specified debt service coverage ratio;

3.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

4.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Walgreens-Hazelwood, Walgreens-Lombard, Walgreens-Lansing, Walgreens-Indian Head Park and Walgreens-Union, collectively representing 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, respectively, the loan documents provide that insurance maintained by the tenants under the terms of the leases for the related mortgaged real property is satisfactory so long as such tenant’s long term unsecured debt is rated investment grade by both S&P and Moody’s. Under the terms of the leases, the tenants are not required to obtain business interruption insurance.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance.

Fifty (50) of the mortgaged real properties, securing 15.8% of the Initial Mortgage Pool Balance, 7.6% of the Initial Loan Group 1 Balance, and 43.4% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Galleria of Key Biscayne, Inc. representing 0.7% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, respectively, borrower is only required to obtain windstorm coverage to the extent such coverage is commercially available at commercially reasonable rates not to exceed $200,000 per annum. In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Ridgewood Apartments, representing 0.1% of the Initial Mortgage Pool Balance and 0.4% of Loan Group 2 Balance, borrower’s property insurance is subject to a $1,000,000 sublimit with respect to peril of windstorm.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance.    As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	91 mortgage loans, with an aggregate cut-off date principal balance of $2,527,430,347 (excluding the initial Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component), from the Lehman Mortgage Loan Seller,

•	54 mortgage loans, with an aggregate cut-off date principal balance of $1,100,746,488, from the UBS Mortgage Loan Seller, and

•	1 mortgage loan, with a cut-off date principal balance of $85,000,000, from the Wachovia Mortgage Loan Seller.

The Westfield San Francisco Emporium Mortgage Loan, which has an unpaid principal balance of $300,000,000, was originated on a 50/50 basis by the UBS Mortgage Loan Seller and by an affiliate of the Lehman Mortgage Loan Seller. We will acquire the Westfield San Francisco Mortgage Loan from the Lehman Mortgage Loan Seller.

The 1745 Broadway Mortgage Loan, which is being treated as a single mortgage loan in this offering prospectus unless the context indicates otherwise, is actually represented by four (4) pari passu A notes, an A-1 note and an A-3 note in the name of an affiliate of Lehman Brothers Holdings Inc. with an aggregate cut-off date principal balance of $255,000,000, and an A-2 note and an A-4 note in favor of Wachovia Bank, National Association with an aggregate cut-off date principal balance of $85,000,000. With respect to the 1745 Broadway Mortgage Loan, we will acquire the A-1 note and the A-3 note from the Lehman Mortgage Loan Seller and the A-2 note and the A-4 note from the Wachovia Mortgage Loan Seller. For purposes of the discussion under this ‘‘—Assignment of the Underlying Mortgage Loans’’ section, as well as the discussion under ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ below, however, the A-1 note and the A-3 note will be treated as evidencing one separate underlying mortgage loan and the A-2 note and A-4 note will be treated as evidencing a second separate underlying mortgage loan. The Lehman Mortgage Loan Seller will not have any obligations to the trust with respect to the 1745 Broadway A-2 note and A-4 note, and the Wachovia Mortgage Loan Seller will not have any obligations to the trust with respect to the 1745 Broadway A-1 note and A-3 note.

We will transfer to the trustee, for the benefit of the series 2007-C1 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller, the UBS Mortgage Loan Seller and the Wachovia Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS

Mortgage Loan, the Wachovia Mortgage Loan Seller will be required to deliver to the trustee, with respect to the Wachovia Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of the Four Times Square Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver, and in the case of the Extendicare Portfolio Mortgage Loan, we will only be obligated to deliver, the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C1 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Extendicare Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Extendicare Portfolio Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2006-C7 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Extendicare Portfolio Note A-1 Non-Trust Loan.

The above loan documents, among others, with respect to the Four Times Square Mortgage Loan (with the exception of the original mortgage note evidencing the Four Times Square Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2006-4TS trust and servicing agreement, which governs the securitization of the Four Times Square Non-Trust Loans.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them.

Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C1 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C1 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C1 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C1 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C1 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C1 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller to the trustee is not delivered,

•	we, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, and the Wachovia Mortgage Loan Seller, in the case of the Wachovia Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C1 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, and the Wachovia Mortgage Loan Seller, in the case of the Wachovia Mortgage Loan, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), the Wachovia Mortgage Loan Seller will be required to deliver to the master servicer with respect to the Wachovia Mortgage Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), only the documents required to be included in the related Servicing File pursuant to the series 2007-C1 pooling and servicing agreement for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C1 pooling and servicing agreement, and (c) are in our possession or under our control, or in the possession or under the control of the UBS Mortgage Loan Seller, or in the possession or under the control of the Wachovia Mortgage Loan Seller, as applicable; provided that neither we nor the UBS Mortgage Loan Seller nor the Wachovia Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, or the Wachovia Mortgage Loan Seller, in the case of the Wachovia Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller nor the Wachovia Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make with respect to each Lehman Mortgage Loan that we include in the trust, the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, and the Wachovia Mortgage Loan Seller will make with respect to the Wachovia Mortgage Loan, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C1 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and

(2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Extendicare Portfolio Mortgage Loan, the trustee under the series 2006-C7 pooling and servicing agreement or, in the case of the Four Times Square Mortgage Loan, the trustee under the series 2006-4TS trust and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C1 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2007-C1 pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller,

•	we, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, and the Wachovia Mortgage Loan Seller, in the case of the Wachovia Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C1 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans, by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, or by Wachovia Mortgage Loan Seller with respect to the Wachovia Mortgage Loan, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan, any UBS Mortgage Loan or the Wachovia Mortgage Loan, to the extent discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, and the Wachovia Mortgage Loan Seller, in the case of the Wachovia Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), or at the option of the Wachovia Mortgage Loan Seller (in the case of the Wachovia Mortgage Loan) in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C1 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C1 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C1 pooling and servicing agreement).

The time period within which we, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, or the Wachovia Mortgage Loan Seller, in the case of the Wachovia Mortgage Loan, as the case may be, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C1 controlling class representative so consents, then we, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller and the Wachovia Mortgage Loan Seller described above will constitute the sole remedies available to the series 2007-C1 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C1 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, the UBS Mortgage Loan Seller and the Wachovia Mortgage Loan Seller, as applicable, and the other parties to the series 2007-C1 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2007-C1 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C1 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C1 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C1 certificates will be the LB-UBS Commercial Mortgage Trust 2007-C1, a common law trust created under the laws of the State of New York pursuant to the series 2007-C1 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2007-C1 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C1 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2007-C1 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C1 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C1 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2007-C1 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, and (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2007-C1 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1251 Avenue of the Americas, 21st Floor, New York, New York 10020, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, (c) in excess of $3.1 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005, and (d) in excess of $3.6 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2006. The statistics set forth in (a), (b), (c) and (d) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio:    UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1)	Appraisals: UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment: UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment: In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, we may purchase mortgage loans from UBSREI for inclusion in the trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI or an affiliate thereof, UBSREI and Wachovia Bank, National Association are the mortgage loan sellers for the series 2007-C1 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBSREI is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters. Wachovia Bank, National Association is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C1 pooling and servicing agreement, and are described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C1 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer.    KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be the initial master servicer under the series 2007-C1 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association. KeyBank National Association is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/30/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions.

KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the master servicer and the provisions of the series 2007-C1 pooling and servicing agreement are described in this offering prospectus under ‘‘The Series 2007-C1 Pooling and Servicing Agreement.’’ KRECM’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in this offering prospectus under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders,’’ ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘—Modifications, Waivers, Amendments and Consents.’’

The master servicer’s obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described in this offering prospectus under ‘‘Description of the Offered Certificates— Fees and Expenses’’ and ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Required Appraisals,’’ ‘‘—Servicing Compensation and Payment of Expenses,’’ and ‘‘—Advances.’’ KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee will act as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the series 2007-C1 pooling and servicing agreement regarding the master servicer’s removal, replacement, resignation or transfer are described in this offering prospectus under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Events of Default’’ and ‘‘—Rights Upon Event of Default.’’ Pursuant to the terms of the series 2007-C1 pooling and servicing agreement, KRECM will be under no liability to the issuing entity, the other parties to the series 2007-C1 pooling and servicing agreement or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C1 pooling and servicing agreement or for errors in judgment; but KRECM will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, its obligations or duties under the series 2007-C1 pooling and servicing agreement. In addition, KRECM (and, among others, its affiliates, shareholders, directors, officers, employees and agents) will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to, among other things, the series 2007-C1 pooling and servicing agreement, the underlying mortgage loans or the certificates.

The manner in which collections on the underlying mortgage loans are to be maintained is described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus within the time required by the series 2007-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C1 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C1 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the series 2007-C1 pooling and servicing agreement for assets of the same type included in the series 2007-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the series 2007-C1 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C1 pooling and servicing agreement, as further described in this offering prospectus under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Sub-Servicers.’’ At the request of the mortgage loan sellers KRECM intends to appoint six (6) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this offering prospectus.

The information set forth in this offering prospectus concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C1 pooling and servicing agreement, the series 2007-C1 certificates, the underlying mortgage loans or this offering prospectus.

See also ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Overview of Servicing,’’ ‘‘—Servicing Compensation and Payment of Expenses,’’ ‘‘—Required Appraisals,’’ ‘‘—Maintenance of Insurance,’’ and ‘‘—Inspections; Collection of Operating Information’’ below in this offering prospectus.

The Initial Outside Master Servicer.     Wachovia Bank, National Association (‘‘Wachovia’’) will be the initial master servicer of the Extendicare Portfolio Loan Combination under the series 2006-C7 pooling and servicing agreement and the Four Times Square Loan Combination under the series 2006-4TS trust and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2003	As of 12/31/2004	As of 12/31/2005	As of 9/30/2006
By Approximate Number	10,015	15,531	17,641	19,827
By Approximate Aggregate Unpaid Principal Balance (in billions)	$88.6	$141.3	$182.5	$232.2

Within this portfolio, as of September 30, 2006, are approximately 16,620 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $183.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of September 30, 2006 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

•	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the originator (or an affiliate thereof) of the Extendicare Portfolio Loan Combination, Wachovia acts as primary servicer with respect to mortgage loans owned by such originator (or affiliate) from time to time, including, prior to its inclusion in the Series 2006-C7 Securitization, the Extendicare Portfolio Loan Combination. There are currently no outstanding servicing advances made by Wachovia with respect to the Extendicare Portfolio Loan Combination. Pursuant to an interim servicing agreement between Wachovia and the originator (or an affiliate thereof) of the Four Times Square Loan Combination, Wachovia acts as primary servicer with respect to mortgage loans owned by such originator (or affiliate) from time to time, including, prior to its inclusion in the Series 2006-4TS Securitization, the Four Times Square Loan Combination. There are no currently outstanding servicing advances made by Wachovia which relate to the Four Times Square Loan Combination.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2006-C7 pooling and servicing agreement or the series 2006-4TS trust and servicing agreement, as applicable, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans underlying the Extendicare Portfolio Loan Combination and Four Times Square Loan Combination are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described in, and within the time required by, the series 2006-C7 pooling and servicing agreement or the series 2006-4TS trust and servicing agreement, as applicable. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans underlying the Extendicare Portfolio Loan Combination or Four Times Square Loan Combination. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans underlying the Extendicare Portfolio Loan Combination or Four Times Square Loan Combination or otherwise. To the extent Wachovia performs custodial functions as a master servicer under the series 2006-C7 pooling and servicing agreement or the series 2006-4TS trust and servicing agreement, documents will be maintained in a manner consistent with the servicing standards described in the series 2006-C7 pooling and servicing agreement or the series 2006-4TS trust and servicing agreement, as applicable.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this section titled ‘‘Transaction Parties—The Servicers—The Initial Master Servicer of the Extendicare Portfolio and Four Times Square Loan Combinations’’ regarding Wachovia has been provided by it.

The Initial Special Servicer    Midland Loan Services, Inc. (‘‘Midland’’) will be the initial special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the series 2007-C1 pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland is also an affiliate of a company that is the external manager of an entity that may be the initial controlling class representative under the series 2007-C1 pooling and servicing agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (‘‘CMBS’’) by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C1 pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2006, Midland was servicing approximately 22,700 commercial and multifamily mortgage loans with a principal balance of approximately $200.3 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 16,500 of such loans, with a total principal balance of approximately $139.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2006, Midland was named the special servicer in approximately 126 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $88.8 billion. With respect to such transactions as of such date, Midland was administering approximately 93 assets with an outstanding principal balance of approximately $383.7 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

	Calendar Year End (Approximate amounts in billions)
Portfolio Growth — Master/Primary	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

	Calendar Year End (Approximate amounts in billions)
Portfolio Growth — CMBS Special Servicing	2004	2005	2006
Total	$49	$65	$89

The Initial Outside Special Servicers.    LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), is the initial special servicer for the Extendicare Portfolio Loan Combination. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

Wachovia is the initial special servicer for the Four Times Square Loan Combination.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C1 pooling and servicing agreement, on behalf of the series 2007-C1 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2007-C1 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of December 31, 2006, LaSalle serves as trustee or paying agent on over 460 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C1 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C1 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C1 certificateholders and prepare a monthly statement to series 2007-C1 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C1 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C1 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C1 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C1 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C1 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under the series 2006-C7 pooling and servicing agreement, which governs the administration of the Extendicare Portfolio Loan Combination, and the series 2006-4TS trust and servicing agreement, which governs the administration of the Four Times Square Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties—Underwriters’’ in this offering prospectus.

Wachovia Bank, National Association, one of the mortgage loan sellers is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters with respect to the offered certificates.

Midland Loan Services, Inc. is an affiliate of a company that is the external manager of an entity that may be the initial controlling class representative.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C1 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2007-C1 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C1 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C1 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C1 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C1 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2007-C1 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the State Street Building Loan Combination, the Westfield San Francisco Emporium Loan Combination, the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination are to be serviced and administered under the series 2007-C1 pooling and servicing agreement, while the Extendicare Portfolio Loan Combination and the Four Times Square Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2007-C1 pooling and servicing agreement. The State Street Building Loan Combination, the Westfield San Francisco Emporium Loan Combination, the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination are the Serviced Loan Combinations.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of a Serviced Loan Combination. The State Street Building Non-Trust Loans, the Westfield San Francisco Emporium Non-Trust Loans, the Bethany Houston Portfolio Non-Trust Loans and the Bethany Austin Portfolio Non-Trust Loans are the Serviced Non-Trust Loans.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of the promissory note evidencing a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2007-C1 pooling and servicing agreement. The Extendicare Portfolio Loan Combination and the Four Times Square Four Times Square Loan Combination are the Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loans’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The Extendicare Portfolio Mortgage Loan and the Four Times Square Mortgage Loan are the Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2007-C1 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C1 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C1 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C1 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (including the Bethany Maryland Portfolio Junior Component, but excluding the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (including, if applicable, the Bethany Maryland Portfolio Junior Component, but excluding, if applicable, the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2007-C1 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C1 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C1 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2007-C1 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2007-C1 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the Extendicare Portfolio Note A-1 Non-Trust Loan is part of the Series 2006-C7 Securitization, the Extendicare Portfolio Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2006-C7 Securitization (subject to replacement of each such party), in accordance with the series 2006-C7 pooling and servicing agreement (or any permitted successor servicing agreement).

•	the Four Times Square Loan Combination will be serviced and administered by the master servicer and the special servicer for the Series 2006-4TS Securitization (subject to replacement of each such party), in accordance with the series 2006-4TS trust and servicing agreement (or any permitted successor servicing agreement), which trust and servicing agreement relates solely to the Four Times Square Loan Combination.

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (including the Bethany Maryland Portfolio Junior Component, but excluding the Outside Serviced Trust Mortgage Loans) under the series 2007-C1 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C1 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C1 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C1 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C1 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C1 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C1 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C1 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C1 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C1 pooling and servicing agreement, and under this ‘‘The Series 2007-C1 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C1 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C1 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C1 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C1 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C1 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2007-C1 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C1 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2007-C1 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2007-C1 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year, and further except that, in the case of the Bethany Maryland Portfolio Junior Component, it will always be calculated on an Actual/360 Basis,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to each Outside Serviced Trust Mortgage Loan under the series 2007-C1 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate with respect to the other underlying mortgage loans under the series 2007-C1 pooling and servicing agreement will vary on a loan-by-loan basis and ranges from 0.01% per annum to 0.08% per annum. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer, but does not include (i) the master servicing fee rate (which is 0.01% per annum calculated on a 30/360 Basis) that is payable to the series 2006-C7 master servicer with respect to the Extendicare Portfolio Mortgage Loan under the series 2006-C7 pooling and servicing agreement, or (ii) the master servicing fee rate (which is 0.005% per annum calculated on a 30/360 Basis) that is payable to the related outside servicer with respect to the Four Times Square Mortgage Loan under the series 2006-4TS trust and servicing agreement.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees payable with respect to a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination; and provided, further that any workout fees payable with respect to the Bethany Maryland Portfolio Mortgage Loan will be paid to the special servicer, first, from collections on the Junior Component, and then, from collections on the Senior Component.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C1 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C1 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) and Serviced Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) and Serviced Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us, the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C1 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C1 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C1 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of the Bethany Maryland Portfolio Mortgage Loan by the Class BMP Representative, as described under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus, unless (a) such purchase occurs more than 90 days after the purchase option arose and (b) the liquidation fee is actually paid;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

In addition, any liquidation fees payable with respect to the Bethany Maryland Portfolio Mortgage Loan will be paid to the special servicer, first, from collections on the Junior Component, and then, from collections on the Senior Component. Any such payment from the Senior Component will reduce amounts distributable to holders of the offered certificates.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C1 certificateholders.

Outside Serviced Loan Combinations.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2007-C1 pooling and servicing agreement and may reduce amounts payable to the series 2007-C1 certificateholders, except that (i) any special servicing fee with respect to the Four Times Square Loan Combination will be calculated at 0.05% per annum and (ii) any liquidation fee or workout fee with respect to the Four Times Square Loan Combination will be calculated at 0.05%.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Serviced Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts— REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

In addition, the special servicer will be entitled to a separate fee of $1,500 per loan payable from the custodial account for making a fair value price determination with respect to an Outside Serviced Trust Mortgage Loan, as described under ‘‘—Fair Value Option’’ below.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C1 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2007-C1 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C1 certificates on that distribution date as described under ‘‘Description of the Offered Certificates —Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2007-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C1 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C1 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C1 pooling and servicing agreement. In addition, the series 2007-C1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C1 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2007-C1 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00054% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will generally accrue on a 30/360 Basis, except that, with respect to the Bethany Maryland Portfolio Junior Component, the trustee fee will accrue on an Actual/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts— Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C1 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2007-C1 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2007-C1 pooling and servicing agreement. See ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C1 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C1 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period;

provided that no P&I advances will be made with respect to the Bethany Maryland Portfolio Junior Component.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may conclusively rely), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, any reduction in the interest portion of P&I advances to be made with respect to the Bethany Maryland Portfolio Senior Component will be based on that portion of any Appraisal Reduction Amount with respect to the Bethany Maryland Portfolio Mortgage Loan is allocable to the Bethany Maryland Portfolio Senior Component. In addition, in the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C1 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C1 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination (and may rely on the determination of the servicer of the Outside Serviced Trust Mortgage Loan), and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C1 certificates (exclusive of the class BMP certificates), thereby reducing the payments of principal on the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. However, no amounts that are received with respect to the Bethany Maryland Portfolio Mortgage Loan and are otherwise payable on the class BMP certificates will be available to reimburse, or pay interest on, advances, or to pay Additional Trust Fund Expenses, that relate to any underlying mortgage loan other than the Bethany Maryland Portfolio Mortgage Loan.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C1 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C1 certificateholders to the detriment of other classes of series 2007-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C1 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account;

except that collections on the Bethany Maryland Portfolio Mortgage Loan that are otherwise distributable with respect to the class BMP certificates may not be used to pay interest on any advance other than advances made with respect to the Bethany Maryland Portfolio Mortgage Loan.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C1 certificates.

The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders

Series 2007-C1 Controlling Class.    As of any date of determination, the controlling class of series 2007-C1 certificateholders will be the holders of the most subordinate class of series 2007-C1 principal balance certificates, other than the class BMP certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C1 principal balance certificates, exclusive of the class BMP certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C1 certificateholders will be the holders of the most subordinate class of series 2007-C1 principal balance certificates, other than the class BMP certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C1 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2007-C1 certificates. For clarification, the controlling class of series 2007-C1 certificateholders will in no event be the holders of the class X-CL, X-CP or X-W certificates or the holders of the series 2007-C1 REMIC residual certificates.

Selection of the Series 2007-C1 Controlling Class Representative.    The series 2007-C1 pooling and servicing agreement permits the holder or holders of series 2007-C1 certificates representing a majority of the voting rights allocated to the series 2007-C1 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this offering prospectus. In addition, if the series 2007-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C1 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C1 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C1 certificates representing a majority of the voting rights allocated to the series 2007-C1 controlling class that a series 2007-C1 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C1 controlling class certificates will be the series 2007-C1 controlling class representative.

If the series 2007-C1 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C1 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement)

with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for the State Street Building Loan Combination is the holder of the promissory note for the State Street Building Mortgage Loan or its designee (which designee, in accordance with the series 2007-C1 pooling and servicing agreement, will be the series 2007-C1 controlling class representative). The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C1 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C1 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C1 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2007-C1 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C1 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2007-C1 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C1 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C1 controlling class representative’s response.

In addition, the series 2007-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C1 pooling and servicing agreement.

Notwithstanding the foregoing, if the Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component, net of any Appraisal Reduction Amount and, to the extent that it has not already resulted in a reduction of that particular Allocated Principal Balance, any Realized Loss with respect to the Bethany Maryland Portfolio Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Junior Component, minus (y) principal payments made by the related borrower on the Bethany Maryland Portfolio Mortgage Loan and allocated to the Junior Component, then the series 2007-C1 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the Bethany Maryland Portfolio Mortgage Loan and, instead, the Class BMP Representative will generally be entitled to exercise those rights and powers with respect to the Bethany Maryland Portfolio Mortgage Loan.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C1 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2007-C1 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within ten business days (or within such other time period provided for in the related Co-Lender Agreement) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2007-C1 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-C1 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C1 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan

Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C1 controlling class representative, by the Class BMP Representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C1 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C1 controlling class representative, the Class BMP Representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Serviced Loan Combination that is being specially serviced under the series 2007-C1 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C1 controlling class representative, the Class BMP Representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2007-C1 controlling class representative, the Class BMP Representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

With respect to the Extendicare Portfolio Loan Combination, the provisions of the series 2006-C7 pooling and servicing agreement and the Extendicare Portfolio Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ section. Notwithstanding the foregoing, in the case of the Extendicare Portfolio Loan Combination, if the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C7 special servicer or the series 2006-C7 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the series 2006-C7 special servicer or the series 2006-C7 master servicer, as applicable, will be binding on all such parties.

With respect to the Four Times Square Loan Combination, the provisions of the related governing servicing agreement and the Four Times Square Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The Four Times Square Loan Combination—Consent Rights’’ and ‘‘Servicing of the Four Times Square Loan Combination.’’

Limitation on Liability of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders.    The series 2007-C1 controlling class representative will not be liable to the trust or the series 2007-C1 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C1 controlling class representative will not be protected against any liability to a series 2007-C1 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C1 certificates, that:

•	the series 2007-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C1 certificates;

•	the series 2007-C1 controlling class representative may act solely in the interests of the holders of the series 2007-C1 controlling class;

•	the series 2007-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C1 certificates other than the series 2007-C1 controlling class;

•	the series 2007-C1 controlling class representative may take actions that favor the interests of the holders of the series 2007-C1 controlling class over the interests of the holders of one or more other classes of series 2007-C1 certificates;

•	the series 2007-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C1 controlling class; and

•	the series 2007-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C1 controlling class, and no series 2007-C1 certificateholder may take any action whatsoever against the series 2007-C1 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee and the Class BMP Representative, in connection with exercising the rights and powers described under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders— Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Serviced Loan Combination or the Bethany Maryland Portfolio Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2007-C1 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each of the Serviced Loan Combinations (other than the State Street Building Loan Combination), if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then one or more holders of a related Non-Trust Loan have the option to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Westfield San Francisco Emporium Loan Combination—Co-Lender Agreement—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination—Co-Lender Agreement—Purchase Option’’ in this offering prospectus.

Right to Cure Defaults.    With respect to the each of the Serviced Loan Combinations (other than the State Street Building Loan Combination), one or more related Non-Trust Loan Noteholders will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan in the subject Loan Combination, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Westfield San Francisco Emporium Loan Combination—Co-Lender Agreement—Cure Rights’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Additional Rights of the Class BMP Representative; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    The Class BMP Representative, with respect to the Bethany Maryland Portfolio Mortgage Loan, will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the Bethany Maryland Portfolio Mortgage Loan, and after the Bethany Maryland Portfolio Mortgage Loan has become a specially serviced mortgage loan, to purchase the Bethany Maryland Portfolio Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of the Bethany Maryland Portfolio Mortgage Loan, together with all accrued unpaid interest thereon at the related mortgage interest rate and any servicing compensation, servicing advances and interest on advances payable or reimbursable to any party to the series 2007-C1 pooling and servicing agreement pursuant thereto.

Right to Cure.    The Class BMP Representative has the right, with respect to the Bethany Maryland Portfolio Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within ten business days from the receipt of notice of that default and (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default; provided that (x) no more than three consecutive cures of defaulted scheduled payments are permitted, (y) no more than four cures of defaulted scheduled payments are permitted in any 12-month period, and (z) no more than eight total cures over the term of the Bethany Maryland Portfolio Mortgage Loan are permitted.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C1 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C1 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C1 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2007-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C1 controlling class to replace the special servicer, those series 2007-C1 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan Combination prior to appointing a replacement special servicer; provided that those series 2007-C1 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2007-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C1 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C1 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C1 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

With respect to the each of the Serviced Loan Combinations (other than the State Street Building Loan Combination), the related Note B Non-Trust Loan Noteholder(s) may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that such Non-Trust Loan Noteholder(s) with respect to the subject Loan Combination will cease to be able to replace the special servicer if it is or they are, as the case may be, no longer the related Loan Combination Controlling Party.

With respect to the Bethany Maryland Portfolio Mortgage Loan, if and for so long as the Allocated Principal Balance of the Junior Component, net of any Appraisal Reduction Amount and, to the extent that it has not otherwise resulted in a reduction to that Appraisal Reduction Amount, any Realized Loss with respect to the Bethany Maryland Portfolio Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of the Junior Component, minus (y) principal payments made by the related borrower on the Bethany Maryland Portfolio Mortgage Loan and allocated to the Junior Component, then:

•	the Class BMP Representative may terminate an existing special servicer with respect to, but solely with respect to, the Bethany Maryland Portfolio Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Bethany Maryland Portfolio Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2007-C1 controlling class certificates cannot terminate a special servicer appointed by the Class BMP Representative with respect to the Bethany Maryland Portfolio Mortgage Loan, without cause.

If the special servicer for any Serviced Loan Combination or the Bethany Maryland Portfolio Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C1 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer or the master servicer, in accordance with the series 2007-C1 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C1 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C1 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, the master servicer and the special servicer, subject to the limitations described below in this —Modifications, Waivers, Amendments and Consents’’ section, will be responsible for any waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2007-C1 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C1 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to modifications, waivers or amendments. As specified in the series 2007-C1 pooling and servicing agreement, the master servicer will be primarily responsible (without the approvals and confirmations described in the preceding sentence) for approving certain modifications, consents, waivers or amendments, including without limitation—

•	consenting to subordination of the lien of the subject mortgage loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

•	granting waivers of minor covenant defaults (other than financial covenants), including late financial statements;

•	granting releases of non-material parcels of mortgaged real property, releases of mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of mortgaged real property as required by the related loan documents;

•	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

•	subject to certain related conditions, approving annual budgets for the related mortgaged property;

•	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

•	waiving provisions of a mortgage loan requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause or to a defeasance;

•	subject to certain other restrictions regarding principal prepayments, waiving any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	consenting to changing the property manager with respect to any mortgage loan with an unpaid principal balance of less than $5,000,000; and

•	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C1 certificates.

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2007-C1 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2007-C1 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2007-C1 controlling class representative with respect to material decisions and settlement proposals. In addition, the master servicer and the special servicer, as applicable, may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C1 pooling and servicing agreement.

The series 2007-C1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with defeasance, condemnation, or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C1 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2007-C1 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination must:

•	be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement prior to the subject modification, extension, waiver or amendment, and

•	take into account, where the Bethany Maryland Portfolio Mortgage Loan is involved, the subordinate position of the Bethany Maryland Portfolio Junior Component relative to the Bethany Maryland Portfolio Senior Component.

Further, to the extent consistent with the Servicing Standard, if a Serviced Loan Combination includes a Subordinate Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in that Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, (a) the master servicer and special servicer for the Series 2006-C7 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Extendicare Portfolio Loan Combination under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, and (b) the master servicer and/or the special servicer for the Series 2006-4TS Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Four Times Square Loan Combination, under the terms and conditions described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Four Times Square Loan Combination’’ and ‘‘Servicing of Four Times Square Loan Combination’’ in this offering prospectus.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; (b) in the case of a Serviced Loan Combination (other than the State Street Building Loan Combination), the determination of the identity of the related Loan Combination Controlling Party; and (c) in the case of the Bethany Maryland Portfolio Mortgage Loan, the determination of whether the Class BMP Representative has servicing consent rights or the ability to replace the special servicer with respect to the Bethany Maryland Portfolio Mortgage Loan. See ‘‘Description of the Series 2007-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2007-C1 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or, if applicable, any Serviced Loan Combination (other than the State Street Building Loan Combination), the series 2007-C1 controlling class representative, the related Class BMP Representative or a related Non-Trust Loan Noteholder, as applicable, under the series 2007-C1 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C1 controlling class representative, the Class BMP Representative or that related Non-Trust Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, (a) any Appraisal Reduction Amounts with respect to the Extendicare Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-C7 pooling and servicing agreement, and (b) any Appraisal Reduction Amounts with respect to the Four Times Square Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-4TS trust and servicing agreement, in each case on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the Extendicare Portfolio Mortgage Loan or the Four Times Square Mortgage Loan, as applicable.

Maintenance of Insurance

The series 2007-C1 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C1 controlling class representative, the related Loan Combination Controlling Party or the Class BMP Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the Class BMP Representative, in the case of the Bethany Maryland Portfolio Mortgaged Property (for so long as the Class BMP Representative is entitled to exercise servicing consent rights with respect to the Bethany Maryland Portfolio Mortgage Loan), or the series 2007-C1 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C1 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C1 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C1 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the Extendicare Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2006-C7 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of the Four Times Square Loan Combination, the master servicer and/or the special servicer under the governing servicing agreement for the Four Times Square Loan Combination will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C1 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C1 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2007-C1 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price. In connection with the foregoing, the special servicer will be entitled to a separate fee of $1,500 per loan payable from the custodial account for making a fair value price determination with respect to any such Outside Serviced Trust Mortgage Loan, in addition to being entitled to withdraw from the collection account any out-of-pocket expenses associated with making such fair value determination.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C1 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C1 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C1 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C1 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C1 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C1 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C1 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2007-C1 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2007-C1 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C1 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C1 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2007-C1 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2007-C1 pooling and servicing agreement. Such information will be made available to the series 2007-C1 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C1 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C1 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2007-C1 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C1 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Serviced Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C1 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C1 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C1 pooling and servicing agreement.

Deposits.    Under the series 2007-C1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2006-C7 pooling and servicing agreement and/or the Extendicare Portfolio Co-Lender Agreement with respect to the Extendicare Portfolio Mortgage Loan;

•	all remittances to the trust under the series 2006-4TS trust and servicing agreement and/or the Four Times Square Co-Lender Agreement with respect to the Four Times Square Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account —Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts —Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C1 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2007-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C1 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C1 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C1 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C1 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C1 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C1 certificateholders without cause, all as set forth in the series 2007-C1 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to reimburse the Class BMP Representative (or its designee) for cure payments on the Bethany Maryland Portfolio Mortgage Loan;

22.	to pay any other items described in this offering prospectus as being payable from the custodial account;

23.	to withdraw amounts deposited in the custodial account in error;

24.	to invest amounts held in the custodial account in Permitted Investments; and

25.	to clear and terminate the custodial account upon the termination of the series 2007-C1 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 23. through 25. of the prior paragraph.

The series 2007-C1 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination. The series 2007-C1 pooling and servicing agreement will also prohibit the application of amounts received on the Bethany Maryland Portfolio Mortgage Loan and allocable to the Junior Component to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the Bethany Maryland Portfolio Mortgage Loan.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C1 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2007-C1 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C1 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2007-C1 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2007-C1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C1 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C1 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts— Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C1 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error;

provided that collections on the Bethany Maryland Portfolio Mortgage Loan that are otherwise payable with respect to the related class BMP certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than the Bethany Maryland Portfolio Mortgage Loan.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C1 certificates. For any distribution date, the funds available to make payments on the series 2007-C1 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period (exclusive of any portion of that prepayment consideration allocable to the Bethany Maryland Portfolio Junior Component), which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds that represent prepayment consideration collected on the Bethany Maryland Portfolio Mortgage Loan during the related collection period that is allocable to the Junior Component, which will be paid to the holders of the class BMP certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds allocable to principal of, interest on and loss reimbursement with respect to the Junior Component (see ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus), referred to in this offering prospectus as the Class BMP Available P&I Funds, which will be paid to the holders of the class BMP certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments on the Class BMP Certificates’’ in this offering prospectus; and

•	the remaining portion of those funds, which—

1.	we refer to as the Net Available P&I Funds, and

2.	will be paid to the holders of all the series 2007-C1 certificates (exclusive of the class BMP certificates), as described under ‘‘Description of the Offered Certificates—Payments— Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C1 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or (i) in the case of the Extendicare Portfolio Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of 0.01%, which is the per annum rate at which the master servicing fee under the series 2006-C7 pooling and servicing agreement accrues with respect to the Extendicare Portfolio Mortgage Loan on a 30/360 Basis, and (ii) in the case of the Four Times Square Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of 0.005%, which is the per annum rate at which the master servicing fee under the related governing servicing agreement accrues with respect to the Four Times Square Mortgage Loan on a 30/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available P&I Funds for the distribution date during the month of transfer.

In the case of the Bethany Maryland Portfolio Mortgage Loan, each interest reserve amount will be allocable solely to the Senior Component.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we, with respect to a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, or the Wachovia Mortgage Loan Seller, with respect to the Wachovia Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus, then a party to the series 2007-C1 pooling and servicing agreement will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

Withdrawals may be made from the loss of value reserve fund, out of any loss of value payment or deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C1 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C1 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C1 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C1 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C1 pooling and servicing agreement, by series 2007-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C1 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C1 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C1 pooling and servicing agreement, by series 2007-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C1 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C1 certificates (or, if either of the State Street Building Non-Trust Loans is securitized, to one or more classes of securities backed by that Non-Trust Loan) are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C1 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity;

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal or ‘‘negative’’ credit watch; and

•	if a State Street Building Non-Trust Loan is securitized, one or more ratings assigned by Fitch or Moody’s to one or more classes of securities backed by that Non-Trust Loan have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch or Moody’s, as the case may be, has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2007-C1 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice —the trustee will transmit by mail to us, all the series 2007-C1 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C1 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C1 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C1 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C1 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C1 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C1 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C1 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C1 pooling and servicing agreement.

The holders of series 2007-C1 certificates entitled to a majority of the voting rights for the series 2007-C1 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C1 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C1 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C1 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C1 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C1 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C1 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2007-C1 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C1 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2007-C1 certificateholders entitled to waive a comparable event of default under the series 2007-C1 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2007-C1 controlling class representative or the holders of series 2007-C1 certificates entitled to 25% of the series 2007-C1 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the Extendicare Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C7 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2007-C1 pooling and servicing agreement, the trustee will be required to exercise those rights, together with any similar rights in that regard under the series 2006-4TS trust and servicing agreement, at the direction of the series 2007-C1 controlling class representative or the holders of series 2007-C1 certificates entitled to at least 25% of the series 2007-C1 voting rights.

No series 2007-C1 certificateholder will have the right under the series 2007-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C1 certificateholders entitled to not less than 25% of the series 2007-C1 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2007-C1 controlling class representative.

SERVICING OF THE EXTENDICARE PORTFOLIO LOAN COMBINATION

The series 2006-C7 pooling and servicing agreement initially governs the servicing and administration of the Extendicare Portfolio Loan Combination and any related REO Property. The series 2006-C7 pooling and servicing agreement is the governing document for the Series 2006-C7 Securitization, which closed prior to the Issue Date. Under the series 2006-C7 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is LNR Partners, Inc. The master servicer, special servicer and trustee under the series 2007-C1 pooling and servicing agreement will not have any obligation or authority to supervise the series 2006-C7 master servicer, the series 2006-C7 special servicer or the series 2006-C7 trustee or to make servicing advances with respect to the Extendicare Portfolio Loan Combination. The series 2006-C7 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2007-C1 securitization and the servicing arrangements under the series 2006-C7 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2007-C1 pooling and servicing agreement. In that regard—

•	one or more parties to the series 2006-C7 pooling and servicing agreement will be responsible for making servicing advances with respect to the Extendicare Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Extendicare Portfolio Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Extendicare Portfolio Mortgage Loan;

•	the mortgage loans that form the Extendicare Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2007-C1 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Extendicare Portfolio Loan Combination);

•	the mortgage loans that form the Extendicare Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2007-C1 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2006-C7 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Extendicare Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-C1 pooling and servicing agreement with respect to other underlying mortgage loans;

•	any modification, extension, waiver or amendment of the payment terms of the Extendicare Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the Extendicare Portfolio Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement;

•	in the case of the Extendicare Portfolio Loan Combination, the master servicer and special servicer under the series 2006-C7 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative,

the Class BMP Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C1 Controlling Class Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Extendicare Portfolio Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Extendicare Portfolio Loan Combination has consent rights, and the time periods within which such Loan Combination Controlling Party must exercise any right to object, may be different in some respects;

•	in connection with the foregoing bullet, if the holder of the Extendicare Portfolio Mortgage Loan and the holder of the Extendicare Portfolio Non-Trust Loans, acting jointly (directly or through representatives) as the related Loan Combination Controlling Party, have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, under the series 2006-C7 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of such special servicer or such master servicer, as applicable, will be binding on all such parties;

•	the holders of a majority interest in the series 2006-C7 controlling class will have the right to replace the special servicer under the series 2006-C7 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2007-C1 pooling and servicing agreement by the holders of a majority interest in the series 2007-C1 controlling class, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

•	in general, the respective parties to the series 2006-C7 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C1 pooling and servicing agreement; and

•	if the Extendicare Portfolio Mortgage Loan is ever no longer subject to the series 2006-C7 pooling and servicing agreement, then the Extendicare Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2006-C7 pooling and servicing agreement and, if applicable, the special servicer under the series 2006-C7 pooling and servicing agreement, on terms substantially similar to those in the series 2006-C7 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Extendicare Portfolio Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Extendicare Portfolio Mortgage Loan unless the holders of all mortgage loans comprising the Extendicare Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2007-C1 certificates.

SERVICING OF THE FOUR TIMES SQUARE LOAN COMBINATION

The servicing and administration of the Four Times Square Loan Combination and any related REO Property will initially be governed by a servicing agreement entered into by the initial holders of the Four Times Square Mortgage Loan, the initial holder of each related Non-Trust Loan and Wachovia Bank, National Association, as servicer and special servicer, dated as of December 22, 2005. Under the related servicing agreement, Wachovia Bank, National Association acts as initial servicer and initial special servicer. The master servicer, special servicer and trustee under the series 2007-C1 pooling and servicing agreement will not have any obligation or authority to supervise the servicer or special servicer with respect to the Four Times Square Loan Combination or to make servicing advances with respect to the Four Times Square Loan Combination. The servicing agreement with respect to the Four Times Square Loan Combinations provides, among other things, that—

•	one or more parties to the Four Times Square servicing agreement will be responsible for making servicing advances with respect to the Four Times Square Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Four Times Square Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the Four Times Square Loan from general collections with respect to the series 2007-C1 mortgage pool for the Four Times Square Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the Four Times Square Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Four Times Square Mortgage Loan;

•	the mortgage loans that form the Four Times Square Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Four Times Square Loan Combination) and (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the Four Times Square Loan Combination to the benefit of the holders thereof (as a collective whole) or (ii) the same care, skill, prudence and diligence which it uses to service and administer similar loans which it owns, whichever servicing procedure is of a higher standard; and (iii) without regard to (a) any relationship that it or any affiliate may have with the borrower, the holder of any note in the Four Times Square Loan Combination or any other parties to the transaction; (b) the ownership of any note comprising part of the Four Times Square Loan Combination by it or any affiliate; (c) its obligation to make advances or otherwise incur servicing expenses with respect to the Four Times Square Loan Combination; (d) the right of the servicer, special servicer or any affiliate thereof to receive compensation or other fees for its services under the servicing agreement; or (e) the ownership, servicing or management for others, by the servicer, or special servicer, as applicable, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the Four Times Square Loan Combination will become specially serviced mortgage loans if: (i) the borrower has not made two consecutive monthly payments (and has not cured at least one delinquency by the next loan payment date under the Four Times Square Loan Combination) or the payment due on the maturity date; (ii) the borrower has expressed to the servicer an inability to pay or a hardship in paying the Four Times Square Loan Combination in accordance with its terms or in the judgment of the servicer (consistent with the related servicing standard), a default under the Four Times Square Loan Combination is imminent and in either case the special servicer is required to engage in modification negotiations relating to material terms or payment terms or other typical special servicing activities in connection therewith; (iii) the servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the servicer has received notice of a foreclosure or threatened foreclosure of any lien on the mortgaged property securing the Four Times Square Loan Combination; or (v) a default of which the servicer has notice (other than a failure by the borrower to pay principal or interest as required under the loan documents) and which materially and adversely affects the interests of the holder of any note comprising the Four Times Square Loan Combination has occurred and remained unremedied for the applicable grace period specified in the loan agreement (or, if no grace period is specified, 60 days; provided, that such 60 day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period); provided, that a default requiring a servicing advance will be deemed to materially and adversely affect the interests of the holders of the Four Times Square Loan Combination; provided, however, that the mortgage loans comprising the Four Times Square Loan Combination will cease to be specially serviced loans: (A) with respect to the circumstances described in clause (i) above, when the borrower has brought the Four Times Square Loan Combination current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the Four Times Square Loan Combination); (B) with respect to the circumstances described in clause (ii), (iii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the special servicer (or, with respect to the circumstances described in clause (ii), pursuant to any work-out implemented by the special servicer); or (C) with respect to the circumstances described in clause (v) above, when such default is cured; provided, further, that at that time no circumstance identified in clauses (i) through (v) above exists that would cause the mortgage loans that comprise the Four Times Square Loan Combination to continue to be characterized as specially serviced loans.

•	at any time when the mortgage loans that comprise the Four Times Square Loan Combination are specially serviced loans, the special servicer under the Four Times Square Loan Combination servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing rate of 0.05% per annum, a workout fee equal to 0.05% of principal and interest received on a corrected loan as long as it remains a corrected loan and/or a liquidation fee equal to the product of the net liquidation proceeds and 0.05%.

•	in the case of the Four Times Square Loan Combination, the servicer and special servicer under the Four Times Square Loan Combination servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the Four Times Square Mortgage Loan Combination under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Four Times Square Loan Combination—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Four Times Square Loan Combination has consent rights may be different in some respects;

•	in the case of the Four Times Square Loan Combination, the series 2007-C1 controlling class representative (as designee of the trust as the holder of the Four Times Square Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the Four Times Square Mortgage Loan in connection with the exercise of any consent rights it may have as part of the related Loan Combination Controlling Party or any rights it may have to consent to the waiver of an event of default by the master servicer or the special servicer with respect to the Four Times Square Loan Combination under the Four Times Square Loan Combination servicing agreement;

•	in the case of the Four Times Square Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the Four Times Square Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the Four Times Square Loan Combination servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties;

•	within five business days after the Four Times Square Mortgage Loan has become a defaulted loan pursuant to the Four Times Square Loan Combination servicing agreement, the special servicer thereof shall give notice of that event to the trustee of the series 2007-C1 trust and the 2007-C1 directing certificateholder and any assignee thereof (but excluding any of the foregoing that is an affiliate of the borrower), will have the option to purchase the Four Times Square Mortgage Loan at a price equal to the sum of, without duplication: (i) the outstanding principal balance of the Four Times Square Mortgage Loan; (ii) all accrued and unpaid interest on the Four Times Square Mortgage Loan (other than default interest); (iii) all unreimbursed servicing advances and advances of principal and interest made by the master servicer allocated to the Four Times Square Mortgage Loan (net of accrued and unpaid interest specified in clause (ii) above) with respect to the Four Times Square Mortgage Loan; (iv) all unpaid interest accrued on servicing advances made by the servicer and advances of principal and interest made by the master servicer with respect to the Four Times Square Mortgage Loan and (v) all unpaid or unreimbursed additional expenses with respect to the Four Times Square Mortgage Loan and the special servicer shall accept the first offer by the holder of such purchase option above that is at least equal to such purchase price;

•	if the series 2007-C1 directing certificateholder exercises its purchase option described in the immediately preceding bullet, then it will also have the option to purchase such defaulted loan at a price equal to the fair value of such defaulted loan, as determined by the related special servicer in accordance with the related servicing standard within 30 days after obtaining an appraisal (the cost of which will be reimbursable out of the amount distributable to the Four Times Square Mortgage Loan) of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the related special servicer has no knowledge of any circumstances that would, in the related special servicer’s reasonable judgment, materially affect the value of the mortgaged property reflected in that appraisal), and taking into account, among other factors, the results of any appraisal; the opinions on fair value as may have been rendered in writing addressed to such special servicer by independent investors in mortgage loans comparable to the Four Times Square Mortgage Loan; the period and amount of any delinquency on the Four Times Square Mortgage Loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the Four Times Square Mortgage Loan if the related special servicer were to pursue a workout or foreclosure strategy instead of selling the Four Times Square Mortgage Loan to the holder of the purchase option, provided, that in determining whether the fair value price is at least equal to the fair value of the Four Times Square Mortgage Loan, the series 2007-C1 trustee will be permitted to conclusively rely on an appraisal obtained by the special servicer of the Four Times Square Mortgage Loan from an appraiser who is an independent member of the appraisal institute at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the servicer of the Four Times Square Mortgage Loan and the series 2007-C1 master servicer) with at least 5 years’ experience in valuing or investing in loans, similar to such defaulted loan, that has been selected by the series 2007-C1 trustee with reasonable care at the expense of the series 2007-C1 trust and; provided, further, that if the series 2007-C1 directing certificateholder has not elected to purchase the Four Times Square Mortgage Loan at the fair value price prior to the expiration of 120 days from the related special servicer’s determination of the fair value price, the series 2007-C1 directing certificateholder may request that the related special servicer deliver an updated fair value price, and the related special servicer will be required, within 45 days, to recalculate the fair value price until (a) the related special servicer has accepted a bid at the fair value price, (b) the Four Times Square Mortgage Loan has ceased to be a defaulted loan, (c) the related mortgaged property has become an REO property or (d) a final recovery determination has been made with respect to the Four Times Square Mortgage Loan pursuant to the Four Times Square Loan Combination servicing agreement; and

•	in general, the respective parties to the Four Times Square Loan Combination servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C1 pooling and servicing agreement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2007-C1 certificates will be issued, on or about February 27, 2007, under the series 2007-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	our rights under our mortgage loan purchase agreement with the Wachovia Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C1 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The series 2007-C1 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, X-CP and X-W classes, which are the classes of series 2007-C1 certificates that are offered by this offering prospectus, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T and BMP certificates and the series 2007-C1 REMIC residual certificates, which are the classes of series 2007-C1 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this offering prospectus.

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and BMP certificates are the series 2007-C1 certificates that will have principal balances and are sometimes referred to as the series 2007-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balances of the Bethany Maryland Portfolio Junior Component) exceeds the total principal balance of the series 2007-C1 principal balance certificates (other than the class BMP certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C1 principal balance certificates (other than the class BMP certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. In addition, the amount of any Bethany Maryland Portfolio Capitalized Interest Amounts in respect of the Bethany Maryland Portfolio Junior Component will be allocated to reduce interest payable on the class BMP certificates, with a corresponding increase in the total principal balance of the class BMP certificates.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2007-C1 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal         % of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the Class X-W certificates will equal         % of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2007-C1 certificates through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , and certificates outstanding from time to time and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The series 2007-C1 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C1 certificates will be divided into:

1.	Loan Group 1, which will consist of 105 underlying mortgage loans, with an Initial Loan Group 1 Balance of $2,863,004,774, representing approximately 77.1% of the Initial Mortgage Pool Balance.

2.	Loan Group 2, which will consist of 40 underlying mortgage loans, with an Initial Loan Group 2 Balance of $850,172,061, representing approximately 22.9% of the Initial Mortgage Pool Balance.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C1 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2007-C1 certificates, except for the series 2007-C1 REMIC residual certificates, will bear interest.

With respect to each interest-bearing class of the series 2007-C1 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C1 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C1 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of the class BMP certificates, based upon the actual number of calendar days comprising that interest accrual period in a year consisting of 360 days).

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in             .

On each distribution date, subject to the Net Available P&I Funds or the Class BMP Available P&I Funds, as applicable, for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class BMP Certificates,’’ as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C1 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C1 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C1 certificates.

Notwithstanding the foregoing, any and all Bethany Maryland Portfolio Capitalized Interest Amounts will be added to the principal balance of the Bethany Maryland Portfolio Junior Component and thereafter will accrue interest at the interest rate in effect for the Bethany Maryland Portfolio Junior Component. On each distribution date, any Bethany Maryland Portfolio Capitalized Interest Amounts applied to the Bethany Maryland Portfolio Junior Component on the related due date will be allocated to reduce the interest currently payable on, and to increase the total principal balance of, the class BMP certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C1 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds or the Class BMP Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments— Payments on the Class BMP Certificates,’’ as applicable, below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 2007-C1 certificates in the following manner:

•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the Bethany Maryland Portfolio Junior Component will be allocated to the class BMP certificates; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C1 certificates (exclusive of the class BMP certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C1 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2007-C1 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2007-C1 certificates.

The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C1 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period; (c) a rate equal to the lesser of (i) a specified fixed pass-through rate and (ii) the Weighted Average Pool Pass-Through Rate for that interest accrual period; or (d) the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified percentage for the subject class of series 2007-C1 certificates.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in                     , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components (each, a ‘‘Class X-CP Component’’) of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of the Class X-CP Components. Each Class X-CP Component will be comprised of             %, or a lesser designated portion, of the total principal balance of a specified class of series 2007-C1 principal balance certificates as described under ‘‘—General’’ above. If any portion of the total principal balance of any class of series 2007-C1 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then such portion of the total principal balance of that particular class of series 2007-C1 principal balance certificates will represent a separate Class X-CP Component for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                     , on any particular Class X-CP Component immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2007-C1 principal balance certificates that relates to the subject Class X-CP Component.

Following the interest accrual period that ends in                     , the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in                     and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-CL Component’’) of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each Class X-CL Component will be comprised of         % or a lesser designated portion of the total principal balance of one of the classes of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). With respect to any distribution date and any class of series 2007-C1, principal balance certificates: (1) if there is, as described under ‘‘—General’’ above, a Class X-CP Component that relates to such class immediately prior to such distribution date, and such Class X-CP Component is less than             % of the total principal balance of such class, then, for purposes of calculating the accrual the interest during the related interest accrual period, there will be two separate Class X-CL Components that relate to such class of series 2007-C1 principal balance certificates—one Class X-CL Component that will equal the difference between (x)                 % of the total principal balance of such class of series 2007-C1 principal balance certificates, and (y) the amount of the Class X-CP Component identified under ‘‘—General’’ above as relating to such class of series 2007-C1 principal balance certificates immediately prior to such distribution date, and a second Class X-CL Component that will equal the amount of the Class X-CP Component identified under clause (y) above; and (2) in all other cases, for purposes of calculating the accrual of interest during the related interest accrual period,             % of the total principal balance of such class of series 2007-C1 principal balance certificates will constitute a sole, separate Class X-CL Component for such class of series 2007-C1 principal balance certificates.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                     , on any particular Class X-CL Component in effect immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject Class X-CL Component consists of %, or a lesser designated portion, of the total principal balance of any particular class of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates), and if such %, or lesser designated portion, of such total principal balance also constitutes a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2007-C1 principal balance certificates; and

(2)	if the subject Class X-CL Component consists of %, or a lesser designated portion, of the total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates), and if such %, or lesser designated portion, of such total principal balance does not also constitute a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2007-C1 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in                     ,                 % of the total principal balance of each class of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) will constitute a single separate Class X-CL Component, and the applicable class X-CL strip rate with respect to each Class X-CL Component for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C1 principal balance certificates.

The pass-through rate for the class X-W certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-W strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-W Component’’) of the total notional amount of the class X-W certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X-W Components. Each of those Class X-W Components will be comprised of                 % of the total principal balance of one of the classes of series 2007-C1 principal balance certificates (exclusive of the Class BMP certificates).

For purposes of accruing interest on the class X-W certificates during any interest accrual period, the applicable class X-W strip rate with respect to each Class X-W Component in effect immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C1 principal balance certificates that relates to that Class X-W Component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate with respect the class BMP certificates, for any interest accrual period, will equal                 % per annum; however, because current interest on the class BMP certificates can be capitalized rather than paid currently in connection with capitalized interest on the Bethany Maryland Portfolio Junior Component, the pay rate may be variable.

The series 2007-C1 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Net Available P&I Funds or the Class BMP Available P&I Funds, as applicable, for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments —Payments on the Class BMP Certificates,’’ as applicable, below, the holders of each class of series 2007-C1 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C1 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The Total Principal Distribution Amount for any distribution date will consist of the Class BMP Principal Distribution Amount for that distribution date, which is payable with respect to the class BMP certificates, and the Net Total Principal Distribution Amount for that distribution date, which is payable with respect to the remaining series 2007-C1 principal balance certificates.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, X-W, A-1, A-2, A-3, A-AB, A-4 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group 2;

•	on any given distribution date, beginning with the distribution date in , except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C1 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this offering prospectus. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this offering prospectus.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2007-C1 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Total Principal Distribution Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates), as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2007-C1 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the class BMP certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) is reduced to zero.

The Class BMP Principal Distribution Amount for each distribution date will be allocated to the class BMP certificates, in each case up to the lesser of (a) the total principal balance of the class BMP certificates immediately prior to that distribution date and (b) the entire amount of that Class BMP Principal Distribution Amount.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I Funds or the Class BMP Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under ‘‘—Payments —Priority of Payments’’ or ‘‘—Payments—Payments on the Class BMP Certificates,’’ as applicable, below, the holders of each class of series 2007-C1 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2007-C1 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C1 certificates (exclusive of the class BMP certificates), thereby reducing the payments of principal on the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. Notwithstanding the foregoing, collections on the Bethany Maryland Portfolio Mortgage Loan that are otherwise distributable with respect to the class BMP certificates will not be available to reimburse, or pay interest on, advances or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the Bethany Maryland Portfolio Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). For purposes of determining the respective portions of the Net Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the penultimate sentence of the prior paragraph.

The class X-CL, X-CP and X-W certificates and the series 2007-C1 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C1 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-C1 principal balance certificates, then, subject to the Net Available P&I Funds or the Class BMP Available P&I Funds, as applicable, and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class BMP Certificates,’’ as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below, under ‘‘—Payments—Payments on the Class BMP Certificates’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2007-C1 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component) exceeds the total principal balance of the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C1 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Net Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Net Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Net Available P&I Funds, to pay interest to the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Net Available P&I Funds for the subject distribution date, or the applicable portion of those Net Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Net Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2007-C1 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP and X-W certificates as described above, the trustee will apply any remaining Net Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Net Available P&I Funds:

(1)	payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C1 REMIC residual certificates, up to the amount of any remaining Net Available P&I Funds;

provided that, on the final distribution date, subject to the Net Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2007-C1 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the Bethany Maryland Portfolio Junior Component), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C1 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C1 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C1 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates, the holders of the class X-CP certificates and/or the holders of the class X-W certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates; and

2.	% thereof to the holders of the class X-CP certificates; and

3.	% thereof to the holders of the class X-W certificates; and

•	on any distribution date subsequent to the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates; and

2.	% thereof to the holders of the class X-W certificates.

If any prepayment consideration is collected during any particular collection period with respect to the Bethany Maryland Portfolio Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Senior Component and the Junior Component on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such component. The portion of any prepayment consideration allocable to the Bethany Maryland Portfolio Junior Component, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed to the holders of the class BMP certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments on the Class BMP Certificates.    On each distribution date, the trustee will apply the Class BMP Available P&I Funds for that date to make the following payments to the holders of the class BMP certificates in the following order of priority, in each case to the extent of the remaining portion of the Class BMP Available P&I Funds: (i) interest up to the total interest payable on that class; (ii) principal up to the total principal payable on that class; and (iii) reimbursement up to the total loss reimbursement amount for that class.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C1 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C1 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C1 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate, the Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C1 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C1 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component) may decline below the total principal balance of the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). If this occurs following the payments made to the series 2007-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C1 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component) that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata based on total outstanding principal balances

Notwithstanding the foregoing, Realized Losses and Additional Trust Fund Expenses, if any, in respect of the Bethany Maryland Portfolio Mortgage Loan will be allocated to the class BMP certificates, but only up to the remaining principal balance of, and amounts otherwise distributable on, the class BMP certificates. As a result of Realized Losses and Additional Trust Fund Expenses with respect to the Bethany Maryland Portfolio Mortgage Loan, the aggregate Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component may decline below the total principal balance of the class BMP certificates. If this occurs following the payments made to the holders of the series 2007-C1 certificates on any distribution date, then the total principal balance of the class BMP certificates will be reduced until the total principal balance of the class BMP certificates equals the aggregate Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component that will be outstanding immediately following that distribution date.

The reductions in the total principal balances of the respective classes of series 2007-C1 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and/or the applicable portions thereof and (b) the respective classes of series 2007-C1 principal balance certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or, in the case of the Bethany Maryland Portfolio Mortgage Loan, capitalized interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2007-C1 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component) may exceed the total principal balance of the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C1 principal balance certificates, the total principal balances of one or more classes of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C1 principal balance certificates (exclusive of the class BMP certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Bethany Maryland Portfolio Junior Component). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C1 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan will be calculated on a 30/360 Basis or, solely in the case of the Bethany Maryland Portfolio Junior Component, an Actual/360 Basis. (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip accrued at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. The outside master servicing fee for each Outside Serviced Trust Mortgage Loan will be calculated on a 30/360 Basis. (5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust. (4)	Time to time
Outside Special Servicing Fee/ Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each of the Extendicare Portfolio Mortgage Loan and the Four Times Square Mortgage Loan, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the related annual outside special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (5)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination, as applicable	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2007-C1 pooling and servicing agreement. (8)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination.	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any mortgage loan (other than the Outside Serviced Trust Mortgage Loans), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (9)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (10)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan orrelated REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (11)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (12)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out of any other amounts on deposit in the custodial account.	Time to time
Indemnification of
expenses in connection
with the termination and
removal of the master
servicer or the special
servicer as a result of an
Event of Default / the
applicable party to the
pooling and servicing
agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Payment of any federal,
state and local taxes
imposed on the trust, its
assets and/or transactions,
together with all incidental
costs and expenses, that
are required to be borne
by the trust / Party
payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or the Class BMP Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C1 controlling class certificates or the class BMP certificates, as the case may be)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C1 pooling and servicing agreement, the series 2007-C1 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C1 pooling and servicing agreement or the series 2007-C1 certificates (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account (14)	Time to time
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2007-C1 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination (15)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C1 pooling and servicing agreement. See ‘‘Description of the Governing Documents — Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C1 certificates.

(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2006-C7 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.01% per annum to 0.08% per annum. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement— Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation’’ in this offering prospectus.

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Serviced Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for the Extendicare Portfolio Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Extendicare Portfolio Mortgage Loan will equal 0.25% per annum. The outside master servicing fee rate for the Four Times Square Mortgage Loan will equal 0.005% per annum and the outside special servicing fee rate for the Four Times Square Mortgage Loan will equal 0.05% per annum.

(6)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C1 pooling and servicing agreement will equal 0.25% per annum. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this offering prospectus.

(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this offering prospectus.

(8)	The liquidation fee rate and the workout fee rate with respect to the Extendicare Portfolio Mortgage Loan will equal 1.0%. The liquidation fee rate and the workout fee rate with respect to the Four Times Square Mortgage Loan will equal 0.05%.

(9)	Allocable between the master servicer and the special servicer as provided in the series 2007-C1 pooling and servicing agreement.

(10)	The trustee fee rate will equal 0.00054% per annum. See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Trustee Compensation’’ in this offering prospectus. The trustee fee will be calculated on a 30/360 Basis, except to the extent that it accrues on the Bethany Maryland Portfolio Junior Component, in which case it will be calculated on an Actual/360 Basis.

(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master servicer’s custodial account.

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2007-C1 pooling and servicing agreement, out of general collections on the mortgage pool.

(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C1 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C1 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C1 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C1 pooling and servicing agreement, or allocable overhead.

(14)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

(15)	In the case of the Outside Serviced Loan Combinations, the trust must bear its pro rata share of any servicing advance not otherwise recoverable out of collections on that Loan Combination.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C1 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2007-C1 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2007-C1 master servicer is required to aggregate that information with the CMSA reports the series 2007-C1 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2007-C1 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of an Outside Serviced Trust Mortgage Loan any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C1 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C1 certificateholders and beneficial owners of series 2007-C1 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C1 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Nicholas Xeros, telephone number (312) 904-0708.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C1 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C1 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C1 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C1 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C1 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C1 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C1 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C1 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C1 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C1 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C1 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C1 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C1 pooling and servicing agreement will be given to each series 2007-C1 certificateholder. The final payment with respect to each series 2007-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C1 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Bethany Maryland Portfolio Capitalized Interest Amounts on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C1 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C1 certificates. However, the rights of any single holder or group of holders of the series 2007-C1 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool (including the Bethany Maryland Portfolio Junior Component) be less than 1.0% of the initial total principal balance of the series 2007-C1 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C1 certificateholders, will constitute part of the Net Available P&I Funds or the Class BMP Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C1 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C1 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C1 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP and X-W certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amounts of the class X-CP and X-W certificates are reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP or X-W certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class     ,     ,     ,    ,     ,     ,     ,     ,     ,     ,     ,     ,      and      certificates may result in a reduction in the total notional amount of the class X-CP certificates. In addition, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C1 principal balance certificates (other than the class BMP certificates) will result in a reduction of the total notional amount of the class X-W certificates. If you are considering the purchase of class X-CP and/or X-W certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective Class X-CP Components or Class X-W Components, as the case may be.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the class     ,         ,       ,       ,       ,       ,       ,       ,      ,       ,       ,    and      certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates. In addition, any reduction of the total principal balance of a class of series 2007-C1 principal balance certificates (other than the class BMP certificates) will result in a reduction in the total notional amount of the class X-W certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C1 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, collections on the Bethany Maryland Portfolio Mortgage Loan that are otherwise payable with respect to the class BMP certificates will not be available to reimburse, or pay interest on, advances and/or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the Bethany Maryland Portfolio Mortgage Loan.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C1 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99- 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP and X-W certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this offering prospectus, the Net Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C1 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C1 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C1 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C1 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

For federal income tax purposes,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and BMP certificates will evidence regular interests in, and will generally be treated as debt obligations of, a REMIC, and

•	each class of the series 2007-C1 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, each of the X-CL, X-CP and X-W classes will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP and X-W certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP or X-W certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP or X-W certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates — Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)

of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP and X-W Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP and X-W certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C1 certificateholders.

See ‘‘The Series 2007-C1 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C1 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C1 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will be, and the class E and F certificates will not be, mortgage related securities for purposes of SMMEA. However, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

Nothwithstanding anything to the contrary herein, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates may no longer qualify as mortgage related securities for purposes of SMMEA in the event that, with respect to the 1745 Broadway Mortgage Loan (which is evidenced by two pari passu mortgage notes secured by a first priority lien, and two pari passu mortgage notes secured by a second priority lien, on the related mortgaged real property), there is at any time a Material Breach or Material Document Omission that results in the repurchase out of the trust by the related mortgage loan seller of either of the notes secured a first priority lien at a time when either note secured by a second priority lien remains in the trust.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about February 27, 2007, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C1 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C1 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C1 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2007-C1 certificates to the public’’ in relation to any series 2007-C1 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C1 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C1 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner,

•	UBS Global Asset Management (US) Inc. is acting as co-lead manager, and.

•	Wachovia Capital Markets, LLC is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York, for all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and for UBS Global Asset Management (US) Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Fitch
X-CP	AAA	AAA
X-W	AAA	AAA
A-1	AAA	AAA
A-2	AAA	AAA
A-3	AAA	AAA
A-AB	AAA	AAA
A-4	AAA	AAA
A-1A	AAA	AAA
A-M	AAA	AAA
A-J	AAA	AAA
B	AA+	AA+
C	AA	AA
D	AA−	AA−
E	A+	A+
F	A	A

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP and/or X-W certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP and X-W certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP and X-W certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP and X-W certificates. The ratings of the class X-CP and X-W certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘1166 Avenue of the Americas Borrower’’ means the borrower under the 1166 Avenue of the Americas Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1166 Avenue of the Americas Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘1166 Avenue of the Americas Mortgage Loan’’ means the underlying mortgage loan secured by the 1166 Avenue of the Americas Mortgaged Property.

‘‘1166 Avenue of the Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1166 Avenue of the Americas.

‘‘1745 Broadway Borrower’’ means the borrower under the 1745 Broadway Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1745 Broadway Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘1745 BroadwayMortgage Loan’’ means the underlying mortgage loan secured by the 1745 Broadway Mortgaged Property.

‘‘1745 BroadwayMortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1745 Broadway.

‘‘A/B Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust Loans. The Westfield San Francisco Emporium Loan Combination, the Bethany Houston Portfolio Loan Combination, the Bethany Austin Portfolio Loan Combination and the Four Times Square Loan Combination are A/B Loan Combinations.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C1 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2007-C1 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C1 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C1 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Allocated Principal Balance’’ means:

•	in the case of the Bethany Maryland Portfolio Senior Component, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the Bethany Maryland Portfolio Mortgage Loan that is allocable to the Senior Component, over (b) all collections and/or advances of principal with respect to the Bethany Maryland Portfolio Mortgage Loan that have previously been allocated to the Senior Component, as described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus, and

2.	the then Stated Principal Balance of the Bethany Maryland Portfolio Mortgage Loan; and

•	in the case of the Bethany Maryland Portfolio Junior Component, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the sum of (i) the portion of the entire actual cut-off date principal balance of the Bethany Maryland Portfolio Mortgage Loan that is allocable to the Junior Component, plus (ii) all Bethany Maryland Portfolio Capitalized Interest Amounts, over (b) all collections and/or advances of principal with respect to the Bethany Maryland Portfolio Mortgage Loan that have previously been allocated to the Junior Component, as described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus, and

2.	the excess, if any, of (a) the then Stated Principal Balance of the Bethany Maryland Portfolio Mortgage Loan, over (b) the then Allocated Principal Balance of the Senior Component.

However, the ‘‘Allocated Principal Balance’’ of each of the Bethany Maryland Portfolio Senior Component and the Bethany Maryland Portfolio Junior Component will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the Bethany Maryland Portfolio Mortgage Loan or any related REO Property have been received.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.    the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C1 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2006-C7 pooling and servicing agreement with respect to the Extendicare Portfolio Loan Combination will be calculated in a manner substantially the same as that described above. Any Appraisal Reduction Amount or the equivalent under the related governing servicing agreement for the Four Times Square Loan Combination will be calculated in a manner substantially the same as that described above.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the State Street Building Loan Combination and the Extendicare Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the underlying mortgage loan and the Pari Passu Non-Trust Loans in the subject Loan Combination;

•	with respect to the Westfield San Francisco Emporium Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the Westfield San Francisco Emporium Non-Trust Loans, up to the amount of the outstanding principal balance, and all accrued and unpaid interest (other than Default Interest) on, each such Non-Trust Loan, and then, to the subject underlying mortgage loan;

•	with respect to each of the Bethany Houston Portfolio Loan Combination and the Bethany Austin Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Note C Non-Trust-Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest (other than Default Interest) on, such Note C Non-Trust-Loan, second, to the related Note B Non-Trust-Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest (other than Default Interest) on, such Note B Non-Trust-Loan, and third, to the related underlying mortgage loan; and

•	with respect to the Four Times Square Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the related governing servicing agreement, first, to the Four Times Square Note C Non-Trust Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest (other than Default Interest) on, the Four Times Square Note C Non-Trust Loan, second, to the Four Times Square Note B Non-Trust Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest (other than Default Interest) on, the Four Times Square Note B Non-Trust Loan, and third, on a pro rata basis by balance, between the Four Times Square Mortgage Loan and the Four Times Square Note A2 Non-Trust Loan, as provided in the related governing servicing agreement.

Any Appraisal Reduction Amount with respect to the Bethany Maryland Portfolio Mortgage Loan will be allocated among the loan components thereof as follows: first, to the Bethany Maryland Portfolio Junior Component, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest (other than Default Interest and exclusive of any portion thereof that constitutes Bethany Maryland Portfolio Capitalized Interest Amounts) on, such Junior Component; and second, to the Bethany Maryland Portfolio Senior Component.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the Extendicare Portfolio Mortgage Loan will be as set forth in, and appraisals of the Extendicare Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2006-C7 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

Appraisal Trigger Events or the equivalent with respect to the Four Times Square Mortgage Loan will be as set forth in, and appraisals of the Four Times Square Mortgaged Property will be conducted under, related governing servicing agreement for the Four Times Square Loan Combination (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent are the earliest to occur of (i) the Four Times Square Loan Combination becoming 60 days delinquent in respect of any monthly payment, (ii) the mortgaged property being acquired on behalf of the related trust and the holder of the Four Times Square Mortgage Loan, (iii) the Four Times Square Loan Combination is modified to reduce the amount of any monthly payment, (iv) a receiver is appointed and continues in such capacity in respect of the mortgaged property for at least 30 days, (v) the borrower is subject to any bankruptcy, insolvency or similar proceeding or (vi) the Four Times Square Loan Combination is due and has not been paid on the maturity date.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C1 certificates on each distribution date, consisting of the Net Available P&I Funds and the Class BMP Available P&I Funds.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Bethany Austin Portfolio Loan Combination’’ means, collectively, the Bethany Austin Portfolio Mortgage Loan and the Bethany Austin Portfolio Non-Trust Loans.

‘‘Bethany Austin Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Bethany Austin Portfolio Mortgaged Properties.

‘‘Bethany Austin Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bethany Austin Portfolio.

‘‘Bethany Austin Portfolio Non-Trust Loan’’ means one of the two (2) Non-Trust Loans secured by the Bethany Austin Portfolio Mortgaged Properties.

‘‘Bethany Austin Portfolio Note B Non-Trust Loan’’ means the Bethany Austin Portfolio Non-Trust Loan evidenced by a promissory note designated as note B.

‘‘Bethany Austin Portfolio Note C Non-Trust Loan’’ means the Bethany Austin Portfolio Non-Trust Loan evidenced by a promissory note designated as note C.

‘‘Bethany Houston Portfolio Borrowers’’ means the borrowers under the Bethany Houston Portfolio Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Houston Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Bethany Houston Portfolio Loan Combination’’ means, collectively, the Bethany Houston Portfolio Mortgage Loan and the Bethany Houston Portfolio Non-Trust Loans.

‘‘Bethany Houston Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Bethany Houston Portfolio Mortgaged Properties.

‘‘Bethany Houston Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bethany Houston Portfolio.

‘‘Bethany Houston Portfolio Non-Trust Loan’’ means one of the two (2) Non-Trust Loans secured by the Bethany Houston Portfolio Mortgaged Properties.

‘‘Bethany Houston Portfolio Note B Non-Trust Loan’’ means the Bethany Houston Portfolio Non-Trust Loan evidenced by a promissory note designated as note B.

‘‘Bethany Houston Portfolio Note C Non-Trust Loan’’ means the Bethany Houston Portfolio Non-Trust Loan evidenced by a promissory note designated as note C.

‘‘Bethany Maryland Portfolio Borrowers’’ means the borrowers under the Bethany Maryland Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Bethany Maryland Portfolio Capitalized Interest Amount’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan—General’’

and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio Mortgage Loan—The Mortgage Loan’’ in this offering prospectus.

‘‘Bethany Maryland Portfolio Junior Component’’ or ‘‘Junior Component’’ means, with respect to the Bethany Maryland Portfolio Mortgage Loan, the component thereof identified as ‘‘Component B’’ under the related loan documents, as further described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

‘‘Bethany Maryland Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Bethany Maryland Portfolio Mortgaged Properties.

‘‘Bethany Maryland Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bethany Maryland Portfolio.

‘‘Bethany Maryland Portfolio Payment Application Trigger Event’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan —Allocation of Payments’’ in this offering prospectus.

‘‘Bethany Maryland Portfolio Senior Component’’ or ‘‘Senior Component’’ means, with respect to the Bethany Maryland Portfolio Mortgage Loan, the component thereof identified as ‘‘Component A’’ under the related loan documents, as further described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates—Payments—Payments of Principal’’ in this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Class BMP Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Bethany Maryland Portfolio Junior Component in accordance with the discussion under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan—Allocation of Payments’’ in this offering prospectus.

‘‘Class BMP Principal Distribution Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the Bethany Maryland Portfolio Junior Component in accordance with the discussion under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan—Allocation of Payments’’ in this offering prospectus.

‘‘Class BMP Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2007-C1 voting rights allocated to the class BMP certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class BMP Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the class BMP certificates that a Class BMP Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of class BMP certificates evidencing the largest aggregate percentage of series 2007-C1 voting rights allocable to those certificates, will be the Class BMP Representative.

‘‘Class X-CL Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates —Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-CP Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-W Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the State Street Building Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Four Times Square Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to each of the State Street Building Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Four Times Square Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of the related Pari Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus;

except that, in the case of each of the Bethany Maryland Portfolio Mortgage Loan, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this offering prospectus based solely on the Senior Component.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination, that would accrue in respect of that underlying mortgage loan and all Pari Passu Non-Trust Loans, if any, in the subject Loan Combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘Extendicare Portfolio Borrowers’’ means the borrowers under the Extendicare Portfolio Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Extendicare Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Extendicare Portfolio Loan Combination.

‘‘Extendicare Portfolio Loan Combination’’ means, together, the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans.

‘‘Extendicare Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Extendicare Portfolio Mortgaged Properties, which is evidenced by a promissory note designated as note A-2.

‘‘Extendicare Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio.

‘‘Extendicare Portfolio Non-Trust Loan’’ means one of the two (2) Non-Trust Loans secured by the Extendicare Portfolio Mortgaged Properties.

‘‘Extendicare Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for an Extendicare Portfolio Non-Trust Loan.

‘‘Extendicare Portfolio Note A-1 Non-Trust Loan’’ means the Extendicare Portfolio Non-Trust Loan evidenced by a promissory note designated as note A-1.

‘‘Extendicare Portfolio Note A-3 Non-Trust Loan’’ means the Extendicare Portfolio Non-Trust Loan evidenced by a promissory note designated as note A-3.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Four Times Square Borrower’’ means the borrower under the Four Times Square Loan Combination.

‘‘Four Times Square Co-Lender Agreement’’ means the Co-Lender Agreement for the Four Times Square Loan Combination.

‘‘Four Times Square Loan Combination’’ means, collectively, the Four Times Square Mortgage Loan and the Four Times Square Non-Trust Loans.

‘‘Four Times Square Mortgage Loan’’ means the underlying mortgage loan secured by the Four Times Square Mortgaged Property.

‘‘Four Times Square Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Four Times Square.

‘‘Four Times Square Non-Trust Loans’’ means the three (3) Non-Trust Loans secured by the Four Times Square Mortgaged Property.

‘‘Four Times Square Note A-2 Non-Trust Loan’’ means the Four Times Square Non-Trust Loan evidenced by a promissory note designated as note A-2.

‘‘Four Times Square Note B Non-Trust Loan’’ means the Four Times Square Non-Trust Loan evidenced by a promissory note designated as note B.

‘‘Four Times Square Note C Non-Trust Loan’’ means the Four Times Square Non-Trust Loan evidenced by a promissory note designated as note C.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, excluding the Bethany Maryland Portfolio Junior Component, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust (or, in the case of the Bethany Maryland Portfolio Mortgage Loan, just the Senior Component), after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘International Square Borrower’’ means the borrower under the International Square Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The International Square Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘International Square Mortgage Loan’’ means the underlying mortgage loan secured by the International Square Mortgaged Property.

‘‘International Square Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as International Square.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C1 certificates, which will be on or about February 27, 2007.

‘‘Junior Component’’ or ‘‘Bethany Maryland Portfolio Junior Component’’ means, with respect to the Bethany Maryland Portfolio Mortgage Loan, the component thereof identified as ‘‘Component B’’ under the related loan documents, as further described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Lembi Portfolio Borrower’’ means, collectively, the borrowers under the Lembi Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Lembi Portfolio Mortgage Loan—The Borrowers and Sponsors’’ in this offering prospectus.

‘‘Lembi Portfolio Mortgage Loan’’ means, collectively, the underlying mortgage loans secured by the Lembi Portfolio Mortgaged Properties.

‘‘Lembi Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Lembi Portfolio.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C1 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of the Bethany Maryland Portfolio Mortgage Loan by the Class BMP Representative, as described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class BMP Representative; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the Loan Combinations described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus. The Loan Combination Controlling Party for the State Street Building Loan Combination is identified under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—The Series 2007-C1 Controlling Class Representative, the Class BMP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus. The Loan Combination Controlling Party for each other Loan Combination is identified under each italicized subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Loan Group 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property, except that, in the case of the Bethany Maryland Portfolio Mortgage Loan, unless the context clearly indicates otherwise, Loan per Unit will be based on the cut-off date principal balance of the Senior Component.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the State Street Building Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Four Times Square Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to the State Street Building Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Four Times Square Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus;

except that, in the case of each the Bethany Maryland Portfolio Mortgage Loan, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this offering prospectus based solely on the Senior Component.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C1 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $3,713,176,835, the Initial Loan Group 1 Balance is approximately $2,863,004,774 and the Initial Loan Group 2 Balance is approximately $850,172,061;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C1 certificates is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller or the Wachovia Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Club Apartments, where the related borrower is required to make additional monthly amortization payments of $26,572.32, solely to the extent available from excess cash flow, on and after the payment date in February 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Woodbridge Apartments, where the related borrower is required to make additional monthly amortization payments of $11,670.28, solely to the extent available from excess cash flow, on and after the payment date in February 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as AXA Building, where the related borrower is required to make additional monthly amortization payments of $7,451.04, solely to the extent available from excess cash flow, on and after the payment date in February 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Kozy Court-Mobile Manor, where the related borrower is required to make additional monthly amortization payments of $5,929.86, solely to the extent available from excess cash flow, on and after the payment date in February 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	except as provided in the following bullet, with respect to the Bethany Maryland Portfolio Mortgage Loan, where the related borrower is only required to make monthly payments of accrued interest on the Bethany Maryland Portfolio Junior Component to the extent of (i) minimum monthly payments of accrued interest at a rate of 5.00% per annum and (ii) additional payments of accrued interest to the extent of certain excess cash flow from the related mortgaged real property, it is assumed that the borrower only makes minimum monthly payments of accrued interest on the Junior Component at the rate of 5.00% per annum as described in clause (i) above;

•	with respect to any information regarding the weighted average life of the Class BMP Certificates, it is assumed that the Bethany Maryland Portfolio Borrower makes full monthly payments of accrued interest on the Bethany Maryland Portfolio Junior Component at the rates of 11.24596%;

•	payments on the offered certificates are made on the 15th day of each month, commencing in March 2007; and

•	the offered certificates are settled on February 27, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C1 certificates—exclusive of the class BMP certificates—on each distribution date. The Net Available P&I Funds are more particularly described under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of the Extendicare Portfolio Mortgage Loan, in calculating U/W NCF, the ‘‘revenue’’ component is based on the aggregate operating revenue at the 82 Extendicare Portfolio Mortgaged Properties, and not on payments under the Master Lease or the Operating Leases.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan and, if applicable, other than the Bethany Maryland Portfolio Mortgage Loan), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date (as such mortgage interest rate may step up in accordance with the related loan documents, solely in the case of each of the Bethany Houston Portfolio Mortgage Loan and the Bethany Austin Portfolio Mortgage Loan), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Extendicare Portfolio Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an 30/360 Basis under the series 2006-C7 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C1 pooling and servicing agreement;

•	in the case of the Four Times Square Mortgage Loan (which accrues interest on an Actual/360 Basis) for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.005% (which is the related annual servicing fee rate on a 30/360 Basis under the series 2006-4TS trust and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C1 pooling and servicing agreement;

•	in the case of the Bethany Maryland Portfolio Senior Component (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the Senior Component on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate in effect for the Senior Component as of the Issue Date (as such mortgage interest rate may step up in accordance with the related loan documents), and the denominator of which is the Allocated Principal Balance of the Senior Component immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the Bethany Maryland Portfolio Mortgage Loan; and

•	in the case of the Bethany Maryland Portfolio Junior Component (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for the Junior Component as of the Issue Date,

minus

2.	the Administrative Cost Rate for the Bethany Maryland Portfolio Mortgage Loan.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth and fifth bullets of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan or Senior Component as applicable, that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth and fifth bullets of this definition will be increased to reflect (a) with respect to March 2007, any supplemental interest payments made by the related mortgage loan seller with respect to the subject mortgage loan or Senior Component, as applicable, and (b) with respect to March of any year thereafter, any interest reserve amount(s) with respect to the subject mortgage loan or Senior Component, as applicable, that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Total Principal Distribution Amount’’ means the Total Principal Distribution Amount, exclusive of the Class BMP Principal Distribution Amount, for any distribution date.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Serviced Non-Trust Loan.

‘‘Note B Non-Trust Loan’’ means either the Westfield San Francisco Emporium Note B-1 or Note B-2 Non-Trust Loan, the Bethany Houston Portfolio Note B Non-Trust Loan, or the Bethany Austin Portfolio Note B Non-Trust Loan

‘‘Note B Non-Trust Loan Noteholder’’ means the holder of the promissory note for a Note B Non-Trust Loan.

‘‘Note C Non-Trust Loan’’ means either the Bethany Houston Portfolio Note C Non-Trust Loan or the Bethany Austin Portfolio Note C Non-Trust Loan

‘‘Note C Non-Trust Loan Noteholder’’ means the holder of the promissory note for a Note C Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. The State Street Building Non-Trust Loans, the Extendicare Portfolio Non-Trust Loans and the Four Times Square Note A-2 Non-Trust Loan are Pari Passu Non-Trust Loans.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C1 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on December 17, 2006 and is in a lockout period through December 16, 2007 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior Component’’ or ‘‘Bethany Maryland Portfolio Senior Component’’ means, with respect to the Bethany Maryland Portfolio Mortgage Loan, the component thereof identified as ‘‘Component A’’ under the related loan documents, as further described under ‘‘Description of the Mortgage Pool—The Junior and Senior Components of the Bethany Maryland Portfolio Mortgage Loan’’ in this offering prospectus.

‘‘Series 2006-4TS Securitization’’ means the securitization that includes the Four Times Square Non-Trust Loans, and in connection with which the Four Times Square Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-4TS, were issued.

‘‘Series 2006-C7 Securitization’’ means the securitization that includes the Extendicare Portfolio Note A1 Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C1 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C1 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2007-C1 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C1 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series

2007-C1 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2007-C1 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C1 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C1 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C1 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C1 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With the Extendicare Portfolio Mortgage Loan, which is being serviced under the series 2006-C7 pooling and servicing agreement, the governing servicing agreement in each case provides for a servicing standard which is substantially similar to the foregoing.

For a discussion of the servicing standard with respect to the Four Times Square Mortgage Loan, see ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C1 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C1 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C1 controlling class representative, the related Loan Combination Controlling Party or the Class BMP Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C1 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C1 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C1 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C1 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The Extendicare Portfolio is not being serviced under the series 2007-C1 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2006-C7 pooling and servicing agreement (which governs the servicing of the Extendicare Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

Furthermore, the Four Times Square Mortgage Loan is not being serviced under the series 2007-C1 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the related governing servicing agreement are described under ‘‘Servicing of the Four Times Square Loan Combination’’ in this offering prospectus.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘State Street Building Borrower’’ means the borrower under the State Street Building Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The State Street Building Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘State Street Building Co-Lender Agreement’’ means the Co-Lender Agreement for the State Street Building Loan Combination.

‘‘State Street Building Loan Combination’’ means, collectively, the State Street Building Mortgage Loan and the State Street Building Non-Trust Loans.

‘‘State Street Building Mortgage Loan’’ means the underlying mortgage loan secured by the State Street Building Mortgaged Property.

‘‘State Street Building Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as State Street Building.

‘‘State Street Building Non-Trust Loans’’ means the Non-Trust Loans secured by the State Street Building Mortgaged Property, which Non-Trust Loans are, at all times, pari passu in right of payment with the State Street Building Mortgage Loan.

‘‘State Street Building Non-Trust Loan Noteholders’’ means the holders of the promissory notes for the State Street Building Non-Trust Loans.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance;

•	solely in the case of the Bethany Maryland Portfolio Mortgage Loan, will be increased on each distribution date by the amount of any Bethany Maryland Portfolio Capitalized Interest Amount allocated to the Bethany Maryland Portfolio Junior Component on the related due date; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

In the case of the Bethany Maryland Portfolio Mortgage Loan, the related Stated Principal Balance is intended to reflect both the Senior Component and the Junior Component of the Bethany Maryland Portfolio Mortgage Loan.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Tishman Speyer DC Portfolio I Borrowers’’ means the borrower under the Tishman Speyer DC Portfolio I Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio I Mortgage Loan— The Borrower and Sponsor’’ in this offering prospectus.

‘‘Tishman Speyer DC Portfolio I Mortgage Loan’’ means the underlying mortgage loan secured by the Tishman Speyer DC Portfolio I Mortgaged Property.

‘‘Tishman Speyer DC Portfolio I Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Tishman Speyer DC Portfolio I.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C1 principal balance certificates (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C1 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, collections on the Bethany Maryland Portfolio Mortgage Loan that are otherwise distributable with respect to the class BMP certificates may not be applied to reimburse, or pay interest on, advances on any mortgage loan other than the Bethany Maryland Portfolio Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the second to last sentence of the prior paragraph.

For clarification purposes, the recovery of any Bethany Maryland Portfolio Capitalized Interest Amounts constitutes a recovery of principal. The Total Principal Distribution Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	in the case of the Bethany Maryland Portfolio Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is based solely on the portion of those monthly debt service payments attributable to the Senior Component;

•	with respect to the State Street Building Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the entire State Street Building Loan Combination, including the State Street Building Mortgage Loan and the State Street Building Non-Trust Loans;

•	with respect to the Extendicare Portfolio Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the entire Extendicare Portfolio Loan Combination, including the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans;

•	with respect to the Four Times Square Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, and without regard to the Four Times Square Note B Non-Trust Loan and the Four Times Square Note C Non-Trust Loan (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Wachovia Mortgage Loan Seller’’ means Wachovia.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of the Bethany Maryland Portfolio Mortgage Loan, for the Senior Component) for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances (or, in the case of a Bethany Maryland Portfolio Mortgage Loan, the Allocated Principal Balance of the Senior Component) immediately prior to the related distribution date.

‘‘Westfield San Francisco Emporium Borrower’’ means the borrower under the Westfield San Francisco Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westfield San Francisco Emporium Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Westfield San Francisco Emporium Co-Lender Agreement’’ means the Co-Lender Agreement for the Westfield San Francisco Emporium Loan Combination.

‘‘Westfield San Francisco Emporium Loan Combination’’ means, collectively, the Westfield San Francisco Mortgage Loan and the Westfield San Francisco Non-Trust Loans.

‘‘Westfield San Francisco Emporium Mortgage Loan’’ means the underlying mortgage loan secured by the Westfield San Francisco Mortgaged Property.

‘‘Westfield San Francisco Emporium Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Westfield San Francisco Emporium.

‘‘Westfield San Francisco Emporium Non-Trust Loans’’ means the Non-Trust Loans secured by the Westfield San Francisco Mortgaged Property.

‘‘Westfield San Francisco Emporium Non-Trust Loan Noteholders’’ means the holders of the promissory notes for the Westfield San Francisco Emporium Non-Trust Loans.

‘‘Westfield San Francisco Emporium Note B-1 Non-Trust Loan’’ means the Westfield San Francisco Emporium Non-Trust Loan evidenced by a promissory note desginated as note B-1.

‘‘Westfield San Francisco Emporium Note B-2 Non-Trust Loan’’ means the Westfield San Francisco Emporium Non-Trust Loan evidenced by a promissory note designated as note B-2.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

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Annex A-1 Footnotes

(1)	1745 Broadway	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1745 Broadway Mortgaged Property are based on assumed remeasurement of the square footage of the 1745 Broadway Mortgaged Property by an additional 37,124 square feet and the related additional rent at estimated market rents upon expiration of the Random House lease in 2018 and certain other lease-up assumptions and are projected to be $28,688,640 and $28,096,652 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $28,096,652 is 1.43x.

(2)	Westfield San Francisco Emporium	The Westfield San Francisco Emporium Mortgage Loan is part of the Westfield San Francisco Emporium Loan Combination that also includes the Westfield San Francisco Emporium Non-Trust Loans, which have an aggregate cut-off date principal amount of $135,000,000.

The weighted average mortgage interest rates for the Westfield San Francisco Emporium Non-Trust Loans is 5.80433%.

Overall occupancy and in-line occupancy reflect square footage leased including leases out-for-signature and certain other lease-up assumptions.

Reflects in-place U/W NCF. Projected U/W NCF is projected to be $33,234,246 based on assumed execution of leases out-for-signature and lease-up of vacant office space to 95% occupancy and certain other lease-up assumptions.

Based on in-place U/W NCF and calculated based on the annual interest only payments for the Westfield San Francisco Emporium Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.14x. The U/W DSCR based on the projected U/W NCF of $33,234,246 is 1.81x. The U/W NCF DSCR based on that projected U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.26x.

Aggregate of as-is appraised value of $550,000,000 for the retail portion and $72,000,000 for the office portion of the Westfield San Francisco Emporium Mortgaged Property. The stabilized value for the office portion as of February 1, 2008 is $90,000,000 resulting in an aggregate stabilized value of $640,000,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Westfield San Francisco Emporium Mortgage Loan and do not take into account the Westfield San Francisco Emporium Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Westfield San Francisco Emporium Loan Combination are

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both 69.9%. The Cut-off Date LTV of the Westfield San Francisco Emporium Mortgage Loan based on the stabilized appraised value described above, without regard to the Westfield San Francisco Emporium Non-Trust Loans, is 46.9%. The Cut-Off Date LTV Ratio of the entire Westfield San Francisco Emporium Loan Combination based on that stabilized appraised value is 68.0%.

Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals of 609,200 square feet comprised of 363,101 square feet of retail space, which includes a 52,636 square foot 9-screen cinema, and 246,099 square feet of office space. Bloomingdale’s owns its store which is not part of the collateral.

The percentages of total square footage are based on the entire Westfield San Francisco Emporium aggregating 966,442 square feet, comprised of 720,343 square feet of retail space and 246,099 square feet of office space.

(3)	International Square	The U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the International Square Mortgaged Property are based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of building square footage by approximately 127,988 square feet upon building remeasurement and certain other lease-up assumptions and are projected to be $35,538,691 and $34,029,167 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $34,029,167 is 1.95x.

(4)	Tishman Speyer DC Portfolio I	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Tishman Speyer DC Portfolio I Mortgaged Properties are based on assumed mark-to-market rent adjustments applied to below-market tenant leases and certain other lease-up assumptions and are projected to be $28,645,933 and $26,661,357 respectively.

The U/W DSCR based on the projected U/W NCF of $26,661,357 is 1.88x.

(5)	Bethany Maryland Portfolio	The Original Balance and the Cut-off Date Balance reflect the Senior Component. The Bethany Maryland Portfolio Mortgage Loan is comprised of two loan components—the ‘‘Senior Component’’ (with a cut-off date principal balance of $150,400,000) and the ‘‘Junior Component’’ or the ‘‘Junior Component’’ (with a cut-off date principal balance of $33,457,012, which includes capitalized interest of $357,012).

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The entire Bethany Maryland Portfolio Mortgage Loan has a cut-off date principal balance of $183,857,012.

Senior Component accrues interest at a rate of 5.7289% per annum through and including the accrual period expiring on December 10, 2008. From and after December 11, 2008, the interest rate on the Senior Component is 5.9789% per annum. The interest rate on the Junior Component is 11.24596%, provided however, the Bethany Maryland Portfolio Borrower is only obligated to pay accrued interest to the extent net cash flow is available for such purpose, subject to a minimum current pay rate of 5.00% and unpaid interest will be added to the principal balance of the Junior Component.

Weighted average occupancy of the Bethany Maryland Portfolio Mortgaged Properties based on the number of units at each such property.

Reflects aggregate in-place U/W NCF of the Bethany Maryland Portfolio Mortgaged Properties. Projected U/W NCF is $10,332,061 based on assumed market vacancy of 5.5% rather than in-place vacancy of 11.7%.

Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the Bethany Maryland Portfolio Senior Component only. The aggregate in-place U/W DSCR taking into account the entire Bethany Maryland Portfolio Mortgage Loan would be 0.89x, based on the assumption that the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at 5.00% on the Junior Component. The U/W DSCR based on the projected U/W NCF of $10,332,061, calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the Senior Component only is 1.18x. The U/W DSCR based on that projected U/W NCF, calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the entire Bethany Maryland Portfolio Mortgage Loan would be 0.99x, based on the assumption that the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at 5.00% on the Junior Component.

Reflects aggregate as-is appraised value of the four Bethany Maryland Mortgaged Properties. Willow Lake, Quail Hollow, and Woodhill were appraised as of November 10, 2006. Seneca Bay was appraised as of November 6, 2006. The aggregate stabilized appraised value of the four Bethany Maryland Mortgaged Properties (as of November 1, 2009 for the Willow Lake, Quail Hollow Lake and Woodhill properties and as of July 1, 2008 for the Seneca Bay property) is $208,100,000.

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The aggregate stabilized appraised value of $208,100,000 is comprised of $67,700,000 for Willow Lake Apartments, $48,800,000 for Quail Hollow Apartments, $48,000,000 for Woodhill Apartments, and $43,600,000 for Seneca Bay Apartments. The stabilized values for individual properties in the Bethany Maryland Portfolio Mortgage Loan were calculated based on proposed rents achieved upon completion of property renovations and are as of November 1, 2009 with the exception of Seneca Bay Apartments which is as of July 1, 2008.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Senior Component only. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is appraised value of the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would each be 103.1%. Based on the aggregate stabilized value set forth in the footnotes above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the Senior Component only are each 72.3%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would each be 88.4%. The Maturity LTV Ratios with respect to the entire Bethany Maryland Portfolio Mortgage Loan set forth above in this footnote do not include any additional potential Bethany Maryland Portfolio Capitalized Interest Amounts. The Maturity LTV Ratios of the entire Bethany Maryland Portfolio Mortgage Loan, assuming the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at the rate of 5.00% per annum on the Junior Component, would be 109.8% (based on the aggregate as-is appraised value) and 94.1% (based on the aggregate stabilized appraised value).

(6)	Extendicare Portfolio	The Original Balance and Cut-Off Date Balance reflect the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 comprises the three pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab

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Annex A-1 Footnotes  — continued

and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

The U/W NCF DSCR based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and on a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

(7)	1166 Avenue of the Americas	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The projected U/W Net Operating Income and projected U/W Net Cash Flow of the 1166 Avenue of the Americas Mortgaged Property are based on assumed contractual rent steps and other operating assumptions based on 2013 proforma stabilized operations which are projected to be $7,536,303 and $7,028,345 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $7,028,345 is 1.13x.

(8)	Bethany Houston Portfolio	The Bethany Houston Portfolio Mortgage Loan is part of the Bethany Houston Portfolio Loan Combination that also includes the Bethany Houston Portfolio Non-Trust Loans, which consist of: (i) the Bethany Houston Portfolio Note B Non-Trust Loan in the cut-off date principal amount of $18,447,351(which includes capitalized interest of $347,351) and (ii) the Bethany Houston Portfolio Note C Non-Trust Loan in the cut-off date principal amount of $1,375,907 (which includes capitalized interest of $25,907). The entire Bethany Houston Portfolio Loan Combination has a cut-off date principal balance of $122,103,258.

The Bethany Houston Portfolio Mortgage Loan accrues interest at a rate of 6.0165% per annum, through and including the accrual period expiring on December 10, 2008, and with respect to each accrual period thereafter, 6.2665% per annum. The Bethany Houston Portfolio Note B Non-Trust Loan accrues interest at a rate of 11.09% per annum and the Bethany Houston Portfolio Note C Non-Trust Loan accrues interest at a rate of 11.09% per annum. Notwithstanding the foregoing, the Bethany Maryland Portfolio Borrowers are not required to make full payments of interest on the Non-Trust Loans other than to the extent of certain excess cash flow from the property, except that, with respect to the Note B Non-Trust Loan only,. a minimum monthly payment of interest at 6.00% per annum will be required from and after July 2007 and a minimum monthly payment of interest at 7.00% per annum will be required from and after December 2007 All accrued interest not required to be paid in accordance with the loan documents will be added to the principal balance of the related Non-Trust Loan and will

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Annex A-1 Footnotes  — continued

itself accrue interest at the interest rate in effect for such Non-Trust Loan.

Based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Houston Portfolio Mortgage Loan only. The U/W DSCR based on U/W NCF for the entire Bethany Houston Portfolio Loan Combination is 1.03x., based on the initial rate of 6.0165% per annum for the Bethany Houston Portfolio Mortgage Loan and the assumption that, with respect to the Bethany Houston Portfolio Note B Non-Trust Loan, the Bethany Houston Portfolio Borrowers make only a minimum monthly payment of interest at 7.00% per annum and, with respect to the Bethany Houston Portfolio Note C Non-Trust Loan, the Bethany Houston Portfolio Borrowers do not make any payments of accrued interest.

Weighted average occupancy of the Bethany Houston Portfolio Mortgaged Properties based on the number of units at each property.

Reflects aggregate as-is appraised value of the eight Bethany Houston Mortgaged Properties Sendera Park, Sendera Memorial, Sendera Westway and Wyndham Oaks were appraised as of November 21, 2006. Sendera Champion, Sendera Briargrove, Sendera Sugar Ridge and Sendera Woodbridge were appraised as of November 27, 2006. The aggregate stabilized appraised value of the eight Bethany Houston Mortgaged Properties (as of November 21, 2009 for Sendera Park, Sendera Memorial, Sendera Westway and Wyndham Oaks and as of November 27, 2009 for Sendera Champion, Sendera Briargrove, Sendera Sugar Ridge, and Sendera Woodbridge) is $146,750,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Bethany Houston Portfolio Mortgage Loan and do not take into account the Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire Bethany Houston Portfolio Loan Combination (including the Non-Trust Loans) would each be 103.7%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Houston Portfolio Mortgage Loan only, would each be 69.7%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Houston Portfolio Loan Combination would each be 83.2%. The Maturity LTV Ratio with respect to the entire Bethany Houston Portfolio Loan Combination set forth above in this footnote does not include any additional potential capitalized interest amounts. The Maturity LTV Ratio of the entire Bethany Houston Portfolio Loan Combination, assuming the Bethany Houston Portfolio Borrowers make only the required minimum monthly payment of interest as described under the preceding footnote would

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be 108.5% (based on the aggregate as-is appraised value) and 87.1% (based on the aggregate stabilized appraised value).

(9)	Lembi Portfolio	Consists of five cross collateralized mortgage loans identified on Annex A-1 as Trophy Properties Portfolio, Prime Apartment Properties Portfolio, 2238 Hyde Street, 737 Pine Street and 325 9th Avenue. Occupancy Percentage, U/W Net Cash Flow DSCR, Original LTV, Cut-Off Date LTV and Balloon LTV were calculated as a weighted average based on allocated loan amounts of such mortgage loans.

(10)	Four Times Square	Original Balance and Cut-off Date Balance reflect the fully-amortizing Four Times Square Mortgage Loan. The Four Times Square Note A-2 Non-Trust Loan totals $516,123,000, The Four Times Square Note B Non-Trust Loan totals $25,900,000 and the Four Times Square Note C Non-Trust Loan totals $24,100,000, which all together represent the ‘‘Non-Trust Component’’. The Non-Trust Component was previously securitized in 2006-4TS. The Four Times Square Loan Combination totals $649,056,806, with only the Four Times Square Mortgage Loan receiving scheduled principal payments during the first 119 months of the loan term, subject to the mortgage loan documents and intercreditor agreement.

Maturity Date LTV and Maturity Balance reflect the balance after month 119 of the fully-amortizing Four Times Square Mortgage Loan. At the maturity of the Four Times Square Mortgage Loan, the Four Times Square Note A-2 Non-Trust Loan is expected to have an outstanding principal balance of $516,122,640 and the Four Times Square Loan Combination is expected to have an outstanding principal balance of $566,122,640.

Original LTV and Cut-Off Date LTV are based on the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, with a total cut-off balance of $599,056,806 and total balance after month 119 of $516,122,640. The Original LTV and Cut-Off Date LTV of the Four Times Square Loan Combination is approximately 39.4% and 39.4% respectively. The LTV of the Four Times Square Loan Combination at maturity of the Four Times Square Mortgage Loan (month 119) is expected to be approximately 34.4%, while the LTV at maturity of the Four Times Square Loan Combination is expected to be approximately 31.3%.

U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the aggregate initial principal balance of the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan and (ii) the weighted average actual debt service constant based on an average of the first 12 monthly payments for the Four Times Square

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Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan of 6.7263%.

The annual debt service was calculated by adding the 12 consecutive monthly payments due with respect to the Four Times Square Mortgage Loan commencing on the payment date in March 2007. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 119 months of the loan term (beginning January 1, 2007) to the Four Times Square Mortgage Loan and (ii) interest payments computed by applying the 5.59% coupon to the aggregate outstanding principal balance of the Four Times Square Mortgage Loan. The loan constant for the Four Times Square Loan Combination is 6.6449%.

Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term reflect the Four Times Square Mortgage Loan only. The Four Times Square Loan Combination totals $650,000,000, has an original term of 168 months and amortizes on a 33-year schedule.

The Prepayment Provisions are based on the Four Times Square Mortgage Loan only. The Four Times Square Loan Combination may not be prepaid or defeased prior to the earlier to occur of (i) two years from the ‘‘startup day’’ and (ii) three years from the closing of the Four Times Square Loan Combination, with defeasance permitted thereafter. Except by way of defeasance, the Four Times Square Loan Combination may not be voluntarily prepaid in whole or in part at any time during its term except from and after September 11, 2020 at which time the Four Times Square Loan Combination may be prepaid but not defeased.

(11)	373 — 381 Park Avenue South	U/W Net Cash Flow and U/W Net Cash Flow DSCR were calculated including the future rent from Park Avenue South LLC, which has executed a lease commencing in March 2007, but the related tenant has not yet taken occupancy. The amount of $2,200,000 was escrowed at the closing of the mortgage loan. Once Park Avenue South LLC has taken possession of the space, the holdback will be required to be reduced to $1,000,000, which will be released in twelve monthly payments over the first year of the lease term.

(12)	Cold Storage Industrial	It is anticipated that in the initial stages of the lease, the operations of Continental Refrigerated Services LLC will not be sufficient to make rental payments due under the lease. A letter of credit was posted at the closing of the mortgage loan in the amount of $5,100,000, which represents approximately one year of rental payments at the subject property. Additionally, there is a lease payment guaranty made by one of the principals of Continental Refrigerated Services LLC of

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approximately $16,000,000 which represents approximately three years of rental payments, which guaranty terminates upon certain events.

(13)	Bethany Austin Portfolio	The Bethany Austin Portfolio Mortgage Loan is part of the Bethany Austin Portfolio Loan Combination that also includes the Bethany Austin Portfolio Non-Trust Loans, which consist of: (i) the Bethany Austin Portfolio Note B Non-Trust Loan in the cut-off date principal amount of $9,660,159 (which includes capitalized interest of $35,159) and (ii) the Bethany Austin Portfolio Note C Non-Trust Loan in the cut-off date principal amount of $504,840 (which includes capitalized interest of $4,840). The entire Bethany Austin Portfolio Loan Combination has a cut-off date principal balance of $54,164,999.

The Bethany Austin Portfolio Mortgage Loan accrues interest at a rate of 5.80% per annum, through and including the accrual period expiring on January 10, 2009, and with respect to each accrual period thereafter, 6.05% per annum. The Bethany Austin Portfolio Note B Non-Trust Loan accrues interest at a rate of 11.242% per annum and the Bethany Austin Portfolio Note C Non-Trust Loan accrues interest at a rate of 11.242% per annum. Notwithstanding the foregoing, the Bethany Maryland Portfolio Borrowers are not required to make full payments of interest on the Non-Trust Loans other than to the extent of certain excess cash flow from the property, except that, with respect to the Note B Non-Trust Loan only, a minimum monthly payment of interest at 7.0% per annum will be required. All accrued interest not required to be paid in accordance with the loan documents will be added to the principal balance of the related Non-Trust Loan and will itself accrue interest at the interest rate in effect for such Non-Trust Loan.

Based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Austin Portfolio Mortgage Loan only. The U/W DSCR based on U/W NCF for the entire Bethany Austin Portfolio Loan Combination is 0.97x, based on the initial rate of 5.80% per annum for the Bethany Austin Portfolio Mortgage Loan and the assumption that, with respect to the Bethany Austin Portfolio Note B Non-Trust Loan, the Bethany Austin Portfolio Borrowers make only a minimum monthly payment of interest at 7.00% per annum and, with respect to the Bethany Austin Portfolio Note C Non-Trust Loan, the Bethany Austin Portfolio Borrowers do not make any payments of accrued interest.

The stabilized values for individual properties were calculated based on proposed rents achieved upon completion of property renovations and are as of November 27, 2009.

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The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Bethany Austin Portfolio Mortgage Loan and do not take into account the Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire Bethany Austin Portfolio Loan Combination (including the Non-Trust Loans) would each be 105.4%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Austin Portfolio Mortgage Loan only, would each be 67.1%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Austin Portfolio Loan Combination would each be 82.6%. The Maturity LTV Ratio with respect to the entire Bethany Austin Portfolio Loan combination set forth above in this footnote does not include any additional potential capitalized interest amounts. The Maturity LTV Ratio of the entire Bethany Austin Portfolio Loan Combination, assuming the Bethany Austin Portfolio Borrowers make only the required minimum monthly payment of interest as described above would be 110.5% (based on the aggregate as-is appraised value) and 86.6% (based on the aggregate stabilized appraised value).

(14)	Eastland Mall	Reflects overall square footage of the property. The Subject collateral consists of the all in-line, kiosk, and food court space, and the Streetscape space, for a combined total of 245,867 sf. Collateral also includes the two pad sites ground leased by JC Penney and Firestone Outlet, but not the 169,844 sf of tenant-owned improvements.

(15)	Sheraton LA	The related borrower has guaranteed the amount of $8,000,000 of the mortgage loan. The guaranty may be reduced up to 3 times over the term of the loan in an amount equal the proceeds attributable to the difference in the U/W Net Cash Flow at the time of request, and the U/W Net Cash Flow which results in an U/W Net Cash Flow DSCR of 1.34x.

(16)	Kentucky Oaks Mall	Square footage and overall occupancy are based on total gross leasable area of the entire mall, not all of which is part of the collateral. The collateral consists of 848,005 square feet comprised of 327,026 square feet of anchor space, 298,901 square feet of in-line mall space and 222,078 square feet of outparcel space. In-line occupancy is 94.0%.

(17)	Village Club Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $26,572 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If

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all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $1,659,758 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a balloon balance of $22,085,661 and a Balloon LTV of 74.6%.

(18)	Gypsum Mills	The related borrower has guaranteed the amount of $5,000,000 of the mortgage loan. The guaranty burns off once the property has achieved a 1.20x U/W Net Cash Flow DSCR on a trailing 12 month basis.

(19)	Bethany Blanding Place	The stabilized appraised value of Bethany Blanding Place is $23,750,000 as of December 8, 2009.

The stabilized LTV based on the aggregate stabilized appraised values is 70.3%.

(20)	430-460 South Pickett	U/W Net Cash Flow and U/W NCF DSCR were calculated including 10,000 square feet which is currently master leased. The master lease may be terminated by the related borrower if certain conditions described in the mortgage loan documentation are met, including but not limited to (i) a replacement tenant executing a lease for a term no less than three years and (ii) rental payments from replacement tenant which result in a debt service coverage ratio of no less than 1.25x for three consecutive quarters. Excluding the rental payments from the master lease, the debt service coverage ratio is 1.15x.

(21)	Woodbridge Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $11,670, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $728,948, calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a Balloon Balance of $9,699,783 and a Balloon LTV of 74.6%.

(22)	Penn Medical	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including 6,100 sf of recently executed leases by tenants who have not yet taken occupancy. The

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amount of $150,000 representing approximately one year of rent for the related tenants was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once these tenants have taken occupancy and commenced paying full unabated rent. Based on the current net cash flow, the DSCR is 1.00x. The mortgaged property is currently 81.3% occupied.

(23)	AXA Building	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $7,451, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $494,193, calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a Balloon Balance of $6,452,938 and a Balloon LTV of 76.8%.

(24)	Kozy Court — Mobile Manor	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $5,930 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $406,560, calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a Balloon Balance of $5,254,208 and a Balloon LTV of 78.1%.

(25)	Walgreens — Loganville	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2030), and every five years thereafter, pursuant to the lease.

(26)	Walgreens — New Castle	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2030), and every five years thereafter, pursuant to the lease.

(27)	Walgreens — Canton	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (August 2031), and every five years thereafter, pursuant to the lease.

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(28)	Walgreens — Parkville	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2031), and at the end of every month thereafter, pursuant to the lease.

(29)	Walgreens — Columbus	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (June 2028), and every five years thereafter, pursuant to the lease.

(30)	Walgreens — Miramar	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2031), and every five years thereafter, pursuant to the lease.

(31)	Walgreens — Natchez	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (July 2031), and every five years thereafter, pursuant to the lease.

(32)	Pro Storage	U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential lease up at the mortgaged real property. The amount of $320,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential lease up, was escrowed at the closing of the mortgage loan. The amount of $320,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on a trailing six-month basis based on a 30-year amortization schedule. Based on the current net cash flow, excluding the potential rent increases, the DSCR is 1.10x.

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LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP
  NO.       NO.     NO.   LOAN SELLER                   PROPERTY NAME                                            ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

   1                 1    UBS          State Street Building                            One Lincoln Street
   2        (1)      1    LB           1745 Broadway                                    1745 Broadway
   3        (2)      1    LB/UBS       Westfield San Francisco Emporium                 835 - 845 Market Street
   4        (3)      1    LB           International Square                             1825 Eye St, 1850 K St, & 1875 Eye St, NW
   5        (4)      1    LB           Tishman Speyer DC Portfolio I                    Various
-----------------------------------------------------------------------------------------------------------------------------------
  5A1                1    LB           1201 F Street                                    1201 F Street, NW
  5A2                1    LB           Commonwealth Tower                               1300 Wilson Boulevard
  5A3                1    LB           Commercial National Bank Building                700 14th Street NW
  5A4                1    LB           TransPotomac Plaza V                             1199 N Fairfax Drive
   6        (5)      2    LB           Bethany Maryland Portfolio                       Various
-----------------------------------------------------------------------------------------------------------------------------------
  6A1                2    LB           Willow Lake Apartments                           13010 Old Stagecoach Road
  6A2                2    LB           Quail Hollow Apartments                          7930 Silverleaf Court
  6A3                2    LB           Woodhill Apartments                              215 Woodhill Drive
  6A4                2    LB           Seneca Bay                                       3719 White Pine Road
   7        (6)      1    LB           Extendicare Portfolio                            Various
-----------------------------------------------------------------------------------------------------------------------------------
  7A1                1    LB           Valley Manor Nursing & Rehabilitation Center     7650 Route 309
  7A2                1    LB           Elkins Crest Health & Rehabilitation Center      265 East Township Line Road
  7A3                1    LB           Cedar Springs Health & Rehab Center              N27 W5707 Lincoln Blvd.
  7A4                1    LB           Tremont Health and Rehabilitation Center         44 Donaldson Road
  7A5                1    LB           Willowcrest Care Center                          3821 South Chicago Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  7A6                1    LB           Ironwood Health & Rehab. Center                  1950 Ridgedale Rd.
  7A7                1    LB           Beaver Valley Nursing & Rehabilitation Center    257 Georgetown Road
  7A8                1    LB           Hospitality Nursing & Rehab. Center              8633 32nd Avenue
  7A9                1    LB           Bon Harbor Nursing & Rehab Center                2420 West Third Street
 7A10                1    LB           River's Bend Health & Rehab                      960 South Rapids Road
-----------------------------------------------------------------------------------------------------------------------------------
 7A11                1    LB           Woodcrest Manor Care Center                      3875 Turkeyfoot Road
 7A12                1    LB           Arbors at Milford                                5900 Meadowcreek Drive
 7A13                1    LB           Spruce Manor Nursing & Rehabilitation Center     220 South 4th Avenue
 7A14                1    LB           Belair Health & Rehabilitation Center            100 Little Road
 7A15                1    LB           Arbors at New Castle Subacute & Rehab Center     32 Buena Vista Drive
-----------------------------------------------------------------------------------------------------------------------------------
 7A16                1    LB           Canterbury Nursing                               2827 Northgate Blvd.
 7A17                1    LB           Arbors at Fairmont                               130 Kaufman Drive
 7A18                1    LB           Slate Belt Nursing                               701 Slate Belt Boulevard
 7A19                1    LB           Dresher Hill Health and Rehabilitation Center    1390 Camp Hill Road
 7A20                1    LB           Irvine Health & Rehab. Center                    411 Berta Wallace Drive
-----------------------------------------------------------------------------------------------------------------------------------
 7A21                1    LB           Evergreen Nursing & Rehab. Center                430 Lily Road NE
 7A22                1    LB           Salyersville Health Care Center                  571 Parkway Drive
 7A23                1    LB           Puget Sound Healthcare Center                    4001 Capitol Mall Drive
 7A24                1    LB           Meadow View Health & Rehab. Center               900 Anson Street
 7A25                1    LB           Gardens on University                            414 South University Road
-----------------------------------------------------------------------------------------------------------------------------------
 7A26                1    LB           Sunrise Manor Nursing & Rehab. Center            200 Norfleet Drive
 7A27                1    LB           Forest Ridge Health & Rehab. Center              140 South Marion Ave.
 7A28                1    LB           Aldercrest Health & Rehab Center                 21400 72nd Avenue West
 7A29                1    LB           Crestwood Convalescent Center                    1116 East Lauridsen Blvd.
 7A30                1    LB           Northwood Nursing & Rehabilitation Center        3650 Klepinger Road
-----------------------------------------------------------------------------------------------------------------------------------
 7A31                1    LB           Bremerton Health & Rehab Center                  2701 Clare Avenue
 7A32                1    LB           Texas Terrace Care Center                        7900 West 28th Street
 7A33                1    LB           Morningside Health Center                        3431 N. 13th St
 7A34                1    LB           Sheboygan Progressive Care Center                1902 Mead Avenue
 7A35                1    LB           Cypress Grove Rehab. Center                      4255 Medwell Drive
-----------------------------------------------------------------------------------------------------------------------------------
 7A36                1    LB           Franklin Hills Health & Rehab Center             6021 North Lidgerwood
 7A37                1    LB           Medco Center of Paducah                          867 McGuire Avenue
 7A38                1    LB           Columbus Rehab & Subacute Institute              44 South Souder Ave.
 7A39                1    LB           Morganfield Nursing & Rehab.                     509 North Carrier Street
 7A40                1    LB           Westpark Rehab. Center                           25 South Boehne Camp Road
-----------------------------------------------------------------------------------------------------------------------------------
 7A41                1    LB           Kenwood House                                    130 Meadowlark Dr.
 7A42                1    LB           Park Health & Rehab. Center                      4415 West 36 1/2 Street
 7A43                1    LB           Rockmill Rehab. Centre                           3680 Dolson Court NW
 7A44                1    LB           Arbors at Fairlawn                               575 Cleveland Massillon Road
 7A45                1    LB           Arbors West                                      375 West Main Street
-----------------------------------------------------------------------------------------------------------------------------------
 7A46                1    LB           LaCrosse Health & Rehab. Center                  210 West LaCrosse Ave.
 7A47                1    LB           Medco Center of Brandenburg                      814 Old Ekron Road
 7A48                1    LB           Riverside Nursing & Rehab. Center                1305 Alexander
 7A49                1    LB           Mount Vernon Nursing & Rehab. Center             1415 County Club Road
 7A50                1    LB           Medco Center of Campbellsville                   1980 Old Greensburg Road
-----------------------------------------------------------------------------------------------------------------------------------
 7A51                1    LB           Woodsfield Nursing & Rehab. Center               37930 Airport Road
 7A52                1    LB           Richfield Health Center                          7727 Portland Avenue South
 7A53                1    LB           Madison Manor                                    131 Meadowlark Dr.
 7A54                1    LB           Fordsville Nursing & Rehab. Center               313 West Main Street
 7A55                1    LB           Medco Center of Hardinsburg                      101 Fairgrounds Road
-----------------------------------------------------------------------------------------------------------------------------------
 7A56                1    LB           Abington Crest Nursing & Rehabilitation Center   1267 South Hill Road
 7A57                1    LB           Arbors at Dayton Nursing & Subacute Center       320 Albany Street
 7A58                1    LB           Todd-Dickey Nursing & Rehab. Center              712 West 2nd Street
 7A59                1    LB           American Heritage Care Center                    425 Davis Street
 7A60                1    LB           Springfield Nursing and Rehabilitation Center    420 East Grundy Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 7A61                1    LB           Weyauwega Health Care Center                     717 East Alred
 7A62                1    LB           Ivy Court                                        2200 Ironwood Place
 7A63                1    LB           Heritage Nursing & Rehab. Center                 1119 N. Wisconsin Street
 7A64                1    LB           Arbors at London                                 218 Elm Street
 7A65                1    LB           Medco Center of Bowling Green                    1561 Newton Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 7A66                1    LB           Crystal River Nursing & Rehab. Center            1401 Churchill Street
 7A67                1    LB           Scott Villa Nursing & Rehabilitation Center      545 W. Moonglo Road
 7A68                1    LB           Rocksprings Rehab. Center                        36759 Rocksprings Road
 7A69                1    LB           Kittitas Valley Health & Rehab. Center           1050 East Mountain View
 7A70                1    LB           Cornell Area Care Center                         320 N. 7th Street
-----------------------------------------------------------------------------------------------------------------------------------
 7A71                1    LB           Medco Center of Franklin                         414 Robey Street
 7A72                1    LB           Medco Health & Rehab. Center                     457 S. State Road 145
 7A73                1    LB           Eastgate Manor Nursing & Rehab. Center           2119 E. National Hwy.
 7A74                1    LB           Rose Of Sharon Manor                             1000 Lovell Avenue
 7A75                1    LB           Pembroke Nursing & Rehab. Center                 124 West Nashville Highway
-----------------------------------------------------------------------------------------------------------------------------------
 7A76                1    LB           Shady Lawn Nursing Home                          2582 Cerulean Road
 7A77                1    LB           Parkview Nursing Center                          2200 White River Blvd.
 7A78                1    LB           Professional Care Rehab Center                   404 West Willow Street
 7A79                1    LB           Elizabethtown Nursing & Rehab. Center            1101 Woodland Drive
 7A80                1    LB           Elkhart Rehab. Center                            2600 Morehouse Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 7A81                1    LB           Prairie Village Nursing & Rehabilitation Center  801 South State Road 57
 7A82                1    LB           Ridgewood Nursing & Rehab. Center                1600 Saint Paris Pike
   8        (7)      1    LB           1166 Avenue of the Americas                      1166 Avenue of the Americas
   9        (8)      2    LB           Bethany Houston Portfolio                        Various
  9A1                2    LB           Sendera Briargrove Apartments                    6259 Westheimer Road
-----------------------------------------------------------------------------------------------------------------------------------
  9A2                2    LB           Sendera Westway Apartments                       10580 Hammerly Boulevard
  9A3                2    LB           Sendera Sugar Ridge Apartments                   12903 Sugar Ridge Boulevard
  9A4                2    LB           Wyndham Oaks Apartments                          2410 S. Kirkwood Road
  9A5                2    LB           Sendera Woodbridge Apartments                    14500 Empanada Drive
  9A6                2    LB           Sendera at Champion Forest Apartments            12801 Champion Forest Drive
-----------------------------------------------------------------------------------------------------------------------------------
  9A7                2    LB           Sendera Memorial Apartments                      600 Nottingham Oaks Trail
  9A8                2    LB           Sendera Park Apartments                          1000 Country Place Drive
            (9)           UBS          Lembi Portfolio                                  Various
  10A                2    UBS          Trophy Properties Portfolio                      Various
 10A1                2    UBS          795 Pine Street                                  795 Pine Street
-----------------------------------------------------------------------------------------------------------------------------------
 10A2                2    UBS          1801 Gough Street                                1801 Gough Street
 10A3                2    UBS          355 Fulton Street                                355 Fulton Street
 10A4                2    UBS          2038 Divisadero Street                           2038 Divisadero Street
 10A5                2    UBS          1855 10th Avenue                                 1855 10th Avenue
 10A6                2    UBS          1440 Sutter Street                               1440 Sutter Street
-----------------------------------------------------------------------------------------------------------------------------------
 10A7                2    UBS          340 Church Street                                340 Church Street
 10A8                2    UBS          1753 Mason Street                                1753 Mason Street
 10A9                2    UBS          520 Buchanan Street                              520 Buchanan Street
 10A10               2    UBS          4540 California Street                           4540 California Street
 10A11               2    UBS          3264-3274 Mission Street                         3264-3274 Mission Street
-----------------------------------------------------------------------------------------------------------------------------------
 10A12               2    UBS          1656 Leavenworth Street                          1656 Leavenworth Street
  10B                2    UBS          Prime Apartment Properties Portfolio             Various
 10B1                2    UBS          1547 Clay Street                                 1547 Clay Street
 10B2                2    UBS          1020 Post Street                                 1020 Post Street
 10B3                2    UBS          1126 Bush Street                                 1126 Bush Street
-----------------------------------------------------------------------------------------------------------------------------------
 10B4                2    UBS          346 Leavenworth Street                           346 Leavenworth Street
  10C                2    UBS          2238 Hyde Street                                 2238 Hyde Street
  10D                2    UBS          737 Pine Street                                  737 Pine Street
  10E                2    UBS          325 9th Avenue                                   325 9th Avenue
  11       (10)      1    UBS          Four Times Square                                4 Times Square
-----------------------------------------------------------------------------------------------------------------------------------
  12                 1    LB           Towers at Park Central                           12750, 12770, 12790 Merit Drive
  13       (11)      1    UBS          373 - 381 Park Avenue South                      373 - 381 Park Avenue South
  14                 2    LB           Royal Country                                    5555 NW 202 Terrace
  15                 1    UBS          Del Amo Financial Center                         21515-21615 Hawthorne Boulevard
  16       (12)      1    UBS          Cold Storage Industrial                          450 South Central Avenue
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  17                 2    LB           Sevilla Apartments                               73373 Country Club Drive
  18                 2    UBS          Costanza Portfolio                               Various
 18A1                2    UBS          Waverlywood Village                              108 Linden Tree Lane
 18A2                2    UBS          Glenbrook Manor                                  3636 Lyell Road
 18A3                2    UBS          Kings Court                                      268 Kings Highway South; 30 & 150 Parker
                                                                                        Lane
-----------------------------------------------------------------------------------------------------------------------------------
 18A4                2    UBS          Lake Vista                                       3799-3825 Lake Avenue
 18A5                2    UBS          Brighton Gardens                                 2125-2157 Monroe Avenue
  19       (13)      2    LB           Bethany Austin Portfolio                         Various
 19A1                2    LB           Falls on Bull Creek Apartments                   8527 N. Capital of Texas Highway
 19A2                2    LB           Promontory Point Apartments                      2250 Ridgepoint Drive
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 19A3                2    LB           Broadmoor Apartments                             12001 Metric Boulevard
 19A4                2    LB           Chesapeake Apartments                            12300 Hymeadow Drive
  20       (14)      1    LB           Eastland Mall                                    2740 B Eastland Mall
  21                 2    LB           Augusta Apartments                               10175 Spencer Street
  22       (15)      1    UBS          Sheraton LA                                      711 South Hope Street
-----------------------------------------------------------------------------------------------------------------------------------
  23       (16)      1    LB           Kentucky Oaks Mall                               5101 Hinkleville Road
  24                 1    UBS          CVS - Vero Beach                                 2575 98th Avenue
  25                 1    LB           Galleria of Key Biscayne, Inc.                   328 Crandon Boulevard
  26                 2    LB           Hunting Oaks Apartments                          8800 Hunting Lane
  27                 1    LB           Via Mizner                                       333-337 Worth Avenue and 5-94 Via Mizner
-----------------------------------------------------------------------------------------------------------------------------------
  28       (17)      2    UBS          Village Club Apartments                          550 Purdy Lane
  29                 1    LB           Pacific Square                                   1600-1638 Redondo Beach Blvd
  30                 1    LB           401 E. Ocean Blvd.                               401 E. Ocean Boulevard
  31                 1    LB           North Street Shopping Center                     1 Padanaram Road (Rt. 37)
  32                 1    LB           Sandy Village                                    9451 South 700 East
-----------------------------------------------------------------------------------------------------------------------------------
  33       (18)      2    UBS          Gypsum Mills                                     6390 Plaster Mill Road
  34                 2    LB           Verona Woods                                     1535 West San Bernardino Road
  35                 1    LB           BJ's Wholesale Club                              50 Daniel Street
  36                 2    UBS          Memphis Multis                                   Various
 36A1                2    UBS          Ridgeway Crossing                                6111 Ridgeway Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
 36A2                2    UBS          Deerfield Apartments                             2155 Sycamore View Road
  37                 1    LB           Catskill Commons                                 265 West Bridge Street
  38                 1    LB           GTECH Office Campus - GTECH                      55 Technology Way
  39                 2    UBS          Foundation House                                 17602 102nd Avenue, Northeast
  40       (19)      2    LB           Bethany Blanding Place                           2121 Burwick Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  41                 2    LB           River Oaks Apartments                            11291 Harts Road
  42                 1    LB           GTECH Office Campus - Immunex                    55 Technology Way
  43       (20)      1    UBS          430-460 South Pickett                            430-440 South Pickett Street / 450-460
                                                                                        South Pickett Street
  44                 1    LB           Midtown Plaza Shopping Center                    Ann Street and Highland Avenue
  45                 2    LB           Meadows at Lakeway Apartments                    235-269 East I-30
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  46                 1    LB           Oak Grove Plaza                                  7575-7595 Baymeadows Way
  47                 1    LB           Oaks Mall Plaza                                  6707-6795 Newberry Road
  48                 1    LB           Visalia Plaza                                    3424-3540 S. Mooney Boulevard
  49                 1    LB           Pony Mall                                        1611 Virginia Avenue
  50                 1    LB           Eastern Marketplace I                            10050, 10090 & 10100 S. Eastern Avenue
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  51                 2    LB           Colony at Lakeway Apartments                     1044 East Interstate 30
  52                 1    LB           Inland Valley Terrace Business Center            27368 Via Industria
  53                 1    LB           Shops at Simi Valley Town Center                 1263 Simi Town Center Way
  54                 1    UBS          Hy-Vee - 51st Street                             555 South 51st Street
  55                 1    UBS          Hy-Vee - Cedar Rapids                            5050 Edgewood Road Northeast
-----------------------------------------------------------------------------------------------------------------------------------
  56                 1    UBS          Hy-Vee - Olathe                                  18101 West 119th Street
  57                 1    LB           Tiger Town Phase III                             2574 Enterprise Drive
  58                 1    LB           Eastern Marketplace III                          10120 S. Eastern Avenue
  59                 1    LB           Gallery at Warren Conner                         4899 Conner Avenue
  60       (21)      2    UBS          Woodbridge Apartments                            7745 Brandywood Circle
-----------------------------------------------------------------------------------------------------------------------------------
  61                 1    UBS          Hy-Vee - Grand Avenue                            1990 Grand Avenue
  62                 2    LB           Willow Springs Apartments                        3402 Preston Avenue
  63                 1    LB           Handsboro Square                                 1307 East Pass Road
  64                 1    UBS          Hilton Garden Inn                                242 Highland Park Boulevard
  65                 1    UBS          Hy-Vee - Columbus                                3010 23rd Street
-----------------------------------------------------------------------------------------------------------------------------------
  66                 2    LB           Huntcliff Apartments                             2525 St. Christopher Avenue
  67                 1    UBS          Citizens Michigan Portfolio 4                    Various
 67A1                1    UBS          2580 South Rochester Road                        2580 South Rochester Road
 67A2                1    UBS          39510 Woodward Avenue                            39510 Woodward Avenue
 67A3                1    UBS          5775 East 14 Mile Road                           5775 East 14 Mile Road
-----------------------------------------------------------------------------------------------------------------------------------
 67A4                1    UBS          2270 16 Mile Road                                2270 16 Mile Road
 67A5                1    UBS          16501 West Warren Avenue                         16501 West Warren Avenue
 67A6                1    UBS          20333 Conant Avenue                              20333 Conant Avenue
 67A7                1    UBS          8121 Gratiot Avenue                              8121 Gratiot Avenue
  68                 2    LB           Raintree Apartments                              3300 Rollingbrook Drive
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  69                 1    LB           Grove                                            1500 Iowa Avenue
  70                 2    UBS          Tradewinds Apartments                            2136 Tradewind Drive
  71                 1    LB           Eastern Marketplace II                           10000, 10010, 10020, 10080, 10140 & 10160
                                                                                        S. Eastern Avenue
  72                 1    LB           Brandon Parkway                                  2052-2092 Badlands Drive
  73                 1    UBS          Citizens Illinois Portfolio 2                    Various
-----------------------------------------------------------------------------------------------------------------------------------
 73A1                1    UBS          6301 South Cass Avenue                           6301 South Cass Avenue
 73A2                1    UBS          115 High Street                                  115 High Street
 73A3                1    UBS          8300 South Marquette Avenue                      8300 South Marquette Avenue
 73A4                1    UBS          5401 St. Charles Road                            5401 St. Charles Road
 73A5                1    UBS          10200 South Ewing Avenue                         10200 South Ewing Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  74                 1    LB           Publix Supermarket - Palm Beach Plaza            6820 W. Okeechobee Boulevard
  75                 2    LB           Trace at Lakeway Apartments                      3500,3501,3601,3701,3600 and 3805 Easton
                                                                                        Meadows Drive
  76                 1    LB           Geist Center                                     11625-11715 Fox Road
  77       (22)      1    UBS          Penn Medical                                     467 Pennsylvania Avenue
  78       (23)      1    UBS          AXA Building                                     6435 Shiloh Road
-----------------------------------------------------------------------------------------------------------------------------------
  79                 2    LB           Rock Springs                                     9000 Town Park Drive
  80                 1    UBS          Hampton Inn - Cedar Rapids                       3265 6th Street Southwest
  81                 1    LB           Lowe's - Westshore Plaza                         2035 E. Sherman Blvd.
  82                 1    UBS          CVS - Chester                                    72 Brookside Avenue
  83                 2    LB           Place at Lakeway Apartments                      4001 Easton Meadows Drive
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  84       (24)      2    UBS          Kozy Court - Mobile Manor                        Various
 84A1                2    UBS          Mobile Manor                                     403 Eastmoor Drive
 84A2                2    UBS          Kozy Court                                       11080 North State Route 1
  85       (25)      1    UBS          Walgreens - Loganville                           4395 Atlanta Highway
  86                 1    LB           OSO Parkway                                      26342 Oso Parkway
-----------------------------------------------------------------------------------------------------------------------------------
  87                 1    LB           Walgreens - Hazelwood                            7398 North Lindbergh Boulevard
  88                 2    LB           Grandview Meadows III                            840 Grandview Meadows Drive
  89                 1    LB           Iliff Crossing Shopping Center                   16711 East Iliff Avenue
  90                 1    UBS          1701 East Lake Avenue                            1701 East Lake Avenue
  91                 1    LB           1431 Kingsland Building                          1431 Kingsland Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  92                 2    UBS          Hillcrest Oaks Apartments                        3501 S. 1st Street
  93                 1    LB           Tops Market - Batavia                            390 West Main Street
  94                 1    LB           Puget Park Shopping Center                       520 128th Street S.W.
  95                 1    LB           Garden City Crossing                             901 Garden City Connector
  96       (26)      1    UBS          Walgreens - New Castle                           1216 Wilmington  Ave
-----------------------------------------------------------------------------------------------------------------------------------
  97                 1    UBS          Keystone Corporate Square                        2511 East 46th Street
  98                 2    LB           Lubbock Square Apartments                        4602 50th Street
  99                 1    LB           LAUSD Office Building                            13545 Van Nuys Boulevard
  100      (27)      1    UBS          Walgreens - Canton                               555 North Main Street
  101                1    LB           Steele Creek Commons                             Southwest corner of South Tyron Street &
                                                                                        Sandy Porter Road
-----------------------------------------------------------------------------------------------------------------------------------
  102      (28)      1    UBS          Walgreens - Parkville                            6365 Lewis Drive
  103      (29)      1    UBS          Walgreens - Columbus                             5690 West Broad Street
  104                1    LB           Walgreens - Lombard                              225 East Roosevelt Road
  105      (30)      1    UBS          Walgreens - Miramar                              12400 Pembroke Road
  106                1    LB           Walgreens - Lansing                              18133 Torrence Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  107                1    LB           WalMart Plaza                                    1200 East Walnut Street
  108      (31)      1    UBS          Walgreens - Natchez                              301 Devereaux Drive
  109                1    LB           Walgreens - Indian Head Park                     6600 Willow Springs Road
  110                1    LB           SecurCare 603 and 606                            Various
 110A1               1    LB           SecurCare 606                                    2005 King Street
-----------------------------------------------------------------------------------------------------------------------------------
 110A2               1    LB           SecurCare 603                                    3420 Vickers Drive
  111                1    LB           West Bay Village                                 201-251 &301-351 West Bay Drive
  112                2    UBS          River Street Apartments                          21-27, 37-49 and 61 River Street
  113                1    LB           Price Chopper - Fulton                           12 West 1st Street
  114                2    UBS          Bear Pointe Apartments                           3301 Bear Pointe Circle
-----------------------------------------------------------------------------------------------------------------------------------
  115                1    LB           Walgreens - Union                                807 Highway 50 East
  116                1    LB           Holiday Inn Express - Tyler                      3247 West Gentry Parkway
  117                2    LB           Ridgewood Apartments                             2100 Apalachee Parkway
  118                1    UBS          Tractor Supply                                   Various
 118A1               1    UBS          TS - Richmond                                    1400 FM 2218
-----------------------------------------------------------------------------------------------------------------------------------
 118A2               1    UBS          TS - Victoria                                    9304 Navarro Street
  119                1    LB           Sawgrass Executive Center, Building A            400 Sawgrass Corporate Parkway
  120                1    UBS          Sentinel Square                                  530-548 North Center Street (SR 301)
  121                1    UBS          Keystone Plaza Retail                            5302 North Keystone Avenue
  122                1    UBS          1500 Skokie Boulevard                            1500 Skokie Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
  123                1    LB           Maple Creek and Waconia                          Various
 123A1               1    LB           Maple Creek Marketplace                          1015 West Frontage Road
 123A2               1    LB           Waconia Commons                                  540-546 Elm Street South
  124                1    LB           Tradewinds Plaza                                 Southeast corner of US Highway 501 and 3rd
                                                                                        Avenue North
  125                1    LB           Mizner City Center                               1700  North Dixie Highway
-----------------------------------------------------------------------------------------------------------------------------------
  126                1    UBS          CVS - Garfield                                   281 Midland Avenue
  127                1    LB           Ark Self Storage                                 12420 Starkey Road
  128                2    LB           One Camden Court                                 12411 Antoine Road
  129      (32)      1    UBS          Pro Storage                                      1346 Hickory Valley Road
  130                1    LB           Shops at Railey Hill                             115 Heaths Way Road
-----------------------------------------------------------------------------------------------------------------------------------
  131                1    LB           Salida Shoppes                                   3455 North Salida Street
  132                1    LB           1251 N. Highway 287                              1251 North Highway 287
  133                1    LB           Acworth Outparcel                                3348 North Cobb Parkway
  134                1    UBS          Apple Tree Storage                               6015 South Apple Tree Drive
  135                2    UBS          Greenfield Mobile Home Park                      630 Oak Street
-----------------------------------------------------------------------------------------------------------------------------------
  136                1    LB           340 W. Ponce De Leon                             340 West Ponce De Leon Avenue
  137                1    LB           Action's Self Storage                            3825 Parker Rd
  138                1    UBS          Rite Aid  - La Plata                             55 Drury Drive
  139                2    LB           Holly Bend Apartments                            7112 Holly Hill Drive
  140                1    LB           Starbucks - Bradenton                            7386 52nd Place East
-----------------------------------------------------------------------------------------------------------------------------------
  141                1    LB           MRFM Office Building                             10330 Hardin Valley Road
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                                                                           CROSS         ORIGINAL   CUT-OFF DATE  % OF AGGREGATE
CONTROL  FOOTNOTE                                          LOAN        COLLATERALIZED    BALANCE      BALANCE      CUT-OFF DATE
  NO.       NO.          CITY        STATE    ZIP         PURPOSE          GROUPS          ($)          ($)           BALANCE
--------------------------------------------------------------------------------------------------------------------------------

   1               Boston            MA       02111  Acquisition       No              362,000,000   362,000,000            9.7%
   2        (1)    New York          NY       10019  Acquisition       No              340,000,000   340,000,000            9.2%
   3        (2)    San Francisco     CA       94103  Refinance         No              300,000,000   300,000,000            8.1%
   4        (3)    Washington        DC       20006  Acquisition       No              270,000,000   270,000,000            7.3%
   5        (4)    Various           VR     Various  Acquisition       No              217,000,000   217,000,000            5.8%
--------------------------------------------------------------------------------------------------------------------------------
  5A1              Washington        DC       20004  N/A               Yes(LB-A)
  5A2              Arlington         VA       22209  N/A               Yes(LB-A)
  5A3              Washington        DC       20005  N/A               Yes(LB-A)
  5A4              Alexandria        VA       22314  N/A               Yes(LB-A)
   6        (5)    Various           MD     Various  Acquisition       No              150,400,000   150,400,000            4.1%
--------------------------------------------------------------------------------------------------------------------------------
  6A1              Laurel            MD       20706  N/A               Yes(LB-B)
  6A2              Glen Burnie       MD       21061  N/A               Yes(LB-B)
  6A3              Glen Burnie       MD       21061  N/A               Yes(LB-B)
  6A4              Middle River      MD       21220  N/A               Yes(LB-B)
   7        (6)    Various           VR     Various  Recapitalization  No              125,000,000   125,000,000            3.4%
--------------------------------------------------------------------------------------------------------------------------------
  7A1              Coopersburg       PA       18036  N/A               Yes(LB-C)
  7A2              Elkins Park       PA       19027  N/A               Yes(LB-C)
  7A3              Cedarburg         WI       53012  N/A               Yes(LB-C)
  7A4              Tremont           PA       17981  N/A               Yes(LB-C)
  7A5              South Milwaukee   WI       53172  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
  7A6              South Bend        IN       46614  N/A               Yes(LB-C)
  7A7              Beaver Falls      PA       15010  N/A               Yes(LB-C)
  7A8              Kenosha           WI       53142  N/A               Yes(LB-C)
  7A9              Owensboro         KY       42301  N/A               Yes(LB-C)
 7A10              Manitowoc         WI       54220  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A11              Elsmere           KY       41018  N/A               Yes(LB-C)
 7A12              Milford           OH       45150  N/A               Yes(LB-C)
 7A13              West Reading      PA       19611  N/A               Yes(LB-C)
 7A14              Lower Burrell     PA       15068  N/A               Yes(LB-C)
 7A15              New Castle        DE       19720  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A16              Fort Wayne        IN       46835  N/A               Yes(LB-C)
 7A17              Fairmont          WV       26554  N/A               Yes(LB-C)
 7A18              Bangor            PA       18013  N/A               Yes(LB-C)
 7A19              Dresher           PA       19034  N/A               Yes(LB-C)
 7A20              Irvine            KY       40336  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A21              Olympia           WA       98506  N/A               Yes(LB-C)
 7A22              Salyersville      KY       41465  N/A               Yes(LB-C)
 7A23              Olympia           WA       98502  N/A               Yes(LB-C)
 7A24              Salem             IN       47167  N/A               Yes(LB-C)
 7A25              Spokane           WA       99206  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A26              Somerset          KY       42501  N/A               Yes(LB-C)
 7A27              Bremerton         WA       98312  N/A               Yes(LB-C)
 7A28              Edmonds           WA       98026  N/A               Yes(LB-C)
 7A29              Port Angeles      WA       98362  N/A               Yes(LB-C)
 7A30              Dayton            OH       45416  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A31              Bremerton         WA       98310  N/A               Yes(LB-C)
 7A32              St. Louis Park    MN       55426  N/A               Yes(LB-C)
 7A33              Sheboygan         WI       53083  N/A               Yes(LB-C)
 7A34              Sheboygan         WI       53081  N/A               Yes(LB-C)
 7A35              Newburgh          IN       47630  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A36              Spokane           WA       99208  N/A               Yes(LB-C)
 7A37              Paducah           KY       42001  N/A               Yes(LB-C)
 7A38              Columbus          OH       43222  N/A               Yes(LB-C)
 7A39              Morganfield       KY       42437  N/A               Yes(LB-C)
 7A40              Evansville        IN       47712  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A41              Richmond          KY       40475  N/A               Yes(LB-C)
 7A42              St. Louis Park    MN       55416  N/A               Yes(LB-C)
 7A43              Carroll           OH       43112  N/A               Yes(LB-C)
 7A44              Fairlawn          OH       44333  N/A               Yes(LB-C)
 7A45              West Jefferson    OH       43162  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A46              Coeur d'Alene     ID       83814  N/A               Yes(LB-C)
 7A47              Brandenburg       KY       40108  N/A               Yes(LB-C)
 7A48              Centralia         WA       98531  N/A               Yes(LB-C)
 7A49              Mt. Vernon        IN       47620  N/A               Yes(LB-C)
 7A50              Campbellsville    KY       42718  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A51              Woodsfield        OH       43793  N/A               Yes(LB-C)
 7A52              Richfield         MN       55423  N/A               Yes(LB-C)
 7A53              Richmond          KY       40475  N/A               Yes(LB-C)
 7A54              Fordsville        KY       42343  N/A               Yes(LB-C)
 7A55              Hardinsburg       KY       40143  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A56              Erie              PA       16509  N/A               Yes(LB-C)
 7A57              Dayton            OH       45408  N/A               Yes(LB-C)
 7A58              Leavenworth       IN       47137  N/A               Yes(LB-C)
 7A59              Hammond           WI       54015  N/A               Yes(LB-C)
 7A60              Springfield       KY       40069  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A61              Weyauwega         WI       54983  N/A               Yes(LB-C)
 7A62              Coeur d'Alene     ID       83814  N/A               Yes(LB-C)
 7A63              Port Washington   WI       53074  N/A               Yes(LB-C)
 7A64              London            OH       43140  N/A               Yes(LB-C)
 7A65              Bowling Green     KY       42104  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A66              Waupaca           WI       54981  N/A               Yes(LB-C)
 7A67              Scottsburg        IN       47170  N/A               Yes(LB-C)
 7A68              Pomeroy           OH       45769  N/A               Yes(LB-C)
 7A69              Ellensburg        WA       98926  N/A               Yes(LB-C)
 7A70              Cornell           WI       54732  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A71              Franklin          KY       42135  N/A               Yes(LB-C)
 7A72              French Lick       IN       47432  N/A               Yes(LB-C)
 7A73              Washington        IN       47501  N/A               Yes(LB-C)
 7A74              Roseville         MN       55113  N/A               Yes(LB-C)
 7A75              Pembroke          KY       42266  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A76              Cadiz             KY       42211  N/A               Yes(LB-C)
 7A77              Muncie            IN       47303  N/A               Yes(LB-C)
 7A78              Dale              IN       47523  N/A               Yes(LB-C)
 7A79              Elizabethtown     KY       42701  N/A               Yes(LB-C)
 7A80              Elkhart           IN       46517  N/A               Yes(LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 7A81              Washington        IN       47501  N/A               Yes(LB-C)
 7A82              Springfield       OH       45504  N/A               Yes(LB-C)
   8        (7)    New York          NY       10036  Acquisition       No              110,000,000   110,000,000            3.0%
   9        (8)    Various           TX     Various  Acquisition       No              102,280,000   102,280,000            2.8%
  9A1              Houston           TX       77057  N/A               Yes(LB-D)
--------------------------------------------------------------------------------------------------------------------------------
  9A2              Houston           TX       77043  N/A               Yes(LB-D)
  9A3              Stafford          TX       77477  N/A               Yes(LB-D)
  9A4              Houston           TX       77077  N/A               Yes(LB-D)
  9A5              Houston           TX       77083  N/A               Yes(LB-D)
  9A6              Houston           TX       77066  N/A               Yes(LB-D)
--------------------------------------------------------------------------------------------------------------------------------
  9A7              Houston           TX       77079  N/A               Yes(LB-D)
  9A8              Houston           TX       77079  N/A               Yes(LB-D)
            (9)    San Francisco     CA     Various  Refinance         Yes (UBS-A)      85,600,000    85,600,000            2.3%
  10A              San Francisco     CA     Various  Refinance         Yes (UBS-A)      49,400,000    49,400,000            1.3%
 10A1              San Francisco     CA       94108  N/A               Yes (UBS-A)
--------------------------------------------------------------------------------------------------------------------------------
 10A2              San Francisco     CA       94109  N/A               Yes (UBS-A)
 10A3              San Francisco     CA       94102  N/A               Yes (UBS-A)
 10A4              San Francisco     CA       94115  N/A               Yes (UBS-A)
 10A5              San Francisco     CA       94122  N/A               Yes (UBS-A)
 10A6              San Francisco     CA       94109  N/A               Yes (UBS-A)
--------------------------------------------------------------------------------------------------------------------------------
 10A7              San Francisco     CA       94114  N/A               Yes (UBS-A)
 10A8              San Francisco     CA       94133  N/A               Yes (UBS-A)
 10A9              San Francisco     CA       94102  N/A               Yes (UBS-A)
 10A10             San Francisco     CA       94118  N/A               Yes (UBS-A)
 10A11             San Francisco     CA       94110  N/A               Yes (UBS-A)
--------------------------------------------------------------------------------------------------------------------------------
 10A12             San Francisco     CA       94109  N/A               Yes (UBS-A)
  10B              San Francisco     CA     Various  Refinance         Yes (UBS-A)      13,600,000    13,600,000            0.4%
 10B1              San Francisco     CA       94109  N/A               Yes (UBS-A)
 10B2              San Francisco     CA       94109  N/A               Yes (UBS-A)
 10B3              San Francisco     CA       94109  N/A               Yes (UBS-A)
--------------------------------------------------------------------------------------------------------------------------------
 10B4              San Francisco     CA       94102  N/A               Yes (UBS-A)
  10C              San Francisco     CA       94109  Refinance         Yes (UBS-A)      10,800,000    10,800,000            0.3%
  10D              San Francisco     CA       94108  Refinance         Yes (UBS-A)      10,200,000    10,200,000            0.3%
  10E              San Francisco     CA       94118  Refinance         Yes (UBS-A)       1,600,000     1,600,000            0.0%
  11       (10)    New York          NY       10036  Refinance         No               83,877,000    82,933,806            2.2%
--------------------------------------------------------------------------------------------------------------------------------
  12               Dallas            TX       75251  Refinance         No               64,000,000    64,000,000            1.7%
  13       (11)    New York          NY       10016  Refinance         No               55,000,000    55,000,000            1.5%
  14               Miami             FL       33055  Refinance         No               54,000,000    54,000,000            1.5%
  15               Torrance          CA       90503  Refinance         No               52,500,000    52,500,000            1.4%
  16       (12)    University Park   IL       60466  Acquisition       No               51,700,000    51,655,093            1.4%
--------------------------------------------------------------------------------------------------------------------------------
  17               Palm Desert       CA       92260  Refinance         No               48,000,000    48,000,000            1.3%
  18               Various           NY     Various  Acquisition       No               45,900,000    45,900,000            1.2%
 18A1              Webster           NY       14580  N/A               Yes (UBS-B)
 18A2              Rochester         NY       14606  N/A               Yes (UBS-B)
 18A3              Rochester         NY       14617  N/A               Yes (UBS-B)
--------------------------------------------------------------------------------------------------------------------------------
 18A4              Rochester         NY       14612  N/A               Yes (UBS-B)
 18A5              Rochester         NY       14618  N/A               Yes (UBS-B)
  19       (13)    Austin            TX     Various  Acquisition       No               44,000,000    44,000,000            1.2%
 19A1              Austin            TX       78759  N/A               Yes(LB-E)
 19A2              Austin            TX       78754  N/A               Yes(LB-E)
--------------------------------------------------------------------------------------------------------------------------------
 19A3              Austin            TX       78758  N/A               Yes(LB-E)
 19A4              Austin            TX       78750  N/A               Yes(LB-E)
  20       (14)    Columbus          OH       43232  Refinance         No               43,000,000    43,000,000            1.2%
  21               Las Vegas         NV       89123  Acquisition       No               30,000,000    30,000,000            0.8%
  22       (15)    Los Angeles       CA       90017  Refinance         No               30,000,000    29,979,381            0.8%
--------------------------------------------------------------------------------------------------------------------------------
  23       (16)    Paducah           KY       42001  Refinance         No               30,000,000    29,933,608            0.8%
  24               Vero Beach        FL       32966  Acquisition       No               29,750,000    29,750,000            0.8%
  25               Key Biscayne      FL       33149  Refinance         No               25,000,000    25,000,000            0.7%
  26               Laurel            MD       20708  Acquisition       No               25,000,000    25,000,000            0.7%
  27               Palm Beach        FL       33480  Acquisition       No               23,920,000    23,920,000            0.6%
--------------------------------------------------------------------------------------------------------------------------------
  28       (17)    Palm Springs      FL       33406  Refinance         No               23,680,000    23,680,000            0.6%
  29               Gardena           CA       90247  Refinance         No               23,000,000    23,000,000            0.6%
  30               Long Beach        CA       90802  Refinance         No               22,000,000    22,000,000            0.6%
  31               Danbury           CT       06811  Acquisition       No               20,000,000    20,000,000            0.5%
  32               Sandy             UT       84070  Refinance         No               20,000,000    20,000,000            0.5%
--------------------------------------------------------------------------------------------------------------------------------
  33       (18)    Victor            NY       14564  Refinance         No               20,000,000    20,000,000            0.5%
  34               West Covina       CA       91790  Acquisition       No               19,250,000    19,250,000            0.5%
  35               Farmingdale       NY       11735  Refinance         No               19,000,000    19,000,000            0.5%
  36               Memphis           TN     Various  Acquisition       No               18,100,000    18,100,000            0.5%
 36A1              Memphis           TN       38115  N/A               Yes (UBS-C)
--------------------------------------------------------------------------------------------------------------------------------
 36A2              Memphis           TN       38134  N/A               Yes (UBS-C)
  37               Catskill          NY       12414  Refinance         No               18,100,000    18,100,000            0.5%
  38               West Greenwich    RI       02817  Acquisition       Yes (LB-E)       18,025,000    18,025,000            0.5%
  39               Bothell           WA       98011  Acquisition       No               18,000,000    17,950,498            0.5%
  40       (19)    Orange Park       FL       32073  Acquisition       No               16,700,000    16,700,000            0.4%
--------------------------------------------------------------------------------------------------------------------------------
  41               Jacksonville      FL       32218  Refinance         No               16,500,000    16,500,000            0.4%
  42               West Greenwich    RI       02817  Acquisition       Yes (LB-E)       15,975,000    15,975,000            0.4%
  43       (20)    Alexandria        VA       22304  Acquisition       No               15,950,000    15,950,000            0.4%
  44               Montgomery        AL       36106  Refinance         No               15,680,000    15,680,000            0.4%
  45               Garland           TX       75043  Refinance         No               15,560,000    15,560,000            0.4%
--------------------------------------------------------------------------------------------------------------------------------
  46               Jacksonville      FL       32256  Acquisition       No               14,750,000    14,750,000            0.4%
  47               Gainsville        FL       32605  Refinance         No               14,500,000    14,500,000            0.4%
  48               Visalia           CA       93277  Acquisition       No               13,600,000    13,600,000            0.4%
  49               North Bend        OR       97459  Acquisition       No               13,500,000    13,500,000            0.4%
  50               Henderson         NV       89052  Refinance         No               13,200,000    13,200,000            0.4%
--------------------------------------------------------------------------------------------------------------------------------
  51               Garland           TX       75043  Acquisition       No               13,100,000    13,100,000            0.4%
  52               Temecula          CA       92590  Refinance         No               12,750,000    12,739,265            0.3%
  53               Simi Valley       CA       93065  Acquisition       No               12,500,000    12,500,000            0.3%
  54               West Des Moines   IA       50265  Acquisition       No               12,085,000    12,085,000            0.3%
  55               Cedar Rapids      IA       52411  Acquisition       No               11,622,000    11,622,000            0.3%
--------------------------------------------------------------------------------------------------------------------------------
  56               Olathe            KS       66061  Acquisition       No               11,203,000    11,203,000            0.3%
  57               Opelika           AL       36801  Acquisition       No               10,770,000    10,770,000            0.3%
  58               Henderson         NV       89052  Refinance         No               10,500,000    10,500,000            0.3%
  59               Detroit           MI       48215  Refinance         No               10,500,000    10,500,000            0.3%
  60       (21)    Winter Park       FL       32792  Refinance         No               10,400,000    10,400,000            0.3%
--------------------------------------------------------------------------------------------------------------------------------
  61               West Des Moines   IA       50265  Acquisition       No               10,375,000    10,375,000            0.3%
  62               Pasadena          TX       77506  Acquisition       No                9,550,000     9,550,000            0.3%
  63               Gulfport          MS       39507  Refinance         No                9,500,000     9,500,000            0.3%
  64               Wilkes-Barre      PA       18702  Refinance         No                9,420,000     9,420,000            0.3%
  65               Columbus          NE       68601  Acquisition       No                9,243,000     9,243,000            0.2%
--------------------------------------------------------------------------------------------------------------------------------
  66               League City       TX       77573  Acquisition       No                9,150,000     9,150,000            0.2%
  67               Various           MI     Various  Acquisition       No                9,053,534     9,053,534            0.2%
 67A1              Rochester Hills   MI       48307  N/A               Yes (UBS-D)
 67A2              Bloomfield Hills  MI       48304  N/A               Yes (UBS-D)
 67A3              Sterling Heights  MI       48310  N/A               Yes (UBS-D)
--------------------------------------------------------------------------------------------------------------------------------
 67A4              Sterling Heights  MI       48310  N/A               Yes (UBS-D)
 67A5              Detroit           MI       48228  N/A               Yes (UBS-D)
 67A6              Detroit           MI       48234  N/A               Yes (UBS-D)
 67A7              Detroit           MI       48213  N/A               Yes (UBS-D)
  68               Baytown           TX       77521  Acquisition       No                9,000,000     9,000,000            0.2%
--------------------------------------------------------------------------------------------------------------------------------
  69               Riverside         CA       92507  Refinance         No                9,000,000     9,000,000            0.2%
  70               Mesquite          TX       75150  Refinance         No                8,100,000     8,100,000            0.2%
  71               Henderson         NV       89052  Refinance         No                7,800,000     7,800,000            0.2%
  72               Brandon           FL       33511  Refinance         No                7,700,000     7,700,000            0.2%
  73               Various           IL     Various  Acquisition       No                7,586,669     7,586,669            0.2%
--------------------------------------------------------------------------------------------------------------------------------
 73A1              Westmont          IL       60559  N/A               Yes (UBS-E)
 73A2              West Chicago      IL       60185  N/A               Yes (UBS-E)
 73A3              Chicago           IL       60617  N/A               Yes (UBS-E)
 73A4              Berkeley          IL       60163  N/A               Yes (UBS-E)
 73A5              Chicago           IL       60617  N/A               Yes (UBS-E)
--------------------------------------------------------------------------------------------------------------------------------
  74               West Palm Beach   FL       33411  Acquisition       No                7,550,000     7,550,000            0.2%
  75               Garland           TX       75043  Acquisition       No                7,520,000     7,520,000            0.2%
  76               Indianapolis      IN       46236  Refinance         No                7,484,000     7,484,000            0.2%
  77       (22)    Fort Washington   PA       19034  Acquisition       No                7,350,000     7,338,635            0.2%
  78       (23)    Alpharetta        GA       30005  Acquisition       No                6,900,000     6,900,000            0.2%
--------------------------------------------------------------------------------------------------------------------------------
  79               Houston           TX       77036  Refinance         No                6,600,000     6,600,000            0.2%
  80               Cedar Rapids      IA       52404  Acquisition       No                6,300,000     6,291,928            0.2%
  81               Muskegon          MI       49444  Refinance         No                6,100,000     6,100,000            0.2%
  82               Chester           NY       10918  Acquisition       No                6,029,000     6,029,000            0.2%
  83               Garland           TX       75043  Refinance         No                5,800,000     5,800,000            0.2%
--------------------------------------------------------------------------------------------------------------------------------
  84       (24)    Various           IN     Various  Acquisition       No                5,610,000     5,610,000            0.2%
 84A1              Bluffton          IN       46714  N/A               Yes (UBS-F)
 84A2              Ossian            IN       46777  N/A               Yes (UBS-F)
  85       (25)    Loganville        GA       30052  Acquisition       No                5,610,000     5,610,000            0.2%
  86               Mission Viejo     CA       92691  Refinance         No                5,600,000     5,600,000            0.2%
--------------------------------------------------------------------------------------------------------------------------------
  87               Hazelwood         MO       63042  Refinance         No                5,600,000     5,584,564            0.2%
  88               Longmont          CO       80503  Refinance         No                5,450,000     5,450,000            0.1%
  89               Aurora            CO       80013  Acquisition       No                5,250,000     5,250,000            0.1%
  90               Glenview          IL       60025  Acquisition       No                5,250,000     5,250,000            0.1%
  91               St Louis          MO       63133  Refinance         No                5,200,000     5,193,389            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  92               Austin            TX       78704  Acquisition       No                5,000,000     5,000,000            0.1%
  93               Batavia           NY       14020  Refinance         No                5,000,000     5,000,000            0.1%
  94               Everett           WA       98204  Acquisition       No                4,890,000     4,890,000            0.1%
  95               Murrells Inlet    SC       29576  Refinance         No                4,880,000     4,871,501            0.1%
  96       (26)    New Castle        PA       16105  Acquisition       No                4,780,000     4,780,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  97               Indianapolis      IN       46205  Acquisition       No                4,550,000     4,550,000            0.1%
  98               Lubbock           TX       79414  Acquisition       No                4,550,000     4,550,000            0.1%
  99               Pacoima           CA       91331  Acquisition       No                4,500,000     4,496,221            0.1%
  100      (27)    Canton            IL       61520  Acquisition       No                4,428,500     4,428,500            0.1%
  101              Charlotte         NC       28273  Acquisition       No                4,300,000     4,300,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  102      (28)    Parkville         MO       64152  Acquisition       No                4,274,000     4,274,000            0.1%
  103      (29)    Galloway          OH       43119  Acquisition       No                4,250,000     4,250,000            0.1%
  104              Lombard           IL       60148  Acquisition       Yes (LB-F)        4,125,000     4,125,000            0.1%
  105      (30)    Miramar           FL       33027  Acquisition       No                4,072,000     4,072,000            0.1%
  106              Lansing           IL       60438  Acquisition       No                4,000,000     4,000,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  107              Watseka           IL       60970  Refinance         No                4,000,000     3,996,693            0.1%
  108      (31)    Natchez           MS       39120  Acquisition       No                3,910,000     3,910,000            0.1%
  109              Indian Head Park  IL       60525  Acquisition       Yes (LB-F)        3,875,000     3,875,000            0.1%
  110              Colorado Springs  CO     Various  Refinance         No                3,800,000     3,800,000            0.1%
 110A1             Colorado Springs  CO       80904  N/A               Yes (LB-G)
--------------------------------------------------------------------------------------------------------------------------------
 110A2             Colorado Springs  CO       80918  N/A               Yes (LB-G)
  111              Largo             FL       33770  Refinance         No                3,800,000     3,800,000            0.1%
  112              West Springfield  MA       01089  Acquisition       No                3,800,000     3,796,957            0.1%
  113              Fulton            NY       13069  Refinance         No                3,800,000     3,793,931            0.1%
  114              Powell            OH       43065  Acquisition       No                3,730,000     3,730,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  115              Union             MO       63084  Refinance         No                3,700,000     3,689,777            0.1%
  116              Tyler             TX       75702  Refinance         No                3,650,000     3,636,517            0.1%
  117              Tallahassee       FL       32301  Acquisition       No                3,600,000     3,600,000            0.1%
  118              Various           TX     Various  Refinance         No                3,500,000     3,500,000            0.1%
 118A1             Richmond          TX       77469  N/A               Yes (UBS G)
--------------------------------------------------------------------------------------------------------------------------------
 118A2             Victoria          TX       77904  N/A               Yes (UBS G)
  119              Sunrise           FL       33325  Refinance         No                3,400,000     3,400,000            0.1%
  120              Lagrange          OH       44050  Acquisition       No                3,400,000     3,394,002            0.1%
  121              Indianapolis      IN       46220  Refinance         No                3,300,000     3,300,000            0.1%
  122              Northbrook        IL       60062  Refinance         No                3,200,000     3,200,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  123              Various           MN     Various  Refinance         No                3,160,000     3,160,000            0.1%
 123A1             Owatonna          MN       55060  N/A               Yes(LB-H)
 123A2             Waconia           MN       55387  N/A               Yes(LB-H)
  124              Myrtle Beach      SC       29577  Acquisition       No                3,150,000     3,150,000            0.1%
  125              Boca Raton        FL       33432  Acquisition       No                3,100,000     3,100,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  126              Garfield          NJ       07026  Refinance         No                3,100,000     3,100,000            0.1%
  127              Largo             FL       33773  Refinance         No                2,900,000     2,892,390            0.1%
  128              Houston           TX       77067  Acquisition       No                2,860,000     2,860,000            0.1%
  129      (32)    Chattanooga       TN       37421  Acquisition       No                2,720,000     2,720,000            0.1%
  130              Midlothian        VA       23114  Acquisition       No                2,475,000     2,475,000            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  131              Aurora            CO       80011  Acquisition       No                2,400,000     2,400,000            0.1%
  132              Mansfield         TX       76063  Acquisition       No                2,000,000     2,000,000            0.1%
  133              Acworth           GA       30101  Refinance         No                2,000,000     2,000,000            0.1%
  134              Memphis           TN       38115  Acquisition       No                2,000,000     2,000,000            0.1%
  135              Mansfield         OH       44907  Acquisition       No                2,000,000     1,996,606            0.1%
--------------------------------------------------------------------------------------------------------------------------------
  136              Decatur           GA       30030  Refinance         No                1,900,000     1,895,304            0.1%
  137              Wylie             TX       75098  Acquisition       No                1,800,000     1,795,187            0.0%
  138              La Plata          MD       20646  Acquisition       No                1,630,000     1,627,879            0.0%
  139              Dallas            TX       75231  Refinance         No                1,438,000     1,438,000            0.0%
  140              Bradenton         FL       34203  Refinance         No                1,400,000     1,400,000            0.0%
--------------------------------------------------------------------------------------------------------------------------------
  141              Knoxville         TN       37932  Refinance         No                1,225,000     1,225,000            0.0%
--------------------------------------------------------------------------------------------------------------------------------

                    CUMULATIVE %              ADMINISTRATIVE   INTEREST                              ORIGINAL      REMAINING
CONTROL  FOOTNOTE  OF INITIAL POOL  MORTGAGE       COST         ACCRUAL        AMORTIZATION       INTEREST-ONLY  INTEREST-ONLY
  NO.       NO.        BALANCE      RATE (%)       RATE          BASIS             TYPE           PERIOD (MOS.)  PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------

   1                          9.7%   5.65900         0.02054  Actual/360  Interest-Only                     120            119
   2        (1)              18.9%   5.68000         0.02054  Actual/360  Interest-Only                     120            119
   3        (2)              27.0%   6.04600         0.02054  Actual/360  Interest-Only                     120            119
   4        (3)              34.3%   6.37200         0.02054  Actual/360  Interest-Only                     120            119
   5        (4)              40.1%   6.43500         0.02054  Actual/360  Interest-Only                      84             83
------------------------------------------------------------------------------------------------------------------------------
  5A1
  5A2
  5A3
  5A4
   6        (5)              44.2%   5.72890         0.02054  Actual/360  Interest-Only                      60             58
------------------------------------------------------------------------------------------------------------------------------
  6A1
  6A2
  6A3
  6A4
   7        (6)              47.5%   6.65250         0.02054  Actual/360  Interest-Only, Balloon             36             33
------------------------------------------------------------------------------------------------------------------------------
  7A1
  7A2
  7A3
  7A4
  7A5
------------------------------------------------------------------------------------------------------------------------------
  7A6
  7A7
  7A8
  7A9
 7A10
------------------------------------------------------------------------------------------------------------------------------
 7A11
 7A12
 7A13
 7A14
 7A15
------------------------------------------------------------------------------------------------------------------------------
 7A16
 7A17
 7A18
 7A19
 7A20
------------------------------------------------------------------------------------------------------------------------------
 7A21
 7A22
 7A23
 7A24
 7A25
------------------------------------------------------------------------------------------------------------------------------
 7A26
 7A27
 7A28
 7A29
 7A30
------------------------------------------------------------------------------------------------------------------------------
 7A31
 7A32
 7A33
 7A34
 7A35
------------------------------------------------------------------------------------------------------------------------------
 7A36
 7A37
 7A38
 7A39
 7A40
------------------------------------------------------------------------------------------------------------------------------
 7A41
 7A42
 7A43
 7A44
 7A45
------------------------------------------------------------------------------------------------------------------------------
 7A46
 7A47
 7A48
 7A49
 7A50
------------------------------------------------------------------------------------------------------------------------------
 7A51
 7A52
 7A53
 7A54
 7A55
------------------------------------------------------------------------------------------------------------------------------
 7A56
 7A57
 7A58
 7A59
 7A60
------------------------------------------------------------------------------------------------------------------------------
 7A61
 7A62
 7A63
 7A64
 7A65
------------------------------------------------------------------------------------------------------------------------------
 7A66
 7A67
 7A68
 7A69
 7A70
------------------------------------------------------------------------------------------------------------------------------
 7A71
 7A72
 7A73
 7A74
 7A75
------------------------------------------------------------------------------------------------------------------------------
 7A76
 7A77
 7A78
 7A79
 7A80
------------------------------------------------------------------------------------------------------------------------------
 7A81
 7A82
   8        (7)              50.5%   5.56800         0.02054  Actual/360  Interest-Only                     120            119
   9        (8)              53.2%   6.01650         0.02054  Actual/360  Interest-Only                      60             58
  9A1
------------------------------------------------------------------------------------------------------------------------------
  9A2
  9A3
  9A4
  9A5
  9A6
------------------------------------------------------------------------------------------------------------------------------
  9A7
  9A8
            (9)              53.2%   6.51000         0.02054  Actual/360  Interest-Only                      60             58
  10A                        54.6%   6.51000         0.02054  Actual/360  Interest-Only                      60             58
 10A1
------------------------------------------------------------------------------------------------------------------------------
 10A2
 10A3
 10A4
 10A5
 10A6
------------------------------------------------------------------------------------------------------------------------------
 10A7
 10A8
 10A9
 10A10
 10A11
------------------------------------------------------------------------------------------------------------------------------
 10A12
  10B                        54.9%   6.51000         0.02054  Actual/360  Interest-Only                      60             58
 10B1
 10B2
 10B3
------------------------------------------------------------------------------------------------------------------------------
 10B4
  10C                        55.2%   6.51000         0.02054  Actual/360  Interest-Only                      60             58
  10D                        55.5%   6.51000         0.02054  Actual/360  Interest-Only                      60             58
  10E                        55.5%   6.51000         0.02054  Actual/360  Interest-Only                      60             58
  11       (10)              57.8%   5.59000         0.01554  Actual/360  Fully Amortizing                    0              0
------------------------------------------------------------------------------------------------------------------------------
  12                         59.5%   5.70000         0.04054  Actual/360  Interest-Only                      60             59
  13       (11)              61.0%   5.74000         0.02054  Actual/360  Interest-Only, Balloon             36             35
  14                         62.4%   5.79000         0.02054  Actual/360  Interest-Only                     120            118
  15                         63.8%   6.33500         0.02054  Actual/360  Interest-Only                     120            120
  16       (12)              65.2%   5.82000         0.02054  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------
  17                         66.5%   5.65000         0.02054  Actual/360  Interest-Only                     120            118
  18                         67.8%   6.16000         0.02054  Actual/360  Interest-Only                     120            120
 18A1
 18A2
 18A3
------------------------------------------------------------------------------------------------------------------------------
 18A4
 18A5
  19       (13)              69.0%   5.80000         0.02054  Actual/360  Interest-Only                      60             59
 19A1
 19A2
------------------------------------------------------------------------------------------------------------------------------
 19A3
 19A4
  20       (14)              70.1%   5.86500         0.02054  Actual/360  Interest-Only, Balloon             24             22
  21                         70.9%   6.05000         0.02054  Actual/360  Interest-Only                      60             57
  22       (15)              71.7%   6.68000         0.02054  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------
  23       (16)              72.5%   5.26500         0.02054  Actual/360  Balloon                             0              0
  24                         73.3%   5.52000         0.02054  Actual/360  Interest-Only                     120            119
  25                         74.0%   5.68000         0.02054  Actual/360  Interest-Only, Balloon             60             59
  26                         74.7%   5.78000         0.02054  Actual/360  Interest-Only                     120            117
  27                         75.3%   5.85000         0.02054  Actual/360  Interest-Only, Balloon             60             57
------------------------------------------------------------------------------------------------------------------------------
  28       (17)              76.0%   5.77000         0.02054  Actual/360  Interest-Only                     120            119
  29                         76.6%   5.96000         0.02054  Actual/360  Interest-Only, Balloon             60             59
  30                         77.2%   5.73000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  31                         77.7%   5.95000         0.08054  Actual/360  Interest-Only, Balloon             36             35
  32                         78.2%   5.70000         0.02054  Actual/360  Interest-Only, Balloon             36             35
------------------------------------------------------------------------------------------------------------------------------
  33       (18)              78.8%   6.04000         0.02054  Actual/360  Interest-Only                     120            119
  34                         79.3%   5.87000         0.02054  Actual/360  Interest-Only                      60             59
  35                         79.8%   5.55000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  36                         80.3%   5.92000         0.02054  Actual/360  Interest-Only, Balloon             60             59
 36A1
------------------------------------------------------------------------------------------------------------------------------
 36A2
  37                         80.8%   5.82000         0.02054  Actual/360  Interest-Only                     120            118
  38                         81.3%   5.80000         0.04054  Actual/360  Interest-Only, Balloon             84             83
  39                         81.8%   5.87000         0.02054  Actual/360  Balloon                             0              0
  40       (19)              82.2%   5.98000         0.02054  Actual/360  Interest-Only                      60             59
------------------------------------------------------------------------------------------------------------------------------
  41                         82.7%   5.75000         0.08054  Actual/360  Interest-Only, Balloon             24             22
  42                         83.1%   5.80000         0.04054  Actual/360  Interest-Only, Balloon             84             83
  43       (20)              83.5%   6.01000         0.02054  Actual/360  Interest-Only                      60             59
  44                         83.9%   6.38000         0.06054  Actual/360  Interest-Only, Balloon             60             58
  45                         84.4%   5.89000         0.02054  Actual/360  Interest-Only                     120            118
------------------------------------------------------------------------------------------------------------------------------
  46                         84.8%   5.70000         0.02054  Actual/360  Interest-Only, Balloon             60             59
  47                         85.1%   5.70000         0.02054  Actual/360  Interest-Only, Balloon             60             59
  48                         85.5%   5.82000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  49                         85.9%   5.95000         0.02054  Actual/360  Interest-Only, Balloon             36             35
  50                         86.2%   6.03000         0.02054  Actual/360  Interest-Only, Balloon             60             57
------------------------------------------------------------------------------------------------------------------------------
  51                         86.6%   5.89000         0.02054  Actual/360  Interest-Only                     120            118
  52                         86.9%   5.94000         0.02054  Actual/360  Balloon                             0              0
  53                         87.3%   5.96000         0.08054  Actual/360  Interest-Only                     120            118
  54                         87.6%   5.68000         0.02054  Actual/360  Interest-Only                     120            118
  55                         87.9%   5.68000         0.02054  Actual/360  Interest-Only                     120            118
------------------------------------------------------------------------------------------------------------------------------
  56                         88.2%   5.68000         0.02054  Actual/360  Interest-Only                     120            118
  57                         88.5%   5.65000         0.02054  Actual/360  Interest-Only                     120            119
  58                         88.8%   6.03000         0.02054  Actual/360  Interest-Only, Balloon             60             57
  59                         89.1%   5.89000         0.02054  Actual/360  Interest-Only, Balloon             36             34
  60       (21)              89.3%   5.77000         0.02054  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------
  61                         89.6%   5.68000         0.02054  Actual/360  Interest-Only                     120            118
  62                         89.9%   5.56000         0.02054  Actual/360  Interest-Only                     120            119
  63                         90.1%   6.45000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  64                         90.4%   6.01000         0.02054  Actual/360  Balloon                             0              0
  65                         90.6%   5.68000         0.02054  Actual/360  Interest-Only                     120            118
------------------------------------------------------------------------------------------------------------------------------
  66                         90.9%   5.56000         0.02054  Actual/360  Interest-Only                     120            119
  67                         91.1%   6.19100         0.02054  Actual/360  Interest-Only                     120            114
 67A1
 67A2
 67A3
------------------------------------------------------------------------------------------------------------------------------
 67A4
 67A5
 67A6
 67A7
  68                         91.4%   5.56000         0.02054  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------
  69                         91.6%   5.75000         0.08054  Actual/360  Interest-Only, Balloon             60             58
  70                         91.8%   5.69000         0.02054  Actual/360  Interest-Only, Balloon             60             60
  71                         92.0%   6.03000         0.02054  Actual/360  Interest-Only, Balloon             60             57
  72                         92.2%   6.01000         0.08054  Actual/360  Interest-Only, Balloon             60             58
  73                         92.4%   6.19100         0.02054  Actual/360  Interest-Only                     120            114
------------------------------------------------------------------------------------------------------------------------------
 73A1
 73A2
 73A3
 73A4
 73A5
------------------------------------------------------------------------------------------------------------------------------
  74                         92.7%   5.71000         0.02054  Actual/360  Interest-Only                     120            119
  75                         92.9%   5.89000         0.02054  Actual/360  Interest-Only                     120            118
  76                         93.1%   5.60000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  77       (22)              93.3%   6.27000         0.02054  Actual/360  Balloon                             0              0
  78       (23)              93.4%   5.97000         0.02054  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------
  79                         93.6%   5.63000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  80                         93.8%   5.98000         0.02054  Actual/360  Balloon                             0              0
  81                         94.0%   5.93000         0.02054  Actual/360  Interest-Only, Balloon             24             22
  82                         94.1%   5.78000         0.02054  Actual/360  Interest-Only                     120            119
  83                         94.3%   5.89000         0.02054  Actual/360  Interest-Only                     120            118
------------------------------------------------------------------------------------------------------------------------------
  84       (24)              94.4%   6.08000         0.02054  Actual/360  Interest-Only                     120            119
 84A1
 84A2
  85       (25)              94.6%   5.74000         0.02054  Actual/360  Interest-Only                     120            119
  86                         94.7%   6.28000         0.02054  Actual/360  Interest-Only, Balloon             60             58
------------------------------------------------------------------------------------------------------------------------------
  87                         94.9%   5.86000         0.02054  Actual/360  Balloon                             0              0
  88                         95.0%   5.99000         0.02054  Actual/360  Interest-Only                     120            119
  89                         95.2%   6.00000         0.07054  Actual/360  Interest-Only, Balloon             48             45
  90                         95.3%   5.90000         0.02054  Actual/360  Interest-Only, Balloon             18             16
  91                         95.4%   6.02000         0.07054  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------
  92                         95.6%   6.12000         0.02054  Actual/360  Interest-Only                     120            115
  93                         95.7%   6.03500         0.02054  Actual/360  Interest-Only, Balloon             60             58
  94                         95.8%   5.85000         0.08054  Actual/360  Interest-Only, Balloon             36             32
  95                         96.0%   5.82000         0.02054  Actual/360  Balloon                             0              0
  96       (26)              96.1%   5.74000         0.02054  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------
  97                         96.2%   5.94000         0.02054  Actual/360  Interest-Only, Balloon             24             21
  98                         96.3%   5.81000         0.02054  Actual/360  Interest-Only, Balloon             60             58
  99                         96.5%   5.95000         0.02054  Actual/360  Balloon                             0              0
  100      (27)              96.6%   5.75000         0.02054  Actual/360  Interest-Only                     120            119
  101                        96.7%   5.78000         0.02054  Actual/360  Interest-Only, Balloon             48             47
------------------------------------------------------------------------------------------------------------------------------
  102      (28)              96.8%   5.87000         0.02054  Actual/360  Interest-Only                     120            119
  103      (29)              96.9%   5.90000         0.02054  Actual/360  Interest-Only                     120            118
  104                        97.0%   5.71000         0.02054  Actual/360  Interest-Only                     120            119
  105      (30)              97.2%   6.06500         0.02054  Actual/360  Interest-Only                     120            117
  106                        97.3%   5.71000         0.02054  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------
  107                        97.4%   6.01000         0.02054  Actual/360  Balloon                             0              0
  108      (31)              97.5%   5.78000         0.02054  Actual/360  Interest-Only                     120            119
  109                        97.6%   5.71000         0.02054  Actual/360  Interest-Only                     120            119
  110                        97.7%   5.95000         0.08054  Actual/360  Interest-Only, Balloon             60             56
 110A1
------------------------------------------------------------------------------------------------------------------------------
 110A2
  111                        97.8%   5.87000         0.08054  Actual/360  Interest-Only, Balloon             13             11
  112                        97.9%   6.13000         0.02054  Actual/360  Balloon                             0              0
  113                        98.0%   6.15000         0.02054  Actual/360  Balloon                             0              0
  114                        98.1%   5.75000         0.02054  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------
  115                        98.2%   5.85000         0.02054  Actual/360  Balloon                             0              0
  116                        98.3%   6.46000         0.02054  Actual/360  Balloon                             0              0
  117                        98.4%   6.10000         0.02054  Actual/360  Interest-Only, Balloon             24             21
  118                        98.5%   6.25000         0.02054  Actual/360  Balloon                             0              0
 118A1
------------------------------------------------------------------------------------------------------------------------------
 118A2
  119                        98.6%   5.77000         0.06054  Actual/360  Interest-Only, Balloon             60             58
  120                        98.7%   5.77000         0.02054  Actual/360  Balloon                             0              0
  121                        98.7%   5.91000         0.02054  Actual/360  Interest-Only, Balloon             24             22
  122                        98.8%   5.90000         0.02054  Actual/360  Interest-Only, Balloon             18             16
------------------------------------------------------------------------------------------------------------------------------
  123                        98.9%   6.00000         0.08054  Actual/360  Interest-Only, Balloon             24             23
 123A1
 123A2
  124                        99.0%   5.83000         0.02054  Actual/360  Interest-Only, Balloon             36             35
  125                        99.1%   6.13000         0.08054  Actual/360  Interest-Only, Balloon             24             20
------------------------------------------------------------------------------------------------------------------------------
  126                        99.2%   5.78000         0.02054  Actual/360  Interest-Only                     120            119
  127                        99.3%   6.07000         0.08054  Actual/360  Balloon                             0              0
  128                        99.3%   5.75000         0.02054  Actual/360  Interest-Only, Balloon             36             35
  129      (32)              99.4%   6.37000         0.02054  Actual/360  Interest-Only                     120            118
  130                        99.5%   5.80000         0.02054  Actual/360  Interest-Only, Balloon             48             46
------------------------------------------------------------------------------------------------------------------------------
  131                        99.5%   5.96000         0.08054  Actual/360  Interest-Only, Balloon             24             21
  132                        99.6%   5.86000         0.02054  Actual/360  Interest-Only                     120            119
  133                        99.6%   6.58000         0.02054  Actual/360  Interest-Only, Balloon             48             47
  134                        99.7%   6.32000         0.02054  Actual/360  Interest-Only                     120            116
  135                        99.7%   5.92000         0.02054  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------
  136                        99.8%   6.32000         0.02054  Actual/360  Balloon                             0              0
  137                        99.8%   5.99000         0.02054  Actual/360  Balloon                             0              0
  138                        99.9%   5.90000         0.02054  Actual/360  Balloon                             0              0
  139                        99.9%   5.75000         0.02054  Actual/360  Interest-Only, Balloon             24             23
  140                       100.0%   6.03000         0.02054  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------
  141                       100.0%   6.05000         0.02054  Actual/360  Interest-Only, Balloon             18             16
------------------------------------------------------------------------------------------------------------------------------

                      ORIGINAL         REMAINING       ORIGINAL     REMAINING                  MATURITY OR
CONTROL  FOOTNOTE      TERM TO          TERM TO      AMORTIZATION  AMORTIZATION  ORIGINATION    ANTICIPATED      BALLOON
  NO.       NO.    MATURITY (MOS.)  MATURITY (MOS.)   TERM (MOS.)   TERM (MOS.)      DATE     REPAYMENT DATE   BALANCE ($)
--------------------------------------------------------------------------------------------------------------------------

   1                           120              119             0             0   12/27/2006       1/11/2017   362,000,000
   2        (1)                120              119             0             0   12/22/2006       1/11/2017   340,000,000
   3        (2)                120              119             0             0   12/28/2006       1/11/2017   300,000,000
   4        (3)                120              119             0             0   12/27/2006       1/11/2017   270,000,000
   5        (4)                 84               83             0             0   12/27/2006       1/11/2014   217,000,000
--------------------------------------------------------------------------------------------------------------------------
  5A1
  5A2
  5A3
  5A4
   6        (5)                 60               58             0             0    12/8/2006      12/11/2011   150,400,000
--------------------------------------------------------------------------------------------------------------------------
  6A1
  6A2
  6A3
  6A4
   7        (6)                 60               57           300           300   10/16/2006      11/11/2011   121,068,645
--------------------------------------------------------------------------------------------------------------------------
  7A1
  7A2
  7A3
  7A4
  7A5
--------------------------------------------------------------------------------------------------------------------------
  7A6
  7A7
  7A8
  7A9
 7A10
--------------------------------------------------------------------------------------------------------------------------
 7A11
 7A12
 7A13
 7A14
 7A15
--------------------------------------------------------------------------------------------------------------------------
 7A16
 7A17
 7A18
 7A19
 7A20
--------------------------------------------------------------------------------------------------------------------------
 7A21
 7A22
 7A23
 7A24
 7A25
--------------------------------------------------------------------------------------------------------------------------
 7A26
 7A27
 7A28
 7A29
 7A30
--------------------------------------------------------------------------------------------------------------------------
 7A31
 7A32
 7A33
 7A34
 7A35
--------------------------------------------------------------------------------------------------------------------------
 7A36
 7A37
 7A38
 7A39
 7A40
--------------------------------------------------------------------------------------------------------------------------
 7A41
 7A42
 7A43
 7A44
 7A45
--------------------------------------------------------------------------------------------------------------------------
 7A46
 7A47
 7A48
 7A49
 7A50
--------------------------------------------------------------------------------------------------------------------------
 7A51
 7A52
 7A53
 7A54
 7A55
--------------------------------------------------------------------------------------------------------------------------
 7A56
 7A57
 7A58
 7A59
 7A60
--------------------------------------------------------------------------------------------------------------------------
 7A61
 7A62
 7A63
 7A64
 7A65
--------------------------------------------------------------------------------------------------------------------------
 7A66
 7A67
 7A68
 7A69
 7A70
--------------------------------------------------------------------------------------------------------------------------
 7A71
 7A72
 7A73
 7A74
 7A75
--------------------------------------------------------------------------------------------------------------------------
 7A76
 7A77
 7A78
 7A79
 7A80
--------------------------------------------------------------------------------------------------------------------------
 7A81
 7A82
   8        (7)                120              119             0             0   12/14/2006       1/11/2017   110,000,000
   9        (8)                 60               58             0             0    12/7/2006      12/11/2011   102,280,000
  9A1
--------------------------------------------------------------------------------------------------------------------------
  9A2
  9A3
  9A4
  9A5
  9A6
--------------------------------------------------------------------------------------------------------------------------
  9A7
  9A8
            (9)                 60               58             0             0    12/8/2006      12/11/2011    85,600,000
  10A                           60               58             0             0    12/8/2006      12/11/2011    49,400,000
 10A1
--------------------------------------------------------------------------------------------------------------------------
 10A2
 10A3
 10A4
 10A5
 10A6
--------------------------------------------------------------------------------------------------------------------------
 10A7
 10A8
 10A9
 10A10
 10A11
--------------------------------------------------------------------------------------------------------------------------
 10A12
  10B                           60               58             0             0    12/8/2006      12/11/2011    13,600,000
 10B1
 10B2
 10B3
--------------------------------------------------------------------------------------------------------------------------
 10B4
  10C                           60               58             0             0    12/8/2006      12/11/2011    10,800,000
  10D                           60               58             0             0    12/8/2006      12/11/2011    10,200,000
  10E                           60               58             0             0    12/8/2006      12/11/2011     1,600,000
  11       (10)                119              117           119           117   11/24/2006      11/11/2016             0
--------------------------------------------------------------------------------------------------------------------------
  12                            60               59             0             0   12/20/2006       1/11/2012    64,000,000
  13       (11)                120              119           360           360   12/22/2006       1/11/2017    49,445,230
  14                           120              118             0             0   11/15/2006      12/11/2016    54,000,000
  15                           120              120             0             0    1/31/2007       2/11/2017    52,500,000
  16       (12)                120              119           360           359   12/13/2006       1/11/2017    43,610,814
--------------------------------------------------------------------------------------------------------------------------
  17                           120              118             0             0   11/30/2006      12/11/2016    48,000,000
  18                           120              120             0             0    1/26/2007       2/11/2017    45,900,000
 18A1
 18A2
 18A3
--------------------------------------------------------------------------------------------------------------------------
 18A4
 18A5
  19       (13)                 60               59             0             0   12/14/2006       1/11/2012    44,000,000
 19A1
 19A2
--------------------------------------------------------------------------------------------------------------------------
 19A3
 19A4
  20       (14)                120              118           360           360   11/20/2006      12/11/2016    37,989,265
  21                            60               57             0             0    11/9/2006      11/11/2011    30,000,000
  22       (15)                120              119           360           359   12/12/2006       1/11/2017    25,937,943
--------------------------------------------------------------------------------------------------------------------------
  23       (16)                120              119           240           239   12/22/2006        1/1/2017    19,108,059
  24                           120              119             0             0   12/21/2006       1/11/2017    29,750,000
  25                           120              119           360           360   12/21/2006       1/11/2017    23,287,775
  26                           120              117             0             0    11/3/2006      11/11/2016    25,000,000
  27                           120              117           360           360   10/31/2006      11/11/2016    22,334,105
--------------------------------------------------------------------------------------------------------------------------
  28       (17)                120              119             0             0   12/21/2006       1/11/2017    23,680,000
  29                           120              119           360           360   12/28/2006       1/11/2017    21,506,905
  30                           120              118           360           360    12/8/2006      12/11/2016    20,508,237
  31                           120              119           360           360   12/12/2006       1/11/2017    18,054,837
  32                           120              119           360           360   12/29/2006       1/11/2017    17,965,668
--------------------------------------------------------------------------------------------------------------------------
  33       (18)                120              119             0             0     1/8/2007       1/11/2017    20,000,000
  34                            60               59             0             0   12/28/2006       1/11/2012    19,250,000
  35                           120              118           360           360    12/6/2006      12/11/2016    17,667,100
  36                           120              119           360           360   12/29/2006       1/11/2017    16,915,890
 36A1
--------------------------------------------------------------------------------------------------------------------------
 36A2
  37                           120              118             0             0    12/4/2006      12/11/2016    18,100,000
  38                           120              119           360           360   12/27/2006       1/11/2017    17,342,976
  39                           120              117           360           357    11/8/2006      11/11/2016    15,206,723
  40       (19)                 60               59             0             0   12/22/2006       1/11/2012    16,700,000
--------------------------------------------------------------------------------------------------------------------------
  41                            60               58           360           360    12/7/2006      12/11/2011    15,867,031
  42                           120              119           360           360   12/27/2006       1/11/2017    15,370,543
  43       (20)                 60               59             0             0     1/9/2007       1/11/2012    15,950,000
  44                           144              142           360           360   11/30/2006      12/11/2018    14,273,318
  45                           120              118             0             0    12/1/2006      12/11/2016    15,560,000
--------------------------------------------------------------------------------------------------------------------------
  46                           120              119           360           360   12/29/2006       1/11/2017    13,743,607
  47                           120              119           360           360   12/22/2006       1/11/2017    13,510,664
  48                           120              118           360           360   11/30/2006      12/11/2016    12,693,526
  49                           120              119           360           360   12/21/2006       1/11/2017    12,187,015
  50                           120              117           360           360   10/25/2006      11/11/2016    12,354,744
--------------------------------------------------------------------------------------------------------------------------
  51                           120              118             0             0    12/1/2006      12/11/2016    13,100,000
  52                           120              119           360           359   12/19/2006       1/11/2017    10,793,624
  53                           120              118             0             0    12/5/2006      12/11/2016    12,500,000
  54                           120              118             0             0    12/1/2006      12/11/2016    12,085,000
  55                           120              118             0             0    12/1/2006      12/11/2016    11,622,000
--------------------------------------------------------------------------------------------------------------------------
  56                           120              118             0             0    12/1/2006      12/11/2016    11,203,000
  57                           120              119             0             0   12/21/2006       1/11/2017    10,770,000
  58                           120              117           360           360   10/25/2006      11/11/2016     9,827,637
  59                           120              118           360           360   11/17/2006      12/11/2016     9,468,254
  60       (21)                120              119             0             0   12/21/2006       1/11/2017    10,400,000
--------------------------------------------------------------------------------------------------------------------------
  61                           120              118             0             0    12/1/2006      12/11/2016    10,375,000
  62                           120              119             0             0     1/5/2007       1/11/2017     9,550,000
  63                           180              178           360           360   11/16/2006      12/11/2021     8,163,028
  64                           120              120           360           360    1/25/2007       2/11/2017     7,990,198
  65                           120              118             0             0    12/1/2006      12/11/2016     9,243,000
--------------------------------------------------------------------------------------------------------------------------
  66                           120              119             0             0     1/5/2007       1/11/2017     9,150,000
  67                           120              114             0             0    7/21/2006       8/11/2016     9,053,534
 67A1
 67A2
 67A3
--------------------------------------------------------------------------------------------------------------------------
 67A4
 67A5
 67A6
 67A7
  68                           120              119             0             0     1/5/2007       1/11/2017     9,000,000
--------------------------------------------------------------------------------------------------------------------------
  69                           120              118           360           360   11/28/2006      12/11/2016     8,392,052
  70                           120              120           360           360    1/12/2007       2/11/2017     7,546,003
  71                           120              117           360           360   10/25/2006      11/11/2016     7,300,530
  72                           120              118           360           360   11/22/2006      12/11/2016     7,205,254
  73                           120              114             0             0    9/28/2006       8/11/2016     7,586,669
--------------------------------------------------------------------------------------------------------------------------
 73A1
 73A2
 73A3
 73A4
 73A5
--------------------------------------------------------------------------------------------------------------------------
  74                           120              119             0             0   12/15/2006       1/11/2017     7,550,000
  75                           120              118             0             0    12/1/2006      12/11/2016     7,520,000
  76                           120              118           360           360   11/22/2006      12/11/2016     6,963,889
  77       (22)                 60               58           360           358   11/14/2006      12/11/2011     6,899,866
  78       (23)                120              119             0             0   12/29/2006       1/11/2017     6,900,000
--------------------------------------------------------------------------------------------------------------------------
  79                           120              118           360           360    12/1/2006      12/11/2016     6,143,911
  80                           120              119           300           299    1/10/2007       1/11/2017     4,875,176
  81                           120              118           360           360   11/20/2006      12/11/2016     5,397,195
  82                           120              119             0             0   12/29/2006       1/11/2017     6,029,000
  83                           120              118             0             0    12/1/2006      12/11/2016     5,800,000
--------------------------------------------------------------------------------------------------------------------------
  84       (24)                120              119             0             0   12/20/2006       1/11/2017     5,610,000
 84A1
 84A2
  85       (25)                120              119             0             0   12/22/2006       1/11/2017     5,610,000
  86                           120              118           360           360   12/11/2006      12/11/2016     5,258,786
--------------------------------------------------------------------------------------------------------------------------
  87                           120              117           360           357   10/23/2006      11/11/2016     4,729,568
  88                           120              119             0             0     1/5/2007       1/11/2017     5,450,000
  89                           120              117           360           360    11/1/2006      11/11/2016     4,830,509
  90                           120              118           360           360   11/22/2006      12/11/2016     4,593,980
  91                           120              119           300           299   12/14/2006       1/11/2017     4,029,386
--------------------------------------------------------------------------------------------------------------------------
  92                           120              115             0             0    8/22/2006       9/11/2016     5,000,000
  93                           120              118           360           360    12/8/2006      12/11/2016     4,680,296
  94                           120              116           360           360    9/28/2006      10/11/2016     4,406,086
  95                           120              118           360           358    12/8/2006      12/11/2016     4,116,879
  96       (26)                120              119             0             0     1/4/2007       1/11/2017     4,780,000
--------------------------------------------------------------------------------------------------------------------------
  97                           120              117           360           360    11/3/2006      11/11/2016     4,026,456
  98                           120              118           360           360   11/20/2006      12/11/2016     4,246,150
  99                            84               83           360           359   12/21/2006       1/11/2014     4,062,469
  100      (27)                120              119             0             0   12/15/2006       1/11/2017     4,428,500
  101                          120              119           360           360   12/12/2006       1/11/2017     3,942,000
--------------------------------------------------------------------------------------------------------------------------
  102      (28)                120              119             0             0     1/2/2007       1/11/2017     4,274,000
  103      (29)                120              118             0             0    12/1/2006      12/11/2016     4,250,000
  104                          120              119             0             0   12/28/2006       1/11/2017     4,125,000
  105      (30)                120              117             0             0   11/10/2006      11/11/2016     4,072,000
  106                          120              119             0             0   12/28/2006       1/11/2017     4,000,000
--------------------------------------------------------------------------------------------------------------------------
  107                          120              119           360           359   12/28/2006       1/11/2017     3,393,238
  108      (31)                120              119             0             0   12/14/2006       1/11/2017     3,910,000
  109                          120              119             0             0   12/28/2006       1/11/2017     3,875,000
  110                          120              116           360           360   10/11/2006      10/11/2016     3,553,008
 110A1
--------------------------------------------------------------------------------------------------------------------------
 110A2
  111                          120              118           360           360    12/5/2006      12/11/2016     3,292,331
  112                          120              119           360           359   12/14/2006       1/11/2017     3,234,897
  113                          120              118           360           358    12/4/2006      12/11/2016     3,237,142
  114                          120              119             0             0   12/13/2006       1/11/2017     3,730,000
--------------------------------------------------------------------------------------------------------------------------
  115                          120              117           360           357    11/1/2006      11/11/2016     3,123,960
  116                          120              117           300           297   10/26/2006      11/11/2016     2,869,880
  117                          120              117           360           360   10/27/2006      11/11/2016     3,197,279
  118                          120              120           300           300    1/31/2007       2/11/2017     2,732,597
 118A1
--------------------------------------------------------------------------------------------------------------------------
 118A2
  119                           84               82           360           360   11/20/2006      12/11/2013     3,316,546
  120                          120              118           360           358    12/1/2006      12/11/2016     2,864,003
  121                          120              118           360           360   11/15/2006      12/11/2016     2,918,461
  122                          120              118           360           360   11/21/2006      12/11/2016     2,800,140
--------------------------------------------------------------------------------------------------------------------------
  123                          120              119           360           360   12/12/2006       1/11/2017     2,800,150
 123A1
 123A2
  124                          120              119           360           360   12/20/2006       1/11/2017     2,836,939
  125                           60               56           360           360   10/11/2006      10/11/2011     2,989,885
--------------------------------------------------------------------------------------------------------------------------
  126                          120              119             0             0   12/27/2006       1/11/2017     3,100,000
  127                          120              117           360           357    11/7/2006      11/11/2016     2,464,487
  128                          120              119           360           360   12/27/2006       1/11/2017     2,571,666
  129      (32)                120              118             0             0   11/17/2006      12/11/2016     2,720,000
  130                          120              118           360           360    12/1/2006      12/11/2016     2,269,814
--------------------------------------------------------------------------------------------------------------------------
  131                          120              117           360           360   10/13/2006      11/11/2016     2,124,810
  132                          120              119             0             0   12/18/2006       1/11/2017     2,000,000
  133                          120              119           360           360    1/11/2007       1/11/2017     1,857,055
  134                          120              116             0             0    10/4/2006      10/11/2016     2,000,000
  135                          120              118           360           358   11/21/2006      12/11/2016     1,692,293
--------------------------------------------------------------------------------------------------------------------------
  136                          120              117           360           357   10/17/2006      11/11/2016     1,626,349
  137                          120              117           360           357   10/23/2006      11/11/2016     1,526,094
  138                          120              119           300           299   12/19/2006       1/11/2017     1,257,942
  139                          120              119           360           360   12/22/2006       1/11/2017     1,266,966
  140                          120              120           360           360    1/22/2007       2/11/2017     1,188,200
--------------------------------------------------------------------------------------------------------------------------
  141                          120              118           360           360   11/22/2006      12/11/2016     1,075,853
--------------------------------------------------------------------------------------------------------------------------

                                                                  MONTHLY         GROSS       TOTAL       U/W NET      U/W NET
CONTROL  FOOTNOTE      PROPERTY              PREPAYMENT             DEBT         INCOME      EXPENSES    OPERATING       CASH
  NO.       NO.          TYPE              PROVISIONS (1)        SERVICE ($)       ($)         ($)       INCOME ($)    FLOW ($)
--------------------------------------------------------------------------------------------------------------------------------

   1               Office            L(26),D(91),O(3)           1,730,841.83   68,779,722   17,548,838   51,230,884   51,025,884
   2        (1)    Office            L(26),D(91),O(3)           1,631,685.19   40,875,218   17,997,515   22,877,703   22,877,703
   3        (2)    Retail            L(26),DorYM1%(88),O(6)     1,532,493.06   49,109,150   18,450,264   30,658,886   30,120,744
   4        (3)    Office            L(26),D(88),O(6)           1,453,612.50   43,192,807   15,115,814   28,076,993   26,684,203
   5        (4)    Office            L(26),D(52),O(6)           1,179,824.48   37,582,489   13,283,077   24,299,412   22,634,862
--------------------------------------------------------------------------------------------------------------------------------
  5A1              Office
  5A2              Office
  5A3              Office
  5A4              Office
   6        (5)    Multifamily       L(27),D(30),O(3)             727,994.66   15,036,532    5,410,028    9,626,504    9,256,664
--------------------------------------------------------------------------------------------------------------------------------
  6A1              Multifamily
  6A2              Multifamily
  6A3              Multifamily
  6A4              Multifamily
   7        (6)    Health Care       YM1%(28),DorYM1%(29),O(3)    855,959.02  606,595,926  492,778,449  113,817,477  111,783,127
--------------------------------------------------------------------------------------------------------------------------------
  7A1              Health Care
  7A2              Health Care
  7A3              Health Care
  7A4              Health Care
  7A5              Health Care
--------------------------------------------------------------------------------------------------------------------------------
  7A6              Health Care
  7A7              Health Care
  7A8              Health Care
  7A9              Health Care
 7A10              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A11              Health Care
 7A12              Health Care
 7A13              Health Care
 7A14              Health Care
 7A15              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A16              Health Care
 7A17              Health Care
 7A18              Health Care
 7A19              Health Care
 7A20              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A21              Health Care
 7A22              Health Care
 7A23              Health Care
 7A24              Health Care
 7A25              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A26              Health Care
 7A27              Health Care
 7A28              Health Care
 7A29              Health Care
 7A30              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A31              Health Care
 7A32              Health Care
 7A33              Health Care
 7A34              Health Care
 7A35              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A36              Health Care
 7A37              Health Care
 7A38              Health Care
 7A39              Health Care
 7A40              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A41              Health Care
 7A42              Health Care
 7A43              Health Care
 7A44              Health Care
 7A45              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A46              Health Care
 7A47              Health Care
 7A48              Health Care
 7A49              Health Care
 7A50              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A51              Health Care
 7A52              Health Care
 7A53              Health Care
 7A54              Health Care
 7A55              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A56              Health Care
 7A57              Health Care
 7A58              Health Care
 7A59              Health Care
 7A60              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A61              Health Care
 7A62              Health Care
 7A63              Health Care
 7A64              Health Care
 7A65              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A66              Health Care
 7A67              Health Care
 7A68              Health Care
 7A69              Health Care
 7A70              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A71              Health Care
 7A72              Health Care
 7A73              Health Care
 7A74              Health Care
 7A75              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A76              Health Care
 7A77              Health Care
 7A78              Health Care
 7A79              Health Care
 7A80              Health Care
--------------------------------------------------------------------------------------------------------------------------------
 7A81              Health Care
 7A82              Health Care
   8        (7)    Office            L(26),D(91),O(3)             517,488.89   11,832,784    4,725,202    7,107,582    6,617,930
   9        (8)    Multifamily       L(27),D(30),O(3)             519,928.66   16,808,758    8,521,309    8,287,450    7,740,683
  9A1              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
  9A2              Multifamily
  9A3              Multifamily
  9A4              Multifamily
  9A5              Multifamily
  9A6              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
  9A7              Multifamily
  9A8              Multifamily
            (9)    Multifamily       L(27),D(30),O(3)             470,829.72    9,297,257    2,435,019    6,862,239    6,774,039
  10A              Multifamily       L(27),D(30),O(3)             271,717.15    5,450,583    1,422,177    4,028,406    3,978,606
 10A1              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 10A2              Multifamily
 10A3              Multifamily
 10A4              Multifamily
 10A5              Multifamily
 10A6              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 10A7              Multifamily
 10A8              Multifamily
 10A9              Multifamily
 10A10             Multifamily
 10A11             Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 10A12             Multifamily
  10B              Multifamily       L(27),D(30),O(3)              74,804.72    1,546,832      457,671    1,089,161    1,063,561
 10B1              Multifamily
 10B2              Multifamily
 10B3              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 10B4              Multifamily
  10C              Multifamily       L(27),D(30),O(3)              59,403.75    1,016,716      220,811      795,905      792,505
  10D              Multifamily       L(27),D(30),O(3)              56,103.54    1,117,775      283,780      833,996      826,996
  10E              Multifamily       L(27),D(30),O(3)               8,800.56      165,351       50,580      114,771      112,371
  11       (10)    Office            L(27),D(92)                  925,494.72  110,418,474   30,364,190   80,054,284   77,055,332
--------------------------------------------------------------------------------------------------------------------------------
  12               Office            L(24),YM1%(33),O(3)          308,222.22   12,465,566    7,053,025    5,412,542    4,609,451
  13       (11)    Office            L(26),D(93),O(1)             320,615.76   10,736,971    4,613,750    6,123,221    5,424,019
  14               Mobile Home Park  L(27),DorYM(90),O(3)         264,168.75    5,095,025    1,256,178    3,838,847    3,813,999
  15               Office            L(25),D(92),O(3)             281,005.64    7,517,324    2,841,966    4,675,358    4,231,160
  16       (12)    Industrial/W'hse  L(26),DorYM(91),O(3)         304,010.10    6,151,317    1,467,258    4,684,059    4,443,807
--------------------------------------------------------------------------------------------------------------------------------
  17               Multifamily       L(48),D(72)                  229,138.89    6,002,257    2,516,982    3,485,275    3,371,473
  18               Multifamily       L(25),D(93),O(2)             238,892.50    7,626,526    3,837,877    3,788,649    3,527,247
 18A1              Multifamily
 18A2              Multifamily
 18A3              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 18A4              Multifamily
 18A5              Multifamily
  19       (13)    Multifamily       L(26),D(31),O(3)             215,620.37    6,782,487    3,415,087    3,367,400    3,183,400
 19A1              Multifamily
 19A2              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 19A3              Multifamily
 19A4              Multifamily
  20       (14)    Retail            L(27),D(93)                  254,086.48    7,418,333    3,139,851    4,278,482    3,966,671
  21               Multifamily       L(48),D(12)                  153,350.69    3,044,503      834,168    2,210,335    2,155,935
  22       (15)    Hotel             L(26),D(91),O(3)             193,185.57   11,226,539    7,504,883    3,721,657    2,779,258
--------------------------------------------------------------------------------------------------------------------------------
  23       (16)    Retail            L(26),D(88),O(6)             202,404.72   13,311,178    1,888,283   11,422,894   10,801,584
  24               Industrial/W'hse  YM(26),DorYM(91),O(3)        138,750.69    2,147,250       64,417    2,082,832    2,020,915
  25               Retail            L(26),D(94)                  144,783.41    2,421,890      599,409    1,822,481    1,729,990
  26               Multifamily       L(28),D(89),O(3)             122,089.12    3,291,524    1,379,660    1,911,864    1,832,114
  27               Mixed Use         L(48),D(69),O(3)             141,113.87    2,308,616      575,566    1,733,050    1,688,330
--------------------------------------------------------------------------------------------------------------------------------
  28       (17)    Multifamily       L(26),D(91),O(3)             115,442.74    2,914,196    1,072,866    1,841,330    1,762,830
  29               Retail            L(48),D(69),O(3)             137,305.69    2,544,114      779,690    1,764,424    1,694,623
  30               Office            L(27),D(90),O(3)             128,106.65    2,911,502    1,104,787    1,806,715    1,671,734
  31               Retail            L(26),D(91),O(3)             119,267.94    3,225,636    1,028,578    2,197,058    2,065,900
  32               Retail            L(26),D(94)                  116,080.09    2,568,301      750,999    1,817,302    1,615,127
--------------------------------------------------------------------------------------------------------------------------------
  33       (18)    Mobile Home Park  L(26),D(92),O(2)             102,064.81    2,229,524      796,154    1,433,370    1,405,270
  34               Multifamily       YM1%(57),O(3)                 95,472.42    2,420,106    1,035,238    1,384,868    1,334,550
  35               Retail            L(48),D(69),O(3)             108,476.71    1,370,386       34,260    1,336,126    1,336,126
  36               Multifamily       L(26),D(91),O(3)             107,589.45    4,282,417    2,436,582    1,845,835    1,665,835
 36A1              Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 36A2              Multifamily
  37               Retail            L(48),YM1%(69),O(3)           89,004.24    1,454,196      166,917    1,287,279    1,279,621
  38               Office            L(26),D(60),O(34)            105,762.24    1,955,953      540,397    1,415,556    1,282,191
  39               Multifamily       L(28),D(90),O(2)             106,419.28    1,699,284       50,979    1,648,305    1,618,305
  40       (19)    Multifamily       L(26),D(31),O(3)              84,377.52    2,002,346      738,377    1,263,969    1,217,569
--------------------------------------------------------------------------------------------------------------------------------
  41               Multifamily       L(36),YM(21),O(3)             96,289.52    2,388,375      928,681    1,459,694    1,387,694
  42               Office            L(26),D(60),O(34)             93,733.80    1,631,823      410,004    1,221,819    1,141,523
  43       (20)    Industrial/W'hse  L(26),D(31),O(3)              80,992.40    1,555,101      250,825    1,304,276    1,186,979
  44               Retail            L(48),D(96)                   97,874.08    1,616,960      273,762    1,343,198    1,305,316
  45               Multifamily       L(27),D(90),O(3)              77,434.41    2,875,845    1,558,868    1,316,977    1,204,474
--------------------------------------------------------------------------------------------------------------------------------
  46               Office            L(49),D(69),O(2)              85,609.06    1,980,184      690,574    1,289,610    1,186,448
  47               Retail            L(48),D(72)                   84,158.06    1,734,246      581,038    1,153,208    1,116,447
  48               Retail            L(48),D(72)                   79,971.71    1,398,699      338,598    1,060,101      986,353
  49               Retail            L(48),D(69),O(3)              80,505.86    2,097,849      934,076    1,163,773      983,368
  50               Retail            L(28),D(92)                   79,395.44    1,483,968      251,721    1,232,247    1,194,889
--------------------------------------------------------------------------------------------------------------------------------
  51               Multifamily       L(27),D(90),O(3)              65,192.21    2,144,380    1,088,581    1,055,799      982,879
  52               Office            L(26),D(94)                   75,951.55    1,435,946      314,135    1,121,811    1,079,697
  53               Retail            L(27),D(90),O(3)              62,945.60    1,230,293      313,721      916,572      903,251
  54               Retail            YM(27),DorYM(90),O(3)         57,996.81      881,835       26,455      855,380      841,767
  55               Retail            YM(27),DorYM(90),O(3)         55,774.84      847,866       25,436      822,430      809,494
--------------------------------------------------------------------------------------------------------------------------------
  56               Retail            YM(27),DorYM(90),O(3)         53,764.03      816,376       24,491      791,885      780,351
  57               Retail            L(26),D(92),O(2)              51,413.04    1,224,649      295,869      928,780      895,232
  58               Office            L(28),D(92)                   63,155.47    1,303,869      241,101    1,062,768    1,016,667
  59               Retail            L(27),D(90),O(3)              62,212.16    1,292,387      356,093      936,294      857,604
  60       (21)    Multifamily       L(26),D(91),O(3)              50,701.20    1,569,740      769,970      799,770      757,770
--------------------------------------------------------------------------------------------------------------------------------
  61               Retail            YM(27),DorYM(90),O(3)         49,790.39      757,727       22,732      734,995      722,616
  62               Multifamily       L(26),D(91),O(3)              44,862.89    1,888,853    1,128,848      760,005      697,005
  63               Retail            L(25),YM1%(143),O(12)         59,734.42    1,098,533      171,017      927,516      861,475
  64               Hotel             L(25),D(93),O(2)              56,538.24    2,536,470    1,549,925      986,545      846,110
  65               Retail            YM(27),DorYM(90),O(3)         44,357.84      675,661       20,270      655,391      643,741
--------------------------------------------------------------------------------------------------------------------------------
  66               Multifamily       L(26),D(91),O(3)              42,983.82    1,850,268    1,051,219      799,049      739,049
  67               Retail            YM(31),DorYM(86),O(3)         47,357.42      718,060       21,542      696,518      681,893
 67A1              Retail
 67A2              Retail
 67A3              Retail
--------------------------------------------------------------------------------------------------------------------------------
 67A4              Retail
 67A5              Retail
 67A6              Retail
 67A7              Retail
  68               Multifamily       L(26),D(91),O(3)              42,279.17    1,795,756    1,111,553      684,203      622,203
--------------------------------------------------------------------------------------------------------------------------------
  69               Office            L(27),D(90),O(3)              52,521.56    1,097,859      375,627      722,232      698,641
  70               Multifamily       L(25),D(94),O(1)              46,961.12    2,229,713    1,461,461      768,252      692,002
  71               Retail            L(28),D(92)                   46,915.49      799,198      181,987      617,211      614,121
  72               Retail            L(48),D(72)                   46,214.91      868,173      251,429      616,744      603,652
  73               Retail            YM(31),DorYM(86),O(3)         39,684.51      609,179       18,275      590,903      571,411
--------------------------------------------------------------------------------------------------------------------------------
 73A1              Retail
 73A2              Retail
 73A3              Retail
 73A4              Retail
 73A5              Retail
--------------------------------------------------------------------------------------------------------------------------------
  74               Retail            L(48),D(69),O(3)              36,424.38      830,845      265,292      565,553      556,585
  75               Multifamily       L(27),D(90),O(3)              37,423.31    1,345,883      727,714      618,169      566,894
  76               Retail            L(27),D(87),O(6)              42,964.07      881,572      179,719      701,853      660,909
  77       (22)    Office            L(27),D(30),O(3)              45,350.86    1,003,769      306,372      697,397      653,764
  78       (23)    Office            L(26),D(91),O(3)              34,804.27      949,317      405,831      543,486      499,961
--------------------------------------------------------------------------------------------------------------------------------
  79               Multifamily       L(48),D(72)                   38,014.16    1,408,376      780,652      627,724      563,724
  80               Hotel             L(26),D(91),O(3)              40,514.00    1,621,279      842,034      779,245      694,232
  81               Retail            L(27),D(91),O(2)              36,298.51      835,930       20,898      815,032      788,932
  82               Retail            YM(26),DorYM(91),O(3)         29,443.01      445,071       13,352      431,719      429,767
  83               Multifamily       L(27),D(90),O(3)              28,863.73    1,043,679      559,655      484,024      447,054
--------------------------------------------------------------------------------------------------------------------------------
  84       (24)    Mobile Home Park  L(26),D(91),O(3)              28,818.78      986,666      523,649      463,017      436,767
 84A1              Mobile Home Park
 84A2              Mobile Home Park
  85       (25)    Retail            YM(26),DorYM(91),O(3)         27,207.20      413,731       12,412      401,319      399,145
  86               Retail            L(27),D(93)                   34,589.50      628,415      128,459      499,956      484,639
--------------------------------------------------------------------------------------------------------------------------------
  87               Retail            L(48),D(72)                   33,072.45      514,394       46,882      467,512      464,548
  88               Multifamily       L(24),YM1%(96)                27,582.42      659,268      230,878      428,390      413,590
  89               Retail            L(48),D(71),O(1)              31,476.40      738,954      244,512      494,442      452,275
  90               Office            L(27),D(91),O(2)              31,139.67      999,666      479,653      520,013      465,338
  91               Industrial/W'hse  L(26),D(93),O(1)              33,567.27    1,228,174      458,266      769,908      680,553
--------------------------------------------------------------------------------------------------------------------------------
  92               Multifamily       L(30),D(89),O(1)              25,854.17    1,063,230      633,323      429,908      395,158
  93               Retail            L(48),D(69),O(3)              30,090.13      458,640        9,173      449,467      441,667
  94               Retail            L(48),D(71),O(1)              28,848.11      746,860      277,396      469,464      431,646
  95               Retail            L(48),D(71),O(1)              28,695.73      562,764      127,802      434,962      425,533
  96       (26)    Retail            YM(26),DorYM(91),O(3)         23,181.89      346,747       10,402      336,344      334,121
--------------------------------------------------------------------------------------------------------------------------------
  97               Office            L(28),D(89),O(3)              27,104.28    1,014,173      514,737      499,436      428,876
  98               Multifamily       L(48),D(72)                   26,726.25      868,241      394,956      473,285      442,323
  99               Office            L(48),D(36)                   26,835.29      546,910       97,165      449,745      423,992
  100      (27)    Retail            YM(26),DorYM(91),O(3)         21,514.62      325,800        9,774      316,026      314,577
  101              Retail            L(26),D(94)                   25,175.64      596,936      205,373      391,563      364,210
--------------------------------------------------------------------------------------------------------------------------------
  102      (28)    Retail            YM(26),DorYM(91),O(3)         21,197.36      313,731        6,275      307,456      305,233
  103      (29)    Retail            YM(27),DorYM(90),O(3)         21,186.05      320,444        9,613      310,831      308,647
  104              Retail            L(48),D(72)                   19,900.74      346,125        8,653      337,472      333,578
  105      (30)    Retail            L(28),D(89),O(3)              20,866.41      311,150        9,335      301,816      300,451
  106              Retail            L(48),D(72)                   19,297.69      336,223        8,406      327,817      324,062
--------------------------------------------------------------------------------------------------------------------------------
  107              Retail            L(26),D(92),O(2)              24,007.74      857,022      318,665      538,357      475,139
  108      (31)    Retail            YM(26),DorYM(91),O(3)         19,094.74      293,885        8,817      285,069      282,846
  109              Retail            L(48),D(72)                   18,694.63      324,324        8,108      316,216      311,831
  110              Self Storage      L(48),YM1%(72)                22,660.91      760,985      288,603      472,382      466,714
 110A1             Self Storage
--------------------------------------------------------------------------------------------------------------------------------
 110A2             Self Storage
  111              Retail            L(27),D(90),O(3)              22,466.29      603,171      242,741      360,430      343,770
  112              Multifamily       L(26),D(91),O(3)              23,101.49      664,472      291,363      373,109      346,874
  113              Retail            L(48),D(69),O(3)              23,150.67      350,055        7,001      343,054      338,018
  114              Multifamily       L(26),D(91),O(3)              18,121.15      516,068      222,171      293,897      274,147
--------------------------------------------------------------------------------------------------------------------------------
  115              Retail            L(48),D(72)                   21,827.81      308,700        6,174      302,526      301,050
  116              Hotel             L(48),D(72)                   24,553.91    1,373,766      891,096      482,670      427,719
  117              Multifamily       L(48),D(72)                   21,815.81      651,700      298,198      353,502      316,857
  118              Retail            L(25),D(92),O(3)              23,088.43      385,358       19,028      366,330      332,916
 118A1             Retail
--------------------------------------------------------------------------------------------------------------------------------
 118A2             Retail
  119              Office            L(48),D(34),O(2)              19,884.70      626,202      302,882      323,320      301,541
  120              Retail            L(27),D(90),O(3)              19,884.70      484,866      147,718      337,148      304,713
  121              Retail            L(27),D(90),O(3)              19,594.63      590,022      213,785      376,237      334,426
  122              Office            L(27),D(91),O(2)              18,980.37      611,497      274,064      337,434      293,465
--------------------------------------------------------------------------------------------------------------------------------
  123              Retail            L(48),D(71),O(1)              18,945.80      346,963       93,055      253,908      243,394
 123A1             Retail
 123A2             Retail
  124              Retail            L(48),D(72)                   18,542.94      431,212      112,819      318,393      302,024
  125              Office            L(29),D(31)                   18,845.95      509,199      206,281      302,918      270,931
--------------------------------------------------------------------------------------------------------------------------------
  126              Retail            L(26),D(92),O(2)              15,139.05      231,255        6,938      224,317      223,267
  127              Self Storage      L(48),D(71),O(1)              17,517.69      506,472      247,583      258,890      251,285
  128              Multifamily       L(24),YM1%(96)                16,690.18      857,988      553,385      304,603      265,424
  129      (32)    Self Storage      L(27),YM1%(92),O(1)           14,639.20      415,574      163,145      252,429      244,046
  130              Retail            L(48),D(72)                   14,522.14      272,971       52,830      220,141      211,549
--------------------------------------------------------------------------------------------------------------------------------
  131              Retail            L(48),D(72)                   14,327.55      261,626       47,020      214,606      209,033
  132              Retail            L(48),D(72)                    9,902.31      245,602       50,794      194,808      192,028
  133              Retail            L(48),D(72)                   12,746.77      246,084       60,408      185,676      181,582
  134              Self Storage      L(29),YM1%(90),O(1)           10,679.63      333,836      151,027      182,809      172,512
  135              Mobile Home Park  L(27),D(90),O(3)              11,888.34      448,059      239,567      208,492      199,192
--------------------------------------------------------------------------------------------------------------------------------
  136              Retail            L(48),D(72)                   11,785.26      251,217       40,150      211,067      204,033
  137              Self Storage      L(48),D(72)                   10,780.34      291,086      127,811      163,275      158,354
  138              Retail            L(26),D(82),O(12)             10,402.70      259,322       92,707      166,615      164,935
  139              Multifamily       L(26),D(92),O(2)               8,391.78      392,283      240,362      151,921      131,671
  140              Retail            L(25),D(95)                    8,420.73      167,045       40,996      126,049      124,352
--------------------------------------------------------------------------------------------------------------------------------
  141              Office            L(48),D(72)                    7,383.92      151,147       34,139      117,008      108,910
--------------------------------------------------------------------------------------------------------------------------------

                                                                                      U/W     CUT-OFF
CONTROL FOOTNOTE GROUP                                                                NCF     DATE U/W     APPRAISED   APPRAISAL
  NO.      NO.    NO.  LOAN SELLER                  PROPERTY NAME                  DSCR (x) NCF DSCR (x)   VALUE ($)      DATE
---------------------------------------------------------------------------------------------------------------------------------

   1               1   UBS         State Street Building                               1.15         1.15   889,000,000 11/20/2006
   2       (1)     1   LB          1745 Broadway                                       1.17         1.17   525,000,000   1/1/2007
   3       (2)     1   LB/UBS      Westfield San Francisco Emporium                    1.64         1.64   622,000,000 10/27/2006
   4       (3)     1   LB          International Square                                1.53         1.53   668,000,000  10/1/2006
   5       (4)     1   LB          Tishman Speyer DC Portfolio I                       1.60         1.60   560,000,000  10/1/2006
---------------------------------------------------------------------------------------------------------------------------------
  5A1              1   LB          1201 F Street                                                           188,000,000  10/1/2006
  5A2              1   LB          Commonwealth Tower                                                      180,000,000  10/1/2006
  5A3              1   LB          Commercial National Bank Building                                       155,000,000  10/1/2006
  5A4              1   LB          TransPotomac V Plaza                                                     37,000,000  10/1/2006
   6       (5)     2   LB          Bethany Maryland Portfolio                          1.06         1.06   178,300,000    Various
---------------------------------------------------------------------------------------------------------------------------------
  6A1              2   LB          Willow Lake Apartments                                                   55,700,000 11/10/2006
  6A2              2   LB          Quail Hollow Apartments                                                  42,200,000 11/10/2006
  6A3              2   LB          Woodhill Apartments                                                      40,900,000 11/10/2006
  6A4              2   LB          Seneca Bay                                                               39,500,000  11/6/2006
   7       (6)     1   LB          Extendicare Portfolio                               2.72         3.31   785,120,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
  7A1              1   LB          Valley Manor Nursing & Rehabilitation Center                             25,850,000  8/31/2006
  7A2              1   LB          Elkins Crest Health & Rehabilitation Center                              25,720,000  8/31/2006
  7A3              1   LB          Cedar Springs Health & Rehab Center                                      24,640,000  8/31/2006
  7A4              1   LB          Tremont Health and Rehabilitation Center                                 23,080,000  8/31/2006
  7A5              1   LB          Willowcrest Care Center                                                  18,840,000   3/1/2007
---------------------------------------------------------------------------------------------------------------------------------
  7A6              1   LB          Ironwood Health & Rehab. Center                                          17,380,000  8/31/2006
  7A7              1   LB          Beaver Valley Nursing & Rehabilitation Center                            16,880,000  8/31/2006
  7A8              1   LB          Hospitality Nursing & Rehab. Center                                      16,380,000  8/31/2006
  7A9              1   LB          Bon Harbor Nursing & Rehab Center                                        15,980,000  8/31/2006
 7A10              1   LB          River's Bend Health & Rehab                                              15,920,000   1/1/2007
---------------------------------------------------------------------------------------------------------------------------------
 7A11              1   LB          Woodcrest Manor Care Center                                              15,890,000  8/31/2006
 7A12              1   LB          Arbors at Milford                                                        15,730,000  8/31/2006
 7A13              1   LB          Spruce Manor Nursing & Rehabilitation Center                             15,080,000  8/31/2006
 7A14              1   LB          Belair Health & Rehabilitation Center                                    14,920,000  8/31/2006
 7A15              1   LB          Arbors at New Castle Subacute & Rehab Center                             14,910,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A16              1   LB          Canterbury Nursing                                                       13,890,000  8/31/2006
 7A17              1   LB          Arbors at Fairmont                                                       13,270,000  8/31/2006
 7A18              1   LB          Slate Belt Nursing                                                       13,200,000  8/31/2006
 7A19              1   LB          Dresher Hill Health and Rehabilitation Center                            12,890,000  8/31/2006
 7A20              1   LB          Irvine Health & Rehab. Center                                            12,280,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A21              1   LB          Evergreen Nursing & Rehab. Center                                        12,080,000  8/31/2006
 7A22              1   LB          Salyersville Health Care Center                                          11,730,000  8/31/2006
 7A23              1   LB          Puget Sound Healthcare Center                                            11,730,000  8/31/2006
 7A24              1   LB          Meadow View Health & Rehab. Center                                       11,640,000  8/31/2006
 7A25              1   LB          Gardens on University                                                    11,280,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A26              1   LB          Sunrise Manor Nursing & Rehab. Center                                    11,040,000  8/31/2006
 7A27              1   LB          Forest Ridge Health & Rehab. Center                                      10,950,000  8/31/2006
 7A28              1   LB          Aldercrest Health & Rehab Center                                         10,940,000  8/31/2006
 7A29              1   LB          Crestwood Convalescent Center                                            10,830,000  8/31/2006
 7A30              1   LB          Northwood Nursing & Rehabilitation Center                                10,270,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A31              1   LB          Bremerton Health & Rehab Center                                          10,040,000  8/31/2006
 7A32              1   LB          Texas Terrace Care Center                                                10,030,000  8/31/2006
 7A33              1   LB          Morningside Health Center                                                 9,720,000  8/31/2006
 7A34              1   LB          Sheboygan Progressive Care Center                                         9,690,000  8/31/2006
 7A35              1   LB          Cypress Grove Rehab. Center                                               9,320,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A36              1   LB          Franklin Hills Health & Rehab Center                                      9,240,000  8/31/2006
 7A37              1   LB          Medco Center of Paducah                                                   9,030,000  8/31/2006
 7A38              1   LB          Columbus Rehab & Subacute Institute                                       8,720,000  8/31/2006
 7A39              1   LB          Morganfield Nursing & Rehab.                                              8,500,000  8/31/2006
 7A40              1   LB          Westpark Rehab. Center                                                    8,370,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A41              1   LB          Kenwood House                                                             7,900,000  8/31/2006
 7A42              1   LB          Park Health & Rehab. Center                                               7,730,000  8/31/2006
 7A43              1   LB          Rockmill Rehab. Centre                                                    7,570,000  8/31/2006
 7A44              1   LB          Arbors at Fairlawn                                                        7,530,000  8/31/2006
 7A45              1   LB          Arbors West                                                               7,500,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A46              1   LB          LaCrosse Health & Rehab. Center                                           7,370,000  8/31/2006
 7A47              1   LB          Medco Center of Brandenburg                                               7,160,000  8/31/2006
 7A48              1   LB          Riverside Nursing & Rehab. Center                                         7,160,000  8/31/2006
 7A49              1   LB          Mount Vernon Nursing & Rehab. Center                                      7,060,000  8/31/2006
 7A50              1   LB          Medco Center of Campbellsville                                            7,030,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A51              1   LB          Woodsfield Nursing & Rehab. Center                                        7,010,000  8/31/2006
 7A52              1   LB          Richfield Health Center                                                   7,000,000  8/31/2006
 7A53              1   LB          Madison Manor                                                             6,880,000  8/31/2006
 7A54              1   LB          Fordsville Nursing & Rehab. Center                                        6,820,000  8/31/2006
 7A55              1   LB          Medco Center of Hardinsburg                                               6,570,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A56              1   LB          Abington Crest Nursing & Rehabilitation Center                            6,460,000  8/31/2006
 7A57              1   LB          Arbors at Dayton Nursing & Subacute Center                                6,400,000  8/31/2006
 7A58              1   LB          Todd-Dickey Nursing & Rehab. Center                                       6,040,000  8/31/2006
 7A59              1   LB          American Heritage Care Center                                             5,940,000  8/31/2006
 7A60              1   LB          Springfield Nursing and Rehabilitation Center                             5,930,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A61              1   LB          Weyauwega Health Care Center                                              5,820,000  8/31/2006
 7A62              1   LB          Ivy Court                                                                 5,750,000  8/31/2006
 7A63              1   LB          Heritage Nursing & Rehab. Center                                          5,750,000   3/1/2007
 7A64              1   LB          Arbors at London                                                          5,690,000  8/31/2006
 7A65              1   LB          Medco Center of Bowling Green                                             5,670,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A66              1   LB          Crystal River Nursing & Rehab. Center                                     5,360,000  8/31/2006
 7A67              1   LB          Scott Villa Nursing & Rehabilitation Center                               5,240,000  8/31/2006
 7A68              1   LB          Rocksprings Rehab. Center                                                 5,180,000  8/31/2006
 7A69              1   LB          Kittitas Valley Health & Rehab. Center                                    5,040,000  8/31/2006
 7A70              1   LB          Cornell Area Care Center                                                  4,980,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A71              1   LB          Medco Center of Franklin                                                  4,590,000  8/31/2006
 7A72              1   LB          Medco Health & Rehab. Center                                              4,460,000  8/31/2006
 7A73              1   LB          Eastgate Manor Nursing & Rehab. Center                                    4,460,000  8/31/2006
 7A74              1   LB          Rose Of Sharon Manor                                                      4,370,000  8/31/2006
 7A75              1   LB          Pembroke Nursing & Rehab. Center                                          4,310,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A76              1   LB          Shady Lawn Nursing Home                                                   4,000,000  8/31/2006
 7A77              1   LB          Parkview Nursing Center                                                   3,590,000   9/1/2006
 7A78              1   LB          Professional Care Rehab Center                                            3,390,000  8/31/2006
 7A79              1   LB          Elizabethtown Nursing & Rehab. Center                                     3,240,000  8/31/2006
 7A80              1   LB          Elkhart Rehab. Center                                                     2,490,000  8/31/2006
---------------------------------------------------------------------------------------------------------------------------------
 7A81              1   LB          Prairie Village Nursing & Rehabilitation Center                           2,420,000  8/31/2006
 7A82              1   LB          Ridgewood Nursing & Rehab. Center                                         2,380,000  8/31/2006
   8       (7)     1   LB          1166 Avenue of the Americas                         1.07         1.07   145,000,000  12/1/2006
   9       (8)     2   LB          Bethany Houston Portfolio                           1.24         1.24   117,800,000    Various
  9A1              2   LB          Sendera Briargrove Apartments                                            24,900,000 11/27/2006
---------------------------------------------------------------------------------------------------------------------------------
  9A2              2   LB          Sendera Westway Apartments                                               17,300,000 11/21/2006
  9A3              2   LB          Sendera Sugar Ridge Apartments                                           16,900,000 11/27/2006
  9A4              2   LB          Wyndham Oaks Apartments                                                  16,350,000 11/21/2006
  9A5              2   LB          Sendera Woodbridge Apartments                                            15,000,000 11/27/2006
  9A6              2   LB          Sendera at Champion Forest Apartments                                    10,350,000 11/27/2006
---------------------------------------------------------------------------------------------------------------------------------
  9A7              2   LB          Sendera Memorial Apartments                                               9,350,000 11/21/2006
  9A8              2   LB          Sendera Park Apartments                                                   7,650,000 11/21/2006
           (9)         UBS         Lembi Portfolio                                     1.20         1.20   139,200,000 11/10/2006
  10A              2   UBS         Trophy Properties Portfolio                         1.22         1.22    82,600,000 11/10/2006
 10A1              2   UBS         795 Pine Street                                                          21,500,000 11/10/2006
---------------------------------------------------------------------------------------------------------------------------------
 10A2              2   UBS         1801 Gough Street                                                        13,700,000 11/10/2006
 10A3              2   UBS         355 Fulton Street                                                         8,800,000 11/10/2006
 10A4              2   UBS         2038 Divisadero Street                                                    5,700,000 11/10/2006
 10A5              2   UBS         1855 10th Avenue                                                          5,100,000 11/10/2006
 10A6              2   UBS         1440 Sutter Street                                                        5,100,000 11/10/2006
---------------------------------------------------------------------------------------------------------------------------------
 10A7              2   UBS         340 Church Street                                                         4,600,000 11/10/2006
 10A8              2   UBS         1753 Mason Street                                                         4,200,000 11/10/2006
 10A9              2   UBS         520 Buchanan Street                                                       4,600,000 11/10/2006
 10A10             2   UBS         4540 California Street                                                    4,500,000 11/10/2006
 10A11             2   UBS         3264-3274 Mission Street                                                  2,600,000 11/10/2006
---------------------------------------------------------------------------------------------------------------------------------
 10A12             2   UBS         1656 Leavenworth Street                                                   2,200,000 11/10/2006
  10B              2   UBS         Prime Apartment Properties Portfolio                1.18         1.18    23,100,000 11/10/2006
 10B1              2   UBS         1547 Clay Street                                                          6,600,000 11/10/2006
 10B2              2   UBS         1020 Post Street                                                          6,400,000 11/10/2006
 10B3              2   UBS         1126 Bush Street                                                          6,700,000 11/10/2006
---------------------------------------------------------------------------------------------------------------------------------
 10B4              2   UBS         346 Leavenworth Street                                                    3,400,000 11/10/2006
  10C              2   UBS         2238 Hyde Street                                    1.11         1.11    14,900,000 11/10/2006
  10D              2   UBS         737 Pine Street                                     1.23         1.23    16,000,000 11/10/2006
  10E              2   UBS         325 9th Avenue                                      1.06         1.06     2,600,000 11/10/2006
  11      (10)     1   UBS         Four Times Square                                   1.91         1.91 1,648,100,000  10/1/2006
---------------------------------------------------------------------------------------------------------------------------------
  12               1   LB          Towers at Park Central                              1.25         1.25    84,400,000  11/9/2006
  13      (11)     1   UBS         373 - 381 Park Avenue South                         1.41         1.69    95,000,000  11/1/2006
  14               2   LB          Royal Country                                       1.20         1.20    70,350,000  9/14/2006
  15               1   UBS         Del Amo Financial Center                            1.25         1.25    70,850,000   9/7/2006
  16      (12)     1   UBS         Cold Storage Industrial                             1.22         1.22    65,040,000 10/18/2006
---------------------------------------------------------------------------------------------------------------------------------
  17               2   LB          Sevilla Apartments                                  1.23         1.23    67,700,000  9/12/2006
  18               2   UBS         Costanza Portfolio                                  1.23         1.23    50,600,000  11/6/2006
 18A1              2   UBS         Waverlywood Village                                                      20,400,000  11/6/2006
 18A2              2   UBS         Glenbrook Manor                                                          13,650,000  11/6/2006
 18A3              2   UBS         Kings Court                                                               9,400,000  11/6/2006
---------------------------------------------------------------------------------------------------------------------------------
 18A4              2   UBS         Lake Vista                                                                5,350,000  11/6/2006
 18A5              2   UBS         Brighton Gardens                                                          1,800,000  11/6/2006
  19      (13)     2   LB          Bethany Austin Portfolio                            1.23         1.23    51,400,000 11/27/2006
 19A1              2   LB          Falls on Bull Creek Apartments                                           21,500,000 11/27/2006
 19A2              2   LB          Promontory Point Apartments                                              13,350,000 11/27/2006
---------------------------------------------------------------------------------------------------------------------------------
 19A3              2   LB          Broadmoor Apartments                                                     11,000,000 11/27/2006
 19A4              2   LB          Chesapeake Apartments                                                     5,550,000 11/27/2006
  20      (14)     1   LB          Eastland Mall                                       1.30         1.55    60,000,000 10/25/2006
  21               2   LB          Augusta Apartments                                  1.17         1.17    39,600,000 10/18/2006
  22      (15)     1   UBS         Sheraton LA                                         1.20          1.2    40,000,000   8/3/2006
---------------------------------------------------------------------------------------------------------------------------------
  23      (16)     1   LB          Kentucky Oaks Mall                                  4.45         4.45   130,000,000 10/26/2006
  24               1   UBS         CVS - Vero Beach                                    1.21         1.21    34,000,000 12/11/2006
  25               1   LB          Galleria of Key Biscayne, Inc.                      1.00         1.20    34,000,000 11/27/2006
  26               2   LB          Hunting Oaks Apartments                             1.25         1.25    31,300,000 10/18/2006
  27               1   LB          Via Mizner                                          1.00         1.19    30,500,000  9/14/2006
---------------------------------------------------------------------------------------------------------------------------------
  28      (17)     2   UBS         Village Club Apartments                             1.27         1.27    29,600,000 11/29/2006
  29               1   LB          Pacific Square                                      1.03         1.22    28,750,000 11/29/2006
  30               1   LB          401 E. Ocean Blvd.                                  1.09         1.31    27,500,000  10/3/2006
  31               1   LB          North Street Shopping Center                        1.44         1.71    32,000,000   8/8/2006
  32               1   LB          Sandy Village                                       1.16          1.4    25,600,000 12/11/2006
---------------------------------------------------------------------------------------------------------------------------------
  33      (18)     2   UBS         Gypsum Mills                                        1.15         1.15    25,200,000 11/30/2006
  34               2   LB          Verona Woods                                        1.16         1.16    28,650,000  12/6/2006
  35               1   LB          BJ's Wholesale Club                                 1.03         1.25    23,200,000  11/3/2006
  36               2   UBS         Memphis Multis                                      1.29         1.53    25,450,000 11/30/2006
 36A1              2   UBS         Ridgeway Crossing                                                        19,650,000 11/30/2006
---------------------------------------------------------------------------------------------------------------------------------
 36A2              2   UBS         Deerfield Apartments                                                      5,800,000 11/30/2006
  37               1   LB          Catskill Commons                                    1.20         1.20    22,900,000   1/1/2007
  38               1   LB          GTECH Office Campus - GTECH                         1.01         1.21    23,200,000  11/6/2006
  39               2   UBS         Foundation House                                    1.27         1.27    24,000,000  7/27/2006
  40      (19)     2   LB          Bethany Blanding Place                              1.20         1.20    20,600,000  12/8/2006
---------------------------------------------------------------------------------------------------------------------------------
  41               2   LB          River Oaks Apartments                               1.20         1.44    21,000,000  10/3/2006
  42               1   LB          GTECH Office Campus - Immunex                       1.01         1.22    20,100,000   6/1/2007
  43      (20)     1   UBS         430-460 South Pickett                               1.22         1.22    23,000,000 11/10/2006
  44               1   LB          Midtown Plaza Shopping Center                       1.11         1.29    19,600,000  10/6/2006
  45               2   LB          Meadows at Lakeway Apartments                       1.30         1.30    19,450,000  9/29/2006
---------------------------------------------------------------------------------------------------------------------------------
  46               1   LB          Oak Grove Plaza                                     1.15         1.39    18,800,000  9/26/2006
  47               1   LB          Oaks Mall Plaza                                     1.11         1.33    18,000,000 11/17/2006
  48               1   LB          Visalia Plaza                                       1.03         1.23    17,100,000  10/9/2006
  49               1   LB          Pony Mall                                           1.02         1.21    18,350,000 10/18/2006
  50               1   LB          Eastern Marketplace I                               1.25         1.48    18,500,000  8/24/2006
---------------------------------------------------------------------------------------------------------------------------------
  51               2   LB          Colony at Lakeway Apartments                        1.26         1.26    16,500,000  9/29/2006
  52               1   LB          Inland Valley Terrace Business Center               1.18         1.18    17,500,000 10/18/2006
  53               1   LB          Shops at Simi Valley Town Center                    1.20         1.20    15,450,000 10/13/2006
  54               1   UBS         Hy-Vee - 51st Street                                1.21         1.21    14,290,000 11/21/2006
  55               1   UBS         Hy-Vee - Cedar Rapids                               1.21         1.21    13,750,000 11/21/2006
---------------------------------------------------------------------------------------------------------------------------------
  56               1   UBS         Hy-Vee - Olathe                                     1.21         1.21    13,250,000 11/21/2006
  57               1   LB          Tiger Town Phase III                                1.45         1.45    13,800,000  11/1/2006
  58               1   LB          Eastern Marketplace III                             1.34         1.58    14,600,000  8/24/2006
  59               1   LB          Gallery at Warren Conner                            1.15         1.37    13,500,000  9/14/2006
  60      (21)     2   UBS         Woodbridge Apartments                               1.25         1.25    13,000,000 11/29/2006
---------------------------------------------------------------------------------------------------------------------------------
  61               1   UBS         Hy-Vee - Grand Avenue                               1.21         1.21    12,270,000 11/21/2006
  62               2   LB          Willow Springs Apartments                           1.29         1.29    11,960,000 10/25/2006
  63               1   LB          Handsboro Square                                    1.20         1.39    11,900,000  9/26/2006
  64               1   UBS         Hilton Garden Inn                                   1.25         1.25    12,600,000   1/1/2007
  65               1   UBS         Hy-Vee - Columbus                                   1.21         1.21    10,590,000 11/21/2006
---------------------------------------------------------------------------------------------------------------------------------
  66               2   LB          Huntcliff Apartments                                1.43         1.43    11,900,000 10/25/2006
  67               1   UBS         Citizens Michigan Portfolio 4                       1.20         1.20    10,569,000   7/1/2006
 67A1              1   UBS         2580 South Rochester Road                                                 2,893,000   7/1/2006
 67A2              1   UBS         39510 Woodward Avenue                                                     2,076,000   7/1/2006
 67A3              1   UBS         5775 East 14 Mile Road                                                    2,076,000   7/1/2006
---------------------------------------------------------------------------------------------------------------------------------
 67A4              1   UBS         2270 16 Mile Road                                                         1,081,000   7/1/2006
 67A5              1   UBS         16501 West Warren Avenue                                                    975,000   7/1/2006
 67A6              1   UBS         20333 Conant Avenue                                                         779,000   7/1/2006
 67A7              1   UBS         8121 Gratiot Avenue                                                         689,000   7/1/2006
  68               2   LB          Raintree Apartments                                 1.23         1.23    11,400,000 10/25/2006
---------------------------------------------------------------------------------------------------------------------------------
  69               1   LB          Grove                                               1.11         1.33    11,270,000 10/19/2006
  70               2   UBS         Tradewinds Apartments                               1.23         1.48    10,150,000 11/14/2006
  71               1   LB          Eastern Marketplace II                              1.09         1.29    12,530,000  8/24/2006
  72               1   LB          Brandon Parkway                                     1.09         1.29     9,635,000  10/4/2006
  73               1   UBS         Citizens Illinois Portfolio 2                       1.20         1.20     8,937,000   7/1/2006
---------------------------------------------------------------------------------------------------------------------------------
 73A1              1   UBS         6301 South Cass Avenue                                                    4,549,000   7/1/2006
 73A2              1   UBS         115 High Street                                                           1,498,000   7/1/2006
 73A3              1   UBS         8300 South Marquette Avenue                                               1,159,000   7/1/2006
 73A4              1   UBS         5401 St. Charles Road                                                       886,000   7/1/2006
 73A5              1   UBS         10200 South Ewing Avenue                                                    845,000   7/1/2006
---------------------------------------------------------------------------------------------------------------------------------
  74               1   LB          Publix Supermarket - Palm Beach Plaza               1.27         1.27     9,500,000 10/12/2006
  75               2   LB          Trace at Lakeway Apartments                         1.26         1.26     9,400,000  9/29/2006
  76               1   LB          Geist Center                                        1.28         1.56     9,500,000 10/21/2006
  77      (22)     1   UBS         Penn Medical                                        1.20         1.20    10,000,000   9/5/2006
  78      (23)     1   UBS         AXA Building                                        1.20         1.20     8,400,000 10/25/2006
---------------------------------------------------------------------------------------------------------------------------------
  79               2   LB          Rock Springs                                        1.24         1.50     8,300,000 10/19/2006
  80               1   UBS         Hampton Inn - Cedar Rapids                          1.43         1.43     8,500,000   1/1/2007
  81               1   LB          Lowe's - Westshore Plaza                            1.81         2.15    12,100,000  9/22/2006
  82               1   UBS         CVS - Chester                                       1.22         1.22     7,200,000  11/3/2006
  83               2   LB          Place at Lakeway Apartments                         1.29         1.29     7,250,000  9/29/2006
---------------------------------------------------------------------------------------------------------------------------------
  84      (24)     2   UBS         Kozy Court - Mobile Manor                           1.26         1.26     6,730,000  12/4/2006
 84A1              2   UBS         Mobile Manor                                                              4,200,000  12/4/2006
 84A2              2   UBS         Kozy Court                                                                2,530,000  12/4/2006
  85      (25)     1   UBS         Walgreens - Loganville                              1.22         1.22     6,600,000  12/7/2006
  86               1   LB          OSO Parkway                                         1.17         1.36     7,650,000  8/29/2006
---------------------------------------------------------------------------------------------------------------------------------
  87               1   LB          Walgreens - Hazelwood                               1.17         1.17     7,780,000  9/12/2006
  88               2   LB          Grandview Meadows III                               1.25         1.25     7,300,000 11/22/2006
  89               1   LB          Iliff Crossing Shopping Center                      1.20         1.42     6,800,000  8/29/2006
  90               1   UBS         1701 East Lake Avenue                               1.25         1.48     6,750,000 10/23/2006
  91               1   LB          1431 Kingsland Building                             1.69         1.69     7,250,000  11/6/2006
---------------------------------------------------------------------------------------------------------------------------------
  92               2   UBS         Hillcrest Oaks Apartments                           1.27         1.27     6,980,000  6/30/2006
  93               1   LB          Tops Market - Batavia                               1.22         1.44     6,300,000   9/1/2006
  94               1   LB          Puget Park Shopping Center                          1.25         1.49     8,200,000  8/25/2006
  95               1   LB          Garden City Crossing                                1.24         1.24     6,100,000 10/27/2006
  96      (26)     1   UBS         Walgreens - New Castle                              1.20         1.20     5,625,000 11/17/2006
---------------------------------------------------------------------------------------------------------------------------------
  97               1   UBS         Keystone Corporate Square                           1.32         1.57     6,000,000   8/7/2006
  98               2   LB          Lubbock Square Apartments                           1.38         1.65     5,850,000 10/31/2006
  99               1   LB          LAUSD Office Building                               1.32         1.32     6,800,000 11/13/2006
  100     (27)     1   UBS         Walgreens - Canton                                  1.22         1.22     5,210,000 10/31/2006
  101              1   LB          Steele Creek Commons                                1.21         1.45     5,400,000  11/3/2006
---------------------------------------------------------------------------------------------------------------------------------
  102     (28)     1   UBS         Walgreens - Parkville                               1.20         1.20     4,940,000  11/9/2006
  103     (29)     1   UBS         Walgreens - Columbus                                1.21         1.21     5,000,000  9/27/2006
  104              1   LB          Walgreens - Lombard                                 1.40         1.40     5,200,000 11/20/2006
  105     (30)     1   UBS         Walgreens - Miramar                                 1.20         1.20     5,300,000  5/17/2006
  106              1   LB          Walgreens - Lansing                                 1.40         1.40     5,060,000 11/18/2006
---------------------------------------------------------------------------------------------------------------------------------
  107              1   LB          WalMart Plaza                                       1.65         1.65     7,260,000 11/12/2006
  108     (31)     1   UBS         Walgreens - Natchez                                 1.23         1.23     4,600,000  11/5/2006
  109              1   LB          Walgreens - Indian Head Park                        1.39         1.39     4,880,000 11/18/2006
  110              1   LB          SecurCare 603 and 606                               1.72         2.04     7,380,000  9/19/2006
 110A1             1   LB          SecurCare 606                                                             3,980,000  9/19/2006
---------------------------------------------------------------------------------------------------------------------------------
 110A2             1   LB          SecurCare 603                                                             3,400,000  9/19/2006
  111              1   LB          West Bay Village                                    1.28         1.52     5,750,000  9/11/2006
  112              2   UBS         River Street Apartments                             1.25         1.25     4,700,000 10/26/2006
  113              1   LB          Price Chopper - Fulton                              1.22         1.22     4,800,000  8/17/2006
  114              2   UBS         Bear Pointe Apartments                              1.26         1.26     4,800,000  9/27/2006
---------------------------------------------------------------------------------------------------------------------------------
  115              1   LB          Walgreens - Union                                   1.15         1.15     4,980,000  9/25/2006
  116              1   LB          Holiday Inn Express - Tyler                         1.45         1.45     5,060,000  5/22/2006
  117              2   LB          Ridgewood Apartments                                1.21         1.42     4,500,000  7/26/2006
  118              1   UBS         Tractor Supply                                      1.20         1.20     5,815,000  10/5/2006
 118A1             1   UBS         TS - Richmond                                                             3,235,000  10/5/2006
---------------------------------------------------------------------------------------------------------------------------------
 118A2             1   UBS         TS - Victoria                                                             2,580,000  10/5/2006
  119              1   LB          Sawgrass Executive Center, Building A               1.26         1.52     4,400,000 10/26/2006
  120              1   UBS         Sentinel Square                                     1.28         1.28     4,400,000  7/24/2006
  121              1   UBS         Keystone Plaza Retail                               1.42         1.69     5,000,000  8/10/2006
  122              1   UBS         1500 Skokie Boulevard                               1.29         1.53     4,150,000  10/1/2006
---------------------------------------------------------------------------------------------------------------------------------
  123              1   LB          Maple Creek and Waconia                             1.07         1.27     4,100,000    Various
 123A1             1   LB          Maple Creek Marketplace                                                   2,900,000   9/5/2006
 123A2             1   LB          Waconia Commons                                                           1,200,000  9/11/2006
  124              1   LB          Tradewinds Plaza                                    1.36         1.62     4,175,000 10/24/2006
  125              1   LB          Mizner City Center                                  1.20         1.41     4,200,000   9/1/2006
---------------------------------------------------------------------------------------------------------------------------------
  126              1   UBS         CVS - Garfield                                      1.23         1.23     3,900,000 10/28/2006
  127              1   LB          Ark Self Storage                                    1.20         1.20     3,950,000   9/9/2006
  128              2   LB          One Camden Court                                    1.33         1.59     3,575,000 11/27/2006
  129     (32)     1   UBS         Pro Storage                                         1.39         1.39     3,850,000  9/26/2006
  130              1   LB          Shops at Railey Hill                                1.21         1.45     3,100,000  8/25/2006
---------------------------------------------------------------------------------------------------------------------------------
  131              1   LB          Salida Shoppes                                      1.22         1.44     3,500,000  9/11/2006
  132              1   LB          1251 N. Highway 287                                 1.62         1.62     3,200,000 10/11/2006
  133              1   LB          Acworth Outparcel                                   1.19         1.36     2,650,000  4/27/2006
  134              1   UBS         Apple Tree Storage                                  1.35         1.35     2,500,000  8/19/2006
  135              2   UBS         Greenfield Mobile Home Park                         1.40         1.40     2,800,000  9/12/2006
---------------------------------------------------------------------------------------------------------------------------------
  136              1   LB          340 W. Ponce De Leon                                1.44         1.44     2,925,000  8/18/2006
  137              1   LB          Action's Self Storage                               1.22         1.22     2,290,000  9/11/2006
  138              1   UBS         Rite Aid  - La Plata                                1.32         1.32     2,700,000 11/15/2006
  139              2   LB          Holly Bend Apartments                               1.31         1.57     2,345,000 10/31/2006
  140              1   LB          Starbucks - Bradenton                               1.23         1.23     2,050,000  12/1/2006
---------------------------------------------------------------------------------------------------------------------------------
  141              1   LB          MRFM Office Building                                1.23         1.45     1,550,000  6/26/2006
---------------------------------------------------------------------------------------------------------------------------------

                 CUT-OFF SCHEDULED   HOSPITALITY                                      SQ FEET,    UNIT    LOAN
CONTROL FOOTNOTE   DATE  MATURITY/     AVERAGE          YEAR             YEAR       PADS, ROOMS   OF       PER       OCCUPANCY
  NO.      NO.   LTV (%)  LTV (%)  DAILY RATE ($)       BUILT          RENOVATED      OR UNITS  MEASURE UNIT ($) PERCENTAGE (%) (1)
-----------------------------------------------------------------------------------------------------------------------------------

   1                87.2      87.2              0             2003              N/A   1,045,106 SF           742              100.0
   2      (1)       64.8      64.8              0             2003              N/A     636,598 SF           534              100.0
   3      (2)       48.2      48.2              0     1900's, 2006              N/A     966,442 SF           310               98.1
   4      (3)       40.4      40.4              0  1977,1979, 1982             2007   1,027,338 SF           263               86.3
   5      (4)       38.8      38.8              0          Various          Various     940,079 SF           231               84.1
-----------------------------------------------------------------------------------------------------------------------------------
  5A1                                           0             2000              N/A     246,883 SF           295               91.2
  5A2                                           0             1971             1995     360,049 SF           194               70.3
  5A3                                           0             1917             1989     224,492 SF           268               91.8
  5A4                                           0             1982              N/A     108,655 SF           132               83.1
   6      (5)       84.4      84.4              0          Various              N/A       1,587 Units     94,770               88.3
-----------------------------------------------------------------------------------------------------------------------------------
  6A1                                           0             1962              N/A         456 Units    103,035               84.0
  6A2                                           0             1972              N/A         336 Units    105,942               92.3
  6A3                                           0             1968              N/A         334 Units    103,294               85.9
  6A4                                           0        1968-1969              N/A         461 Units     72,276               91.5
   7      (6)       63.7      61.7              0          Various          Various       8,492 Beds      58,879               93.9
-----------------------------------------------------------------------------------------------------------------------------------
  7A1                                           0       1965, 1975             2005         180 Beds      22,865               98.9
  7A2                                           0             1968             1996         150 Beds      27,299               98.8
  7A3                                           0             1995             2005          78 Beds      50,294               85.3
  7A4                                           0             1981             1991         180 Beds      20,414               98.4
  7A5                                           0             1970             2004         135 Beds      22,219               94.9
-----------------------------------------------------------------------------------------------------------------------------------
  7A6                                           0             1958             2002         220 Beds      12,578               89.6
  7A7                                           0             1969             2001         120 Beds      22,396               98.4
  7A8                                           0             1967             1987         133 Beds      19,608               95.9
  7A9                                           0             1966             2001         132 Beds      19,274               96.8
 7A10                                           0             1997             2006         124 Beds      20,441               96.1
-----------------------------------------------------------------------------------------------------------------------------------
 7A11                                           0             2000             2006         127 Beds      19,920               96.7
 7A12                                           0             1985             1995         181 Beds      13,836               96.6
 7A13                                           0       1967, 1975             1998         200 Beds      12,005               98.2
 7A14                                           0             1967        2005-2006         103 Beds      23,062               97.1
 7A15                                           0             1990              N/A         120 Beds      19,782               94.5
-----------------------------------------------------------------------------------------------------------------------------------
 7A16                                           0             1988              N/A         190 Beds      11,639               81.8
 7A17                                           0             1985              N/A         120 Beds      17,606               98.0
 7A18                                           0             1984              N/A         126 Beds      16,679               98.6
 7A19                                           0             1981             2004         118 Beds      17,392               97.8
 7A20                                           0             1975       1992, 1997          96 Beds      20,366               97.5
-----------------------------------------------------------------------------------------------------------------------------------
 7A21                                           0             1970         Mid 90's         129 Beds      14,909               95.5
 7A22                                           0             1979       1991, 2004         157 Beds      11,895               87.9
 7A23                                           0             1985             1997         108 Beds      17,292               94.5
 7A24                                           0             1963       1996, 2002         132 Beds      14,040               85.5
 7A25                                           0             1966       1984, 2006         124 Beds      14,483               94.3
-----------------------------------------------------------------------------------------------------------------------------------
 7A26                                           0             1969             1998          93 Beds      18,900               97.8
 7A27                                           0             1975             1997          98 Beds      17,789               95.7
 7A28                                           0             1974             2004         124 Beds      14,047               95.5
 7A29                                           0             1968       1986, 1993         101 Beds      17,072               92.5
 7A30                                           0             1995             2002         175 Beds       9,343               95.5
-----------------------------------------------------------------------------------------------------------------------------------
 7A31                                           0             1970             1985         125 Beds      12,788               91.4
 7A32                                           0             1971             2004         142 Beds      11,246               95.3
 7A33                                           0             1965             1989          72 Beds      21,494               96.8
 7A34                                           0             1965              N/A         120 Beds      12,856               94.9
 7A35                                           0             1979             2002         100 Beds      14,839               94.7
-----------------------------------------------------------------------------------------------------------------------------------
 7A36                                           0             1965             1998         117 Beds      12,574               91.5
 7A37                                           0             1969              N/A         103 Beds      13,958               97.2
 7A38                                           0             1972              N/A         120 Beds      11,569               98.3
 7A39                                           0             1966             2004          60 Beds      22,555               97.7
 7A40                                           0             1988              N/A         118 Beds      11,293               89.0
-----------------------------------------------------------------------------------------------------------------------------------
 7A41                                           0       1968, 1984             1995         108 Beds      11,646               66.1
 7A42                                           0             1949              N/A          93 Beds      13,233               90.7
 7A43                                           0             1979              N/A         100 Beds      12,052               95.3
 7A44                                           0             1985              N/A         100 Beds      11,989               83.2
 7A45                                           0             1979             1987         100 Beds      11,941               94.4
-----------------------------------------------------------------------------------------------------------------------------------
 7A46                                           0             1967 1989, 1996, 2005         109 Beds      10,765               96.0
 7A47                                           0             1969             1990          64 Beds      17,812               96.7
 7A48                                           0             1970             1995          89 Beds      12,808               95.5
 7A49                                           0             1972             1996          76 Beds      14,790               98.1
 7A50                                           0             1969       1990, 2003          67 Beds      16,705               96.9
-----------------------------------------------------------------------------------------------------------------------------------
 7A51                                           0             1980             2002         100 Beds      11,161               96.4
 7A52                                           0             1965             2006         126 Beds       8,845               94.6
 7A53                                           0             1975             1995          87 Beds      12,591               61.5
 7A54                                           0             1966             1991          67 Beds      16,206               95.7
 7A55                                           0             1967       Early 90's          63 Beds      16,603               99.2
-----------------------------------------------------------------------------------------------------------------------------------
 7A56                                           0             1963             2005          80 Beds      12,856               95.9
 7A57                                           0             1998              N/A         106 Beds       9,613               98.1
 7A58                                           0             1980              N/A          78 Beds      12,329               96.4
 7A59                                           0             1975             2001          72 Beds      13,135               89.5
 7A60                                           0             1968             2002          70 Beds      13,487               96.7
-----------------------------------------------------------------------------------------------------------------------------------
 7A61                                           0             1973              N/A          60 Beds      15,444               71.7
 7A62                                           0             1973             2004          85 Beds      10,770               86.2
 7A63                                           0             1966             2006          74 Beds      12,371               90.6
 7A64                                           0             1969             2005          86 Beds      10,534               94.0
 7A65                                           0             1986              N/A          66 Beds      13,678               97.3
-----------------------------------------------------------------------------------------------------------------------------------
 7A66                                           0             1948             2006          74 Beds      11,532               94.5
 7A67                                           0             1984             2005          70 Beds      11,918               93.7
 7A68                                           0             1984             1995         100 Beds       8,247               93.9
 7A69                                           0             1971             1998          74 Beds      10,844               91.9
 7A70                                           0             1984              N/A          50 Beds      15,857               96.9
-----------------------------------------------------------------------------------------------------------------------------------
 7A71                                           0             1963             2006          98 Beds       7,457               88.5
 7A72                                           0             1971       1992, 2005          70 Beds      10,144               87.8
 7A73                                           0             1973       Early 90's          82 Beds       8,660               97.6
 7A74                                           0             1964             1998          85 Beds       8,185               96.4
 7A75                                           0             1985              N/A          64 Beds      10,722               88.6
-----------------------------------------------------------------------------------------------------------------------------------
 7A76                                           0             1985              N/A          50 Beds      12,737               96.9
 7A77                                           0             1965             1997          87 Beds       6,570               93.8
 7A78                                           0             1969       1994, 2001          53 Beds      10,184               97.0
 7A79                                           0             1967             2005          66 Beds       7,816               97.2
 7A80                                           0             1961             1980          72 Beds       5,506               94.3
-----------------------------------------------------------------------------------------------------------------------------------
 7A81                                           0             1967             2005          70 Beds       5,504               86.9
 7A82                                           0             1965              N/A          50 Beds       7,578               90.6
   8      (7)       75.9      75.9              0             1974             2003     187,106 SF           588              100.0
   9      (8)       86.8      86.8              0          Various             2003       2,439 Units     41,935               87.3
  9A1                                           0             1972             2003         643 Units     33,623               82.4
-----------------------------------------------------------------------------------------------------------------------------------
  9A2                                           0             1971             2003         316 Units     47,534               91.5
  9A3                                           0             1984             2003         250 Units     58,694               90.0
  9A4                                           0             1977             2003         279 Units     50,881               91.0
  9A5                                           0             1984             2003         384 Units     33,916               85.7
  9A6                                           0             1971             2003         198 Units     45,386               88.9
-----------------------------------------------------------------------------------------------------------------------------------
  9A7                                           0             1969             2003         200 Units     40,591               92.5
  9A8                                           0             1970             2003         169 Units     39,302               83.4
          (9)       61.8      61.8              0          Various          Various         446 Units    244,406               97.0
  10A               59.8      59.8              0          Various          Various         249 Units    198,394               97.9
 10A1                                           0             1913          Ongoing          42 Units    319,048              100.0
-----------------------------------------------------------------------------------------------------------------------------------
 10A2                                           0             1927              N/A          41 Units    192,683              100.0
 10A3                                           0             1926          Ongoing          41 Units    114,634              100.0
 10A4                                           0             1964             2006          12 Units    300,000               83.3
 10A5                                           0             1961             2005          18 Units    166,667              100.0
 10A6                                           0             1976             1995          15 Units    193,333              100.0
-----------------------------------------------------------------------------------------------------------------------------------
 10A7                                           0             1962          Ongoing          12 Units    225,000              100.0
 10A8                                           0             1906             2006          15 Units    180,000              100.0
 10A9                                           0             1924             1998          19 Units    136,842               89.5
 10A10                                          0             1923             2006          12 Units    216,667              100.0
 10A11                                          0             1906          Ongoing          10 Units    180,000               90.0
-----------------------------------------------------------------------------------------------------------------------------------
 10A12                                          0             1916              N/A          12 Units    125,000              100.0
  10B               58.9      58.9              0          Various          Various         128 Units    106,250               94.2
 10B1                                           0             1911             1998          27 Units    144,444              100.0
 10B2                                           0             1915          Ongoing          43 Units     90,698              100.0
 10B3                                           0             1923             2006          33 Units    112,121               78.8
-----------------------------------------------------------------------------------------------------------------------------------
 10B4                                           0             1924              N/A          25 Units     84,000              100.0
  10C               72.5      72.5              0             1928          Ongoing          17 Units    635,294              100.0
  10D               63.8      63.8              0             1929          Ongoing          40 Units    255,000               92.5
  10E               61.5      61.5              0             1924             2005          12 Units    133,333              100.0
  11     (10)       36.3       0.0              0             1999              N/A   1,686,601 SF           355               99.8
-----------------------------------------------------------------------------------------------------------------------------------
  12                75.8      75.8              0       1982, 1984             2004     845,865 SF            76               92.7
  13     (11)       57.9      52.0              0       1910, 1911              N/A     307,130 SF           179               93.6
  14                76.8      76.8              0       1981, 1986              N/A         864 Units     62,500               98.8
  15                74.1      74.1              0             1968       1999, 2005     348,185 SF           151               84.5
  16     (12)       79.4      67.1              0       2004, 2005              N/A     517,887 SF           100              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  17                70.9      70.9              0             1986              N/A         512 Units     93,750               86.7
  18                90.7      90.7              0          Various          Various         991 Units     46,317               95.1
 18A1                                           0             1970              N/A         360 Units     49,712               95.6
 18A2                                           0             1968             1996         291 Units     43,496               95.9
 18A3                                           0             1968             1996         184 Units     47,372               94.6
-----------------------------------------------------------------------------------------------------------------------------------
 18A4                                           0             1970              N/A         116 Units     42,767               90.5
 18A5                                           0             1947             1992          40 Units     41,728              100.0
  19     (13)       85.6      85.6              0          Various              N/A         920 Units     47,826               94.6
 19A1                                           0             1984              N/A         344 Units     53,502               93.0
 19A2                                           0             1983              N/A         252 Units     45,349               96.4
-----------------------------------------------------------------------------------------------------------------------------------
 19A3                                           0             1986              N/A         200 Units     47,082               94.0
 19A4                                           0             1984              N/A         124 Units     38,314               96.0
  20     (14)       71.7      63.3              0             1968             2005   1,020,765 SF            42               88.3
  21                75.8      75.8              0             1999              N/A         272 Units    110,294               91.5
  22     (15)       74.9      64.8            130             1973             2004         485 Rooms     61,813               68.6
-----------------------------------------------------------------------------------------------------------------------------------
  23     (16)       23.0      14.7              0             1984             2004   1,135,379 SF            26               98.4
  24                87.5      87.5              0             2005              N/A     412,781 SF            72              100.0
  25                73.5      68.5              0             1990              N/A      60,122 SF           416               96.0
  26                79.9      79.9              0       1964, 1966        2003-2006         319 Units     78,370               88.4
  27                78.4      73.2              0             1927              N/A      24,526 SF           975               89.4
-----------------------------------------------------------------------------------------------------------------------------------
  28     (17)       80.0      80.0              0             1971             2001         314 Units     75,414               96.8
  29                80.0      74.8              0             1974              N/A     107,210 SF           215               95.2
  30                80.0      74.6              0             1983       2002, 2003     128,785 SF           171               96.6
  31                62.5      56.4              0             1976             1998     211,460 SF            95               96.1
  32                78.1      70.2              0        1965-1992             1988     234,152 SF            85               76.1
-----------------------------------------------------------------------------------------------------------------------------------
  33     (18)       79.4      79.4              0             1988          Ongoing         562 Pads      35,587               87.9
  34                67.2      67.2              0             1959             2004         196 Units     98,214               79.1
  35                81.9      76.2              0             2002              N/A     108,532 SF           175              100.0
  36                71.1      66.5              0          Various              N/A         720 Units     25,139               92.7
 36A1                                           0             1984              N/A         584 Units     23,973               92.3
-----------------------------------------------------------------------------------------------------------------------------------
 36A2                                           0             1985              N/A         136 Units     30,147               94.1
  37                79.0      79.0              0             2006              N/A     363,030 SF            50               98.8
  38                77.7      74.8              0             1993              N/A     170,000 SF           106              100.0
  39                74.8      63.4              0             2005              N/A         120 Units    149,587               84.2
  40     (19)       81.1      81.1              0             1986             2005         232 Units     71,983               90.5
-----------------------------------------------------------------------------------------------------------------------------------
  41                78.6      75.6              0             1975             2006         288 Units     57,292              100.0
  42                79.5      76.5              0             1990             1999      93,000 SF           172              100.0
  43     (20)       69.3      69.3              0             1960              N/A     179,605 SF            89               94.4
  44                80.0      72.8              0             2006              N/A     106,944 SF           147               97.4
  45                80.0      80.0              0             1983              N/A         460 Units     33,826               92.4
-----------------------------------------------------------------------------------------------------------------------------------
  46                78.5      73.1              0             1983              N/A     230,812 SF            64               90.1
  47                80.6      75.1              0             1986              N/A     105,252 SF           138              100.0
  48                79.5      74.2              0             1976             2005      97,264 SF           140               95.3
  49                73.6      66.4              0 1967, 1976, 1981              N/A     289,460 SF            47               83.6
  50                71.4      66.8              0             2001              N/A      56,462 SF           234               96.9
-----------------------------------------------------------------------------------------------------------------------------------
  51                79.4      79.4              0             1983              N/A         294 Units     44,558               94.6
  52                72.8      61.7              0             2002              N/A      57,693 SF           221              100.0
  53                80.9      80.9              0             2006              N/A      24,480 SF           511              100.0
  54                84.6      84.6              0             2006              N/A      90,752 SF           133              100.0
  55                84.5      84.5              0             2006              N/A      86,240 SF           135              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  56                84.6      84.6              0             2006              N/A      76,890 SF           146              100.0
  57                78.0      78.0              0        2005-2006              N/A      99,351 SF           108              100.0
  58                71.9      67.3              0             2000              N/A      49,210 SF           213              100.0
  59                77.8      70.1              0             1954        2005-2006     137,541 SF            76               95.8
  60     (21)       80.0      80.0              0             1986              N/A         168 Units     61,905              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  61                84.6      84.6              0             1988             2006      82,528 SF           126              100.0
  62                79.8      79.8              0             1984              N/A         252 Units     37,897               97.2
  63                79.8      68.6              0             1988              N/A     156,544 SF            61               99.0
  64                74.8      63.4         106.25             2002              N/A         123 Rooms     76,585               69.1
  65                87.3      87.3              0             2006              N/A      77,667 SF           119              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  66                76.9      76.9              0             1984              N/A         240 Units     38,125               91.3
  67                85.7      85.7              0          Various              N/A      20,893 SF           433              100.0
 67A1                                           0             2001              N/A       3,910 SF           637              100.0
 67A2                                           0             1980              N/A       3,000 SF           595              100.0
 67A3                                           0             2004              N/A       3,000 SF           595              100.0
-----------------------------------------------------------------------------------------------------------------------------------
 67A4                                           0             1972              N/A       2,001 SF           463              100.0
 67A5                                           0             1960              N/A       3,583 SF           230              100.0
 67A6                                           0             1960              N/A       2,865 SF           230              100.0
 67A7                                           0             1971              N/A       2,534 SF           230              100.0
  68                78.9      78.9              0             1986              N/A         248 Units     36,290               95.6
-----------------------------------------------------------------------------------------------------------------------------------
  69                79.9      74.5              0             2006              N/A      49,735 SF           181              100.0
  70                79.8      74.3              0             1966             2001         305 Units     26,557               91.5
  71                62.3      58.3              0             2001              N/A      30,904 SF           252              100.0
  72                79.9      74.8              0             2006              N/A      30,682 SF           251               89.4
  73                84.9      84.9              0          Various              N/A      27,846 SF           272              100.0
-----------------------------------------------------------------------------------------------------------------------------------
 73A1                                           0             1988              N/A      16,723 SF           230              100.0
 73A2                                           0             1971              N/A       3,315 SF           386              100.0
 73A3                                           0             1960              N/A       3,448 SF           286              100.0
 73A4                                           0             1977              N/A       1,960 SF           386              100.0
 73A5                                           0             1980              N/A       2,400 SF           299              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  74                79.5      79.5              0             2003              N/A      44,840 SF           168              100.0
  75                80.0      80.0              0             1983              N/A         204 Units     36,863               91.7
  76                78.8      73.3              0             1989              N/A      72,348 SF           103               96.7
  77     (22)       73.4      69.0              0             1976             2001      32,624 SF           225              100.0
  78     (23)       82.1      82.1              0             1998              N/A      54,491 SF           127              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  79                79.5      74.0              0             1976              N/A         256 Units     25,781               90.6
  80                74.0      57.4          84.07             1994             2006         106 Rooms     59,358               63.8
  81                50.4      44.6              0             1995              N/A     130,497 SF            47              100.0
  82                83.7      83.7              0             2005              N/A      13,013 SF           463              100.0
  83                80.0      80.0              0             1983              N/A         184 Units     31,522               89.7
-----------------------------------------------------------------------------------------------------------------------------------
  84     (24)       83.4      83.4              0          Various              N/A         525 Pads      10,686               82.6
 84A1                                           0             1959              N/A         335 Pads      10,448               85.4
 84A2                                           0             1966              N/A         190 Pads      11,105               77.9
  85     (25)       85.0      85.0              0             2006              N/A      14,490 SF           387              100.0
  86                73.2      68.7              0             2006              N/A      14,458 SF           387              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  87                71.8      60.8              0             2006              N/A      14,820 SF           377              100.0
  88                74.7      74.7              0             2005              N/A          74 Units     73,649               95.9
  89                77.2      71.0              0             1981             1994      51,285 SF           102              100.0
  90                77.8      68.1              0             1971              N/A      43,248 SF           121               92.6
  91                71.6      55.6              0             1957              N/A     444,606 SF            12               94.5
-----------------------------------------------------------------------------------------------------------------------------------
  92                71.6      71.6              0             1972             2003         139 Units     35,971               92.8
  93                79.4      74.3              0             1987             2005      78,000 SF            64              100.0
  94                59.6      53.7              0             1983              N/A      41,065 SF           119               89.0
  95                79.9      67.5              0             1999              N/A      44,926 SF           108              100.0
  96     (26)       85.0      85.0              0             2005              N/A      14,820 SF           323              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  97                75.8      67.1              0             1964              N/A      98,448 SF            46               96.5
  98                77.8      72.6              0       1973, 1974             2005         124 Units     36,694               91.9
  99                66.1      59.7              0             1992              N/A      29,126 SF           154              100.0
  100    (27)       85.0      85.0              0             2005              N/A      14,490 SF           306              100.0
  101               79.6      73.0              0             1987              N/A      56,747 SF            76               92.8
-----------------------------------------------------------------------------------------------------------------------------------
  102    (28)       86.5      86.5              0             2006              N/A      14,820 SF           288              100.0
  103    (29)       85.0      85.0              0             2002              N/A      14,560 SF           292              100.0
  104               79.3      79.3              0             1999              N/A      13,905 SF           297              100.0
  105    (30)       76.8      76.8              0             2006              N/A      13,650 SF           298              100.0
  106               79.1      79.1              0             1999              N/A      13,905 SF           288              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  107               55.1      46.7              0             1991              N/A     126,327 SF            32               98.4
  108    (31)       85.0      85.0              0             2006              N/A      14,820 SF           264              100.0
  109               79.4      79.4              0             1999              N/A      15,120 SF           256              100.0
  110               51.5      48.1              0          Various              N/A     104,025 SF            37               94.5
 110A1                                          0             1999              N/A      56,450 SF            36               92.9
-----------------------------------------------------------------------------------------------------------------------------------
 110A2                                          0             1998              N/A      47,575 SF            37               96.3
  111               66.1      57.3              0             2004              N/A      20,857 SF           182               95.2
  112               80.8      68.8              0       1967, 1969              N/A          99 Units     38,353              100.0
  113               79.0      67.4              0             1976       1987, 2005      50,357 SF            75              100.0
  114               77.7      77.7              0             1997              N/A          79 Units     47,215               94.9
-----------------------------------------------------------------------------------------------------------------------------------
  115               74.1      62.7              0             2006              N/A      14,751 SF           250              100.0
  116               71.9      56.7           78.2             2000              N/A          67 Rooms     54,276               77.0
  117               80.0      71.1              0       1980, 1981              N/A         105 Units     34,286              100.0
  118               60.2      47.0              0             2003              N/A      38,194 SF            92              100.0
 118A1                                          0             2003              N/A      19,097 SF           102              100.0
-----------------------------------------------------------------------------------------------------------------------------------
 118A2                                          0             2003              N/A      19,097 SF            81              100.0
  119               77.3      75.4              0             1989              N/A      24,980 SF           136               94.0
  120               77.1      65.1              0       1981, 1997              N/A      49,900 SF            68               93.4
  121               66.0      58.4              0             1957             2004      74,134 SF            45              100.0
  122               77.1      67.5              0             1970              N/A      39,074 SF            82               92.5
-----------------------------------------------------------------------------------------------------------------------------------
  123               77.1      68.3              0          Various              N/A      18,502 SF           171               87.6
 123A1                                          0             2005              N/A      12,070 SF           185               80.9
 123A2                                          0             1985              N/A       6,432 SF           144              100.0
  124               75.4      68.0              0             1996              N/A      42,500 SF            74               97.2
  125               73.8      71.2              0             1965             1985      25,897 SF           120               92.5
-----------------------------------------------------------------------------------------------------------------------------------
  126               79.5      79.5              0             1996              N/A      10,500 SF           295              100.0
  127               73.2      62.4              0       1986, 2000              N/A      50,700 SF            57               97.0
  128               80.0      71.9              0             1983              N/A         136 Units     21,029               94.9
  129    (32)       70.6      70.6              0       2003, 2004              N/A      55,887 SF            49               84.5
  130               79.8      73.2              0             2001              N/A      14,528 SF           170               92.4
-----------------------------------------------------------------------------------------------------------------------------------
  131               68.6      60.7              0             2006              N/A       5,968 SF           402              100.0
  132               62.5      62.5              0             2006              N/A       7,940 SF           252              100.0
  133               75.5      70.1              0             2005              N/A       8,320 SF           240               82.5
  134               80.0      80.0              0             1995              N/A      68,650 SF            29               88.1
  135               71.3      60.4              0 1920, 1972, 1974             2005         186 Pads      10,734               87.1
-----------------------------------------------------------------------------------------------------------------------------------
  136               64.8      55.6              0             1971             2005       7,907 SF           240              100.0
  137               78.4      66.6              0             2000              N/A      49,209 SF            36               85.2
  138               60.3      46.6              0             2005              N/A      11,200 SF           145              100.0
  139               61.3      54.0              0             1975              N/A          81 Units     17,753               88.9
  140               68.3      58.0              0             2003             2006       2,135 SF           656              100.0
-----------------------------------------------------------------------------------------------------------------------------------
  141               79.0      69.4              0             2006              N/A       6,974 SF           176              100.0
-----------------------------------------------------------------------------------------------------------------------------------

                    RENT                                                 LARGEST                             LARGEST
CONTROL FOOTNOTE    ROLL          OWNERSHIP                              TENANT                           TENANT AREA
  NO.      NO.      DATE          INTEREST                                NAME                          LEASED (SQ. FT.)
------------------------------------------------------------------------------------------------------------------------

   1              12/8/2006 Fee Simple           SSB Realty, LLC                                               1,045,106
   2      (1)      1/1/2007 Leasehold            Random House, Inc.                                              636,598
   3      (2)    11/21/2006 Fee Simple           Bloomingdale's                                                  352,416
   4      (3)     8/31/2006 Fee Simple           Dickstein Shapiro Morin & Oshi                                  393,325
   5      (4)     8/31/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  5A1             8/31/2006 Fee Simple           CRA International                                                48,799
  5A2             8/31/2006 Fee Simple           American Chemistry Council                                      146,546
  5A3             8/31/2006 Fee Simple           Skadden, Arps, Slate, Meagher                                   138,525
  5A4             8/31/2006 Fee Simple           Effinity Financial Corporation                                   14,751
   6      (5)     12/1/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  6A1             12/1/2006 Fee Simple           N/A                                                                 N/A
  6A2             12/1/2006 Fee Simple           N/A                                                                 N/A
  6A3             12/1/2006 Fee Simple           N/A                                                                 N/A
  6A4             12/1/2006 Fee Simple           N/A                                                                 N/A
   7      (6)     6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  7A1             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A2             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A3             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A4             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A5             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  7A6             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A7             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A8             6/30/2006 Fee Simple           N/A                                                                 N/A
  7A9             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A10             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A11             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A12             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A13             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A14             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A15             6/30/2006 Fee Simple/Leasehold N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A16             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A17             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A18             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A19             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A20             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A21             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A22             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A23             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A24             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A25             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A26             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A27             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A28             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A29             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A30             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A31             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A32             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A33             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A34             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A35             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A36             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A37             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A38             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A39             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A40             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A41             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A42             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A43             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A44             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A45             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A46             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A47             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A48             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A49             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A50             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A51             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A52             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A53             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A54             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A55             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A56             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A57             6/30/2006 Leasehold            N/A                                                                 N/A
 7A58             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A59             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A60             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A61             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A62             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A63             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A64             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A65             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A66             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A67             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A68             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A69             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A70             6/30/2006 Fee Simple/Leasehold N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A71             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A72             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A73             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A74             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A75             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A76             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A77             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A78             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A79             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A80             6/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 7A81             6/30/2006 Fee Simple           N/A                                                                 N/A
 7A82             6/30/2006 Fee Simple           N/A                                                                 N/A
   8      (7)     12/5/2006 Fee Simple           D. E. Shaw & Company                                            112,270
   9      (8)     12/1/2006 Fee Simple           N/A                                                                 N/A
  9A1             12/1/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  9A2             12/1/2006 Fee Simple           N/A                                                                 N/A
  9A3             12/1/2006 Fee Simple           N/A                                                                 N/A
  9A4             12/1/2006 Fee Simple           N/A                                                                 N/A
  9A5             12/1/2006 Fee Simple           N/A                                                                 N/A
  9A6             12/1/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  9A7             12/1/2006 Fee Simple           N/A                                                                 N/A
  9A8             12/1/2006 Fee Simple           N/A                                                                 N/A
          (9)    11/21/2006 Fee Simple           N/A                                                                 N/A
  10A            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A1            11/21/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 10A2            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A3            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A4            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A5            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A6            11/21/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 10A7            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A8            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A9            11/21/2006 Fee Simple           N/A                                                                 N/A
 10A10           11/21/2006 Fee Simple           N/A                                                                 N/A
 10A11           11/21/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 10A12           11/21/2006 Fee Simple           N/A                                                                 N/A
  10B            11/21/2006 Fee Simple           N/A                                                                 N/A
 10B1            11/21/2006 Fee Simple           N/A                                                                 N/A
 10B2            11/21/2006 Fee Simple           N/A                                                                 N/A
 10B3            11/21/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 10B4            11/21/2006 Fee Simple           N/A                                                                 N/A
  10C            11/21/2006 Fee Simple           N/A                                                                 N/A
  10D            11/21/2006 Fee Simple           N/A                                                                 N/A
  10E            11/21/2006 Fee Simple           N/A                                                                 N/A
  11     (10)      9/1/2006 Leasehold            Skadden, Arps, Slate, Meagher & Flom, LLP                       826,748
------------------------------------------------------------------------------------------------------------------------
  12             12/20/2006 Fee Simple           Trinity Insurance                                               143,860
  13     (11)     12/1/2006 Fee Simple           Katzenbach Partners LLC                                          27,948
  14               8/1/2006 Fee Simple           N/A                                                                 N/A
  15              11/1/2006 Fee Simple           Wilshire Business Center                                         30,632
  16     (12)    12/13/2006 Fee Simple           Continental Refrigerated Services, LLC                          501,077
------------------------------------------------------------------------------------------------------------------------
  17             11/12/2006 Fee Simple           N/A                                                                 N/A
  18             11/30/2006 Fee Simple           N/A                                                                 N/A
 18A1            11/30/2006 Fee Simple           N/A                                                                 N/A
 18A2            11/30/2006 Fee Simple           N/A                                                                 N/A
 18A3            11/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 18A4            11/30/2006 Fee Simple           N/A                                                                 N/A
 18A5            11/30/2006 Fee Simple           N/A                                                                 N/A
  19     (13)     12/7/2006 Fee Simple           N/A                                                                 N/A
 19A1             12/7/2006 Fee Simple           N/A                                                                 N/A
 19A2             12/7/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 19A3             12/7/2006 Fee Simple           N/A                                                                 N/A
 19A4             12/7/2006 Fee Simple           N/A                                                                 N/A
  20     (14)    11/17/2006 Fee Simple           Sears                                                           234,440
  21              11/9/2006 Fee Simple           N/A                                                                 N/A
  22     (15)    10/31/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  23     (16)    10/23/2006 Fee Simple           Dillard's                                                       115,733
  24             12/21/2006 Fee Simple           CVS Vero FL Distribution, LLC                                   412,781
  25             12/20/2006 Fee Simple           Linda B Steakhouse                                               10,034
  26              9/20/2006 Fee Simple           N/A                                                                 N/A
  27             10/26/2006 Fee Simple           Renato's                                                          2,246
------------------------------------------------------------------------------------------------------------------------
  28     (17)    11/27/2006 Fee Simple           N/A                                                                 N/A
  29              12/1/2006 Fee Simple           Marukai Market                                                   32,000
  30              12/1/2006 Fee Simple           Grupo Gallegos                                                   12,302
  31             12/11/2006 Fee Simple           A & P                                                            64,991
  32             11/15/2006 Fee Simple           Salt Lake Community College                                      29,061
------------------------------------------------------------------------------------------------------------------------
  33     (18)     11/1/2006 Fee Simple           N/A                                                                 N/A
  34             12/27/2006 Fee Simple           N/A                                                                 N/A
  35              12/6/2006 Fee Simple           BJ's Wholesale Club                                             108,532
  36              11/1/2006 Fee Simple           N/A                                                                 N/A
 36A1             11/1/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 36A2             11/1/2006 Fee Simple           N/A                                                                 N/A
  37              12/1/2006 Fee Simple           Wal-Mart                                                        203,819
  38              12/1/2006 Fee Simple           GTECH Holdings                                                  170,000
  39             10/10/2006 Fee Simple           N/A                                                                 N/A
  40     (19)    11/30/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  41              12/1/2006 Fee Simple           N/A                                                                 N/A
  42               5/4/2006 Fee Simple           Immunex (AMGEN) (S&P: A+)                                        93,000
  43     (20)     11/1/2006 Fee Simple           Commercial Carpets of America, Inc.                              32,028
  44             11/29/2006 Fee Simple           Ross Dress for Less                                              30,108
  45             10/22/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  46             12/20/2006 Fee Simple           Unison Indutries                                                184,810
  47              1/24/2007 Fee Simple           Toys'R'Us                                                        39,600
  48              11/7/2006 Fee Simple           Jo-Ann Stores                                                    35,000
  49             11/13/2006 Fee Simple           Macy's                                                           41,140
  50             10/19/2006 Fee Simple           Smart & Final                                                    21,057
------------------------------------------------------------------------------------------------------------------------
  51             10/22/2006 Fee Simple           N/A                                                                 N/A
  52             12/11/2006 Fee Simple           MuniFinancial                                                    27,001
  53              12/4/2006 Fee Simple           Active Ride Shop                                                  5,848
  54              12/1/2006 Fee Simple           Hy-Vee, Inc.                                                     90,752
  55              12/1/2006 Fee Simple           Hy-Vee, Inc.                                                     86,240
------------------------------------------------------------------------------------------------------------------------
  56              12/1/2006 Fee Simple           Hy-Vee, Inc.                                                     76,890
  57             12/14/2006 Fee Simple           Hobby Lobby                                                      56,325
  58             10/19/2006 Fee Simple           Anthem Executive Suites                                          17,676
  59              11/3/2006 Fee Simple           Forman Mills                                                     44,388
  60     (21)    11/27/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  61              12/1/2006 Fee Simple           Hy-Vee, Inc.                                                     82,528
  62             11/28/2006 Fee Simple           N/A                                                                 N/A
  63             11/13/2006 Fee Simple           Kmart- Sears Holding                                             86,479
  64             11/30/2006 Fee Simple           N/A                                                                 N/A
  65              12/1/2006 Fee Simple           Hy-Vee, Inc.                                                     77,667
------------------------------------------------------------------------------------------------------------------------
  66             11/28/2006 Fee Simple           N/A                                                                 N/A
  67              6/29/2006 Fee Simple           N/A                                                                 N/A
 67A1             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            3,910
 67A2             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            3,000
 67A3             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            3,000
------------------------------------------------------------------------------------------------------------------------
 67A4             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            2,001
 67A5             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            3,583
 67A6             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            2,865
 67A7             6/29/2006 Fee Simple           Charter One Bank, N.A.                                            2,534
  68             11/28/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  69             11/16/2006 Fee Simple           LSA Associates, Inc.                                             20,262
  70             10/26/2006 Fee Simple           N/A                                                                 N/A
  71             10/18/2006 Fee Simple           Carraba's Italian Grill                                           6,900
  72             11/21/2006 Fee Simple           Baluka Billiards                                                  4,500
  73                Various Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 73A1              7/6/2006 Fee Simple           Charter One Bank, N.A.                                           16,723
 73A2              7/6/2006 Fee Simple           Charter One Bank, N.A.                                            3,315
 73A3              7/6/2006 Fee Simple           Charter One Bank, N.A.                                            3,448
 73A4              7/6/2006 Fee Simple           Charter One Bank, N.A.                                            1,960
 73A5             9/29/2006 Fee Simple           Charter One Bank, N.A.                                            2,400
------------------------------------------------------------------------------------------------------------------------
  74             11/14/2006 Fee Simple           Publix                                                           44,840
  75             10/22/2006 Fee Simple           N/A                                                                 N/A
  76             11/22/2006 Fee Simple           CVS                                                              19,916
  77     (22)      9/1/2006 Fee Simple           Foundation Surgery Affiliate of Ft. Washington, L.L.C.            8,101
  78     (23)    12/19/2006 Fee Simple           AXA Equitable Life Insurance Company                             54,491
------------------------------------------------------------------------------------------------------------------------
  79              12/4/2006 Fee Simple           N/A                                                                 N/A
  80              9/30/2006 Fee Simple           N/A                                                                 N/A
  81             10/23/2006 Fee Simple           Lowe's                                                          130,497
  82             12/15/2006 Fee Simple           CVS Albany, LLC                                                  13,013
  83             10/22/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  84     (24)     12/6/2006 Fee Simple           N/A                                                                 N/A
 84A1             12/6/2006 Fee Simple           N/A                                                                 N/A
 84A2             12/6/2006 Fee Simple           N/A                                                                 N/A
  85     (25)    12/11/2006 Fee Simple           Walgreen Co.                                                     14,490
  86              11/2/2006 Fee Simple           Wine Works                                                        1,862
------------------------------------------------------------------------------------------------------------------------
  87              8/29/2006 Fee Simple           Walgreen's                                                       14,820
  88             11/16/2006 Fee Simple           N/A                                                                 N/A
  89              10/1/2006 Fee Simple           Advance Stores Company, Inc.                                     10,560
  90              11/1/2006 Fee Simple           Citibank, N.A.                                                    4,245
  91             10/23/2006 Fee Simple           Dancel Warehousing & Trucking                                   184,680
------------------------------------------------------------------------------------------------------------------------
  92              9/30/2006 Fee Simple           N/A                                                                 N/A
  93              9/27/2006 Fee Simple           Tops Markets, LLC                                                78,000
  94              9/27/2006 Fee Simple           Dollar Tree                                                       9,450
  95             11/10/2006 Fee Simple           Food Lion- Delhaize America                                      33,000
  96     (26)    11/21/2006 Fee Simple           Walgreen Eastern Co., Inc.                                       14,820
------------------------------------------------------------------------------------------------------------------------
  97              11/2/2006 Fee Simple           Prokids, Inc.                                                     9,354
  98              10/1/2006 Fee Simple           N/A                                                                 N/A
  99              11/8/2006 Fee Simple           LAUSD                                                            26,361
  100    (27)    10/24/2006 Fee Simple           Walgreen Co.                                                     14,490
  101            12/12/2006 Fee Simple           Food Lion                                                        26,171
------------------------------------------------------------------------------------------------------------------------
  102    (28)     8/19/2005 Fee Simple           Walgreen Co.                                                     14,820
  103    (29)    11/30/2006 Fee Simple           Walgreen Co.                                                     14,560
  104             12/1/1999 Fee Simple           Walgreens - Lombard                                              13,905
  105    (30)    10/12/2006 Fee Simple           Walgreen Co.                                                     13,650
  106             10/1/1999 Fee Simple           Walgreens                                                        13,905
------------------------------------------------------------------------------------------------------------------------
  107            12/28/2006 Fee Simple           Wal-Mart, Inc.                                                   78,636
  108    (31)    11/28/2006 Fee Simple           Walgreen Co.                                                     14,820
  109             10/1/1999 Fee Simple           Walgreens                                                        15,120
  110            10/10/2006 Fee Simple           N/A                                                                 N/A
 110A1           10/10/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
 110A2           10/10/2006 Fee Simple           N/A                                                                 N/A
  111             11/6/2006 Fee Simple           Crispers, LLC                                                     5,400
  112            11/10/2006 Fee Simple           N/A                                                                 N/A
  113            12/18/2006 Fee Simple           Price Chopper                                                    50,357
  114              9/1/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  115            10/31/2006 Fee Simple           Walgreens - Union                                                14,751
  116             6/30/2006 Fee Simple           N/A                                                                 N/A
  117            11/20/2006 Fee Simple           N/A                                                                 N/A
  118             2/11/2007 Fee Simple           N/A                                                                 N/A
 118A1            2/11/2007 Fee Simple           Tractor Supply                                                   19,097
------------------------------------------------------------------------------------------------------------------------
 118A2            2/11/2007 Fee Simple           Tractor Supply                                                   19,097
  119            11/20/2006 Fee Simple           Phytrust of Florida, LLC                                         11,879
  120             10/2/2006 Fee Simple           Kaltenbach Groceries, Inc. dba IGA Food Store                    31,000
  121             7/14/2006 Fee Simple           Concord Buying Group Inc.                                        25,000
  122             11/1/2006 Fee Simple           Planned Elder Care, Inc.                                          4,156
------------------------------------------------------------------------------------------------------------------------
  123             12/1/2006 Fee Simple           N/A                                                                 N/A
 123A1            12/1/2006 Fee Simple           East Wind Buffet                                                  4,272
 123A2            12/1/2006 Fee Simple           D'vinci's Italian Restaurant                                      1,624
  124            12/12/2006 Fee Simple           Food Lion- Delhaize America                                      33,000
  125             1/23/2007 Fee Simple           National Tax Verification, Inc.                                   2,731
------------------------------------------------------------------------------------------------------------------------
  126             10/1/2005 Fee Simple           Garfield CVS, Inc.                                               10,500
  127             10/4/2006 Fee Simple           N/A                                                                 N/A
  128            10/25/2006 Fee Simple           N/A                                                                 N/A
  129    (32)    10/12/2006 Fee Simple           N/A                                                                 N/A
  130            11/30/2006 Fee Simple           Huntington Learning Center                                        4,732
------------------------------------------------------------------------------------------------------------------------
  131            10/11/2006 Fee Simple           Chipotle Mexican Grill                                            2,245
  132             11/1/2006 Fee Simple           National Tire and Battery                                         7,940
  133             10/6/2006 Fee Simple           Shane's Rib Shack                                                 2,800
  134              7/7/2006 Fee Simple           N/A                                                                 N/A
  135             10/1/2006 Fee Simple           N/A                                                                 N/A
------------------------------------------------------------------------------------------------------------------------
  136             10/6/2006 Fee Simple           Azio Restaurant                                                   3,089
  137             8/11/2006 Fee Simple           N/A                                                                 N/A
  138             12/8/2006 Leasehold            Rite Aid of Maryland, Inc.                                       11,200
  139             12/1/2006 Fee Simple           N/A                                                                 N/A
  140             12/7/2006 Fee Simple           Starbucks                                                         2,135
------------------------------------------------------------------------------------------------------------------------
  141            11/20/2006 Fee Simple           Fulgum Macindoe and Associates                                    3,960
------------------------------------------------------------------------------------------------------------------------

                    LARGEST              2ND LARGEST               2ND LARGEST    2ND LARGEST             3RD LARGEST
CONTROL FOOTNOTE TENANT LEASE              TENANT                  TENANT AREA   TENANT LEASE               TENANT
  NO.      NO.     EXP. DATE                NAME                LEASED (SQ. FT.)   EXP. DATE                 NAME
----------------------------------------------------------------------------------------------------------------------------------

   1                9/30/2023 N/A                                            N/A          N/A N/A
   2       (1)      6/30/2018 N/A                                            N/A          N/A N/A
   3       (2)     10/29/2021 SF State University                        107,125   12/31/2021 Microsoft
   4       (3)      6/30/2021 Merrill Lynch, Pierce, Fenner               73,859   12/31/2008 Smith Group Midatlantic, Inc.
   5       (4)            N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  5A1              10/31/2010 Cadwalader, Wickersham & Taft               47,682    4/30/2010 AAHP/HIAA
  5A2              12/31/2010 Jacobs Facilities, Inc.                     22,705    2/29/2008 The Boeing Company
  5A3              10/31/2013 Cutler & Stanfield, L.L.P.                  19,977    7/31/2008 Highland Hudson Group Inc.
  5A4              12/31/2007 The Leonard Resource Group                  10,981    7/31/2010 Casals & Associates, Inc.
   6       (5)            N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  6A1                     N/A N/A                                            N/A          N/A N/A
  6A2                     N/A N/A                                            N/A          N/A N/A
  6A3                     N/A N/A                                            N/A          N/A N/A
  6A4                     N/A N/A                                            N/A          N/A N/A
   7       (6)            N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  7A1                     N/A N/A                                            N/A          N/A N/A
  7A2                     N/A N/A                                            N/A          N/A N/A
  7A3                     N/A N/A                                            N/A          N/A N/A
  7A4                     N/A N/A                                            N/A          N/A N/A
  7A5                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  7A6                     N/A N/A                                            N/A          N/A N/A
  7A7                     N/A N/A                                            N/A          N/A N/A
  7A8                     N/A N/A                                            N/A          N/A N/A
  7A9                     N/A N/A                                            N/A          N/A N/A
 7A10                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A11                     N/A N/A                                            N/A          N/A N/A
 7A12                     N/A N/A                                            N/A          N/A N/A
 7A13                     N/A N/A                                            N/A          N/A N/A
 7A14                     N/A N/A                                            N/A          N/A N/A
 7A15                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A16                     N/A N/A                                            N/A          N/A N/A
 7A17                     N/A N/A                                            N/A          N/A N/A
 7A18                     N/A N/A                                            N/A          N/A N/A
 7A19                     N/A N/A                                            N/A          N/A N/A
 7A20                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A21                     N/A N/A                                            N/A          N/A N/A
 7A22                     N/A N/A                                            N/A          N/A N/A
 7A23                     N/A N/A                                            N/A          N/A N/A
 7A24                     N/A N/A                                            N/A          N/A N/A
 7A25                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A26                     N/A N/A                                            N/A          N/A N/A
 7A27                     N/A N/A                                            N/A          N/A N/A
 7A28                     N/A N/A                                            N/A          N/A N/A
 7A29                     N/A N/A                                            N/A          N/A N/A
 7A30                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A31                     N/A N/A                                            N/A          N/A N/A
 7A32                     N/A N/A                                            N/A          N/A N/A
 7A33                     N/A N/A                                            N/A          N/A N/A
 7A34                     N/A N/A                                            N/A          N/A N/A
 7A35                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A36                     N/A N/A                                            N/A          N/A N/A
 7A37                     N/A N/A                                            N/A          N/A N/A
 7A38                     N/A N/A                                            N/A          N/A N/A
 7A39                     N/A N/A                                            N/A          N/A N/A
 7A40                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A41                     N/A N/A                                            N/A          N/A N/A
 7A42                     N/A N/A                                            N/A          N/A N/A
 7A43                     N/A N/A                                            N/A          N/A N/A
 7A44                     N/A N/A                                            N/A          N/A N/A
 7A45                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A46                     N/A N/A                                            N/A          N/A N/A
 7A47                     N/A N/A                                            N/A          N/A N/A
 7A48                     N/A N/A                                            N/A          N/A N/A
 7A49                     N/A N/A                                            N/A          N/A N/A
 7A50                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A51                     N/A N/A                                            N/A          N/A N/A
 7A52                     N/A N/A                                            N/A          N/A N/A
 7A53                     N/A N/A                                            N/A          N/A N/A
 7A54                     N/A N/A                                            N/A          N/A N/A
 7A55                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A56                     N/A N/A                                            N/A          N/A N/A
 7A57                     N/A N/A                                            N/A          N/A N/A
 7A58                     N/A N/A                                            N/A          N/A N/A
 7A59                     N/A N/A                                            N/A          N/A N/A
 7A60                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A61                     N/A N/A                                            N/A          N/A N/A
 7A62                     N/A N/A                                            N/A          N/A N/A
 7A63                     N/A N/A                                            N/A          N/A N/A
 7A64                     N/A N/A                                            N/A          N/A N/A
 7A65                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A66                     N/A N/A                                            N/A          N/A N/A
 7A67                     N/A N/A                                            N/A          N/A N/A
 7A68                     N/A N/A                                            N/A          N/A N/A
 7A69                     N/A N/A                                            N/A          N/A N/A
 7A70                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A71                     N/A N/A                                            N/A          N/A N/A
 7A72                     N/A N/A                                            N/A          N/A N/A
 7A73                     N/A N/A                                            N/A          N/A N/A
 7A74                     N/A N/A                                            N/A          N/A N/A
 7A75                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A76                     N/A N/A                                            N/A          N/A N/A
 7A77                     N/A N/A                                            N/A          N/A N/A
 7A78                     N/A N/A                                            N/A          N/A N/A
 7A79                     N/A N/A                                            N/A          N/A N/A
 7A80                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 7A81                     N/A N/A                                            N/A          N/A N/A
 7A82                     N/A N/A                                            N/A          N/A N/A
   8       (7)      3/31/2017 Sprint Communications                       37,418    1/31/2017 Christian & Timbers
   9       (8)            N/A N/A                                            N/A          N/A N/A
  9A1                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  9A2                     N/A N/A                                            N/A          N/A N/A
  9A3                     N/A N/A                                            N/A          N/A N/A
  9A4                     N/A N/A                                            N/A          N/A N/A
  9A5                     N/A N/A                                            N/A          N/A N/A
  9A6                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  9A7                     N/A N/A                                            N/A          N/A N/A
  9A8                     N/A N/A                                            N/A          N/A N/A
           (9)            N/A N/A                                            N/A          N/A N/A
  10A                     N/A N/A                                            N/A          N/A N/A
 10A1                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 10A2                     N/A N/A                                            N/A          N/A N/A
 10A3                     N/A N/A                                            N/A          N/A N/A
 10A4                     N/A N/A                                            N/A          N/A N/A
 10A5                     N/A N/A                                            N/A          N/A N/A
 10A6                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 10A7                     N/A N/A                                            N/A          N/A N/A
 10A8                     N/A N/A                                            N/A          N/A N/A
 10A9                     N/A N/A                                            N/A          N/A N/A
 10A10                    N/A N/A                                            N/A          N/A N/A
 10A11                    N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 10A12                    N/A N/A                                            N/A          N/A N/A
  10B                     N/A N/A                                            N/A          N/A N/A
 10B1                     N/A N/A                                            N/A          N/A N/A
 10B2                     N/A N/A                                            N/A          N/A N/A
 10B3                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 10B4                     N/A N/A                                            N/A          N/A N/A
  10C                     N/A N/A                                            N/A          N/A N/A
  10D                     N/A N/A                                            N/A          N/A N/A
  10E                     N/A N/A                                            N/A          N/A N/A
  11      (10)      5/31/2020 Advance Magazine Publishers Inc.
                              dba The Conde Nast Publications            767,844    4/30/2019 Zone Enterprises, Inc.
----------------------------------------------------------------------------------------------------------------------------------
  12                3/31/2018 Interstate Batteries                       106,764    7/31/2010 Nexen Petroleum
  13      (11)      3/31/2010 Hanky Panky Ltd.                            15,670    6/30/2011 373 Park LLC
  14                      N/A N/A                                            N/A          N/A N/A
  15               10/31/2021 Morgan Stanley Dean Witter                  21,853   10/31/2011 CA Bank & Trust
  16      (12)     12/31/2026 Tinley Ice Company                          16,800    5/31/2011 N/A
----------------------------------------------------------------------------------------------------------------------------------
  17                      N/A N/A                                            N/A          N/A N/A
  18                      N/A N/A                                            N/A          N/A N/A
 18A1                     N/A N/A                                            N/A          N/A N/A
 18A2                     N/A N/A                                            N/A          N/A N/A
 18A3                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 18A4                     N/A N/A                                            N/A          N/A N/A
 18A5                     N/A N/A                                            N/A          N/A N/A
  19      (13)            N/A N/A                                            N/A          N/A N/A
 19A1                     N/A N/A                                            N/A          N/A N/A
 19A2                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 19A3                     N/A N/A                                            N/A          N/A N/A
 19A4                     N/A N/A                                            N/A          N/A N/A
  20      (14)     12/31/2032 JC Penney                                  149,652    1/31/2008 Macy's
  21                      N/A N/A                                            N/A          N/A N/A
  22      (15)            N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  23      (16)      1/29/2011 Sears, Roebuck & Co                        111,699    7/19/2018 J.C. Penney Company
  24                1/31/2032 N/A                                            N/A          N/A N/A
  25                3/31/2011 Northern Trust                               4,806    6/30/2015 Coldwell Banker
  26                      N/A N/A                                            N/A          N/A N/A
  27                5/31/2007 Mecox Gardens & Pottery                      1,945    5/30/2010 Fiandaca
----------------------------------------------------------------------------------------------------------------------------------
  28      (17)            N/A N/A                                            N/A          N/A N/A
  29                6/30/2019 Sea Empress                                  9,973   11/30/2009 Golder State Water Co
  30                1/21/2011 Rose, Klein and Marias, LLP                 10,040    1/17/2010 Washington Mutual
  31                5/31/2018 Burlington Coat Factory                     53,570    1/31/2027 The Rag Shop/Danbury, Inc.
  32                8/31/2010 Cinemark                                    24,310   11/30/2008 Spoons & Spice
----------------------------------------------------------------------------------------------------------------------------------
  33      (18)            N/A N/A                                            N/A          N/A N/A
  34                      N/A N/A                                            N/A          N/A N/A
  35                4/30/2022 N/A                                            N/A          N/A N/A
  36                      N/A N/A                                            N/A          N/A N/A
 36A1                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 36A2                     N/A N/A                                            N/A          N/A N/A
  37                1/14/2027 Lowe's                                     139,410    9/30/2026 Pompodoro's (Hudson Valley
                                                                                                 Italian Restaurant)
  38               11/30/2016 N/A                                            N/A          N/A N/A
  39                      N/A N/A                                            N/A          N/A N/A
  40      (19)            N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  41                      N/A N/A                                            N/A          N/A N/A
  42                5/31/2014 N/A                                            N/A          N/A N/A
  43      (20)     10/31/2012 Target Corporation                          26,140    8/31/2011 A&S Sales, Inc.
  44               12/31/2017 Office Depot                                20,947    9/30/2016 Shoe Carnival
  45                      N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  46                 9/1/2012 Master Financial Inc.                       11,577     6/1/2012 Waterfront Group Florida, LLC
  47                1/31/2014 Trademark Cinemas                           16,803   12/31/2011 MB&G I, LLC (Morrison's Grill)
  48                4/30/2016 DeeDee's Discount (Ross Stores)             26,625    1/31/2012 PETCO #735
  49                1/28/2011 JC Penney Company                           35,670    7/31/2014 Ross Dress
  50                3/31/2021 Roni Josef                                   8,032    5/31/2008 5th Ave. Furniture
----------------------------------------------------------------------------------------------------------------------------------
  51                      N/A N/A                                            N/A          N/A N/A
  52               11/30/2014 Edge Development                            26,973    1/31/2018 Charter School Management
  53               11/18/2016 Barbeque Galore                              5,506   11/18/2016 Country Wide Home Loans
  54               11/30/2026 N/A                                            N/A          N/A N/A
  55               11/30/2026 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  56               11/30/2026 N/A                                            N/A          N/A N/A
  57                6/30/2021 Cost Plus World Market                      18,300    1/31/2012 Kirkland's Home
  58                8/31/2012 Coldwell Banker                              8,970    7/31/2011 Southern Nevada Family Dentistry
  59                7/31/2011 YI, Inc. dba Lee Beauty & Barb              18,850    3/31/2008 Conner Dollar, Inc.
  60      (21)            N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  61               11/30/2026 N/A                                            N/A          N/A N/A
  62                      N/A N/A                                            N/A          N/A N/A
  63               11/30/2013 Save-A-Center                               45,065    6/30/2009 The Sleep Gallery
  64                      N/A N/A                                            N/A          N/A N/A
  65               11/30/2026 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  66                      N/A N/A                                            N/A          N/A N/A
  67                      N/A N/A                                            N/A          N/A N/A
 67A1               6/30/2021 N/A                                            N/A          N/A N/A
 67A2               6/30/2021 N/A                                            N/A          N/A N/A
 67A3               6/30/2021 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 67A4               6/30/2021 N/A                                            N/A          N/A N/A
 67A5               6/30/2021 N/A                                            N/A          N/A N/A
 67A6               6/30/2021 N/A                                            N/A          N/A N/A
 67A7               6/30/2021 N/A                                            N/A          N/A N/A
  68                      N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  69                7/31/2011 Inland Regional Center                      18,258    8/31/2016 Rufus C. Burkley, III and
                                                                                                 Darrell Butler and Jim Rountree
  70                      N/A N/A                                            N/A          N/A N/A
  71                1/31/2011 Rebel Oil                                    5,774   12/31/2030 Wells Fargo & Co
  72                8/31/2016 Rolling Pin                                  4,500    7/31/2016 Salon Suites
  73                      N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 73A1               7/31/2021 N/A                                            N/A          N/A N/A
 73A2               7/31/2021 N/A                                            N/A          N/A N/A
 73A3               7/31/2021 N/A                                            N/A          N/A N/A
 73A4               7/31/2021 N/A                                            N/A          N/A N/A
 73A5               9/30/2021 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  74               10/31/2023 N/A                                            N/A          N/A N/A
  75                      N/A N/A                                            N/A          N/A N/A
  76                9/30/2008 Consigned by Design Inc                      5,632    9/30/2007 Cozy Fox
  77      (22)     10/29/2016 Prosthodontics Intermedica, P.C.             7,523   11/13/2016 Advanced Facial Imaging, Inc.
                                                                                                 d/b/a Viewpoint
  78      (23)      5/31/2013 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  79                      N/A N/A                                            N/A          N/A N/A
  80                      N/A N/A                                            N/A          N/A N/A
  81                6/30/2015 N/A                                            N/A          N/A N/A
  82                1/31/2031 N/A                                            N/A          N/A N/A
  83                      N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  84      (24)            N/A N/A                                            N/A          N/A N/A
 84A1                     N/A N/A                                            N/A          N/A N/A
 84A2                     N/A N/A                                            N/A          N/A N/A
  85      (25)      9/30/2081 N/A                                            N/A          N/A N/A
  86               10/31/2012 ERA Dream Team Realty                        1,727   10/31/2011 Flooring Sales, Inc.
----------------------------------------------------------------------------------------------------------------------------------
  87                9/30/2081 N/A                                            N/A          N/A N/A
  88                      N/A N/A                                            N/A          N/A N/A
  89                3/31/2011 Angelo's CD's & More                         5,828    9/30/2012 Washtime of the Rockies
  90                2/28/2015 Alexander Gruzmark                           2,104    8/14/2007 Remanco, Inc.
  91                1/15/2012 A. G. Edwards                               99,753    8/31/2009 Eagle Drayage and Warehouse
----------------------------------------------------------------------------------------------------------------------------------
  92                      N/A N/A                                            N/A          N/A N/A
  93                2/28/2018 N/A                                            N/A          N/A N/A
  94                9/30/2007 Mount Vernon Beauty School                   6,176    9/30/2012 Taj Majestic Indian Restaurant
  95                5/11/2019 Sporting Chance                              2,100    7/30/2009 Fitness Her Way
  96      (26)     10/31/2081 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  97                4/30/2009 M.D. Strum Housing Services, Inc.            9,299    7/31/2007 Marion County Public Defender Agency
  98                      N/A N/A                                            N/A          N/A N/A
  99                5/31/2011 Donut Shop                                   1,986    7/30/2007 Boba Store
  100     (27)      8/31/2081 N/A                                            N/A          N/A N/A
  101               9/12/2012 Dollar Tree Stores, Inc.                     9,600    9/30/2007 Auto Zone
----------------------------------------------------------------------------------------------------------------------------------
  102     (28)      4/30/2081 N/A                                            N/A          N/A N/A
  103     (29)      6/30/2077 N/A                                            N/A          N/A N/A
  104              11/30/2019 N/A                                            N/A          N/A N/A
  105     (30)     10/31/2081 N/A                                            N/A          N/A N/A
  106               9/30/2019 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  107              11/30/2010 Berkots Foods                               38,826   12/14/2011 Blockbuster
  108     (31)      7/31/2081 N/A                                            N/A          N/A N/A
  109               2/28/2019 N/A                                            N/A          N/A N/A
  110                     N/A N/A                                            N/A          N/A N/A
 110A1                    N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 110A2                    N/A N/A                                            N/A          N/A N/A
  111               6/30/2009 Fodalo Grill, LLC                            3,966    1/31/2011 Michael & Laura Peters
                                                                                                 d/b/a Salon West
  112                     N/A N/A                                            N/A          N/A N/A
  113              10/26/2015 N/A                                            N/A          N/A N/A
  114                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  115               8/31/2081 N/A                                            N/A          N/A N/A
  116                     N/A N/A                                            N/A          N/A N/A
  117                     N/A N/A                                            N/A          N/A N/A
  118                     N/A N/A                                            N/A          N/A N/A
 118A1             12/31/2018 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
 118A2             12/31/2018 N/A                                            N/A          N/A N/A
  119               1/14/2012 Apptinum, Inc.                               5,140    7/31/2007 BAC of Florida Bank
  120              11/30/2016 The Child Garden, Ltd.                       4,018    1/31/2011 Nunzio Dino and Sharon Boscarello
  121              10/31/2014 Dollar Tree Stores, Inc.                    17,000    5/31/2012 Citi Trends, Inc.
  122              10/31/2007 Willow House                                 3,213    3/31/2009 National Benefit Brokers, Inc.
----------------------------------------------------------------------------------------------------------------------------------
  123                     N/A N/A                                            N/A          N/A N/A
 123A1              4/30/2016 Dunn Bro's Coffee                            1,910   11/30/2015 Fantastic Sam's
 123A2              2/28/2008 Fantastic Sam's                              1,504    6/30/2013 Dojo Karate
  124               1/30/2016 Advance America, Cash Advance                2,600    9/30/2007 Beauty Alliance
  125              11/30/2011 David Associates                             2,155    9/30/2011 Elite Home Health
----------------------------------------------------------------------------------------------------------------------------------
  126               1/31/2030 N/A                                            N/A          N/A N/A
  127                     N/A N/A                                            N/A          N/A N/A
  128                     N/A N/A                                            N/A          N/A N/A
  129     (32)            N/A N/A                                            N/A          N/A N/A
  130                3/1/2011 A.N.Y Slice                                  2,532     8/1/2009 Curves for Women
----------------------------------------------------------------------------------------------------------------------------------
  131               9/21/2016 Starbucks                                    1,729    8/16/2016 GameStop
  132               4/30/2031 N/A                                            N/A          N/A N/A
  133               7/31/2015 Moe's Southwest Grill                        2,520     6/3/2015 Firehouse Subs
  134                     N/A N/A                                            N/A          N/A N/A
  135                     N/A N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  136               2/28/2016 9 Mile Trolley                               1,478    4/30/2009 DiFrancesco Plastic Surgery, LLC
  137                     N/A N/A                                            N/A          N/A N/A
  138                3/9/2026 N/A                                            N/A          N/A N/A
  139                     N/A N/A                                            N/A          N/A N/A
  140               12/2/2016 N/A                                            N/A          N/A N/A
----------------------------------------------------------------------------------------------------------------------------------
  141                8/1/2020 Diablo Valley Packaging                      1,507    10/1/2010 NSB Construction and Development
----------------------------------------------------------------------------------------------------------------------------------

                   3RD LARGEST     3RD LARGEST
CONTROL FOOTNOTE    TENANT AREA   TENANT LEASE CONTROL FOOTNOTE
  NO.      NO.   LEASED (SQ. FT.)   EXP. DATE    NO.      NO.
---------------------------------------------------------------

   1                          N/A          N/A    1
   2       (1)                N/A          N/A    2       (1)
   3       (2)             76,614   12/31/2014    3       (2)
   4       (3)             51,878    6/30/2012    4       (3)
   5       (4)                N/A          N/A    5       (4)
---------------------------------------------------------------
  5A1                      40,960    1/31/2011   5A1
  5A2                      22,705          MTM   5A2
  5A3                      11,067    7/31/2008   5A3
  5A4                      10,968    1/31/2010   5A4
   6       (5)                N/A          N/A    6       (5)
---------------------------------------------------------------
  6A1                         N/A          N/A   6A1
  6A2                         N/A          N/A   6A2
  6A3                         N/A          N/A   6A3
  6A4                         N/A          N/A   6A4
   7       (6)                N/A          N/A    7       (6)
---------------------------------------------------------------
  7A1                         N/A          N/A   7A1
  7A2                         N/A          N/A   7A2
  7A3                         N/A          N/A   7A3
  7A4                         N/A          N/A   7A4
  7A5                         N/A          N/A   7A5
---------------------------------------------------------------
  7A6                         N/A          N/A   7A6
  7A7                         N/A          N/A   7A7
  7A8                         N/A          N/A   7A8
  7A9                         N/A          N/A   7A9
 7A10                         N/A          N/A   7A10
---------------------------------------------------------------
 7A11                         N/A          N/A   7A11
 7A12                         N/A          N/A   7A12
 7A13                         N/A          N/A   7A13
 7A14                         N/A          N/A   7A14
 7A15                         N/A          N/A   7A15
---------------------------------------------------------------
 7A16                         N/A          N/A   7A16
 7A17                         N/A          N/A   7A17
 7A18                         N/A          N/A   7A18
 7A19                         N/A          N/A   7A19
 7A20                         N/A          N/A   7A20
---------------------------------------------------------------
 7A21                         N/A          N/A   7A21
 7A22                         N/A          N/A   7A22
 7A23                         N/A          N/A   7A23
 7A24                         N/A          N/A   7A24
 7A25                         N/A          N/A   7A25
---------------------------------------------------------------
 7A26                         N/A          N/A   7A26
 7A27                         N/A          N/A   7A27
 7A28                         N/A          N/A   7A28
 7A29                         N/A          N/A   7A29
 7A30                         N/A          N/A   7A30
---------------------------------------------------------------
 7A31                         N/A          N/A   7A31
 7A32                         N/A          N/A   7A32
 7A33                         N/A          N/A   7A33
 7A34                         N/A          N/A   7A34
 7A35                         N/A          N/A   7A35
---------------------------------------------------------------
 7A36                         N/A          N/A   7A36
 7A37                         N/A          N/A   7A37
 7A38                         N/A          N/A   7A38
 7A39                         N/A          N/A   7A39
 7A40                         N/A          N/A   7A40
---------------------------------------------------------------
 7A41                         N/A          N/A   7A41
 7A42                         N/A          N/A   7A42
 7A43                         N/A          N/A   7A43
 7A44                         N/A          N/A   7A44
 7A45                         N/A          N/A   7A45
---------------------------------------------------------------
 7A46                         N/A          N/A   7A46
 7A47                         N/A          N/A   7A47
 7A48                         N/A          N/A   7A48
 7A49                         N/A          N/A   7A49
 7A50                         N/A          N/A   7A50
---------------------------------------------------------------
 7A51                         N/A          N/A   7A51
 7A52                         N/A          N/A   7A52
 7A53                         N/A          N/A   7A53
 7A54                         N/A          N/A   7A54
 7A55                         N/A          N/A   7A55
---------------------------------------------------------------
 7A56                         N/A          N/A   7A56
 7A57                         N/A          N/A   7A57
 7A58                         N/A          N/A   7A58
 7A59                         N/A          N/A   7A59
 7A60                         N/A          N/A   7A60
---------------------------------------------------------------
 7A61                         N/A          N/A   7A61
 7A62                         N/A          N/A   7A62
 7A63                         N/A          N/A   7A63
 7A64                         N/A          N/A   7A64
 7A65                         N/A          N/A   7A65
---------------------------------------------------------------
 7A66                         N/A          N/A   7A66
 7A67                         N/A          N/A   7A67
 7A68                         N/A          N/A   7A68
 7A69                         N/A          N/A   7A69
 7A70                         N/A          N/A   7A70
---------------------------------------------------------------
 7A71                         N/A          N/A   7A71
 7A72                         N/A          N/A   7A72
 7A73                         N/A          N/A   7A73
 7A74                         N/A          N/A   7A74
 7A75                         N/A          N/A   7A75
---------------------------------------------------------------
 7A76                         N/A          N/A   7A76
 7A77                         N/A          N/A   7A77
 7A78                         N/A          N/A   7A78
 7A79                         N/A          N/A   7A79
 7A80                         N/A          N/A   7A80
---------------------------------------------------------------
 7A81                         N/A          N/A   7A81
 7A82                         N/A          N/A   7A82
   8       (7)             37,418    8/31/2017    8       (7)
   9       (8)                N/A          N/A    9       (8)
  9A1                         N/A          N/A   9A1
---------------------------------------------------------------
  9A2                         N/A          N/A   9A2
  9A3                         N/A          N/A   9A3
  9A4                         N/A          N/A   9A4
  9A5                         N/A          N/A   9A5
  9A6                         N/A          N/A   9A6
---------------------------------------------------------------
  9A7                         N/A          N/A   9A7
  9A8                         N/A          N/A   9A8
           (9)                N/A          N/A            (9)
  10A                         N/A          N/A   10A
 10A1                         N/A          N/A   10A1
---------------------------------------------------------------
 10A2                         N/A          N/A   10A2
 10A3                         N/A          N/A   10A3
 10A4                         N/A          N/A   10A4
 10A5                         N/A          N/A   10A5
 10A6                         N/A          N/A   10A6
---------------------------------------------------------------
 10A7                         N/A          N/A   10A7
 10A8                         N/A          N/A   10A8
 10A9                         N/A          N/A   10A9
 10A10                        N/A          N/A  10A10
 10A11                        N/A          N/A  10A11
---------------------------------------------------------------
 10A12                        N/A          N/A  10A12
  10B                         N/A          N/A   10B
 10B1                         N/A          N/A   10B1
 10B2                         N/A          N/A   10B2
 10B3                         N/A          N/A   10B3
---------------------------------------------------------------
 10B4                         N/A          N/A   10B4
  10C                         N/A          N/A   10C
  10D                         N/A          N/A   10D
  10E                         N/A          N/A   10E
  11      (10)             43,057    4/30/2014    11     (10)
---------------------------------------------------------------
  12                       96,649   12/31/2010    12
  13      (11)             13,900    9/30/2011    13     (11)
  14                          N/A          N/A    14
  15                       10,387    5/31/2007    15
  16      (12)                N/A          N/A    16     (12)
---------------------------------------------------------------
  17                          N/A          N/A    17
  18                          N/A          N/A    18
 18A1                         N/A          N/A   18A1
 18A2                         N/A          N/A   18A2
 18A3                         N/A          N/A   18A3
---------------------------------------------------------------
 18A4                         N/A          N/A   18A4
 18A5                         N/A          N/A   18A5
  19      (13)                N/A          N/A    19     (13)
 19A1                         N/A          N/A   19A1
 19A2                         N/A          N/A   19A2
---------------------------------------------------------------
 19A3                         N/A          N/A   19A3
 19A4                         N/A          N/A   19A4
  20      (14)            120,000   10/31/2055    20     (14)
  21                          N/A          N/A    21
  22      (15)                N/A          N/A    22     (15)
---------------------------------------------------------------
  23      (16)             86,180    7/31/2013    23     (16)
  24                          N/A          N/A    24
  25                        3,143    8/31/2007    25
  26                          N/A          N/A    26
  27                        1,905    5/30/2010    27
---------------------------------------------------------------
  28      (17)                N/A          N/A    28     (17)
  29                        4,944    6/30/2012    29
  30                        9,438    2/28/2009    30
  31                       17,654    2/28/2009    31
  32                       10,853    7/31/2012    32
---------------------------------------------------------------
  33      (18)                N/A          N/A    33     (18)
  34                          N/A          N/A    34
  35                          N/A          N/A    35
  36                          N/A          N/A    36
 36A1                         N/A          N/A   36A1
---------------------------------------------------------------
 36A2                         N/A          N/A   36A2
  37                        4,160    3/31/2011    37
  38                          N/A          N/A    38
  39                          N/A          N/A    39
  40      (19)                N/A          N/A    40     (19)
---------------------------------------------------------------
  41                          N/A          N/A    41
  42                          N/A          N/A    42
  43      (20)             13,000    6/30/2009    43     (20)
  44                       12,000    9/30/2016    44
  45                          N/A          N/A    45
---------------------------------------------------------------
  46                       11,469     7/1/2009    46
  47                        5,925    6/17/2017    47
  48                       17,206    5/20/2016    48
  49                       30,000    1/31/2015    49
  50                        5,321    5/10/2007    50
---------------------------------------------------------------
  51                          N/A          N/A    51
  52                        2,040    7/31/2009    52
  53                        4,000   11/18/2016    53
  54                          N/A          N/A    54
  55                          N/A          N/A    55
---------------------------------------------------------------
  56                          N/A          N/A    56
  57                        6,003    1/31/2011    57
  58                        3,646    6/30/2008    58
  59                       10,000   10/31/2009    59
  60      (21)                N/A          N/A    60     (21)
---------------------------------------------------------------
  61                          N/A          N/A    61
  62                          N/A          N/A    62
  63                        6,000    1/31/2011    63
  64                          N/A          N/A    64
  65                          N/A          N/A    65
---------------------------------------------------------------
  66                          N/A          N/A    66
  67                          N/A          N/A    67
 67A1                         N/A          N/A   67A1
 67A2                         N/A          N/A   67A2
 67A3                         N/A          N/A   67A3
---------------------------------------------------------------
 67A4                         N/A          N/A   67A4
 67A5                         N/A          N/A   67A5
 67A6                         N/A          N/A   67A6
 67A7                         N/A          N/A   67A7
  68                          N/A          N/A    68
---------------------------------------------------------------
  69                       11,215   11/14/2018    69
  70                          N/A          N/A    70
  71                        5,542    2/29/2016    71
  72                        3,000    6/30/2011    72
  73                          N/A          N/A    73
---------------------------------------------------------------
 73A1                         N/A          N/A   73A1
 73A2                         N/A          N/A   73A2
 73A3                         N/A          N/A   73A3
 73A4                         N/A          N/A   73A4
 73A5                         N/A          N/A   73A5
---------------------------------------------------------------
  74                          N/A          N/A    74
  75                          N/A          N/A    75
  76                        5,100   12/31/2009    76
  77      (22)              4,350   11/13/2016    77     (22)
  78      (23)                N/A          N/A    78     (23)
---------------------------------------------------------------
  79                          N/A          N/A    79
  80                          N/A          N/A    80
  81                          N/A          N/A    81
  82                          N/A          N/A    82
  83                          N/A          N/A    83
---------------------------------------------------------------
  84      (24)                N/A          N/A    84     (24)
 84A1                         N/A          N/A   84A1
 84A2                         N/A          N/A   84A2
  85      (25)                N/A          N/A    85     (25)
  86                        1,713   10/30/2011    86
---------------------------------------------------------------
  87                          N/A          N/A    87
  88                          N/A          N/A    88
  89                        3,735    1/31/2011    89
  90                        1,921    6/30/2008    90
  91                       64,656   12/31/2008    91
---------------------------------------------------------------
  92                          N/A          N/A    92
  93                          N/A          N/A    93
  94                        2,450    3/31/2008    94
  95                        2,100    5/31/2007    95
  96      (26)                N/A          N/A    96     (26)
---------------------------------------------------------------
  97                        6,272    9/30/2009    97
  98                          N/A          N/A    98
  99                          779    9/30/2009    99
  100     (27)                N/A          N/A   100     (27)
  101                       5,904    8/31/2008   101
---------------------------------------------------------------
  102     (28)                N/A          N/A   102     (28)
  103     (29)                N/A          N/A   103     (29)
  104                         N/A          N/A   104
  105     (30)                N/A          N/A   105     (30)
  106                         N/A          N/A   106
---------------------------------------------------------------
  107                       3,600    6/30/2009   107
  108     (31)                N/A          N/A   108     (31)
  109                         N/A          N/A   109
  110                         N/A          N/A   110
 110A1                        N/A          N/A  110A1
---------------------------------------------------------------
 110A2                        N/A          N/A  110A2
  111                       1,632   11/30/2009   111
  112                         N/A          N/A   112
  113                         N/A          N/A   113
  114                         N/A          N/A   114
---------------------------------------------------------------
  115                         N/A          N/A   115
  116                         N/A          N/A   116
  117                         N/A          N/A   117
  118                         N/A          N/A   118
 118A1                        N/A          N/A  118A1
---------------------------------------------------------------
 118A2                        N/A          N/A  118A2
  119                       2,500    4/30/2010   119
  120                       3,250    7/31/2009   120
  121                      11,835    3/31/2011   121
  122                       2,730   10/31/2009   122
---------------------------------------------------------------
  123                         N/A          N/A   123
 123A1                      1,200    1/31/2013  123A1
 123A2                      1,440    8/31/2009  123A2
  124                       2,200    8/31/2011   124
  125                       1,942    1/31/2007   125
---------------------------------------------------------------
  126                         N/A          N/A   126
  127                         N/A          N/A   127
  128                         N/A          N/A   128
  129     (32)                N/A          N/A   129     (32)
  130                       1,432    12/1/2009   130
---------------------------------------------------------------
  131                       1,111    9/20/2016   131
  132                         N/A          N/A   132
  133                       1,540   10/31/2010   133
  134                         N/A          N/A   134
  135                         N/A          N/A   135
---------------------------------------------------------------
  136                       1,298    4/30/2009   136
  137                         N/A          N/A   137
  138                         N/A          N/A   138
  139                         N/A          N/A   139
  140                         N/A          N/A   140
---------------------------------------------------------------
  141                       1,507    10/1/2020   141
---------------------------------------------------------------

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	66	$2,712,041,703	73.0%	$41,091,541	$362,000,000	67.9%	1.30	x	94.2%	5.935%
Amortizing Balloon(2)	78	918,201,326	24.7	11,771,812	125,000,000	71.0	1.52		94.8	5.987
Fully Amortizing	1	82,933,806	2.2	82,933,806	82,933,806	36.3	1.91		99.8	5.590
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 18.7% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 51.1% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$29,933,608	0.8%	$29,933,608	$29,933,608	23.0%	4.45	x	98.4%	5.265%
35.1 - 40.0	2	299,933,806	8.1	149,966,903	217,000,000	38.1	1.69		88.4	6.201
40.1 - 45.0	1	270,000,000	7.3	270,000,000	270,000,000	40.4	1.53		86.3	6.372
45.1 - 50.0	1	300,000,000	8.1	300,000,000	300,000,000	48.2	1.64		98.1	6.046
50.1 - 55.0	2	9,900,000	0.3	4,950,000	6,100,000	50.8	1.78		97.9	5.938
55.1 - 60.0	5	126,886,693	3.4	25,377,339	55,000,000	58.7	1.31		95.3	6.135
60.1 - 65.0	11	515,061,183	13.9	46,823,744	340,000,000	64.3	1.56		98.2	5.959
65.1 - 70.0	7	50,596,221	1.4	7,228,032	19,250,000	67.7	1.22		89.9	5.933
70.1 - 75.0	26	363,182,950	9.8	13,968,575	52,500,000	72.8	1.23		90.7	6.039
75.1 - 80.0	62	829,895,714	22.4	13,385,415	110,000,000	78.1	1.18		95.5	5.797
80.1 >=	27	917,786,660	24.7	33,992,099	362,000,000	86.1	1.16		95.9	5.768
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%

Weighted Average Cut-off Date LTV Ratio:    67.9%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	17	$680,118,635	18.3%	$40,006,979	$150,400,000	75.8%	1.46	x	91.6%	6.081%	60
73 - 84	3	224,896,221	6.1	74,965,407	217,000,000	39.9	1.59		84.6	6.415	84
109 - 120	123	2,782,981,978	74.9	22,625,870	362,000,000	68.2	1.33		96.0	5.863	120
121 - 144	1	15,680,000	0.4	15,680,000	15,680,000	80.0	1.11		97.4	6.380	144
169 - 180	1	9,500,000	0.3	9,500,000	9,500,000	79.8	1.20		99.0	6.450	180
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%	107

Weighted Average Original Term to Maturity:    107 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	17	$680,118,635	18.3%	$40,006,979	$150,400,000	75.8%	1.46	x	91.6%	6.081%	58
73 - 84	3	224,896,221	6.1	74,965,407	217,000,000	39.9	1.59		84.6	6.415	83
109 - 120	123	2,782,981,978	74.9	22,625,870	362,000,000	68.2	1.33		96.0	5.863	119
121 - 144	1	15,680,000	0.4	15,680,000	15,680,000	80.0	1.11		97.4	6.380	142
169 - 180	1	9,500,000	0.3	9,500,000	9,500,000	79.8	1.20		99.0	6.450	178
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%	106

Weighted Average Remaining Term to Maturity:    106 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	28	$1,695,882,927	45.7%	$60,567,247	$362,000,000	63.2%	1.32	x	94.6%	5.909%
Retail	77	853,117,962	23.0	11,079,454	300,000,000	64.9	1.47		96.9	5.910
Multifamily	68	768,565,455	20.7	11,302,433	48,000,000	79.1	1.20		91.2	5.923
Healthcare	82	125,000,000	3.4	1,524,390	4,115,613	63.7	2.72		93.9	6.653
Industrial/Warehouse	4	102,548,482	2.8	25,637,121	51,655,093	79.8	1.24		98.9	5.773
Mobile Home Park	5	81,606,606	2.2	16,321,321	54,000,000	77.8	1.20		94.7	5.874
Hotel	4	49,327,826	1.3	12,331,956	29,979,381	74.5	1.26		—	6.447
Mixed Use	1	23,920,000	0.6	23,920,000	23,920,000	78.4	1.00		89.4	5.850
Self Storage	6	13,207,577	0.4	2,201,263	2,892,390	68.2	1.41		90.7	6.124
Total/Avg/Wtd Avg:	275	$3,713,176,835	100.0%	$13,502,461	$362,000,000	67.9%	1.37	x	94.5%	5.940%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	11	$18,977,975	0.5%	$1,725,270	$2,000,000	69.5%	1.32	x	93.3%	6.124%
2,000,001 - 4,000,000	26	88,280,269	2.4	3,395,395	4,000,000	73.6	1.31		96.6	5.950
4,000,001 - 6,000,000	23	112,935,175	3.0	4,910,225	5,800,000	77.4	1.27		96.3	5.923
6,000,001 - 8,000,000	12	84,900,232	2.3	7,075,019	7,800,000	75.9	1.26		97.1	5.920
8,000,001 - 10,000,000	9	82,016,534	2.2	9,112,948	9,550,000	80.3	1.24		96.9	5.832
10,000,001 - 15,000,000	19	229,944,265	6.2	12,102,330	14,750,000	76.7	1.19		96.8	5.921
15,000,001 - 20,000,000	15	266,790,498	7.2	17,786,033	20,000,000	75.8	1.18		92.3	5.883
20,000,001 - 25,000,000	6	142,600,000	3.8	23,766,667	25,000,000	78.6	1.11		93.7	5.794
25,000,001 - 50,000,000	9	349,962,989	9.4	38,884,777	49,400,000	72.0	1.50		93.7	5.962
50,000,001 - 75,000,000	5	277,155,093	7.5	55,431,019	64,000,000	72.8	1.27		93.9	5.868
75,000,001 - 100,000,000	1	82,933,806	2.2	82,933,806	82,933,806	36.3	1.91		99.8	5.590
100,000,001 - 125,000,000	3	337,280,000	9.1	112,426,667	125,000,000	74.7	1.73		93.9	6.106
150,000,001 >=	6	1,639,400,000	44.2	273,233,333	362,000,000	61.1	1.36		94.2	5.961
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%

Average Cut-off Date Principal Balance:    $25,608,116

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	33	$1,364,373,605	36.7%	$41,344,655	$362,000,000	77.2%	1.12	x	96.8%	5.739%
1.20 - 1.29	77	1,082,353,279	29.1	14,056,536	102,280,000	78.6	1.23		94.3	5.938
1.30 - 1.39	13	100,327,100	2.7	7,717,469	43,000,000	73.7	1.32		92.2	5.902
1.40 - 1.49	11	120,165,355	3.2	10,924,123	55,000,000	65.2	1.42		95.1	5.802
1.50 - 1.59	1	270,000,000	7.3	270,000,000	270,000,000	40.4	1.53		86.3	6.372
1.60 - 1.69	5	528,190,082	14.2	105,638,016	300,000,000	44.7	1.62		92.3	6.205
1.70 - 1.79	1	3,800,000	0.1	3,800,000	3,800,000	51.5	1.72		94.5	5.950
1.80 - 1.89	1	6,100,000	0.2	6,100,000	6,100,000	50.4	1.81		100.0	5.930
1.90 - 1.99	1	82,933,806	2.2	82,933,806	82,933,806	36.3	1.91		99.8	5.590
2.00 >=	2	154,933,608	4.2	77,466,804	125,000,000	55.8	3.05		94.8	6.384
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%

Weighted Average U/W NCF DSCR: 1.37x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$1,095,374	0.0%	$1,095,374	$1,095,374	63.7%	2.72	x	61.5%	6.653%
65.1 - 70.0	1	1,257,770	0.0	1,257,770	1,257,770	63.7	2.72		66.1	6.653
70.1 - 75.0	2	70,676,610	1.9	35,338,305	69,750,000	39.1	1.61		70.3	6.438
75.1 - 80.0	4	45,060,000	1.2	11,265,000	20,000,000	72.1	1.17		77.7	5.857
80.1 - 85.0	13	187,499,189	5.0	14,423,015	52,500,000	75.5	1.24		83.8	6.079
85.1 - 90.0	31	550,740,429	14.8	17,765,820	270,000,000	58.9	1.40		87.1	6.132
90.1 - 95.0	60	640,772,721	17.3	10,679,545	72,850,000	68.4	1.38		92.3	6.004
95.1 >=	159	2,166,746,916	58.4	13,627,339	362,000,000	70.2	1.37		99.1	5.834
Total/Avg/Wtd Avg:	271	$3,663,849,008	98.7%	$13,519,738	$362,000,000	67.9%	1.37	x	94.5%	5.933%

Weighted average occupancy rate: 94.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	66	$2,712,041,703	73.0%	$41,091,541	$362,000,000	67.9%	1.30	x	94.2%	5.935%	0
109 - 120	1	82,933,806	2.2	82,933,806	82,933,806	36.3	1.91		99.8	5.590	117
229 - 240	1	29,933,608	0.8	29,933,608	29,933,608	23.0	4.45		98.4	5.265	239
289 - 300	6	145,249,712	3.9	24,208,285	125,000,000	64.5	2.54		94.2	6.578	300
349 - 360	71	743,018,006	20.0	10,465,042	55,000,000	74.1	1.20		94.8	5.900	360
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%	327

Weighted Average Remaining Amortization Term: 327 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$29,933,608	0.8%	$29,933,608	$29,933,608	23.0%	4.45	x	98.4%	5.265%
5.501 - 5.750	39	1,540,412,306	41.5	39,497,751	362,000,000	75.0	1.21		97.2	5.665
5.751 - 6.000	59	680,810,520	18.3	11,539,161	54,000,000	76.7	1.22		94.6	5.859
6.001 - 6.250	27	631,570,564	17.0	23,391,502	300,000,000	65.3	1.43		95.2	6.054
6.251 - 6.500	11	587,870,457	15.8	53,442,769	270,000,000	45.8	1.50		86.2	6.391
6.501 - 6.750	8	242,579,381	6.5	30,322,423	125,000,000	64.5	1.98		95.0	6.605
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	67.9%	1.37	x	94.5%	5.940%

Weighted Average Mortgage Rate: 5.940%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	1	$82,933,806	2.2%	$82,933,806	$82,933,806	—	1.91	x	99.8%	5.590%
10.1 - 15.0	1	29,933,608	0.8	29,933,608	29,933,608	14.7%	4.45		98.4	5.265
35.1 - 40.0	1	217,000,000	5.8	217,000,000	217,000,000	38.8	1.60		84.1	6.435
40.1 - 45.0	2	276,100,000	7.4	138,050,000	270,000,000	40.5	1.54		86.6	6.362
45.1 - 50.0	5	312,924,572	8.4	62,584,914	300,000,000	48.2	1.63		98.1	6.046
50.1 - 55.0	3	61,328,000	1.7	20,442,667	55,000,000	52.2	1.39		93.1	5.749
55.1 - 60.0	12	120,813,359	3.3	10,067,780	49,400,000	58.4	1.30		97.2	6.270
60.1 - 65.0	15	608,452,481	16.4	40,563,499	340,000,000	63.8	1.51		97.1	5.981
65.1 - 70.0	22	227,780,307	6.1	10,353,650	51,655,093	67.6	1.19		94.9	5.932
70.1 - 75.0	29	357,964,000	9.6	12,343,586	52,500,000	73.0	1.16		91.2	5.929
75.1 - 80.0	30	537,457,000	14.5	17,915,233	110,000,000	77.3	1.19		96.4	5.739
80.1 - 85.0	16	273,989,169	7.4	17,124,323	150,400,000	84.0	1.13		92.6	5.778
85.1 >=	8	606,500,534	16.3	75,812,567	362,000,000	87.3	1.18		97.1	5.770
Total/Avg/Wtd Avg:	145	$3,713,176,835	100.0%	$25,608,116	$362,000,000	65.5%	1.37	x	94.5%	5.940%

Weighted Average Maturity Date LTV Ratio: 65.5%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	15	$705,756,737	19.0%
CA	32	638,264,867	17.2
DC	3	402,912,500	10.9
MA	2	365,796,957	9.9
TX	31	319,439,704	8.6
FL	19	266,714,390	7.2
MD	6	177,027,879	4.8
VA	4	102,512,500	2.8
IL	13	88,116,955	2.4
OH	16	69,741,175	1.9
NV	4	61,500,000	1.7
KY	20	54,539,718	1.5
PA	12	46,069,917	1.2
IA	4	40,373,928	1.1
WA	12	38,648,592	1.0
IN	19	36,825,330	1.0
RI	2	34,000,000	0.9
AL	2	26,450,000	0.7
MI	9	25,653,534	0.7
TN	5	24,045,000	0.6
CT	1	20,000,000	0.5
UT	1	20,000,000	0.5
WI	11	19,589,361	0.5
MO	4	18,741,730	0.5
CO	5	16,900,000	0.5
GA	4	16,405,304	0.4
OR	1	13,500,000	0.4
MS	2	13,410,000	0.4
KS	1	11,203,000	0.3
NE	1	9,243,000	0.2
SC	2	8,021,501	0.2
MN	6	7,797,827	0.2
NC	1	4,300,000	0.1
NJ	1	3,100,000	0.1
DE	1	2,373,841	0.1
WV	1	2,112,734	0.1
ID	2	2,088,853	0.1
Total:	275	$3,713,176,835	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	37	$1,947,361,703	68.0%	$52,631,397	$362,000,000	63.4%	1.34	x	95.3%	5.938%
Amortizing Balloon(2)	67	832,709,265	29.1	12,428,496	125,000,000	70.4	1.55		95.1	6.002
Fully Amortizing	1	82,933,806	2.9	82,933,806	82,933,806	36.3	1.91		99.8	5.590
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 22.1% of the loan group no. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 52.3% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$29,933,608	1.0%	$29,933,608	$29,933,608	23.0%	4.45	x	98.4%	5.265%
35.1 - 40.0	2	299,933,806	10.5	149,966,903	217,000,000	38.1	1.69		88.4	6.201
40.1 - 45.0	1	270,000,000	9.4	270,000,000	270,000,000	40.4	1.53		86.3	6.372
45.1 - 50.0	1	300,000,000	10.5	300,000,000	300,000,000	48.2	1.64		98.1	6.046
50.1 - 55.0	2	9,900,000	0.3	4,950,000	6,100,000	50.8	1.78		97.9	5.938
55.1 - 60.0	3	63,886,693	2.2	21,295,564	55,000,000	57.9	1.41		93.5	5.765
60.1 - 65.0	8	501,823,183	17.5	62,727,898	340,000,000	64.3	1.57		98.3	5.946
65.1 - 70.0	6	31,346,221	1.1	5,224,370	15,950,000	68.0	1.26		96.6	5.971
70.1 - 75.0	19	255,885,846	8.9	13,467,676	52,500,000	73.2	1.23		91.4	6.113
75.1 - 80.0	42	551,195,714	19.3	13,123,707	110,000,000	78.0	1.15		96.2	5.785
80.1 >=	20	549,099,703	19.2	27,454,985	362,000,000	86.2	1.16		100.0	5.686
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%

Weighted Average Cut-off Date LTV Ratio: 64.7%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	5	$215,388,635	7.5%	$43,077,727	$125,000,000	68.2%	2.10	x	93.8%	6.301%	60
73 - 84	3	224,896,221	7.9	74,965,407	217,000,000	39.9	1.59		84.6	6.415	84
109 - 120	95	2,397,539,917	83.7	25,237,262	362,000,000	66.5	1.35		96.5	5.866	120
121 - 144	1	15,680,000	0.5	15,680,000	15,680,000	80.0	1.11		97.4	6.380	144
169 - 180	1	9,500,000	0.3	9,500,000	9,500,000	79.8	1.20		99.0	6.450	180
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%	113

Weighted Average Original Term to Maturity: 113 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	5	$215,388,635	7.5%	$43,077,727	$125,000,000	68.2%	2.10	x	93.8%	6.301%	58
73 - 84	3	224,896,221	7.9	74,965,407	217,000,000	39.9	1.59		84.6	6.415	83
109 - 120	95	2,397,539,917	83.7	25,237,262	362,000,000	66.5	1.35		96.5	5.866	119
121 - 144	1	15,680,000	0.5	15,680,000	15,680,000	80.0	1.11		97.4	6.380	142
169 - 180	1	9,500,000	0.3	9,500,000	9,500,000	79.8	1.20		99.0	6.450	178
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%	112

Weighted Average Remaining Term to Maturity: 112 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	28	$1,695,882,927	59.2%	$60,567,247	$362,000,000	63.2%	1.32	x	94.6%	5.909%
Retail	77	853,117,962	29.8	11,079,454	300,000,000	64.9	1.47		96.9	5.910
Other	82	124,999,999	4.4	1,524,390	4,115,613	63.7	2.72		93.9	6.653
Industrial/Warehouse	4	102,548,482	3.6	25,637,121	51,655,093	79.8	1.24		98.9	5.773
Hotel	4	49,327,826	1.7	12,331,956	29,979,381	74.5	1.26		—	6.447
Mixed Use	1	23,920,000	0.8	23,920,000	23,920,000	78.4	1.00		89.4	5.850
Self Storage	6	13,207,577	0.5	2,201,263	2,892,390	68.2	1.41		90.7	6.124
Total/Avg/Wtd Avg:	202	$2,863,004,773	100.0%	$14,173,291	$362,000,000	64.7%	1.42	x	95.4%	5.947%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	8	$13,943,369	0.5%	$1,742,921	$2,000,000	71.0%	1.34	x	93.9%	6.147%
2,000,001 - 4,000,000	22	74,293,311	2.6	3,376,969	4,000,000	72.4	1.32		96.4	5.952
4,000,001 - 6,000,000	18	86,525,175	3.0	4,806,954	5,610,000	77.3	1.26		98.1	5.905
6,000,001 - 8,000,000	10	70,780,232	2.5	7,078,023	7,800,000	75.1	1.27		98.4	5.950
8,000,001 - 10,000,000	5	46,216,534	1.6	9,243,307	9,500,000	81.5	1.19		99.7	6.019
10,000,001 - 15,000,000	14	171,844,265	6.0	12,274,590	14,750,000	78.7	1.19		97.0	5.815
15,000,001 - 20,000,000	8	142,730,000	5.0	17,841,250	20,000,000	75.9	1.15		95.0	5.863
20,000,001 - 25,000,000	4	93,920,000	3.3	23,480,000	25,000,000	77.9	1.03		94.3	5.804
25,000,001 - 50,000,000	4	132,662,989	4.6	33,165,747	43,000,000	65.0	1.97		94.6	5.836
50,000,001 - 75,000,000	4	223,155,093	7.8	55,788,773	64,000,000	71.8	1.28		92.7	5.887
75,000,001 - 100,000,000	1	82,933,806	2.9	82,933,806	82,933,806	36.3	1.91		99.8	5.590
100,000,001 - 125,000,000	2	235,000,000	8.2	117,500,000	125,000,000	69.4	1.95		96.8	6.145
150,000,001 >=	5	1,489,000,000	52.0	297,800,000	362,000,000	58.7	1.39		94.8	5.984
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%

Average Cut-off Date Principal Balance: $27,266,712

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	26	$1,118,723,605	39.1%	$43,027,831	$362,000,000	76.6%	1.13	x	98.5%	5.707%
1.20 - 1.29	50	513,385,824	17.9	10,267,716	64,000,000	78.5	1.23		96.3	5.937
1.30 - 1.39	9	75,919,100	2.7	8,435,456	43,000,000	72.1	1.32		92.2	5.919
1.40 - 1.49	9	109,018,749	3.8	12,113,194	55,000,000	64.1	1.42		95.7	5.820
1.50 - 1.59	1	270,000,000	9.4	270,000,000	270,000,000	40.4	1.53		86.3	6.372
1.60 - 1.69	5	528,190,082	18.4	105,638,016	300,000,000	44.7	1.62		92.3	6.205
1.70 - 1.79	1	3,800,000	0.1	3,800,000	3,800,000	51.5	1.72		94.5	5.950
1.80 - 1.89	1	6,100,000	0.2	6,100,000	6,100,000	50.4	1.81		100.0	5.930
1.90 - 1.99	1	82,933,806	2.9	82,933,806	82,933,806	36.3	1.91		99.8	5.590
2.00 >=	2	154,933,608	5.4	77,466,804	125,000,000	55.8	3.05		94.8	6.384
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%

Weighted Average U/W NCF DSCR:    1.42x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$1,095,374	0.0%	$1,095,374	$1,095,374	63.7%	2.72	x	61.5%	6.653%
65.1 - 70.0	1	1,257,770	0.0	1,257,770	1,257,770	63.7	2.72		66.1	6.653
70.1 - 75.0	2	70,676,610	2.5	35,338,305	69,750,000	39.1	1.61		70.3	6.438
75.1 - 80.0	1	20,000,000	0.7	20,000,000	20,000,000	78.1	1.16		76.1	5.700
80.1 - 85.0	8	90,702,928	3.2	11,337,866	52,500,000	68.1	1.32		83.9	6.304
85.1 - 90.0	18	369,422,150	12.9	20,523,453	270,000,000	49.0	1.51		86.9	6.275
90.1 - 95.0	36	341,853,864	11.9	9,495,941	72,850,000	57.3	1.53		92.4	6.100
95.1 >=	131	1,918,668,251	67.0	14,646,323	362,000,000	69.4	1.39		99.2	5.810
Total/Avg/Wtd Avg:	198	$2,813,676,947	98.3%	$14,210,490	$362,000,000	64.5%	1.42	x	95.4%	5.938%

Weighted average occupancy rate:    95.4%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	37	$1,947,361,703	68.0%	$52,631,397	$362,000,000	63.4%	1.34	x	95.3%	5.938%	0
109 - 120	1	82,933,806	2.9	82,933,806	82,933,806	36.3	1.91		99.8	5.590	117
229 - 240	1	29,933,608	1.0	29,933,608	29,933,608	23.0	4.45		98.4	5.265	239
289 - 300	6	145,249,712	5.1	24,208,285	125,000,000	64.5	2.54		94.2	6.578	300
349 - 360	60	657,525,945	23.0	10,958,766	55,000,000	73.9	1.20		95.1	5.909	360
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%	324

Weighted Average Remaining Amortization Term:    324 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$29,933,608	1.0%	$29,933,608	$29,933,608	23.0%	4.45	x	98.4%	5.265%
5.501 - 5.750	28	1,275,084,306	44.5	45,538,725	362,000,000	73.9	1.22		98.7	5.659
5.751 - 6.000	43	397,753,416	13.9	9,250,079	51,655,093	75.5	1.20		95.8	5.874
6.001 - 6.250	19	415,383,606	14.5	21,862,295	300,000,000	55.2	1.53		97.9	6.051
6.251 - 6.500	11	587,870,457	20.5	53,442,769	270,000,000	45.8	1.50		86.2	6.391
6.501 - 6.750	3	156,979,381	5.5	52,326,460	125,000,000	66.0	2.41		93.7	6.657
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	64.7%	1.42	x	95.4%	5.947%

Weighted Average Mortgage Rate:    5.947%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	1	$82,933,806	2.9%	$82,933,806	$82,933,806	—	1.91	x	99.8%	5.590%
10.1 - 15.0	1	29,933,608	1.0	29,933,608	29,933,608	14.7%	4.45		98.4	5.265
35.1 - 40.0	1	217,000,000	7.6	217,000,000	217,000,000	38.8	1.60		84.1	6.435
40.1 - 45.0	2	276,100,000	9.6	138,050,000	270,000,000	40.5	1.54		86.6	6.362
45.1 - 50.0	5	312,924,572	10.9	62,584,914	300,000,000	48.2	1.63		98.1	6.046
50.1 - 55.0	2	59,890,000	2.1	29,945,000	55,000,000	52.1	1.40		93.2	5.749
55.1 - 60.0	10	57,813,359	2.0	5,781,336	20,000,000	57.2	1.39		97.4	6.009
60.1 - 65.0	11	576,705,377	20.1	52,427,762	340,000,000	63.8	1.52		97.6	5.974
65.1 - 70.0	19	186,633,350	6.5	9,822,808	51,655,093	67.7	1.19		96.6	5.936
70.1 - 75.0	20	263,004,000	9.2	13,150,200	52,500,000	73.4	1.13		91.3	5.968
75.1 - 80.0	15	284,467,000	9.9	18,964,467	110,000,000	76.5	1.16		98.1	5.662
80.1 - 85.0	13	101,279,169	3.5	7,790,705	12,500,000	84.0	1.21		100.0	5.801
85.1 >=	5	414,320,534	14.5	82,864,107	362,000,000	87.2	1.16		100.0	5.663
Total/Avg/Wtd Avg:	105	$2,863,004,774	100.0%	$27,266,712	$362,000,000	61.7%	1.42	x	95.4%	5.947%

Weighted Average Maturity Date LTV Ratio:    61.7%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	9	$639,856,737	22.3%
CA	11	485,414,867	17.0
DC	3	402,912,500	14.1
MA	1	362,000,000	12.6
FL	13	141,834,390	5.0
VA	4	102,512,500	3.6
IL	13	88,116,955	3.1
TX	6	74,931,704	2.6
OH	14	64,014,569	2.2
KY	20	54,539,718	1.9
PA	12	46,069,917	1.6
IA	4	40,373,928	1.4
RI	2	34,000,000	1.2
NV	3	31,500,000	1.1
IN	17	31,215,330	1.1
AL	2	26,450,000	0.9
MI	9	25,653,534	0.9
WA	11	20,698,094	0.7
CT	1	20,000,000	0.7
UT	1	20,000,000	0.7
WI	11	19,589,361	0.7
MO	4	18,741,730	0.7
GA	4	16,405,304	0.6
OR	1	13,500,000	0.5
MS	2	13,410,000	0.5
CO	4	11,450,000	0.4
KS	1	11,203,000	0.4
NE	1	9,243,000	0.3
SC	2	8,021,501	0.3
MN	6	7,797,827	0.3
TN	3	5,945,000	0.2
NC	1	4,300,000	0.2
NJ	1	3,100,000	0.1
DE	1	2,373,841	0.1
WV	1	2,112,734	0.1
ID	2	2,088,853	0.1
MD	1	1,627,879	0.1
Total:	202	$2,863,004,774	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Loan Group 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	29	$764,680,000	89.9%	$26,368,276	$150,400,000	79.3%	1.19	x	91.4%	5.927%
Amortizing Balloon(1)	11	85,492,061	10.1	7,772,006	18,100,000	76.1	1.26		92.5	5.835
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%

(1)	Includes mortgage loans, representing 7.3% of the loan group no. 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 39.5% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	2	$63,000,000	7.4%	$31,500,000	$49,400,000	59.6%	1.21	x	97.1%	6.510%
60.1 - 65.0	3	13,238,000	1.6	4,412,667	10,200,000	63.3	1.22		93.0	6.427
65.1 - 70.0	1	19,250,000	2.3	19,250,000	19,250,000	67.2	1.16		79.1	5.870
70.1 - 75.0	7	107,297,104	12.6	15,328,158	48,000,000	72.0	1.24		89.4	5.863
75.1 - 80.0	20	278,700,000	32.8	13,935,000	54,000,000	78.5	1.24		94.3	5.819
80.1 >=	7	368,686,957	43.4	52,669,565	150,400,000	85.8	1.16		89.8	5.892
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%

Weighted Average Cut-off Date LTV Ratio: 79.0%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	12	$464,730,000	54.7%	$38,727,500	$150,400,000	79.3%	1.16	x	90.6%	5.979%	60
109 - 120	28	385,442,061	45.3	13,765,788	54,000,000	78.6	1.25		92.7	5.844	120
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%	87

Weighted Average Original Term to Maturity: 87 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	12	$464,730,000	54.7%	$38,727,500	$150,400,000	79.3%	1.16	x	90.6%	5.979%	58
109 - 120	28	385,442,061	45.3	13,765,788	54,000,000	78.6	1.25		92.7	5.844	118
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%	85

Weighted Average Remaining Term to Maturity: 85 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	68	$768,565,455	90.4%	$11,302,433	$48,000,000	79.1%	1.20	x	91.2%	5.923%
Mobile Home Park	5	81,606,606	9.6	16,321,321	54,000,000	77.8	1.20		94.7	5.874
Total/Avg/Wtd Avg:	73	$850,172,061	100.0%	$11,646,193	$54,000,000	79.0%	1.20	x	91.6%	5.918%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	3	$5,034,606	0.6%	$1,678,202	$1,996,606	65.3%	1.27	x	91.7%	6.059%
2,000,001 - 4,000,000	4	13,986,957	1.6	3,496,739	3,796,957	79.6	1.26		97.6	5.943
4,000,001 - 6,000,000	5	26,410,000	3.1	5,282,000	5,800,000	77.7	1.29		90.4	5.981
6,000,001 - 8,000,000	2	14,120,000	1.7	7,060,000	7,520,000	79.8	1.25		91.2	5.768
8,000,001 - 10,000,000	4	35,800,000	4.2	8,950,000	9,550,000	78.8	1.30		94.0	5.589
10,000,001 - 15,000,000	5	58,100,000	6.8	11,620,000	13,600,000	70.7	1.21		96.1	6.238
15,000,001 - 20,000,000	7	124,060,498	14.6	17,722,928	20,000,000	75.8	1.22		89.2	5.906
20,000,001 - 25,000,000	2	48,680,000	5.7	24,340,000	25,000,000	79.9	1.26		92.5	5.775
25,000,001 - 50,000,000	5	217,300,000	25.6	43,460,000	49,400,000	76.2	1.22		93.3	6.039
50,000,001 - 75,000,000	1	54,000,000	6.4	54,000,000	54,000,000	76.8	1.20		98.8	5.790
100,000,001 - 125,000,000	1	102,280,000	12.0	102,280,000	102,280,000	86.8	1.24		87.3	6.017
150,000,001 >=	1	150,400,000	17.7	150,400,000	150,400,000	84.4	1.06		88.3	5.729
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%

Average Cut-off Date Principal Balance: $21,254,302

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19.	7	$245,650,000	28.9%	$35,092,857	$150,400,000	79.5%	1.10	x	88.9%	5.887%
1.20 - 1.29	27	568,967,455	66.9	21,072,869	102,280,000	78.8	1.24		92.7	5.940
1.30 - 1.39	4	24,408,000	2.9	6,102,000	15,560,000	78.5	1.32		92.4	5.850
1.40 - 1.49	2	11,146,606	1.3	5,573,303	9,150,000	75.9	1.42		90.5	5.624
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%

Weighted Average U/W NCF DSCR: 1.20x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
75.1 - 80.0	3	$25,060,000	2.9%	$8,353,333	$19,250,000	67.3%	1.17	x	79.0%	5.982%
80.1 - 85.0	5	96,796,261	11.4	19,359,252	46,984,184	82.4	1.16		83.6	5.868
85.1 - 90.0	13	181,318,279	21.3	13,947,560	48,000,000	79.1	1.20		87.4	5.841
90.1 - 95.0	24	298,918,857	35.2	12,454,952	35,596,635	81.1	1.20		92.2	5.895
95.1 >=	28	248,078,664	29.2	8,859,952	54,000,000	76.2	1.22		98.3	6.015
Total/Avg/Wtd Avg:	73	$850,172,061	100.0%	$11,646,193	$54,000,000	79.0%	1.20	x	91.6%	5.918%

Weighted average occupancy rate: 91.6%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	29	$764,680,000	89.9%	$26,368,276	$150,400,000	79.3%	1.19	x	91.4%	5.927%	0
349 - 360	11	85,492,061	10.1	7,772,006	18,100,000	76.1	1.26		92.5	5.835	359
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%	359

Weighted Average Remaining Amortization Term: 359 months.(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	11	$265,328,000	31.2%	$24,120,727	$150,400,000	80.5%	1.14	x	89.7%	5.695%
5.751 - 6.000	16	283,057,104	33.3	17,691,069	54,000,000	78.3	1.24		92.8	5.838
6.001 - 6.250	8	216,186,957	25.4	27,023,370	102,280,000	84.8	1.22		90.0	6.061
6.501 - 6.750	5	85,600,000	10.1	17,120,000	49,400,000	61.8	1.20		97.0	6.510
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	79.0%	1.20	x	91.6%	5.918%

Weighted Average Mortgage Rate: 5.918%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$1,438,000	0.2%	$1,438,000	$1,438,000	54.0%	1.31	x	88.9%	5.750%
55.1 - 60.0	2	63,000,000	7.4	31,500,000	49,400,000	59.6	1.21		97.1	6.510
60.1 - 65.0	4	31,747,104	3.7	7,936,776	17,950,498	63.2	1.25		87.8	6.111
65.1 - 70.0	3	41,146,957	4.8	13,715,652	19,250,000	67.0	1.23		87.0	5.916
70.1 - 75.0	9	94,960,000	11.2	10,551,111	48,000,000	72.0	1.23		90.7	5.822
75.1 - 80.0	15	252,990,000	29.8	16,866,000	54,000,000	78.3	1.23		94.5	5.825
80.1 - 85.0	3	172,710,000	20.3	57,570,000	150,400,000	84.0	1.08		88.3	5.765
85.1 >=	3	192,180,000	22.6	64,060,000	102,280,000	87.5	1.24		90.8	6.001
Total/Avg/Wtd Avg:	40	$850,172,061	100.0%	$21,254,302	$150,400,000	78.3%	1.20	x	91.6%	5.918%

Weighted Average Maturity Date LTV Ratio: 78.3%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TX	25	$244,508,000	28.8%
MD	5	175,400,000	20.6
CA	21	152,850,000	18.0
FL	6	124,880,000	14.7
NY	6	65,900,000	7.8
NV	1	30,000,000	3.5
TN	2	18,100,000	2.1
WA	1	17,950,498	2.1
OH	2	5,726,606	0.7
IN	2	5,610,000	0.7
CO	1	5,450,000	0.6
MA	1	3,796,957	0.4
Total:	73	$850,172,061	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     ANNEX A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1

                                                             ORIGINAL    REMAINING
CONTROL  FOOTNOTE                                         INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION         ANTICIPATED
  NO.       NO.                 PROPERTY NAME             PERIOD (MOS.)  PERIOD (MOS.)           TYPE           REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------

   1               State Street Building                            120            119  Interest-Only                      N/A
   2       (1)     1745 Broadway                                    120            119  Interest-Only                      N/A
   3       (2)     Westfield San Francisco Emporium                 120            119  Interest-Only                      N/A
   4       (3)     International Square                             120            119  Interest-Only                      N/A
   5       (4)     Tishman Speyer DC Portfolio I                     84             83  Interest-Only                      N/A
   6       (5)     Bethany Maryland Portfolio                        60             58  Interest-Only                      N/A
   7       (6)     Extendicare Portfolio                             36             33  Interest-Only, Balloon             N/A
   8       (7)     1166 Avenue of the Americas                      120            119  Interest-Only                      N/A
   9       (8)     Bethany Houston Portfolio                         60             58  Interest-Only                      N/A
           (9)     Lembi Portfolio                                   60             58  Interest-Only                      N/A
  10A              Trophy Properties Portfolio                       60             58  Interest-Only                      N/A
  10B              Prime Apartment Properties Portfolio              60             58  Interest-Only                      N/A
  10C              2238 Hyde Street                                  60             58  Interest-Only                      N/A
  10D              737 Pine Street                                   60             58  Interest-Only                      N/A
  10E              325 9th Avenue                                    60             58  Interest-Only                      N/A
   11      (10)    Four Times Square                                  0              0  Fully Amortizing                   N/A
   12              Towers at Park Central                            60             59  Interest-Only                      N/A
   13      (11)    373 - 381 Park Avenue South                       36             35  Interest-Only, Balloon             N/A
   14              Royal Country                                    120            118  Interest-Only                      N/A
   15              Del Amo Financial Center                         120            120  Interest-Only                      N/A
   16      (12)    Cold Storage Industrial                            0              0  Balloon                            N/A
   17              Sevilla Apartments                               120            118  Interest-Only                      N/A
   18              Costanza Portfolio                               120            120  Interest-Only                      N/A
   19      (13)    Bethany Austin Portfolio                          60             59  Interest-Only                      N/A
   20              Eastland Mall                                     24             22  Interest-Only, Balloon             N/A
   21              Augusta Apartments                                60             57  Interest-Only                      N/A
   22      (14)    Sheraton LA                                        0              0  Balloon                            N/A
   23              Kentucky Oaks Mall                                 0              0  Balloon                            N/A
   24              CVS - Vero Beach                                 120            119  Interest-Only                      N/A
   25              Galleria of Key Biscayne, Inc.                    60             59  Interest-Only, Balloon             N/A
   26              Hunting Oaks Apartments                          120            117  Interest-Only                      N/A
   27              Via Mizner                                        60             57  Interest-Only, Balloon             N/A
   28      (15)    Village Club Apartments                          120            119  Interest-Only                      N/A
   29              Pacific Square                                    60             59  Interest-Only, Balloon             N/A
   30              401 E. Ocean Blvd.                                60             58  Interest-Only, Balloon             N/A
   31              North Street Shopping Center                      36             35  Interest-Only, Balloon             N/A
   32              Sandy Village                                     36             35  Interest-Only, Balloon             N/A
   33      (16)    Gypsum Mills                                     120            119  Interest-Only                      N/A
   34              Verona Woods                                      60             59  Interest-Only                      N/A
   35              BJ's Wholesale Club                               60             58  Interest-Only, Balloon             N/A
   36              Memphis Multis                                    60             59  Interest-Only, Balloon             N/A
   37              Catskill Commons                                 120            118  Interest-Only                      N/A
   38              GTECH Office Campus - GTECH                       84             83  Interest-Only, Balloon             N/A
   39              Foundation House                                   0              0  Balloon                            N/A
   40      (17)    Bethany Blanding Place                            60             59  Interest-Only                      N/A
   41              River Oaks Apartments                             24             22  Interest-Only, Balloon             N/A
   42              GTECH Office Campus - Immunex                     84             83  Interest-Only, Balloon             N/A
   43      (18)    430-460 South Pickett                             60             59  Interest-Only                      N/A
   44              Midtown Plaza Shopping Center                     60             58  Interest-Only, Balloon             N/A
   45              Meadows at Lakeway Apartments                    120            118  Interest-Only                      N/A
   46              Oak Grove Plaza                                   60             59  Interest-Only, Balloon             N/A
   47              Oaks Mall Plaza                                   60             59  Interest-Only, Balloon             N/A
   48              Visalia Plaza                                     60             58  Interest-Only, Balloon             N/A
   49              Pony Mall                                         36             35  Interest-Only, Balloon             N/A
   50              Eastern Marketplace I                             60             57  Interest-Only, Balloon             N/A
   51              Colony at Lakeway Apartments                     120            118  Interest-Only                      N/A
   52              Inland Valley Terrace Business Center              0              0  Balloon                            N/A
   53              Shops at Simi Valley Town Center                 120            118  Interest-Only                      N/A
   54              Hy-Vee - 51st Street                             120            118  Interest-Only                      N/A
   55              Hy-Vee - Cedar Rapids                            120            118  Interest-Only                      N/A
   56              Hy-Vee - Olathe                                  120            118  Interest-Only                      N/A
   57              Tiger Town Phase III                             120            119  Interest-Only                      N/A
   58              Eastern Marketplace III                           60             57  Interest-Only, Balloon             N/A
   59              Gallery at Warren Conner                          36             34  Interest-Only, Balloon             N/A
   60      (19)    Woodbridge Apartments                            120            119  Interest-Only                      N/A
   61              Hy-Vee - Grand Avenue                            120            118  Interest-Only                      N/A
   62              Willow Springs Apartments                        120            119  Interest-Only                      N/A
   63              Handsboro Square                                  60             58  Interest-Only, Balloon             N/A
   64              Hilton Garden Inn                                  0              0  Balloon                            N/A
   65              Hy-Vee - Columbus                                120            118  Interest-Only                      N/A
   66              Huntcliff Apartments                             120            119  Interest-Only                      N/A
   67              Citizens Michigan Portfolio 4                    120            114  Interest-Only                      N/A
   68              Raintree Apartments                              120            119  Interest-Only                      N/A
   69              Grove                                             60             58  Interest-Only, Balloon             N/A
   70              Tradewinds Apartments                             60             60  Interest-Only, Balloon             N/A
   71              Eastern Marketplace II                            60             57  Interest-Only, Balloon             N/A
   72              Brandon Parkway                                   60             58  Interest-Only, Balloon             N/A
   73              Citizens Illinois Portfolio 2                    120            114  Interest-Only                      N/A
   74              Publix Supermarket - Palm Beach Plaza            120            119  Interest-Only                      N/A
   75              Trace at Lakeway Apartments                      120            118  Interest-Only                      N/A
   76              Geist Center                                      60             58  Interest-Only, Balloon             N/A
   77      (20)    Penn Medical                                       0              0  Balloon                            N/A
   78      (21)    AXA Building                                     120            119  Interest-Only                      N/A
   79              Rock Springs                                      60             58  Interest-Only, Balloon             N/A
   80              Hampton Inn - Cedar Rapids                         0              0  Balloon                            N/A
   81              Lowe's - Westshore Plaza                          24             22  Interest-Only, Balloon             N/A
   82              CVS - Chester                                    120            119  Interest-Only                      N/A
   83              Place at Lakeway Apartments                      120            118  Interest-Only                      N/A
   84      (22)    Kozy Court - Mobile Manor                        120            119  Interest-Only                      N/A
   85              Walgreens - Loganville                           120            119  Interest-Only                      N/A
   86              OSO Parkway                                       60             58  Interest-Only, Balloon             N/A
   87              Walgreens - Hazelwood                              0              0  Balloon                            N/A
   88              Grandview Meadows III                            120            119  Interest-Only                      N/A
   89              Iliff Crossing Shopping Center                    48             45  Interest-Only, Balloon             N/A
   90              1701 East Lake Avenue                             18             16  Interest-Only, Balloon             N/A
   91              1431 Kingsland Building                            0              0  Balloon                            N/A
   92              Hillcrest Oaks Apartments                        120            115  Interest-Only                      N/A
   93              Tops Market - Batavia                             60             58  Interest-Only, Balloon             N/A
   94              Puget Park Shopping Center                        36             32  Interest-Only, Balloon             N/A
   95              Garden City Crossing                               0              0  Balloon                            N/A
   96              Walgreens - New Castle                           120            119  Interest-Only                      N/A
   97              Keystone Corporate Square                         24             21  Interest-Only, Balloon             N/A
   98              Lubbock Square Apartments                         60             58  Interest-Only, Balloon             N/A
   99              LAUSD Office Building                              0              0  Balloon                            N/A
  100              Walgreens - Canton                               120            119  Interest-Only                      N/A
  101              Steele Creek Commons                              48             47  Interest-Only, Balloon             N/A
  102              Walgreens - Parkville                            120            119  Interest-Only                      N/A
  103              Walgreens - Columbus                             120            118  Interest-Only                      N/A
  104              Walgreens Lombard                                120            119  Interest-Only                      N/A
  105              Walgreens - Miramar                              120            117  Interest-Only                      N/A
  106              Walgreens Lansing                                120            119  Interest-Only                      N/A
  107              WalMart Plaza                                      0              0  Balloon                            N/A
  108              Walgreens - Natchez                              120            119  Interest-Only                      N/A
  109              Walgreens Indian Head Park                       120            119  Interest-Only                      N/A
  110              SecurCare 603 and 606                             60             56  Interest-Only, Balloon             N/A
  111              West Bay Village                                  13             11  Interest-Only, Balloon             N/A
  112              River Street Apartments                            0              0  Balloon                            N/A
  113              Price Chopper - Fulton                             0              0  Balloon                            N/A
  114              Bear Pointe Apartments                           120            119  Interest-Only                      N/A
  115              Walgreens - Union                                  0              0  Balloon                            N/A
  116              Holiday Inn Express - Tyler                        0              0  Balloon                            N/A
  117              Ridgewood Apartments                              24             21  Interest-Only, Balloon             N/A
  118              Tractor Supply                                     0              0  Balloon                            N/A
  119              Sawgrass Executive Center, Building A             60             58  Interest-Only, Balloon             N/A
  120              Sentinel Square                                    0              0  Balloon                            N/A
  121              Keystone Plaza Retail                             24             22  Interest-Only, Balloon             N/A
  122              1500 Skokie Boulevard                             18             16  Interest-Only, Balloon             N/A
  123              Maple Creek and Waconia                           24             23  Interest-Only, Balloon             N/A
  124              Tradewinds Plaza                                  36             35  Interest-Only, Balloon             N/A
  125              Mizner City Center                                24             20  Interest-Only, Balloon             N/A
  126              CVS - Garfield                                   120            119  Interest-Only                      N/A
  127              Ark Self Storage                                   0              0  Balloon                            N/A
  128              One Camden Court                                  36             35  Interest-Only, Balloon             N/A
  129      (23)    Pro Storage                                      120            118  Interest-Only                      N/A
  130              Shops at Railey Hill                              48             46  Interest-Only, Balloon             N/A
  131              Salida Shoppes                                    24             21  Interest-Only, Balloon             N/A
  132              1251 N. Highway 287                              120            119  Interest-Only                      N/A
  133              Acworth Outparcel                                 48             47  Interest-Only, Balloon             N/A
  134              Apple Tree Storage                               120            116  Interest-Only                      N/A
  135              Greenfield Mobile Home Park                        0              0  Balloon                            N/A
  136              340 W. Ponce De Leon                               0              0  Balloon                            N/A
  137              Action's Self Storage                              0              0  Balloon                            N/A
  138              Rite Aid  - La Plata                               0              0  Balloon                            N/A
  139              Holly Bend Apartments                             24             23  Interest-Only, Balloon             N/A
  140              Starbucks - Bradenton                              0              0  Balloon                            N/A
  141              MRFM Office Building                              18             16  Interest-Only, Balloon             N/A

                                              ORIGINAL     REMAINING         REMAINING          U/W     CUT-OFF   SCHEDULED
CONTROL   MATURITY   MORTGAGE  AMORTIZATION  SEASONING      TERM TO      LOCKOUT/DEFEASANCE     NCF      DATE     MATURITY/
  NO.       DATE      RATE(%)   TERM (MOS.)    (MOS.)   MATURITY (MOS.)    PERIOD (MOS.)     DSCR (x)   LTV (%)  ARD LTV (%)
----------------------------------------------------------------------------------------------------------------------------

   1      1/11/2017  5.659000             0          1              119                 116      1.15      87.2         87.2
   2      1/11/2017  5.680000             0          1              119                 116      1.17      64.8         64.8
   3      1/11/2017  6.046000             0          1              119                  25      1.64      48.2         48.2
   4      1/11/2017  6.372000             0          1              119                 113      1.53      40.4         40.4
   5      1/11/2014  6.435000             0          1               83                  77      1.60      38.8         38.8
   6     12/11/2011  5.728900             0          2               58                  55      1.06      84.4         84.4
   7     11/11/2011  6.652500           300          3               57                   0      2.72      63.7         61.7
   8      1/11/2017  5.568000             0          1              119                 116      1.07      75.9         75.9
   9     12/11/2011  6.016500             0          2               58                  55      1.24      86.8         86.8
         12/11/2011  6.510000             0          2               58                  55      1.20      61.8         61.8
  10A    12/11/2011  6.510000             0          2               58                  55      1.22      59.8         59.8
  10B    12/11/2011  6.510000             0          2               58                  55      1.18      58.9         58.9
  10C    12/11/2011  6.510000             0          2               58                  55      1.11      72.5         72.5
  10D    12/11/2011  6.510000             0          2               58                  55      1.23      63.8         63.8
  10E    12/11/2011  6.510000             0          2               58                  55      1.06      61.5         61.5
   11    11/11/2016  5.590000           119          2              117                 117      1.91      36.3          0.0
   12     1/11/2012  5.700000             0          1               59                  23      1.25      75.8         75.8
   13     1/11/2017  5.740000           360          1              119                 118      1.41      57.9         52.0
   14    12/11/2016  5.790000             0          2              118                  25      1.20      76.8         76.8
   15     2/11/2017  6.335000             0          0              120                 117      1.25      74.1         74.1
   16     1/11/2017  5.820000           360          1              119                  25      1.22      79.4         67.1
   17    12/11/2016  5.650000             0          2              118                 118      1.23      70.9         70.9
   18     2/11/2017  6.160000             0          0              120                 118      1.23      90.7         90.7
   19     1/11/2012  5.800000             0          1               59                  56      1.23      85.6         85.6
   20    12/11/2016  5.865000           360          2              118                 118      1.30      71.7         63.3
   21    11/11/2011  6.050000             0          3               57                  57      1.17      75.8         75.8
   22     1/11/2017  6.680000           360          1              119                 116      1.20      74.9         64.8
   23      1/1/2017  5.265000           240          1              119                 113      4.45      23.0         14.7
   24     1/11/2017  5.520000             0          1              119                   0      1.21      87.5         87.5
   25     1/11/2017  5.680000           360          1              119                 119      1.00      73.5         68.5
   26    11/11/2016  5.780000             0          3              117                 114      1.25      79.9         79.9
   27    11/11/2016  5.850000           360          3              117                 114      1.00      78.4         73.2
   28     1/11/2017  5.770000             0          1              119                 116      1.27      80.0         80.0
   29     1/11/2017  5.960000           360          1              119                 116      1.03      80.0         74.8
   30    12/11/2016  5.730000           360          2              118                 115      1.09      80.0         74.6
   31     1/11/2017  5.950000           360          1              119                 116      1.44      62.5         56.4
   32     1/11/2017  5.700000           360          1              119                 119      1.16      78.1         70.2
   33     1/11/2017  6.040000             0          1              119                 117      1.15      79.4         79.4
   34     1/11/2012  5.870000             0          1               59                   0      1.16      67.2         67.2
   35    12/11/2016  5.550000           360          2              118                 115      1.03      81.9         76.2
   36     1/11/2017  5.920000           360          1              119                 116      1.29      71.1         66.5
   37    12/11/2016  5.820000             0          2              118                  46      1.20      79.0         79.0
   38     1/11/2017  5.800000           360          1              119                  85      1.01      77.7         74.8
   39    11/11/2016  5.870000           360          3              117                 115      1.27      74.8         63.4
   40     1/11/2012  5.980000             0          1               59                  56      1.20      81.1         81.1
   41    12/11/2011  5.750000           360          2               58                  34      1.20      78.6         75.6
   42     1/11/2017  5.800000           360          1              119                  85      1.01      79.5         76.5
   43     1/11/2012  6.010000             0          1               59                  56      1.22      69.3         69.3
   44    12/11/2018  6.380000           360          2              142                 142      1.11      80.0         72.8
   45    12/11/2016  5.890000             0          2              118                 115      1.30      80.0         80.0
   46     1/11/2017  5.700000           360          1              119                 117      1.15      78.5         73.1
   47     1/11/2017  5.700000           360          1              119                 119      1.11      80.6         75.1
   48    12/11/2016  5.820000           360          2              118                 118      1.03      79.5         74.2
   49     1/11/2017  5.950000           360          1              119                 116      1.02      73.6         66.4
   50    11/11/2016  6.030000           360          3              117                 117      1.25      71.4         66.8
   51    12/11/2016  5.890000             0          2              118                 115      1.26      79.4         79.4
   52     1/11/2017  5.940000           360          1              119                 119      1.18      72.8         61.7
   53    12/11/2016  5.960000             0          2              118                 115      1.20      80.9         80.9
   54    12/11/2016  5.680000             0          2              118                   0      1.21      84.6         84.6
   55    12/11/2016  5.680000             0          2              118                   0      1.21      84.5         84.5
   56    12/11/2016  5.680000             0          2              118                   0      1.21      84.6         84.6
   57     1/11/2017  5.650000             0          1              119                 117      1.45      78.0         78.0
   58    11/11/2016  6.030000           360          3              117                 117      1.34      71.9         67.3
   59    12/11/2016  5.890000           360          2              118                 115      1.15      77.8         70.1
   60     1/11/2017  5.770000             0          1              119                 116      1.25      80.0         80.0
   61    12/11/2016  5.680000             0          2              118                   0      1.21      84.6         84.6
   62     1/11/2017  5.560000             0          1              119                 116      1.29      79.8         79.8
   63    12/11/2021  6.450000           360          2              178                  23      1.20      79.8         68.6
   64     2/11/2017  6.010000           360          0              120                 118      1.25      74.8         63.4
   65    12/11/2016  5.680000             0          2              118                   0      1.21      87.3         87.3
   66     1/11/2017  5.560000             0          1              119                 116      1.43      76.9         76.9
   67     8/11/2016  6.191000             0          6              114                   0      1.20      85.7         85.7
   68     1/11/2017  5.560000             0          1              119                 116      1.23      78.9         78.9
   69    12/11/2016  5.750000           360          2              118                 115      1.11      79.9         74.5
   70     2/11/2017  5.690000           360          0              120                 119      1.23      79.8         74.3
   71    11/11/2016  6.030000           360          3              117                 117      1.09      62.3         58.3
   72    12/11/2016  6.010000           360          2              118                 118      1.09      79.9         74.8
   73     8/11/2016  6.191000             0          6              114                   0      1.20      84.9         84.9
   74     1/11/2017  5.710000             0          1              119                 116      1.27      79.5         79.5
   75    12/11/2016  5.890000             0          2              118                 115      1.26      80.0         80.0
   76    12/11/2016  5.600000           360          2              118                 112      1.28      78.8         73.3
   77    12/11/2011  6.270000           360          2               58                  55      1.20      73.4         69.0
   78     1/11/2017  5.970000             0          1              119                 116      1.20      82.1         82.1
   79    12/11/2016  5.630000           360          2              118                 118      1.24      79.5         74.0
   80     1/11/2017  5.980000           300          1              119                 116      1.43      74.0         57.4
   81    12/11/2016  5.930000           360          2              118                 116      1.81      50.4         44.6
   82     1/11/2017  5.780000             0          1              119                   0      1.22      83.7         83.7
   83    12/11/2016  5.890000             0          2              118                 115      1.29      80.0         80.0
   84     1/11/2017  6.080000             0          1              119                 116      1.26      83.4         83.4
   85     1/11/2017  5.740000             0          1              119                   0      1.22      85.0         85.0
   86    12/11/2016  6.280000           360          2              118                 118      1.17      73.2         68.7
   87    11/11/2016  5.860000           360          3              117                 117      1.17      71.8         60.8
   88     1/11/2017  5.990000             0          1              119                  23      1.25      74.7         74.7
   89    11/11/2016  6.000000           360          3              117                 116      1.20      77.2         71.0
   90    12/11/2016  5.900000           360          2              118                 116      1.25      77.8         68.1
   91     1/11/2017  6.020000           300          1              119                 118      1.69      71.6         55.6
   92     9/11/2016  6.120000             0          5              115                 114      1.27      71.6         71.6
   93    12/11/2016  6.035000           360          2              118                 115      1.22      79.4         74.3
   94    10/11/2016  5.850000           360          4              116                 115      1.25      59.6         53.7
   95    12/11/2016  5.820000           360          2              118                 117      1.24      79.9         67.5
   96     1/11/2017  5.740000             0          1              119                   0      1.20      85.0         85.0
   97    11/11/2016  5.940000           360          3              117                 114      1.32      75.8         67.1
   98    12/11/2016  5.810000           360          2              118                 118      1.38      77.8         72.6
   99     1/11/2014  5.950000           360          1               83                  83      1.32      66.1         59.7
  100     1/11/2017  5.750000             0          1              119                   0      1.22      85.0         85.0
  101     1/11/2017  5.780000           360          1              119                 119      1.21      79.6         73.0
  102     1/11/2017  5.870000             0          1              119                   0      1.20      86.5         86.5
  103    12/11/2016  5.900000             0          2              118                   0      1.21      85.0         85.0
  104     1/11/2017  5.710000             0          1              119                 119      1.40      79.3         79.3
  105    11/11/2016  6.065000             0          3              117                 114      1.20      76.8         76.8
  106     1/11/2017  5.710000             0          1              119                 119      1.40      79.1         79.1
  107     1/11/2017  6.010000           360          1              119                 117      1.65      55.1         46.7
  108     1/11/2017  5.780000             0          1              119                   0      1.23      85.0         85.0
  109     1/11/2017  5.710000             0          1              119                 119      1.39      79.4         79.4
  110    10/11/2016  5.950000           360          4              116                  44      1.72      51.5         48.1
  111    12/11/2016  5.870000           360          2              118                 115      1.28      66.1         57.3
  112     1/11/2017  6.130000           360          1              119                 116      1.25      80.8         68.8
  113    12/11/2016  6.150000           360          2              118                 115      1.22      79.0         67.4
  114     1/11/2017  5.750000             0          1              119                 116      1.26      77.7         77.7
  115    11/11/2016  5.850000           360          3              117                 117      1.15      74.1         62.7
  116    11/11/2016  6.460000           300          3              117                 117      1.45      71.9         56.7
  117    11/11/2016  6.100000           360          3              117                 117      1.21      80.0         71.1
  118     2/11/2017  6.250000           300          0              120                 117      1.20      60.2         47.0
  119    12/11/2013  5.770000           360          2               82                  80      1.26      77.3         75.4
  120    12/11/2016  5.770000           360          2              118                 115      1.28      77.1         65.1
  121    12/11/2016  5.910000           360          2              118                 115      1.42      66.0         58.4
  122    12/11/2016  5.900000           360          2              118                 116      1.29      77.1         67.5
  123     1/11/2017  6.000000           360          1              119                 118      1.07      77.1         68.3
  124     1/11/2017  5.830000           360          1              119                 119      1.36      75.4         68.0
  125    10/11/2011  6.130000           360          4               56                  56      1.20      73.8         71.2
  126     1/11/2017  5.780000             0          1              119                 117      1.23      79.5         79.5
  127    11/11/2016  6.070000           360          3              117                 116      1.20      73.2         62.4
  128     1/11/2017  5.750000           360          1              119                  23      1.33      80.0         71.9
  129    12/11/2016  6.370000             0          2              118                  25      1.39      70.6         70.6
  130    12/11/2016  5.800000           360          2              118                 118      1.21      79.8         73.2
  131    11/11/2016  5.960000           360          3              117                 117      1.22      68.6         60.7
  132     1/11/2017  5.860000             0          1              119                 119      1.62      62.5         62.5
  133     1/11/2017  6.580000           360          1              119                 119      1.19      75.5         70.1
  134    10/11/2016  6.320000             0          4              116                  25      1.35      80.0         80.0
  135    12/11/2016  5.920000           360          2              118                 115      1.40      71.3         60.4
  136    11/11/2016  6.320000           360          3              117                 117      1.44      64.8         55.6
  137    11/11/2016  5.990000           360          3              117                 117      1.22      78.4         66.6
  138     1/11/2017  5.900000           300          1              119                 107      1.32      60.3         46.6
  139     1/11/2017  5.750000           360          1              119                 117      1.31      61.3         54.0
  140     2/11/2017  6.030000           360          0              120                 120      1.23      68.3         58.0
  141    12/11/2016  6.050000           360          2              118                 118      1.23      79.0         69.4

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Annex A-5 Footnotes

(1) 1745 Broadway	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1745 Broadway Mortgaged Property are based on assumed remeasurement of the square footage of the 1745 Broadway Mortgaged Property by an additional 37,124 square feet and the related additional rent at estimated market rents upon expiration of the Random House lease in 2018 and certain other lease-up assumptions and are projected to be $28,688,640 and $28,096,652 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $28,096,652 is 1.43x.

(2) Westfield San Francisco Emporium	The Westfield San Francisco Emporium Mortgage Loan is part of the Westfield San Francisco Emporium Loan Combination that also includes the Westfield San Francisco Emporium Non-Trust Loans, which have an aggregate cut-off date principal amount of $135,000,000.

The weighted average mortgage interest rates for the Westfield San Francisco Emporium Non-Trust Loans is 5.80433%.

Overall occupancy and in-line occupancy reflect square footage leased including leases out-for-signature and certain other lease-up assumptions.

Reflects in-place U/W NCF. Projected U/W NCF is projected to be $33,234,246 based on assumed execution of leases out-for-signature and lease-up of vacant office space to 95% occupancy and certain other lease-up assumptions.

Based on in-place U/W NCF and calculated based on the annual interest only payments for the Westfield San Francisco Emporium Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.14x. The U/W DSCR based on the projected U/W NCF of $33,234,246 is 1.81x. The U/W NCF DSCR based on that projected U/W NCF for the entire Westfield San Francisco Emporium Loan Combination is 1.26x.

Aggregate of as-is appraised value of $550,000,000 for the retail portion and $72,000,000 for the office portion of the Westfield San Francisco Emporium Mortgaged Property. The stabilized value for the office portion as of February 1, 2008 is $90,000,000 resulting in an aggregate stabilized value of $640,000,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Westfield San Francisco Emporium Mortgage Loan and do not take into account the Westfield San Francisco Emporium Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire

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Westfield San Francisco Emporium Loan Combination are both 69.9%. The Cut-off Date LTV Ratio of the Westfield San Francisco Emporium Mortgage Loan based on the stabilized appraised value described above, without regard to the Westfield San Francisco Emporium Non-Trust Loans, is 46.9%. The Cut-Off Date LTV Ratio of the entire Westfield San Francisco Emporium Loan Combination based on that stabilized appraised value is 68.0%.

Appraisal value is based on as-is appraised value of $550,000,000 for the retail component and $72,000,000 for the office component. The stabilized appraised value for the office component is $90,000,000 as of February 1, 2008 resulting in a stabilized appraised value for the Westfield San Francisco Emporium of $640,000,000.

(3) International Square	The U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the International Square Mortgaged Property are based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of building square footage by approximately 127,988 square feet upon building remeasurement and certain other lease-up assumptions and are projected to be $35,538,691 and $34,029,167 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $34,029,167 is 1.95x.

(4) Tishman Speyer DC Portfolio I	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Tishman Speyer DC Portfolio I Mortgaged Properties are based on assumed mark-to-market rent adjustments applied to below-market tenant leases and certain other lease-up assumptions and are projected to be $28,645,933 and $26,661,357 respectively.

The U/W DSCR based on the projected U/W NCF of $26,661,357 is 1.88x.

(5) Bethany Maryland Portfolio	The Original Balance and the Cut-off Date Balance reflect the Senior Component. The Bethany Maryland Portfolio Mortgage Loan is comprised of two loan components – the ‘‘Senior Component’’ (with a cut-off date principal balance of $150,400,000) and the ‘‘Junior Component’’ or the ‘‘Junior Component’’ (with a cut-off date principal balance of $33,457,012, which includes capitalized interest of $357,012). The entire Bethany Maryland Portfolio Mortgage Loan has a cut-off date principal balance of $183,857,012.

Senior Component accrues interest at a rate of 5.7289% per annum through and including the accrual period expiring on

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December 10, 2008. From and after December 11, 2008, the interest rate on the Senior Component is 5.9789% per annum. The interest rate on the Junior Component is 11.24596%, provided however, the Bethany Maryland Portfolio Borrower is only obligated to pay accrued interest to the extent net cash flow is available for such purpose, subject to a minimum current pay rate of 5.00% and unpaid interest will be added to the principal balance of the Junior Component.

Weighted average occupancy of the Bethany Maryland Portfolio Mortgaged Properties based on the number of units at each such property.

Reflects aggregate in-place U/W NCF of the Bethany Maryland Portfolio Mortgaged Properties. Projected U/W NCF is $10,332,061 based on assumed market vacancy of 5.5% rather than in-place vacancy of 11.7%.

Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the Bethany Maryland Portfolio Senior Component only. The aggregate in-place U/W DSCR taking into account the entire Bethany Maryland Portfolio Mortgage Loan would be 0.89x, based on the assumption that the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at 5.00% on the Junior Component. The U/W DSCR based on the projected U/W NCF of $10,332,061, calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the Senior Component only is 1.18x. The U/W DSCR based on that projected U/W NCF, calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.7289%) and taking into account the entire Bethany Maryland Portfolio Mortgage Loan would be 0.99x, based on the assumption that the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at 5.00% on the Junior Component.

Reflects aggregate as-is appraised value of the four Bethany Maryland Mortgaged Properties. Willow Lake, Quail Hollow, and Woodhill were appraised as of November 10, 2006. Seneca Bay was appraised as of November 6, 2006. The aggregate stabilized appraised value of the four Bethany Maryland Mortgaged Properties (as of November 1, 2009 for the Willow Lake, Quail Hollow Lake and Woodhill properties and as of July 1, 2008 for the Seneca Bay property) is $208,100,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Senior Component only. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is

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appraised value of the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would each be 103.1%. Based on the aggregate stabilized value set forth in the footnotes above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the Senior Component only are each 72.3%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Maryland Portfolio Mortgage Loan (including the Senior Component and the Junior Component) would each be 88.4%. The Maturity LTV Ratios with respect to the entire Bethany Maryland Portfolio Mortgage Loan set forth above in this footnote do not include any additional potential Bethany Maryland Portfolio Capitalized Interest Amounts. The Maturity LTV Ratios of the entire Bethany Maryland Portfolio Mortgage Loan, assuming the Bethany Maryland Portfolio Borrowers make only the minimum monthly payment of interest at the rate of 5.00% per annum on the Junior Component, would be 109.8% (based on the aggregate as-is appraised value) and 94.1% (based on the aggregate stabilized appraised value).

The aggregate stabilized appraised value of $208,100,000 is comprised of $67,700,000 for Willow Lake Apartments, $48,800,000 for Quail Hollow Apartments, $48,000,000 for Woodhill Apartments, and $43,600,000 for Seneca Bay Apartments. The stabilized values for individual properties in the Bethany Maryland Portfolio Mortgage Loan were calculatedd based on proposed rents achieved upon completion of property renovations and are as of November 1, 2009 with the exception of Seneca Bay Apartments which is as of July 1, 2008

(6) Extendicare Portfolio	The Original Balance and Cut-Off Date Balance reflect the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 comprises the three pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

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The U/W DSCR based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and on a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

(7) 1166 Avenue of the Americas	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The projected U/W Net Operating Income and projected U/W Net Cash Flow of the 1166 Avenue of the Americas Mortgaged Property are based on assumed contractual rent steps and other operating assumptions based on 2013 proforma of stabilized operations which are projected to be $7,536,303 and $7,028,345, respectively.

The U/W DSCR based on the projected U/W NCF of $7,028,345 is 1.13x.

(8) Bethany Houston Portofolio	The Bethany Houston Portfolio Mortgage Loan is part of the Bethany Houston Portfolio Loan Combination that also includes the Bethany Houston Portfolio Non-Trust Loans, which consist of: (i) the Bethany Houston Portfolio Note B Non-Trust Loan in the cut-off date principal amount of $18,447,351(which includes capitalized interest of $347,351) and (ii) the Bethany Houston Portfolio Note C Non-Trust Loan in the cut-off date principal amount of $1,375,907 (which includes capitalized interest of $25,907). The entire Bethany Houston Portfolio Loan Combination has a cut-off date principal balance of $122,103,258.

The Bethany Houston Portfolio Mortgage Loan accrues interest at a rate of 6.0165% per annum, through and including the accrual period expiring on December 10, 2008, and with respect to each accrual period thereafter, 6.2665% per annum. The Bethany Houston Portfolio Note B Non-Trust Loan accrues interest at a rate of 11.09% per annum and the Bethany Houston Portfolio Note C Non-Trust Loan accrues interest at a rate of 11.09% per annum. Notwithstanding the foregoing, the Bethany Maryland Portfolio Borrowers are not required to make full payments of interest on the Non-Trust Loans other than to the extent of certain excess cash flow from the property, except that, with respect to the Note B Non-Trust Loan only, a minimum monthly payment of interest at 6.00% per annum will be required from and after July 2007 and a minimum monthly payment of interest at 7.00% per annum will be required from and after December 2007 All accrued interest not required to be paid in accordance with the loan documents will be added to the principal balance of the related Non-Trust Loan and will itself accrue interest at the interest rate in effect for such Non-Trust Loan.

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Based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Houston Portfolio Mortgage Loan only. The U/W DSCR based on U/W NCF for the entire Bethany Houston Portfolio Loan Combination is 1.03x., based on the initial rate of 6.0165% per annum for the Bethany Houston Portfolio Mortgage Loan and the assumption that, with respect to the Bethany Houston Portfolio Note B Non-Trust Loan, the Bethany Houston Portfolio Borrowers make only a minimum monthly payment of interest at 7.00% per annum and, with respect to the Bethany Houston Portfolio Note C Non-Trust Loan, the Bethany Houston Portfolio Borrowers do not make any payments of accrued interest.

Weighted average occupancy of the Bethany Houston Portfolio Mortgaged Properties based on the number of units at each property.

Reflects aggregate as-is appraised value of the eight Bethany Houston Mortgaged Properties Sendera Park, Sendera Memorial, Sendera Westway and Wyndham Oaks were appraised as of November 21, 2006. Sendera Champion, Sendera Briargrove, Sendera Sugar Ridge and Sendera Woodbridge were appraised as of November 27, 2006. The aggregate stabilized appraised value of the eight Bethany Houston Mortgaged Properties (as of November 21, 2009 for Sendera Park, Sendera Memorial, Sendera Westway and Wyndham Oaks and as of November 27, 2009 for Sendera Champion, Sendera Briargrove, Sendera Sugar Ridge, and Sendera Woodbridge) is $146,750,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Bethany Houston Portfolio Mortgage Loan and do not take into account the Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire Bethany Houston Portfolio Loan Combination (including the Non-Trust Loans) would each be 103.7%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Houston Portfolio Mortgage Loan only, would each be 69.7%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Houston Portfolio Loan Combination would each be 83.2%. The Maturity LTV Ratio with respect to the entire Bethany Houston Portfolio Loan Combination set forth above in this footnote does not include any additional potential capitalized interest amounts. The Maturity LTV Ratio of the entire Bethany Houston Portfolio Loan Combination, assuming the Bethany Houston Portfolio Borrowers make only the required minimum monthly payment of interest as described under the preceding footnote would be 108.5% (based on the aggregate as-is appraised value) and 87.1% (based on the aggregate stabilized appraised value).

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(9) Lembi Portfolio	Consists of five cross collateralized mortgage loans identified on Annex A-1 as Trophy Properties Portfolio, Prime Apartment Properties Portfolio, 2238 Hyde Street, 737 Pine Street and 325 9th Avenue. U/W Net Cash Flow DSCR, Original LTV, Cut-Off Date LTV and Balloon LTV were calculated as a weighted average based on allocated loan amounts.

(10) Four Times Square	Original Balance and Cut-off Date Balance reflect the fully-amortizing Four Times Square Mortgage Loan. The Four Times Square Note A-2 Non-Trust Loan totals $516,123,000, The Four Times Square Note B Non-Trust Loan totals $25,900,000 and the Four Times Square Note C Non-Trust Loan totals $24,100,000, which all together represent the ‘‘Non-Trust Component’’. The Non-Trust Component was previously securitized in 2006-4TS. The Four Times Square Loan Combination totals $649,056,806, with only the Four Times Square Mortgage Loan receiving scheduled principal payments during the first 119 months of the loan term, subject to the mortgage loan documents and intercreditor agreement.

Maturity Date LTV and Maturity Balance reflect the balance after month 119 of the fully-amortizing Four Times Square Mortgage Loan. At the maturity of the Four Times Square Mortgage Loan, the Four Times Square Note A-2 Non-Trust Loan is expected to have an outstanding principal balance of $516,122,640 and the Four Times Square Loan Combination is expected to have an outstanding principal balance of $566,122,640.

Original LTV and Cut-Off Date LTV are based on the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan, with a total cut-off balance of $599,056,806 and total balance after month 119 of $516,122,640. The Original LTV and Cut-Off Date LTV of the Four Times Square Loan Combination is approximately 39.4% and 39.4% respectively. The LTV of the Four Times Square Loan Combination at maturity of the Four Times Square Mortgage Loan (month 119) is expected to be approximately 34.4%, while the LTV at maturity of the Four Times Square Loan Combination is expected to be approximately 31.3%.

U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the aggregate initial principal balance of the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan and (ii) the weighted average actual debt service constant based on an average of the first 12 monthly payments for the Four Times Square Mortgage Loan and the Four Times Square Note A-2 Non-Trust Loan of 6.7263%.

The annual debt service was calculated by adding the 12 consecutive monthly payments due with respect to the Four

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Times Square Mortgage Loan commencing on the payment date in March 2007. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 119 months of the loan term (beginning January 1, 2007) to the Four Times Square Mortgage Loan and (ii) interest payments computed by applying the 5.59% coupon to the aggregate outstanding principal balance of the Four Times Square Mortgage Loan. The loan constant for the Four Times Square Loan Combination is 6.6449%.

Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term reflect the Four Times Square Mortgage Loan only. The Four Times Square Loan Combination totals $650,000,000, has an original term of 168 months and amortizes on a 33-year schedule.

The Prepayment Provisions are based on the Four Times Square Mortgage Loan only. The Four Times Square Loan Combination may not be prepaid or defeased prior to the earlier to occur of (i) two years from the ‘‘startup day’’ and (ii) three years from the closing of the Four Times Square Loan Combination, with defeasance permitted thereafter. Except by way of defeasance, the Four Times Square Loan Combination may not be voluntarily prepaid in whole or in part at any time during its term except from and after September 11, 2020 at which time the Four Times Square Loan Combination may be prepaid but not defeased.

(11)	373 - 381 Park Avenue South	U/W Net Cash Flow and U/W Net Cash Flow DSCR were calculated including the future rent from Park Avenue South LLC, which has executed a lease commencing in March 2007, but the related tenant has not yet taken occupancy. The amount of $2,200,000 was escrowed at the closing of the mortgage loan. Once Park Avenue South LLC has taken possession of the space, the holdback will be required to be reduced to $1,000,000, which will be released in twelve monthly payments over the first year of the lease term.

(12)	Cold Storage Industrial	It is anticipated that in the initial stages of the lease, the operations of Continental Refrigerated Services LLC will not be sufficient to make rental payments due under the lease. A letter of credit was posted at the closing of the mortgage loan in the amount of $5,100,000, which represents approximately one year of rental payments at the subject property. Additionally, there is a lease payment guaranty made by one of the principals of Continental Refrigerated Services LLC of approximately $16,000,000 which represents approximately three years of rental payments, which guaranty terminates upon certain events.

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(13)	Bethany Austin Portfolio	The Bethany Austin Portfolio Mortgage Loan is part of the Bethany Austin Portfolio Loan Combination that also includes the Bethany Austin Portfolio Non-Trust Loans, which consist of: (i) the Bethany Austin Portfolio Note B Non-Trust Loan in the cut-off date principal amount of $9,660,159 (which includes capitalized interest of $35,159) and (ii) the Bethany Austin Portfolio Note C Non-Trust Loan in the cut-off date principal amount of $504,840 (which includes capitalized interest of $4,840). The entire Bethany Austin Portfolio Loan Combination has a cut-off date principal balance of $54,164,999

The Bethany Austin Portfolio Mortgage Loan accrues interest at a rate of 5.80% per annum, through and including the accrual period expiring on January 10, 2009, and with respect to each accrual period thereafter, 6.05% per annum. The Bethany Austin Portfolio Note B Non-Trust Loan accrues interest at a rate of 11.242% per annum and the Bethany Austin Portfolio Note C Non-Trust Loan accrues interest at a rate of 11.242% per annum. Notwithstanding the foregoing, the Bethany Maryland Portfolio Borrowers are not required to make full payments of interest on the Non-Trust Loans other than to the extent of certain excess cash flow from the property, except that, with respect to the Note B Non-Trust Loan only, a minimum monthly payment of interest at 7.00% per annum will be required. All accrued interest not required to be paid in accordance with the loan documents will be added to the principal balance of the related Non-Trust Loan and will itself accrue interest at the interest rate in effect for such Non-Trust Loan.

Based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Austin Portfolio Mortgage Loan only. The U/W DSCR based on U/W NCF for the entire Bethany Austin Portfolio Loan Combination is 0.97x, based on the initial rate of 5.80% per annum for the Bethany Austin Portfolio Mortgage Loan and the assumption that, with respect to the Bethany Austin Portfolio Note B Non-Trust Loan, the Bethany Austin Portfolio Borrowers make only a minimum monthly payment of interest at 7.0% per annum and, with respect to the Bethany Austin Portfolio Note C Non-Trust Loan, the Bethany Austin Portfolio Borrowers do not make any payments of accrued interest.

The stabilized values for individual properties were calculated based on proposed rents achieved upon completion of property renovations and are as of November 27, 2009.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Bethany Austin Portfolio Mortgage Loan and do not take into account the Non-Trust Loans. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the

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entire Bethany Austin Portfolio Loan Combination (including the Non-Trust Loans) would each be 105.4%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Austin Portfolio Mortgage Loan only, would each be 67.1%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Austin Portfolio Loan Combination would each be 82.6%. The Maturity LTV Ratio with respect to the entire Bethany Austin Portfolio Loan combination set forth above in this footnote does not include any additional potential capitalized interest amounts. The Maturity LTV Ratio of the entire Bethany Austin Portfolio Loan Combination, assuming the Bethany Austin Portfolio Borrowers make only the required minimum monthly payment of interest as described above would be 110.5% (based on the aggregate as-is appraised value) and 86.6% (based on the aggregate stabilized appraised value).

(14)	Sheraton LA	The related borrower has guaranteed the amount of $8,000,000 of the mortgage loan. The guaranty may be reduced up to 3 times over the term of the loan in an amount equal to the proceeds attributable to the difference in the U/W Net Cash Flow at the time of request, and the U/W Net Cash Flow which results in an U/W Net Cash Flow DSCR of 1.34x.

(15)	Village Club Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $26,572, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $1,659,758 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a balloon balance of $22,085,661 and a Balloon LTV of 74.6%.

(16)	Gypsum Mills	The related borrower has guaranteed the amount of $5,000,000 of the mortgage loan. The guaranty burns off once the property has achieved a 1.20x U/W Net Cash Flow DSCR on a trailing 12 month basis.

(17)	Bethany Blanding Place	Appraised value of Bethany Blanding Place is as of December 8, 2006. The stabilized appraised value of Blanding Place is $23,750,000 as of December 8, 2009.

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The stabilized LTV based on the aggregate stabilized appraised values is 70.3%.

(18)	430-460 South Pickett	U/W Net Cash Flow and U/W NCF DSCR were calculated including 10,000 square feet which is currently master leased. The master lease may be terminated by the related borrower if certain conditions described in the mortgage loan documentation are met, including but not limited to (i) a replacement tenant executing a lease for a term no less than three years and (ii) rental payments from replacement tenant which result in a debt service coverage ratio of no less than 1.25x for three consecutive quarters. Excluding the rental payments from the master lease, the debt service coverage ratio is 1.15x.

(19)	Woodbridge Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $11,670, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $728,948 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a Balloon Balance of $9,699,783 and a Balloon LTV of 74.6%.

(20)	Penn Medical	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including 6,100 sf of recently executed leases by tenants who have not yet taken occupancy. The amount of $150,000 representing approximately one year of rent for the four tenants was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once these tenants have taken occupancy and commenced paying full unabated rent. Based on the current net cash flow, the DSCR is 1.00x. The mortgaged property is currently 81.3% occupied.

(21)	AXA Building	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $7,451, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in

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full and as scheduled, then annual debt service payments of $494,193 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a Balloon Balance of $6,452,938 and a Balloon LTV of 76.8%.

The related borrower is required to fund monthly reserves for tenant improvements and leasing commissions in the amount of $28,000 per annum commencing from the first payment of the mortgage loan to and including the payment date in December 2008. Commencing on the payment date in January 2009 the related borrower will be required to fund monthly reserves for tenant improvements and leasing commissions in the amount of $40,000 per annum.

(22)	Kozy Court — Mobile Manor	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2012 payment date and continuing until maturity, in the approximate amount of $5,930, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $406,560 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in February 2012 through the maturity date, would result in a Balloon Balance of $5,254,208 and a Balloon LTV of 78.1%.

(23)	Pro Storage	U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential lease up at the mortgaged real property. The amount of $320,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential lease up, was escrowed at the closing of the mortgage loan. The amount of $320,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on a trailing six-month basis based on an 30-year amortization schedule. Based on the current net cash flow, excluding the potential rent increases, the DSCR is 1.10x.

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ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

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                                                                     ANNEX A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1

                                                                                                                   INITIAL DEPOSIT
                                                                                                                   TO THE DEFERRED
CONTROL                                                         PROPERTY                                             MAINTENANCE
  NO.    FOOTNOTE             PROPERTY NAME                       TYPE                       SPECIFIC                ACCOUNT ($)
----------------------------------------------------------------------------------------------------------------------------------

   1        (1)    State Street Building                  Office                N/A                                     190,000
   2               1745 Broadway                          Office                Commercial Condominium                        0
   3               Westfield San Francisco Emporium       Retail                Regional Mall                                 0
   4               International Square                   Office                N/A                                           0
   5               Tishman Speyer DC Portfolio I          Office                N/A                                           0
   6        (2)    Bethany Maryland Portfolio             Multifamily           N/A                                     500,000
   7        (3)    Extendicare Portfolio                  Health Care           Skilled Nursing & Assisted Living             0
   8               1166 Avenue of the Americas            Office                Commercial Condominium                        0
   9        (4)    Bethany Houston Portfolio              Multifamily           N/A                                     900,000
            (5)    Lembi Portfolio                        Multifamily           N/A                                           0
  10A              Trophy Properties Portfolio            Multifamily           N/A                                           0
  10B              Prime Apartment Properties Portfolio   Multifamily           N/A                                           0
  10C              2238 Hyde Street                       Multifamily           N/A                                           0
  10D              737 Pine Street                        Multifamily           N/A                                           0
  10E              325 9th Avenue                         Multifamily           N/A                                           0
   11       (6)    Four Times Square                      Office                N/A                                           0
   12              Towers at Park Central                 Office                N/A                                   1,401,188
   13              373 - 381 Park Avenue South            Office                N/A                                     354,613
   14              Royal Country                          Mobile Home Park      N/A                                      22,750
   15              Del Amo Financial Center               Office                N/A                                     123,806
   16              Cold Storage Industrial                Industrial/Warehouse  N/A                                      13,125
   17              Sevilla Apartments                     Multifamily           N/A                                      25,938
   18              Costanza Portfolio                     Multifamily           N/A                                     119,331
   19       (7)    Bethany Austin Portfolio               Multifamily           N/A                                   1,300,000
   20              Eastland Mall                          Retail                Regional Mall                                 0
   21              Augusta Apartments                     Multifamily           N/A                                           0
   22       (8)    Sheraton LA                            Hotel                 Full Service                                  0
   23              Kentucky Oaks Mall                     Retail                Regional Mall                                 0
   24              CVS - Vero Beach                       Industrial/Warehouse  N/A                                           0
   25              Galleria of Key Biscayne, Inc.         Retail                Unanchored                                    0
   26              Hunting Oaks Apartments                Multifamily           N/A                                      47,850
   27              Via Mizner                             Mixed Use             N/A                                           0
   28              Village Club Apartments                Multifamily           N/A                                       6,625
   29              Pacific Square                         Retail                Anchored                                      0
   30              401 E. Ocean Blvd.                     Office                N/A                                           0
   31              North Street Shopping Center           Retail                Anchored                                 11,350
   32       (9)    Sandy Village                          Retail                Anchored                                      0
   33              Gypsum Mills                           Mobile Home Park      N/A                                           0
   34              Verona Woods                           Multifamily           N/A                                      18,750
   35              BJ's Wholesale Club                    Retail                Anchored                                      0
   36              Memphis Multis                         Multifamily           N/A                                      13,375
   37              Catskill Commons                       Retail                Anchored                                      0
   38              GTECH Office Campus - GTECH            Office                N/A                                       2,500
   39              Foundation House                       Multifamily           N/A                                           0
   40      (10)    Bethany Blanding Place                 Multifamily           N/A                                         900
   41              River Oaks Apartments                  Multifamily           N/A                                           0
   42              GTECH Office Campus - Immunex          Office                N/A                                      55,750
   43      (11)    430-460 South Pickett                  Industrial/Warehouse  N/A                                     113,263
   44              Midtown Plaza Shopping Center          Retail                Anchored                                      0
   45              Meadows at Lakeway Apartments          Multifamily           N/A                                      37,500
   46              Oak Grove Plaza                        Office                N/A                                           0
   47              Oaks Mall Plaza                        Retail                Anchored                                  2,000
   48              Visalia Plaza                          Retail                Anchored                                      0
   49              Pony Mall                              Retail                Regional Mall                           455,938
   50              Eastern Marketplace I                  Retail                Anchored                                      0
   51              Colony at Lakeway Apartments           Multifamily           N/A                                     103,500
   52              Inland Valley Terrace Business Center  Office                N/A                                           0
   53              Shops at Simi Valley Town Center       Retail                Anchored                                      0
   54              Hy-Vee - 51st Street                   Retail                Single Tenant                                 0
   55              Hy-Vee - Cedar Rapids                  Retail                Single Tenant                                 0
   56              Hy-Vee - Olathe                        Retail                Single Tenant                             3,125
   57              Tiger Town Phase III                   Retail                Anchored                                      0
   58              Eastern Marketplace III                Office                N/A                                           0
   59      (12)    Gallery at Warren Conner               Retail                Anchored                                 12,550
   60              Woodbridge Apartments                  Multifamily           N/A                                     119,485
   61              Hy-Vee - Grand Avenue                  Retail                Single Tenant                                 0
   62              Willow Springs Apartments              Multifamily           N/A                                      16,250
   63              Handsboro Square                       Retail                Unanchored                              273,130
   64              Hilton Garden Inn                      Hotel                 N/A                                           0
   65              Hy-Vee - Columbus                      Retail                Single Tenant                                 0
   66              Huntcliff Apartments                   Multifamily           N/A                                      73,738
   67              Citizens Michigan Portfolio 4          Retail                Single Tenant                                 0
   68              Raintree Apartments                    Multifamily           N/A                                      57,500
   69              Grove                                  Office                N/A                                           0
   70              Tradewinds Apartments                  Multifamily           N/A                                      12,500
   71              Eastern Marketplace II                 Retail                Anchored                                      0
   72              Brandon Parkway                        Retail                Unanchored                                    0
   73              Citizens Illinois Portfolio 2          Retail                Single Tenant                                 0
   74              Publix Supermarket - Palm Beach Plaza  Retail                Anchored                                      0
   75              Trace at Lakeway Apartments            Multifamily           N/A                                      80,500
   76              Geist Center                           Retail                Anchored                                106,250
   77              Penn Medical                           Office                N/A                                           0
   78              AXA Building                           Office                N/A                                      10,000
   79              Rock Springs                           Multifamily           N/A                                     171,000
   80              Hampton Inn - Cedar Rapids             Hotel                 Limited Service                         350,000
   81              Lowe's - Westshore Plaza               Retail                Anchored                                      0
   82              CVS - Chester                          Retail                Single Tenant                                 0
   83              Place at Lakeway Apartments            Multifamily           N/A                                      18,750
   84              Kozy Court - Mobile Manor              Mobile Home Park      N/A                                           0
   85              Walgreens - Loganville                 Retail                Single Tenant                                 0
   86              OSO Parkway                            Retail                Unanchored                                    0
   87              Walgreens - Hazelwood                  Retail                Unanchored                                    0
   88              Grandview Meadows III                  Multifamily           N/A                                           0
   89              Iliff Crossing Shopping Center         Retail                Unanchored                              184,175
   90              1701 East Lake Avenue                  Office                N/A                                           0
   91              1431 Kingsland Building                Industrial/Warehouse  N/A                                      15,244
   92              Hillcrest Oaks Apartments              Multifamily           N/A                                           0
   93              Tops Market - Batavia                  Retail                Anchored                                      0
   94              Puget Park Shopping Center             Retail                Anchored                                      0
   95              Garden City Crossing                   Retail                Anchored                                      0
   96              Walgreens - New Castle                 Retail                Single Tenant                                 0
   97              Keystone Corporate Square              Office                N/A                                           0
   98              Lubbock Square Apartments              Multifamily           N/A                                      23,086
   99              LAUSD Office Building                  Office                N/A                                           0
  100              Walgreens - Canton                     Retail                Single Tenant                                 0
  101              Steele Creek Commons                   Retail                Unanchored                               10,350
  102              Walgreens - Parkville                  Retail                Single Tenant                                 0
  103              Walgreens - Columbus                   Retail                Single Tenant                                 0
  104              Walgreens Lombard                      Retail                Single Tenant                                 0
  105              Walgreens - Miramar                    Retail                Single Tenant                                 0
  106              Walgreens Lansing                      Retail                Single Tenant                             6,250
  107              WalMart Plaza                          Retail                Anchored                                      0
  108              Walgreens - Natchez                    Retail                Single Tenant                                 0
  109              Walgreens Indian Head Park             Retail                Single Tenant                             6,250
  110              SecurCare 603 and 606                  Self Storage          N/A                                       3,950
  111      (13)    West Bay Village                       Retail                Unanchored                                    0
  112              River Street Apartments                Multifamily           N/A                                           0
  113              Price Chopper - Fulton                 Retail                Anchored                                      0
  114              Bear Pointe Apartments                 Multifamily           N/A                                           0
  115              Walgreens - Union                      Retail                Unanchored                                    0
  116              Holiday Inn Express - Tyler            Hotel                 Limited Service                           1,250
  117              Ridgewood Apartments                   Multifamily           N/A                                         750
  118      (14)    Tractor Supply                         Retail                Single Tenant                                 0
  119              Sawgrass Executive Center, Building A  Office                N/A                                           0
  120              Sentinel Square                        Retail                Anchored                                      0
  121              Keystone Plaza Retail                  Retail                Anchored                                      0
  122              1500 Skokie Boulevard                  Office                N/A                                           0
  123              Maple Creek and Waconia                Retail                Anchored                                      0
  124              Tradewinds Plaza                       Retail                Anchored                                      0
  125              Mizner City Center                     Office                N/A                                           0
  126              CVS - Garfield                         Retail                Single Tenant                                 0
  127              Ark Self Storage                       Self Storage          N/A                                       1,250
  128              One Camden Court                       Multifamily           N/A                                     100,000
  129              Pro Storage                            Self Storage          N/A                                           0
  130              Shops at Railey Hill                   Retail                Unanchored                                    0
  131              Salida Shoppes                         Retail                Unanchored                                    0
  132              1251 N. Highway 287                    Retail                Single Tenant                                 0
  133              Acworth Outparcel                      Retail                Anchored                                      0
  134              Apple Tree Storage                     Self Storage          N/A                                           0
  135              Greenfield Mobile Home Park            Mobile Home Park      N/A                                      21,375
  136              340 W. Ponce De Leon                   Retail                Unanchored                                  625
  137              Action's Self Storage                  Self Storage          N/A                                           0
  138              Rite Aid  - La Plata                   Retail                Single Tenant                                 0
  139              Holly Bend Apartments                  Multifamily           N/A                                           0
  140              Starbucks - Bradenton                  Retail                Single Tenant                                 0
  141              MRFM Office Building                   Office                N/A                                           0

           ANNUAL DEPOSIT    REPLACEMENT      ANNUAL          CURRENT     TI & LC    AS OF
         TO THE REPLACEMENT    RESERVE    DEPOSIT TO THE  BALANCE OF THE  RESERVE   DATE OF
CONTROL        RESERVE         ACCOUNT        TI & LC         TI & LC     ACCOUNT   TI & LC
  NO.        ACCOUNT ($)       CAP ($)      ACCOUNT ($)     ACCOUNT ($)   CAP ($)   ACCOUNT
-------  ------------------  -----------  --------------  --------------  -------  ---------

   1                  0              0              0                 0         0  1/11/2007
   2                  0              0              0                 0         0  1/11/2007
   3                  0              0              0                 0         0  1/11/2007
   4                  0              0              0         1,200,000         0  1/11/2007
   5            141,012              0              0         3,100,000         0  1/11/2007
   6                  0              0              0                 0         0  1/11/2007
   7          2,547,600              0              0                 0         0  1/11/2007
   8             46,776              0              0         6,648,710         0  1/11/2007
   9                  0              0              0                 0         0  1/11/2007
                  89200              0              0                 0         0  1/11/2007
  10A            49,800              0              0                 0         0  1/11/2007
  10B            25,600              0              0                 0         0  1/11/2007
  10C             3,400              0              0                 0         0  1/11/2007
  10D             8,000              0              0                 0         0  1/11/2007
  10E             2,400              0              0                 0         0  1/11/2007
   11                 0        600,000              0                 0         0  1/11/2007
   12                 0              0              0         3,500,000         0  1/11/2007
   13            46,070        500,000        637,776      1,726,743.94         0  1/11/2007
   14                 0              0              0                 0         0  1/11/2007
   15            52,228              0        363,227                 0         0  1/11/2007
   16            51,792              0              0                 0         0  1/11/2007
   17           113,802              0              0                 0         0  1/11/2007
   18           261,152              0              0                 0         0  1/11/2007
   19                 0              0              0                 0         0  1/11/2007
   20            62,049              0        285,000            47,502   855,000  1/11/2007
   21            54,400              0              0                 0         0  1/11/2007
   22           706,799              0              0                 0         0  1/11/2007
   23                 0              0              0                 0         0  1/11/2007
   24                 0              0              0                 0         0  1/11/2007
   25                 0              0              0                 0         0  1/11/2007
   26                 0              0              0                 0         0  1/11/2007
   27             3,679          7,358        100,000             8,336   500,000  1/11/2007
   28            62,800              0              0                 0         0  1/11/2007
   29            10,721         53,605         60,000            60,000   120,000  1/11/2007
   30            11,591         25,757         25,000                 0   100,000  1/11/2007
   31            54,339         54,339         50,012                 0    50,000  1/11/2007
   32            72,587              0        125,000           500,000   350,000  1/11/2007
   33            28,100              0              0                 0         0  1/11/2007
   34            50,372        151,116              0                 0         0  1/11/2007
   35            10,853              0         21,600                 0         0  1/11/2007
   36           144,000              0              0                 0         0  1/11/2007
   37             1,980          5,940          5,940               495    17,821  1/11/2007
   38            34,842         69,683              0                 0         0  1/11/2007
   39            30,000         60,000              0                 0         0  1/11/2007
   40            58,000              0              0                 0         0  1/11/2007
   41            72,000        144,000              0                 0         0  1/11/2007
   42            14,403         28,806              0                 0         0  1/11/2007
   43            44,901         89,802         64,270                 0   200,000  1/11/2007
   44            10,694         21,389         26,736             2,228    53,472  1/11/2007
   45           112,503              0              0                 0         0  1/11/2007
   46            34,622              0              0                 0         0  1/11/2007
   47            15,788         31,576              0           500,000         0  1/11/2007
   48            10,699         32,097         30,500             2,542    91,500  1/11/2007
   49            63,681              0        100,000           100,000   300,000  1/11/2007
   50             5,646              0         40,000            56,667         0  1/11/2007
   51            72,920              0              0                 0         0  1/11/2007
   52             5,772         11,544         36,636                 0    73,272  1/11/2007
   53             1,714          4,896         10,771                 0         0  1/11/2007
   54                 0              0              0                 0         0  1/11/2007
   55                 0              0              0                 0         0  1/11/2007
   56                 0              0              0                 0         0  1/11/2007
   57                 0              0              0                 0         0  1/11/2007
   58             5,087              0         40,844             6,807         0  1/11/2007
   59            18,509         37,018         40,000           500,000   650,000  1/11/2007
   60            33,600              0              0                 0         0  1/11/2007
   61                 0              0              0                 0         0  1/11/2007
   62            63,000              0              0                 0         0  1/11/2007
   63            23,482         70,445         35,000             2,917   150,000  1/11/2007
   64            70,217              0              0                 0         0  1/11/2007
   65                 0              0              0                 0         0  1/11/2007
   66            60,000              0              0                 0         0  1/11/2007
   67                 0              0              0                 0         0  1/11/2007
   68            62,000              0              0                 0         0  1/11/2007
   69             4,980          9,948         28,920           270,635   350,000  1/11/2007
   70            76,250              0              0                 0         0  1/11/2007
   71             3,090              0              0                 0         0  1/11/2007
   72             3,068              0         15,341             1,278    61,364  1/11/2007
   73                 0              0              0                 0         0  1/11/2007
   74             4,484              0          4,484                 0         0  1/11/2007
   75            51,275              0              0                 0         0  1/11/2007
   76            10,852         32,557         31,833             5,306    80,306  1/11/2007
   77             8,156              0         35,477          2,957.27         0  1/11/2007
   78            10,898         10,898         28,000                 0         0  1/11/2007
   79            64,000              0              0                 0         0  1/11/2007
   80            85,014              0              0                 0         0  1/11/2007
   81                 0              0              0                 0         0  1/11/2007
   82                 0              0              0                 0         0  1/11/2007
   83            36,970              0              0                 0         0  1/11/2007
   84            13,125              0              0                 0         0  1/11/2007
   85                 0              0              0                 0         0  1/11/2007
   86             1,880              0         14,516                 0         0  1/11/2007
   87                 0              0          2,964                 0     8,892  1/11/2007
   88            14,800         44,400              0                 0         0  1/11/2007
   89             6,138         12,276         40,564             6,761    81,128  1/11/2007
   90            10,812              0         43,863         83,655.25   140,000  1/11/2007
   91            44,460              0         44,892                 0         0  1/11/2007
   92            34,750        140,000              0                 0         0  1/11/2007
   93                 0              0          7,800                 0         0  1/11/2007
   94            12,320              0         25,499             6,375         0  1/11/2007
   95             4,493              0         22,464                 0    44,926  1/11/2007
   96                 0              0              0                 0         0  1/11/2007
   97            19,690              0         49,224         83,268.04   125,000  1/11/2007
   98            31,000              0              0                 0         0  1/11/2007
   99             5,534              0         20,000                 0         0  1/11/2007
  100                 0              0              0                 0         0  1/11/2007
  101             8,512              0         18,726             1,561         0  1/11/2007
  102                 0              0              0                 0         0  1/11/2007
  103                 0              0              0                 0         0  1/11/2007
  104             1,391              0              0                 0         0  1/11/2007
  105             1,365              0              0                 0         0  1/11/2007
  106             1,391              0              0                 0         0  1/11/2007
  107            18,949         90,000         60,000                 0   500,000  1/11/2007
  108                 0              0              0                 0         0  1/11/2007
  109             1,512              0              0                 0         0  1/11/2007
  110             5,676         11,352              0                 0         0  1/11/2007
  111             2,086          4,171         10,428           175,403   175,000  1/11/2007
  112            26,235              0              0                 0         0  1/11/2007
  113                 0              0          5,036                 0         0  1/11/2007
  114            15,800              0              0                 0         0  1/11/2007
  115                 0              0          2,964               247     8,892  1/11/2007
  116            54,951              0              0                 0         0  1/11/2007
  117            36,648         73,290              0                 0         0  1/11/2007
  118             5,729              0              0                 0         0  1/11/2007
  119             4,496          8,993         20,000                 0    60,000  1/11/2007
  120             7,485              0         24,950          2,079.85   100,000  1/11/2007
  121            11,051         33,175         23,444          1,953.67    77,360  1/11/2007
  122             9,769              0         33,649         98,804.08   163,000  1/11/2007
  123             4,368          8,736          6,156           360,000    12,312  1/11/2007
  124             4,250         21,250          8,500               708         0  1/11/2007
  125             4,313          8,625         24,996            50,100    50,000  1/11/2007
  126             1,050              0              0                 0         0  1/11/2007
  127             7,619              0              0                 0         0  1/11/2007
  128            39,179              0              0                 0         0  1/11/2007
  129                 0         25,149              0                 0         0  1/11/2007
  130             1,453          2,906          7,990                 0    15,981  1/11/2007
  131               597              0          5,908               985    17,725  1/11/2007
  132               784            784          1,572                 0     1,568  1/11/2007
  133               998              0          3,096                 0   112,000  1/11/2007
  134            10,298              0              0                 0         0  1/11/2007
  135             9,300              0              0                 0         0  1/11/2007
  136             2,688          5,377         10,000             1,667    20,000  1/11/2007
  137             4,921          9,842              0                 0         0  1/11/2007
  138                 0              0              0                 0         0  1/11/2007
  139            20,250              0              0                 0         0  1/11/2007
  140               512              0              0                 0         0  1/11/2007
  141               839              0          6,974                 0    34,870  1/11/2007

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-6 Footnotes

(1) State Street Building	No ongoing reserves for capital expenditures or tenant improvement and leasing commissions will be collected, subject to satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the absence of events of default.

(2) Bethany Maryland Portfolio	Other reserve current balance is $16,744,944 for renovations and working capital expenses. Initial deposit to the working capital reserve was $1,960,000 and the renovation reserve account was $15,140,000.

$3,700,000 interest reserve account to maintain 5.00% current pay on Note B

The Bethany Maryland Portfolio Borrowers are required to make monthly deposits into a replacement reserve account on each payment date from and after the payment date occurring in December 2008 in the amount of $33,063 estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year.

(3) Extendicare Portfolio	The Extendicare Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio Borrowers have delivered to the lender a guaranty of such obligation from Guarantor (as defined below), and (c) the Extendicare Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a ground rent reserve account in an amount equal to the ground rent that will be payable under each ground lease for the month in which such payment occurs. Notwithstanding the foregoing, the Extendicare Portfolio Borrowers will not be required to make monthly ground

1

Annex A-6 Footnotes  — continued

rent reserve deposits provided the Extendicare Portfolio Borrowers deliver, throughout the term of the Extendicare Portfolio Mortgage Loan, evidence reasonably satisfactory to the lender that all ground rent required to be paid by the Extendicare Portfolio Borrowers pursuant to any ground lease has timely been paid by the Extendicare Portfolio Borrowers. As long as the Extendicare Portfolio Borrowers are not required to make monthly deposits of the ground rent monthly deposit, the initial ground rent deposit will, other than during the continuance of an event of default, be held in the ground rent reserve account and will not be disbursed for the payment of ground rent.

(4) Bethany Houston Portfolio	Other reserve balance of $10.46 million was initially deposited into renovations and working capital reserves.

The Bethany Houston Portfolio Borrowers are required to make monthly deposits into a replacement reserve on each payment date from and after the payment date occurring in December 2008 in the amount of $50,813 estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the property during the calendar year.

(5) Lembi Portfolio	Consists of five cross collateralized mortgage loans identified on Annex A-1 as Trophy Properties Portfolio, Prime Apartment Properties Portfolio, 2238 Hyde Street, 737 Pine Street and 325 9th Avenue.

(6) Four Times Square	A borrower affiliated entity has guaranteed monthly payments for tenant improvements and leasing commissions at $40.00 psf with respect to the lease expirations of Conde Nast in April 2019 and Skadden in May 2020. A principal has guaranteed monthly payments for capital expenditures.

(7) Bethany Austin Portfolio	$430,000 upfront interest reserve to pay the minimum current-pay of 7.00% on the related Note B Non-Trust Loan.

The borrower is required to make monthly deposits into a replacement reserve account on each payment date from and after the payment date occurring in December 2008 in the amount of $19,167 estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the property during the calendar year.

An additional amount of $4,870,000 was initially deposited into a renovation and working capital reserve.

(8) Sheraton LA	Ongoing reserves for capital expenditures will adjust commencing on the payment date in May 2007 and every subsequent May based on an amount equal to four percent of the gross income from operations for the previous calendar year.

2

Annex A-6 Footnotes  — continued

(9) Sandy Village	If no event of default is existing, the initial leasing deposit will be released to the borrower if: (a) Cinemark Corporation, a Texas corporation (‘‘Cinemark’’), renews its lease dated December 10, 1987, as amended (the ‘‘Cinemark Lease’’), for an additional term of not less than five (5) years on terms satisfactory to the lender, as evidenced by the delivery to the lender of an amendment to the Cinemark Lease and in form and substance acceptable to the lender, executed by Cinemark and the borrower (the ‘‘Cinemark Amendment’’) or (b) a tenant satisfactory to the lender pursuant the related security instrument (a ‘‘New Tenant’’) leases the premises that are occupied by Cinemark as of the date hereof for a term of not less than five (5) years on terms satisfactory to the lender and, that New Tenant (i) is in occupancy, (ii) has commenced the payment of its full base rent as reflected in the rent roll delivered by the borrower to the lender at the closing of the mortgage loan, (iii) is conducting its normal business operations in the entire premises covered by its lease at the property, and (iv) has been fully reimbursed by the borrower for all tenant improvements or other charges incurred in connection with the construction of the tenant premises, and otherwise acceptable in substance to the lender.

(10) Bethany Blanding Place	Interest reserve is in the amount of $150,000 to maintain 7.00% current pay on related senior mezzanine financing.

An additional amount of $1,280,000 was initially deposited into a renovation and working capital reserve.

The borrower is required to make monthly deposits into a replacement reserve on each payment date from and after the payment date occurring in January 2009 $4,833.33 estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the property during the calendar year.

(11) 430-460 South Pickett	U/W Net Cash Flow and U/W NCF DSCR were calculated including 10,000 square feet which is currently master leased. The master lease may be terminated by the related borrower if certain conditions described in the mortgage loan documentation are met, including but not limited to (i) a replacement tenant executing a lease for a term no less than three years and (ii) rental payments from replacement tenant which result in a debt service coverage ratio of no less than 1.25x for three consecutive quarters. Excluding the rental payments from the master lease, the debt service coverage ratio is 1.15x.

3

Annex A-6 Footnotes  — continued

(12) Gallery at Warren Conner	If, following the fifth (5th) anniversary of the date hereof, the total of the In-Place Rents is equal to or greater than $1,247,848, then (i) all amounts in the Rollover Reserve Account (not including the undistributed Lease Termination Payments deposited therein) in excess of $250,000 shall be distributed to Borrower and (ii) the cap shall be reduced to $400,000.

(13) West Bay Village	Amounts in the current balance of the TI & LC account in excess of $100,000 after the third year may be released to the borrower one time only if (i) the borrower provides fifteen day prior written request, (ii) there is no event of default, (iii) the debt service coverage ratio is greater than 1.25x and (iv) occupancy is greater than 90%.

(14) Tractor Supply	The principal has guaranteed the monthly payment for tenant improvements and leasing commissions.

4

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL                         PROPERTY                              CUT-OFF DATE UTILITIES PAID           UTILITIES PAID
  NO.   FOOTNOTE                 NAME                      COUNTY      BALANCE ($)    BY TENANT               BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

   6             Bethany Maryland Portfolio            Various         150,400,000 Yes            Various
  6A1            Willow Lake Apartments                Prince Georges              Yes            Electric, Gas, Water, Sewer
  6A2            Quail Hollow Apartments               Anne Arundel                Yes            Electric, Gas, Water, Sewer
  6A3            Woodhill Apartments                   Anne Arundel                Yes            Electric, Gas, Water, Sewer
  6A4            Seneca Bay                            Baltimore                   Yes            Electric, Gas
   9             Bethany Houston Portfolio             Various         102,280,000 Yes            Electric, Water, Sewer, Trash
  9A1            Sendera Briargrove Apartments         Harris                      Yes            Electric, Water, Sewer, Trash
  9A2            Sendera Westway Apartments            Harris                      Yes            Electric, Water, Sewer, Trash
  9A3            Sendera Sugar Ridge Apartments        Fort Bend                   Yes            Electric, Water, Sewer, Trash
  9A4            Wyndham Oaks Apartments               Harris                      Yes            Electric, Water, Sewer, Trash
  9A5            Sendera Woodbridge Apartments         Harris                      Yes            Electric, Water, Sewer, Trash
  9A6            Sendera at Champion Forest Apartments Harris                      Yes            Electric, Water, Sewer, Trash
  9A7            Sendera Memorial Apartments           Harris                      Yes            Electric, Water, Sewer, Trash
  9A8            Sendera Park Apartments               Harris                      Yes            Electric, Water, Sewer, Trash
           (1)   Lembi Portfolio                       San Francisco    85,600,000 Yes            Various
  10A            Trophy Properties Portfolio           San Francisco    49,400,000 Yes            Various
 10A1            795 Pine Street                       San Francisco               Yes            Electric, Gas
 10A2            1801 Gough Street                     San Francisco               Yes            Electric, Gas
 10A3            355 Fulton Street                     San Francisco               Yes            Electric
 10A4            2038 Divisadero Street                San Francisco               Yes            Electric, Gas
 10A5            1855 10th Avenue                      San Francisco               Yes            Electric, Gas
 10A6            1440 Sutter Street                    San Francisco               Yes            Electric, Gas, Water
 10A7            340 Church Street                     San Francisco               Yes            Electric, Gas
 10A8            1753 Mason Street                     San Francisco               Yes            Electric, Gas
 10A9            520 Buchanan Street                   San Francisco               Yes            Electric, Gas
 10A10           4540 California Street                San Francisco               Yes            Electric, Gas
 10A11           3264-3274 Mission Street              San Francisco               Yes            Electric, Gas
 10A12           1656 Leavenworth Street               San Francisco               Yes            Electric, Gas
  10B            Prime Apartment Properties Portfolio  San Francisco    13,600,000 Yes            Various
 10B1            1547 Clay Street                      San Francisco               Yes            Electric, Gas
 10B2            1020 Post Street                      San Francisco               Yes            Electric, Gas
 10B3            1126 Bush Street                      San Francisco               Yes            Electric, Gas
 10B4            346 Leavenworth Street                San Francisco               Yes            Electric
  10C            2238 Hyde Street                      San Francisco    10,800,000 Yes            Electric, Gas
  10D            737 Pine Street                       San Francisco    10,200,000 Yes            Electric, Gas
  10E            325 9th Avenue                        San Francisco     1,600,000 Yes            Electric, Water, Gas
  14             Royal Country                         Dade             54,000,000 Yes            Electric, Water, Sewer, Gas
  17             Sevilla Apartments                    Riverside        48,000,000 Yes            Electric, Water, Sewer, Trash
  18             Costanza Portfolio                    Monroe           45,900,000 Yes            Various
 18A1            Waverlywood Village                   Monroe                      Yes            Electric, Gas
 18A2            Glenbrook Manor                       Monroe                      Yes            Electric, Gas (Heat Only)
 18A3            Kings Court                           Monroe                      Yes            Electric, Gas
 18A4            Lake Vista                            Monroe                      Yes            Electric, Gas
 18A5            Brighton Gardens                      Monroe                      Yes            Electric, Gas (Heat Only)
  19             Bethany Austin Portfolio              Various          44,000,000 Yes            Various
 19A1            Falls on Bull Creek Apartments        Travis                      Yes            Electric, Water, Sewer, Trash
 19A2            Promontory Point Apartments           Travis                      Yes            Electric, Water, Sewer, Trash
 19A3            Broadmoor Apartments                  Travis                      Yes            Electric, Water, Sewer, Trash
 19A4            Chesapeake Apartments                 Williamson                  Yes            Electric, Water, Sewer, Trash
  21             Augusta Apartments                    Clark            30,000,000 Yes            Electric, Gas, Water, Sewer, Trash
  26             Hunting Oaks Apartments               Prince George    25,000,000 Yes            Electric
  28             Village Club Apartments               Palm Beach       23,680,000 Yes            Electric
  33             Gypsum Mills                          Ontario          20,000,000 Yes            Electric, Water, Sewer, Gas
  34             Verona Woods                          Los Angeles      19,250,000 Yes            Water, Sewer, Trash
  36             Memphis Multis                        Shelby           18,100,000 Yes            Electric, Water, Sewer
 36A1            Ridgeway Crossing                     Shelby                      Yes            Electric, Water, Sewer
 36A2            Deerfield Apartments                  Shelby                      Yes            Electric, Water, Sewer
  39             Foundation House                      King             17,950,498 Yes            Electric
  40             Bethany Blanding Place                Clay             16,700,000 Yes            Electric, Water, Sewer, Trash
  41             River Oaks Apartments                 Duval            16,500,000 Yes            Electric
  45             Meadows at Lakeway Apartments         Dallas           15,560,000 Yes            Electric, Water, Sewer
  51             Colony at Lakeway Apartments          Dallas           13,100,000 Yes            Electric, Water, Sewer
  60             Woodbridge Apartments                 Orange           10,400,000 Yes            Electric
  62             Willow Springs Apartments             Harris            9,550,000 Yes            Water
  66             Huntcliff Apartments                  Galveston         9,150,000 Yes            Water
  68             Raintree Apartments                   Harris            9,000,000 Yes            Water
  70             Tradewinds Apartments                 Dallas            8,100,000 No             None
  75             Trace at Lakeway Apartments           Dallas            7,520,000 Yes            Electric, Water, Sewer
  79             Rock Springs                          Harris            6,600,000 Yes            Electric, Water
  83             Place at Lakeway Apartments           Dallas            5,800,000 Yes            Electric, Water, Sewer
  84             Kozy Court - Mobile Manor             Wells             5,610,000 Yes            Electric
 84A1            Mobile Manor                          Wells                       Yes            Electric
 84A2            Kozy Court                            Wells                       Yes            Electric
  88             Grandview Meadows III                 Boulder           5,450,000 Yes            Electric, Water, Sewer
  92             Hillcrest Oaks Apartments             Travis            5,000,000 Yes            Electric, Water, Sewer
  98             Lubbock Square Apartments             Lubbock           4,550,000 Yes            Electric, Water
  112            River Street Apartments               Hampden           3,796,957 No             None
  114            Bear Pointe Apartments                Delaware          3,730,000 Yes            Electric, Water
  117            Ridgewood Apartments                  Leon              3,600,000 No             None
  128            One Camden Court                      Harris            2,860,000 Yes            Electric, Water
  135            Greenfield Mobile Home Park           Richland          1,996,606 No             None
  139            Holly Bend Apartments                 Dallas            1,438,000 Yes            Electric

CONTROL  # OF AVG. RENT MAX. RENT  # OF    AVG. RENT   MAX. RENT   # OF 1     AVG. RENT      MAX. RENT    # OF 2     AVG. RENT
  NO.    PADS  PADS ($)  PADS ($) STUDIOS STUDIOS ($) STUDIOS ($) BEDROOMS 1 BEDROOMS ($) 1 BEDROOMS ($) BEDROOMS 2 BEDROOMS ($)
---------------------------------------------------------------------------------------------------------------------------------

   6        0         0         0      15         409         779      722            728          1,019      818            745
  6A1       0         0         0      14         779         779      163            862            959      248            999
  6A2       0         0         0       1         680         680      197            820          1,019      137            974
  6A3       0         0         0       0           0           0      151            783            884      183            936
  6A4       0         0         0       0           0           0      211            632            799      250            733
   9        0         0         0       0           0           0    1,052            501            680    1,168            648
  9A1       0         0         0       0           0           0      450            581            615      190            728
  9A2       0         0         0       0           0           0       45            553            605      179            686
  9A3       0         0         0       0           0           0        0              0              0      250            782
  9A4       0         0         0       0           0           0      143            597            680      136            846
  9A5       0         0         0       0           0           0      240            566            645      120            765
  9A6       0         0         0       0           0           0      118            583            660       40            854
  9A7       0         0         0       0           0           0       44            553            615      140            657
  9A8       0         0         0       0           0           0       12            654            675      113            694
            0         0         0     184       1,229       3,000      190          1,774          6,500       67          2,756
  10A       0         0         0      89       1,464       3,000      107          1,927          5,500       49          1,985
 10A1       0         0         0      27       2,534       3,000       13          4,247          5,500        1          6,989
 10A2       0         0         0       7       1,107       1,495       33          1,922          2,500        1          2,500
 10A3       0         0         0      32       1,002       1,295        9          1,352          1,695        0              0
 10A4       0         0         0       0           0           0        0              0              0       12          2,377
 10A5       0         0         0       0           0           0       15          1,401          1,650        3          1,763
 10A6       0         0         0       0           0           0        3          1,106          1,595       12          1,846
 10A7       0         0         0       0           0           0        0              0              0       12          1,723
 10A8       0         0         0       0           0           0        6          1,059          1,750        8          1,490
 10A9       0         0         0      15         985       1,375        4          1,745          1,795        0              0
 10A10      0         0         0       0           0           0       12          1,917          2,250        0              0
 10A11      0         0         0       0           0           0        8          1,085          1,750        0              0
 10A12      0         0         0       8         796       1,250        4          1,503          1,595        0              0
  10B       0         0         0      77         875       1,325       47          1,152          1,795        3          2,375
 10B1       0         0         0      10       1,185       1,325       15          1,278          1,795        2          2,375
 10B2       0         0         0      33         772       1,195        9          1,110          1,450        0              0
 10B3       0         0         0      18         967       1,275       14          1,256          1,750        1          1,950
 10B4       0         0         0      16         803         950        9            869          1,375        0              0
  10C       0         0         0       2       1,875       2,500        2          6,500          6,500       13          5,412
  10D       0         0         0      16       1,572       3,000       22          2,190          5,500        2          3,997
  10E       0         0         0       0           0           0       12          1,129          1,395        0              0
  14        0         0         0       0           0           0      864            458            485        0              0
  17        0         0         0       0           0           0      188            873          1,000      324          1,019
  18        0         0         0      54         459         540      370            572          1,080      560            651
 18A1       0         0         0       0           0           0      116            613            945      238            654
 18A2       0         0         0      52         465         540      131            546            660      108            620
 18A3       0         0         0       0           0           0       48            605            665      136            691
 18A4       0         0         0       0           0           0       59            542          1,080       56            613
 18A5       0         0         0       2         315         365       16            520            580       22            598
  19        0         0         0      77         474         749      516            540            749      327            634
 19A1       0         0         0      29         528         679      152            610            679      163            719
 19A2       0         0         0      48         494         749      148            572            749       56            669
 19A3       0         0         0       0           0           0      152            524            599       48            745
 19A4       0         0         0       0           0           0       64            495            580       60            611
  21        0         0         0       0           0           0      106            792            970      141            926
  26        0         0         0       0           0           0      193            826          1,025      105            940
  28        0         0         0       0           0           0      227            756            800       87            884
  33      562       375       375       0           0           0        0              0              0        0              0
  34        0         0         0       0           0           0        0              0              0      196          1,199
  36        0         0         0       0           0           0      396            505            648      296            608
 36A1       0         0         0       0           0           0      348            501            648      208            600
 36A2       0         0         0       0           0           0       48            528            579       88            627
  39        0         0         0       3        1380        1380       80           2440           2440       37           3750
  40        0         0         0       0           0           0       24            655            700      184            759
  41        0         0         0       0           0           0      136            618            650      124            745
  45        0         0         0       0           0           0      333            576            907      127            779
  51        0         0         0       0           0           0      176            620            850      115            783
  60        0         0         0       0           0           0       80            747            790       88            845
  62        0         0         0       0           0           0      160            551            650       68            701
  66        0         0         0       0           0           0      108            533            585      108            714
  68        0         0         0       0           0           0      128            541            605      104            652
  70        0         0         0       0           0           0      129            602            635      168            733
  75        0         0         0       0           0           0      148            572            660       50            762
  79        0         0         0       0           0           0      184            438            633       72            560
  83        0         0         0       0           0           0      106            612            675       76            772
  84      525       187       198       0           0           0        0              0              0        0              0
 84A1     335       186       198       0           0           0        0              0              0        0              0
 84A2     190       190       195       0           0           0        0              0              0        0              0
  88        0         0         0       0           0           0       29            636            885       36            723
  92        0         0         0       0           0           0       75            544            570       64            716
  98        0         0         0       0           0           0       48            541            610       52            599
  112       0         0         0       0           0           0       86            572            590       13            673
  114       0         0         0       0           0           0        0              0              0       79            584
  117       0         0         0      13         490         525       90            554            720        2            675
  128       0         0         0       0           0           0       60            476            495       76            608
  135     186       205       205       0           0           0        0              0              0        0              0
  139       0         0         0       7         538         600       58            439            550       16            515

CONTROL    MAX. RENT    # OF 3     AVG. RENT      MAX. RENT    # OF 4     AVG. RENT      MAX. RENT   # OF COMMERCIAL
  NO.   2 BEDROOMS ($) BEDROOMS 3 BEDROOMS ($) 3 BEDROOMS ($) BEDROOMS 4 BEDROOMS ($) 4 BEDROOMS ($)      UNITS
--------------------------------------------------------------------------------------------------------------------

   6             1,119       32          1,119          1,319        0              0              0               0
  6A1            1,052       31          1,286          1,319        0              0              0               0
  6A2            1,109        1          1,105          1,105        0              0              0               0
  6A3            1,119        0              0              0        0              0              0               0
  6A4              924        0              0              0        0              0              0               0
   9             1,100      191            801          1,350       28            783          1,005               0
  9A1            1,100        3          1,262          1,350        0              0              0               0
  9A2              790       64            792            875       28            913          1,005               0
  9A3              895        0              0              0        0              0              0               0
  9A4              954        0              0              0        0              0              0               0
  9A5              810       24            905            955        0              0              0               0
  9A6              895       40            963          1,055        0              0              0               0
  9A7              800       16            891            960        0              0              0               0
  9A8              855       44            843          1,055        0              0              0               0
                 8,000        1          1,404          1,404        0              0              0               4
  10A            6,989        0              0              0        0              0              0               4
 10A1            6,989        0              0              0        0              0              0               1
 10A2            2,500        0              0              0        0              0              0               0
 10A3                0        0              0              0        0              0              0               0
 10A4            2,850        0              0              0        0              0              0               0
 10A5            1,895        0              0              0        0              0              0               0
 10A6            2,495        0              0              0        0              0              0               0
 10A7            2,250        0              0              0        0              0              0               0
 10A8            3,100        0              0              0        0              0              0               1
 10A9                0        0              0              0        0              0              0               0
 10A10               0        0              0              0        0              0              0               0
 10A11               0        0              0              0        0              0              0               2
 10A12               0        0              0              0        0              0              0               0
  10B            2,500        1          1,404          1,404        0              0              0               0
 10B1            2,500        0              0              0        0              0              0               0
 10B2                0        1          1,404          1,404        0              0              0               0
 10B3            1,950        0              0              0        0              0              0               0
 10B4                0        0              0              0        0              0              0               0
  10C            8,000        0              0              0        0              0              0               0
  10D            5,250        0              0              0        0              0              0               0
  10E                0        0              0              0        0              0              0               0
  14                 0        0              0              0        0              0              0               0
  17             1,200        0              0              0        0              0              0               0
  18             1,550        7            860            905        0              0              0               0
 18A1            1,550        6            860            905        0              0              0               0
 18A2              700        0              0              0        0              0              0               0
 18A3              880        0              0              0        0              0              0               0
 18A4              670        1            660            660        0              0              0               0
 18A5              720        0              0              0        0              0              0               0
  19             1,059        0              0              0        0              0              0               0
 19A1            1,059        0              0              0        0              0              0               0
 19A2              774        0              0              0        0              0              0               0
 19A3              939        0              0              0        0              0              0               0
 19A4              707        0              0              0        0              0              0               0
  21               995       25          1,036          1,115        0              0              0               0
  26             1,080       21          1,197          1,335        0              0              0               0
  28               900        0              0              0        0              0              0               0
  33                 0        0              0              0        0              0              0               0
  34             1,325        0              0              0        0              0              0               0
  36               689       28            783            842        0              0              0               0
 36A1              686       28            783            842        0              0              0               0
 36A2              689        0              0              0        0              0              0               0
  39              3750        0              0              0        0              0              0               0
  40               825       24            856            930        0              0              0               0
  41               775       28            875            875        0              0              0               0
  45               907        0              0              0        0              0              0               0
  51              1140        3            950           1105        0              0              0               0
  60               885        0              0              0        0              0              0               0
  62               745       24            868            890        0              0              0               0
  66               785       24            902            970        0              0              0               0
  68               690       16            823            845        0              0              0               0
  70               800        8            949            970        0              0              0               0
  75               835        6            949            955        0              0              0               0
  79               633        0              0              0        0              0              0               0
  83               825        2            970            970        0              0              0               0
  84                 0        0              0              0        0              0              0               0
 84A1                0        0              0              0        0              0              0               0
 84A2                0        0              0              0        0              0              0               0
  88               875        9           1033           1185        0              0              0               0
  92               725        0              0              0        0              0              0               0
  98               800       18            837            950        6           1040           1050               0
  112              675        0              0              0        0              0              0               0
  114              675        0              0              0        0              0              0               0
  117              700        0              0              0        0              0              0               0
  128              733        0              0              0        0              0              0               0
  135                0        0              0              0        0              0              0               0
  139              575        0              0              0        0              0              0               0

CONTROL       AVG. RENT            MAX. RENT               TOTAL
  NO.   COMMERCIAL UNITS ($) COMMERCIAL UNITS ($) ELEVATOR UNITS
----------------------------------------------------------------

   6                       0                    0 No        1587
  6A1                      0                    0 No         456
  6A2                      0                    0 No         336
  6A3                      0                    0 No         334
  6A4                      0                    0 No         461
   9                       0                    0 No        2439
  9A1                      0                    0 No         643
  9A2                      0                    0 No         316
  9A3                      0                    0 No         250
  9A4                      0                    0 No         279
  9A5                      0                    0 No         384
  9A6                      0                    0 No         198
  9A7                      0                    0 No         200
  9A8                      0                    0 No         169
                       4,525                6,000 Various    446
  10A                  4,783                6,000 Various    249
 10A1                  6,000                6,000 Yes         42
 10A2                      0                    0 Yes         41
 10A3                      0                    0 Yes         41
 10A4                      0                    0 Yes         12
 10A5                      0                    0 Yes         18
 10A6                      0                    0 Yes         15
 10A7                      0                    0 No          12
 10A8                  4,600                4,600 No          15
 10A9                      0                    0 No          19
 10A10                     0                    0 No          12
 10A11                 3,750                3,750 No          10
 10A12                     0                    0 No          12
  10B                      0                    0 Yes        128
 10B1                      0                    0 Yes         27
 10B2                      0                    0 Yes         43
 10B3                      0                    0 Yes         33
 10B4                      0                    0 Yes         25
  10C                      0                    0 Yes         17
  10D                      0                    0 Yes         40
  10E                      0                    0 No          12
  14                       0                    0 No         864
  17                       0                    0 No         512
  18                       0                    0 No         991
 18A1                      0                    0 No         360
 18A2                      0                    0 No         291
 18A3                      0                    0 No         184
 18A4                      0                    0 No         116
 18A5                      0                    0 No          40
  19                       0                    0 No         920
 19A1                      0                    0 No         344
 19A2                      0                    0 No         252
 19A3                      0                    0 No         200
 19A4                      0                    0 No         124
  21                       0                    0 No         272
  26                       0                    0 No         319
  28                       0                    0 Yes        314
  33                       0                    0 N/A        562
  34                       0                    0 No         196
  36                       0                    0 No         720
 36A1                      0                    0 No         584
 36A2                      0                    0 No         136
  39                       0                    0 Yes        120
  40                       0                    0 No         232
  41                       0                    0 No         288
  45                       0                    0 No         460
  51                       0                    0 No         294
  60                       0                    0 No         168
  62                       0                    0 No         252
  66                       0                    0 No         240
  68                       0                    0 No         248
  70                       0                    0 No         305
  75                       0                    0 No         204
  79                       0                    0 No         256
  83                       0                    0 No         184
  84                       0                    0 N/A        525
 84A1                      0                    0 N/A        335
 84A2                      0                    0 N/A        190
  88                       0                    0 No          74
  92                       0                    0 No         139
  98                       0                    0 No         124
  112                      0                    0 No          99
  114                      0                    0 No          79
  117                      0                    0 No         105
  128                      0                    0 No         136
  135                      0                    0 N/A        186
  139                      0                    0 No          81

Annex B Footnotes

Lembi Portfolio	Consists of five cross-collateralized mortgage loans identified on Annex A-1 as Trophy Properties Portfolio, Prime Apartment Properties Portfolio, 2238 Hyde Street, 737 Pine Street and 325 9th Avenue.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C-1

PRICE/YIELD TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C-2

DECREMENT TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                   OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
February 2008 .....................      85       85        85        85         85
February 2009 .....................      68       68        68        68         68
February 2010 .....................      49       49        49        49         49
February 2011 .....................      23       23        23        23         23
February 2012 and thereafter ......       0        0         0         0          0
Weighted Average Life (in years)...    2.73     2.72      2.72      2.72       2.72

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                   OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
February 2008 .....................     100      100       100       100        100
February 2009 .....................     100      100       100       100        100
February 2010 .....................     100      100       100       100        100
February 2011 .....................     100      100       100       100        100
February 2012 and thereafter ......       0        0         0         0          0
Weighted Average Life (in years)...    4.78     4.78      4.76      4.74       4.54

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                   OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
February 2008 .....................     100      100       100       100        100
February 2009 .....................     100      100       100       100        100
February 2010 .....................     100      100       100       100        100
February 2011 .....................     100      100       100       100        100
February 2012 .....................     100      100       100       100        100
February 2013 .....................     100      100       100       100        100
February 2014 and thereafter ......       0        0         0         0          0
Weighted Average Life (in years)...    6.88     6.84      6.80      6.73       6.40

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                   OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
February 2008 .....................     100      100       100       100        100
February 2009 .....................     100      100       100       100        100
February 2010 .....................     100      100       100       100        100
February 2011 .....................     100      100       100       100        100
February 2012 .....................      98       98        98        98         98
February 2013 .....................      79       79        79        79         79
February 2014 .....................      58       58        58        58         58
February 2015 .....................      36       27        19        10          1
February 2016 .....................      13        0         0         0          0
February 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in years)...    7.32     7.12      6.99      6.89       6.70

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................     100       100       100       100       100
February 2013......................     100       100       100       100       100
February 2014......................     100       100       100       100       100
February 2015......................     100       100       100       100       100
February 2016......................     100       100        99        98        98
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    9.84      9.80      9.75      9.68      9.46

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................      45        45        45        45        45
February 2013......................      45        45        45        45        45
February 2014......................      45        45        45        45        45
February 2015......................      45        45        45        45        45
February 2016......................      44        44        44        44        44
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    7.05      7.04      7.02      7.01      6.82

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................     100       100       100       100       100
February 2013......................     100       100       100       100       100
February 2014......................     100       100       100       100       100
February 2015......................     100       100       100       100       100
February 2016......................     100       100       100       100       100
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    9.88      9.88      9.88      9.88      9.63

                                                                     ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................     100       100       100       100       100
February 2013......................     100       100       100       100       100
February 2014......................     100       100       100       100       100
February 2015......................     100       100       100       100       100
February 2016......................     100       100       100       100       100
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    9.88      9.88      9.88      9.88      9.66

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................     100       100       100       100       100
February 2013......................     100       100       100       100       100
February 2014......................     100       100       100       100       100
February 2015......................     100       100       100       100       100
February 2016......................     100       100       100       100       100
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    9.88      9.88      9.88      9.88      9.72

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................     100       100       100       100       100
February 2013......................     100       100       100       100       100
February 2014......................     100       100       100       100       100
February 2015......................     100       100       100       100       100
February 2016......................     100       100       100       100       100
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    9.88      9.88      9.88      9.88      9.75

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
February 2008......................     100       100       100       100       100
February 2009......................     100       100       100       100       100
February 2010......................     100       100       100       100       100
February 2011......................     100       100       100       100       100
February 2012......................     100       100       100       100       100
February 2013......................     100       100       100       100       100
February 2014......................     100       100       100       100       100
February 2015......................     100       100       100       100       100
February 2016......................     100       100       100       100       100
February 2017 and thereafter.......       0         0         0         0         0
Weighted Average Life (in years)...    9.88      9.88      9.88      9.88      9.80

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%      100%
February 2008 .....................     100      100       100       100       100
February 2009 .....................     100      100       100       100       100
February 2010 .....................     100      100       100       100       100
February 2011 .....................     100      100       100       100       100
February 2012 .....................     100      100       100       100       100
February 2013 .....................     100      100       100       100       100
February 2014 .....................     100      100       100       100       100
February 2015 .....................     100      100       100       100       100
February 2016 .....................     100      100       100       100       100
February 2017 and thereafter ......       0        0         0         0         0
Weighted Average Life (in years)...    9.88     9.88      9.88      9.88      9.80

                                                                    ANNEX C-2-13

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%      100%
February 2008 .....................     100      100       100       100       100
February 2009 .....................     100      100       100       100       100
February 2010 .....................     100      100       100       100       100
February 2011 .....................     100      100       100       100       100
February 2012 .....................     100      100       100       100       100
February 2013 .....................     100      100       100       100       100
February 2014 .....................     100      100       100       100       100
February 2015 .....................     100      100       100       100       100
February 2016 .....................     100      100       100       100       100
February 2017 and thereafter ......       0        0         0         0         0
Weighted Average Life (in years)...    9.88     9.88      9.88      9.88      9.80

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

Administrator:

Nick Xeros 312.904.0708
nick.xeros@abnamro.com

Issue Id: SAMPLUBS

Monthly Data File Name: SAMPLUBS_200703_3.ZIP

                                 ABN AMRO ACCT:
                      REPORTING PACKAGE TABLE OF CONTENTS

                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

Analyst:

Patrick Gong 714.259.6253
patrick.gong@abnamro.com

Closing Date:

First Payment Date: 16-Mar-2007

Rated Final Payment Date:

Determination Date:

                            Trust Collection Period

                           PARTIES TO THE TRANSACTION

              Depositor: Structured Asset Securities Corporation II

                  Master Servicer: KeyBank National Association

          Rating Agency: Fitch, Inc./Standard & Poor's Rating Services

                  Special Servicer: Midland Loan Services, Inc.

    Underwriter: Lehman Brothers Inc./UBS Global Asset Management (US) Inc./
                         Wachovia Capital Markets, LLC

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                                                www.etrustee.net

LaSalle Factor Line                                                 800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:

                                                                                                         PASS-THROUGH
CLASS     ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST       RATE
CUSIP  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT  Next Rate(3)
-----  --------------  -------  ---------  ------------  ------------  -------  -----------  ----------  ------------

Total
                                                         Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
       Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest
       Payment (3) Estimated.

*      Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:   16-Mar-07
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     16-Mar-07
                                               SERIES 2007-C1                   Prior Payment:          N/A
                                                                                Next Payment:     17-Apr-07
                                                                                Record Date:      28-Feb-07

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
                                                                            ----
Total                                                                       0.00
                                                                            ----
UNSCHEDULED INTEREST:
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
                                                                            ----
Total                                                                       0.00
                                                                            ----
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
                                                                            ----
Total Unscheduled Fees & Expenses                                           0.00
                                                                            ----
Total Interest Due Trust                                                    0.00
                                                                            ----
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
                                                                            ----
Total                                                                       0.00
                                                                            ----

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
                                                                            ----
Scheduled Principal                                                         0.00
                                                                            ----
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
                                                                            ----
Total Unscheduled Principal                                                 0.00
                                                                            ----
Remittance Principal                                                        0.00
                                                                            ----
Remittance P&I Due Trust                                                    0.00
                                                                            ----
Remittance P&I Due Certs                                                    0.00
                                                                            ----

                              POOL BALANCE SUMMARY

                                                                 Balance   Count
                                                                 -------   -----
Beginning Pool                                                      0.00       0
Scheduled Principal                                                 0.00       0
Unscheduled Principal                                               0.00       0
Deferred Interest                                                   0.00
Liquidations                                                        0.00       0
Repurchases                                                         0.00       0
                                                                    ----     ---
Ending Pool                                                         0.00       0
                                                                    ----     ---

                            SERVICING ADVANCE SUMMARY

                                                                          Amount
                                                                          ------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
                                                                            ----
Total Servicing Fees                                                        0.00
                                                                            ----

                               CAP LEASE ACCRETION

Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00

                                  PPIS SUMMARY

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
                                                                            ----
PPIS Reducing Scheduled Interest                                            0.00
                                                                            ----
PPIS Reducing Servicing Fee                                                 0.00
                                                                            ----
PPIS Due Certificate                                                        0.00
                                                                            ----

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                                                            Principal   Interest
                                                            ---------   --------
Prior Outstanding                                                0.00       0.00
Plus Current Period                                              0.00       0.00
Less Recovered                                                   0.00       0.00
Less Non Recovered                                               0.00       0.00
Ending Outstanding                                               0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total       Total
        -------------   Opening   Pass-Through   Certificate    Interest    Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-----   ------   ----   -------   ------------   -----------   ---------   ----------

                                    Current     Remaining             Credit
        Distributable   Interest     Period    Outstanding            Support
         Certificate    Payment    Shortfall     Interest    ----------------------
Class      Interest      Amount     Recovery    Shorfalls    Original   Current (1)
-----   -------------   --------   ---------   -----------   --------   -----------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:   16-Mar-07
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     16-Mar-07
                                               SERIES 2007-C1                   Prior Payment:          N/A
                                                                                Next Payment:     17-Apr-07
                                                                                Record Date:      28-Feb-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                            Additions
                              --------------------------------------------------------------------
                                                Interest
          Prior     Current                     Accrual                                   Other
        Interest   Interest   Prior Interest    on Prior   Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   Shortfall    Premiums    Maintenance   Proceeds (1)
-----   --------   --------   --------------   ---------   ----------   -----------   ------------

                       Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable   Accretion      Interest      Certificate     Payment
Class      PPIS      Interest    Loss Expense      Interest      Amount
-----   ---------   ----------   ------------   -------------   --------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                          Delinquency Aging Categories
              ------------------------------------------------------------------------------------
Distribution   Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months    Foreclosure          REO
    Date
                 #    Balance     #    Balance     #     Balance     #    Balance     #    Balance
------------  ------  -------  ------  -------  ------  --------  ------  -------  ------  -------

                  0     0.00       0     0.00       0        0        0     0.00       0     0.00
  6/16/2006
               0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%    0.00%   0.00%    0.00%

                  0     0.00       0     0.00       0        0        0     0.00       0     0.00
  3/17/2006
               0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%    0.00%   0.00%    0.00%

                  0     0.00       0     0.00       0        0        0     0.00       0     0.00
  2/17/2006
               0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%    0.00%   0.00%    0.00%

                          Special Event Categories (1)
              ----------------------------------------------------
Distribution   Modifications   Specially Serviced     Bankruptcy
    Date
                 #    Balance     #      Balance      #    Balance
------------  ------  -------  -------  ---------  ------  -------

                  0     0.00        0      0.00        0     0.00
  6/16/2006
               0.00%    0.00%    0.00%     0.00%    0.00%    0.00%

                  0     0.00        0      0.00        0     0.00
  3/17/2006
               0.00%    0.00%    0.00%     0.00%    0.00%    0.00%

                  0     0.00        0      0.00        0     0.00
  2/17/2006
               0.00%    0.00%    0.00%     0.00%    0.00%    0.00%

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

Distribution  Ending Pool (1)    Payoffs (2)       Penalties    Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
    Date
                 #    Balance     #    Balance     #    Amount      #       Balance       #     Balance     #       Amount
------------  ------  -------  ------  -------  ------  ------  --------  -----------  ------  --------  ------  -----------

 16-Jun-06       1       1         0        0      0       0         0           0         0        0        0         0
                                0.00%    0.00%                    0.00%       0.00%     0.00%    0.00%    0.00%     0.00%

 17-Mar-06       1       1         0        0      0       0         0           0         0        0        0         0
                                0.00%    0.00%                    0.00%       0.00%     0.00%    0.00%    0.00%     0.00%

 17-Feb-06       1       1         0        0      0       0         0           0         0        0        0         0
                                0.00%    0.00%                    0.00%       0.00%     0.00%    0.00%    0.00%     0.00%

Distribution  Remaining Term  Curr Weighted Avg.
    Date
               Life    Amort   Coupon    Remit
------------  ------  ------  -------  ---------

 16-Jun-06       0              0.00%    0.00%

 17-Mar-06       0              0.00%    0.00%

 17-Feb-06       0              0.00%    0.00%

(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                               Weighted Average
   Current Scheduled       # of     Scheduled      % of    ----------------------
        Balance           Loans      Balance      Balance  Term  Coupon  PFY DSCR
------------------------  -----  ---------------  -------  ----  ------  --------

                           ---   --------------    ----
                             0                0    0.00%
                           ---   --------------    ----
Average Schedule Balance                      0
Maximum Schedule Balance         (9,999,999,999)
Minimum Schedule Balance          9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                               Weighted Average
    Fully Amortizing      # of      Scheduled      % of    ----------------------
     Mortgage Loans       Loans      Balance      Balance  Term  Coupon  PFY DSCR
------------------------  -----  ---------------  -------  ----  ------  --------

                           ---              ---    -----
                             0                0    0.00%
                           ---              ---    -----

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                               Weighted Average
     Current Mortgage     # of      Scheduled       % of   ----------------------
       Interest Rate      Loans      Balance      Balance  Term  Coupon  PFY DSCR
------------------------  -----  ---------------  -------  ----  ------  --------

                           ---        ---------    -----
                             0                0    0.00%
                           ---        ---------    -----
Minimum Mortgage
Interest Rate                         ,900.000%
Maximum Mortgage
Interest Rate                         ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                               Weighted Average
        Balloon           # of      Scheduled      % of    ----------------------
     Mortgage Loans       Loans      Balance      Balance  Term  Coupon  PFY DSCR
------------------------  -----  ---------------  -------  ----  ------  --------

                           ---              ---    -----
                             0                0    0.00%
                           ---              ---    -----

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------   -----   ---------   -------   ----   ---   --------

                  ---       ---        ----
                    0         0        0.00%
                  ---       ---        ----

Maximum DSCR   0.000
Minimum DSCR   0.000

                         DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------   -----   ---------   -------   ----   ---   --------

                  ---       ---        ----
                    0         0        0.00%
                  ---       ---        ----

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

  Geographic      # of   Scheduled     % of
   Location      Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------   -----   ---------   -------   ----   ---   --------

                  ---       ---        ----
                    0         0        0.00%
                  ---       ---        ----

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                     # of   Scheduled     % of
Property Types      Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------   -----   ---------   -------   ----   ---   --------

                     ---       ---        ----
                       0         0        0.00%
                     ---       ---        ----

                       DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------   -----   ---------   -------   ----   ---   --------

                     ---       ---        ----
                       0         0        0.00%
                     ---       ---        ----

                         DISTRIBUTION OF LOAN SEASONING

                     # of   Scheduled    % of
Number of Months    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------   -----   ---------   -------   ----   ---   --------

                     ---       ---        ----
                       0         0        0.00%
                     ---       ---        ----

                      DISTRIBUTION OF YEAR LOANS MATURING

                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-----------------   -----   ---------   -------   ----   -----   --------
       2007            0         0        0.00%     0    0.00%     0.00
       2008            0         0        0.00%     0    0.00%     0.00
       2009            0         0        0.00%     0    0.00%     0.00
       2010            0         0        0.00%     0    0.00%     0.00
       2011            0         0        0.00%     0    0.00%     0.00
       2012            0         0        0.00%     0    0.00%     0.00
       2013            0         0        0.00%     0    0.00%     0.00
       2014            0         0        0.00%     0    0.00%     0.00
       2015            0         0        0.00%     0    0.00%     0.00
       2016            0         0        0.00%     0    0.00%     0.00
       2017            0         0        0.00%     0    0.00%     0.00
  2018 & Greater       0         0        0.00%     0    0.00%     0.00
                     ---       ---        ----
                       0         0        0.00%
                     ---       ---        ----

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

            Paid               Outstanding  Out. Property                  Special
Disclosure  Thru  Current P&I      P&I        Protection   Loan Status     Servicer    Foreclosure  Bankruptcy   REO
 Control #  Date    Advance     Advances**     Advances      Code (1)   Transfer Date      Date        Date     Date
----------  ----  -----------  -----------  -------------  -----------  -------------  -----------  ----------  ----

TOTAL

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
----------  -----  --------  --------  ----  ---------  --------  ---------  ----  ---------  ----------  ----------  --------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:

A.   In Grace Period

B.   Late Payment but < 1 month delinq

1.   Delinquent 1 month

2.   Delinquent 2 months

3.   Delinquent 3+ months

4.   Performing Matured Balloon

5.   Non Performing Matured Ballon

7.   Foreclosure

9.   REO

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross     as a % of      Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
------  ----------  ---------  ---------  ---------  --------  --------------  -----------  -----------  --------------  --------

CURRENT TOTAL
CUMULATIVE

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                               Interest
                                                                                              (Shortages)/
                       Beginning                    Prior Realized    Amounts Covered by   Excesses applied
                    Balance of the    Aggregate    Loss Applied to  Overcollateralization    to Realized
Prospectus              Loan at     Realized Loss    Certificates      and other Credit         Losses
    ID      Period    Liquidation     on Loans            A                   B                    C
----------  ------  --------------  -------------  ---------------  ---------------------  ----------------

CUMULATIVE

                                        Additional
                 Modification         (Recoveries)/                                               (Recoveries)/
            Adjustments/Appraisal  Expenses applied to  Current Realized Loss  Recoveries of     Realized Losses
Prospectus   Reduction Adjustment    Realized Losses         Applied to        Realized Loss       Applied to
    ID                D                     E               Certificates *      paid as Cash  Certificate Interest
----------  ---------------------  -------------------  ---------------------  -------------  --------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date    Life              Type     Location   DSCR  Value  Date
----------  ---------  ---------  ------  -----------  ----  ----  --------  ----            --------  ----------  ----  -----  ----

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                       Description
----------   ---------   --------   --------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
----------   ------   -------   ----------   ------   -------   ----------   --------   --------   ----------

                                CURRENT
                                CUMULATIVE

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                        Loan         Balance                             Remaining
Disclosure  Servicing   Status  ----------------             Maturity  -------------
Control #   Xfer Date  Code(1)  Schedule  Actual  Note Rate    Date    Life
----------  ---------  -------  --------  ------  ---------  --------  ----

Disclosure  Property    Geo.                              NOI
Control #     Type    Location     NOI        DSCR       Date
----------  --------  --------  ---------  ---------  ---------

                                Not Avail  Not Avail  Not Avail

(1)  Legend:

A.   P&I Adv - in Grace Period

B.   P&I Adv - < one month delinq

1.   P&I Adv - delinquent 1 month

2.   P&I Adv - delinquent 2 months

3.   P&I Adv - delinquent 3+ months

4.   Mat. Balloon/Assumed P&I

5.   Non Performing Mat. Balloon

7.   Foreclosure

9.   REO

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure  Resolution
 Control #   Strategy   Comments
----------  ----------  --------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ---------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P      FITCH   MOODY'S   S&P
-----   -----   -----   -------   ---      -----   -------   ---

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO OMITTED]    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1      Statement Date:  16-Mar-07
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:    16-Mar-07
                                                    SERIES 2007-C1                   Prior Payment:          N/A
                                                                                      Next Payment:    17-Apr-07
                                                                                       Record Date:    28-Feb-07

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E

REFERENCE RATE SCHEDULE

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX F

CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class X-CP, Class X-W, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including February 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis.

Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including February 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS07C1.xls.’’ The spreadsheet file ‘‘LBUBS07C1.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)     Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

$3,457,895,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2007-C1

Commercial Mortgage Pass-Through
Certificates, Series 2007-C1

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E,
Class F, Class X-CP and Class X-W

FREE WRITING PROSPECTUS

UBS GLOBAL ASSET MANAGEMENT

LEHMAN BROTHERS

WACHOVIA SECURITIES

February 8, 2007